Filed pursuant to Rule 424(b)(3)

File No. 333-287135

Dated August 27, 2026

PROSPECTUS

Origin Real Estate Credit Fund

Class A Shares

Class E Shares

Class I Shares

Class O Shares

The Fund. Origin Real Estate Credit Fund (formerly, Origin Real Estate Credit Interval Fund) (the “Fund”) is a newly organized Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund operates as an interval fund pursuant to Rule 23c-3 under the Investment Company Act and has adopted a fundamental policy to make quarterly offers to repurchase between 5% and 25% of its outstanding shares of beneficial interest (“Shares”) at the applicable net asset value (“NAV”) per Share. The Fund intends to continue to qualify and elect to be treated as a real estate investment trust for U.S. federal income tax purposes (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

Investment Objectives. The Fund’s primary investment objectives are to maximize current income and preserve investor capital, with a secondary focus on long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objectives.

Principal Investment Strategies. The Fund concentrates its investments (i.e., invests more than 25% of its assets) in the real estate industry. The Fund pursues its investment objectives by investing in a portfolio of commercial multifamily real estate-related investments. “Commercial multifamily real estate-related investments” in this context refers to investments related to multifamily residential real estate that is commercially owned, financed and managed, and considered to be a type of commercial real estate. Multifamily real estate may include, among other things, professionally-managed multifamily properties or one or more tracts of land to support new homebuilding construction for multifamily units, which may include secondary retail and office space and certain amenities, such as parking garages, clubhouses and common areas. The Fund executes its investment strategy primarily by seeking to invest opportunistically in a portfolio of investments across the following primary asset classes:

●	Commercial real estate-related loans and other debt investments (including, but not limited to, first lien senior secured loans, second lien and subordinated mortgage loans, unitranche loans, mezzanine or unsecured loans, loan participations, mortgage whole loans, and direct lending opportunities);

●	Commercial real estate-related equity securities, including, but not limited to, preferred equity issued by REITs and securities issued by real estate operating companies (“REOCs”); and

●	Other real estate-related structured and securitized investments (including, but not limited to, mortgage-backed securities (“MBS”) of any kind, including commercial mortgage-backed securities (“CMBS”), agency CMBS such as “B-Piece Certificates” in Federal Home Loan Mortgage Corporation (“Freddie Mac”) securitizations, single-asset/single-borrower transactions (“SASBs”), commercial real estate collateralized loan obligations (“CRE CLOs”) and multifamily structured credit risk notes (“MSCR Notes”));

The Fund’s investment adviser has broad discretion to allocate the Fund’s assets among the above-noted primary asset classes, and other real estate-related assets. There is no maximum or minimum percentage of the Fund’s assets that may be allocated to any asset class. The primary category of commercial real estate underlying the Fund’s investments will be multifamily properties, however, other categories of commercial real estate may include industrial, mixed use, hospitality, office, and retail.

The Fund seeks to create and maintain a portfolio of investments that generate a low volatility income stream of attractive cash distributions, consistent with its primary objectives to maximize current income and preserve investor capital. There is no guarantee that the Fund will achieve such results.

Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in commercial real estate, the securities of real estate and real estate-related issuers, and real estate-related loans or other real estate-related debt securities. For this purpose, real estate-related companies are those that derive at least 50% of their revenues or profits from the ownership, construction, management, financing or sale of real estate, or have at least 50% of the fair market value of their assets invested in real estate.

The Fund’s 80% investment policy may be changed by the Fund’s Board of Trustees (the “Board”) without shareholder approval. Holders of Shares (“Shareholders” or each, a “Shareholder”) will, however, receive at least 60 days’ prior notice of any change to the Fund’s 80% investment policy. The Fund may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are referred to as “high yield” securities and “junk bonds,” have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. There are no limits on the Fund’s investments in below investment grade securities. In connection with making its investments, the Fund and its Shareholders will be subject to a number of fees and expenses.

Investment Adviser. Origin Credit Advisers, LLC serves as the Fund’s investment adviser (“Origin” or the “Adviser”). Origin is an investment adviser registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Adviser is responsible for overseeing the management of the Fund’s activities, including investment strategies, asset allocation, leverage limitations, reporting requirements and other guidelines, in addition to the general monitoring of the Fund’s portfolio, subject to the oversight of the Board, as described in further detail below. See “Management of the Fund” for more information about the Adviser.

The Offering.

Total Offering(1)(2)

	Public Offering Price(3)	Maximum Sales Charge (Load)(3)	Proceeds to Fund(4)
Per Class A Share	Current NAV, plus sales load 5.75%	5.75%	Amount invested at current NAV, less sales load

Per Class E Share	Current NAV	None	Amount invested at current NAV

Per Class I Share	Current NAV	None	Amount invested at current NAV

Per Class O Share	Current NAV	None	Amount invested at current NAV

(1)	Shares will be offered on a continuous, best efforts basis, at a price equal to the Fund’s NAV per share, plus sales charge, where applicable, as of the date that the request to purchase the Shares is received and accepted by or on behalf of the Fund.
(2)	Ultimus Fund Distributors, LLC (the “Distributor”) acts as the principal underwriter of the Fund’s Shares on a best efforts basis. The Shares are being offered through the Distributor and may also be offered through other brokers, dealers or other U.S. institutions (including banks, trust companies and investment advisers) (each, a “Financial Intermediary” and collectively, “Financial Intermediaries”) that have entered into selling agreements with the Distributor. The Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into selling agreements with the Distributor) from time to time in connection with the distribution of Shares and/or shareholder services. These payments will be made out of the Adviser’s and/or affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. See “DISTRIBUTOR.”
(3)	Class E Shares, Class I Shares and Class O Shares are not subject to a sales load at any time during the offering. Investments in Class A Shares of the Fund are sold subject to a sales charge of up to 5.75% of the subscription amount. For some investors, the sales charge may be waived or reduced. The full amount of the sales charge may be reallowed to brokers or dealers participating in the offering. Your Financial Intermediary may impose additional charges when you purchase Shares of the Fund. See “PROSPECTUS SUMMARY—The Offering.”
(4)	Offering and organizational expenses incurred prior to the Fund commencing its public offering of Shares were approximately $346,334. See “MANAGEMENT OF THE FUND—Organization and Offering Costs.”

This prospectus (the “Prospectus”) applies to the offering of four separate classes of Shares in the Fund, designated as Class A Shares, Class E Shares, Class I Shares and Class O Shares. The Fund has recieved an exemptive order from the SEC with respect to the Fund's multi-class structure.

Shares will be distributed by the Fund’s principal underwriter, Ultimus Fund Distributors, LLC (the “Distributor”) on a best efforts basis. The Shares will be offered for sale on a continuous basis at the NAV per Share calculated on each regular business day, which is any day the New York Stock Exchange is open for business. No Shareholder will have the right to require the Fund to redeem its Shares. The Fund and the Distributor each reserves the right, in its sole discretion, to suspend the offering of Shares or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund for any reason.

Interval Fund/Repurchase Offers. Shareholders will not have the right to redeem their Shares. However, as described below, in order to provide some liquidity to Shareholders, the Fund has elected to implement a quarterly repurchase mechanism. Pursuant to Rule 23c-3 under the Investment Company Act, the Fund intends to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at the applicable NAV per Share, reduced by any applicable repurchase fee. Subject to applicable law and approval of the Board, for each quarterly repurchase offer the Fund currently expects to offer to repurchase 5% of the Fund’s then outstanding Shares at the then applicable NAV per Share, reduced by any applicable repurchase fee. Written notification of each quarterly repurchase offer will be sent to Shareholders at least twenty-one (21) and no more than forty-two (42) days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). The date on which the Fund’s NAV applicable to a repurchase offer is calculated will occur no later than fourteen (14) days after the Repurchase Request Deadline (or the next business day if the fourteenth calendar day is not a business day). If a repurchase offer is oversubscribed, Shareholders may only be able to have a portion of their Shares repurchased. There is no assurance that you will be able to tender your Shares when or in the amount that you desire. The Fund will make its first repurchase offer no later than two quarters after the registration statement is declared effective. See “Quarterly Repurchase Offers” and “Risk Factors—Repurchase Offers Risk” in the Prospectus and “Fundamental Policies” in the Fund’s statement of additional information (the “SAI”). For a discussion of these tax consequences, see “U.S. Federal Income Tax Considerations” below and in the SAI.

Leverage. In pursuing the Fund’s investment objectives, the Fund will seek to enhance returns through the use of leverage. The Fund primarily intends to enter into financing transactions using reverse repurchase agreements, but it may also enter into credit agreements and other loan transactions with financial institutions such as banks. Under the Investment Company Act, the Fund’s aggregate amount of indebtedness, regardless of the form it takes, is limited to up to 33⅓% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such indebtedness) immediately after entering into any type of financing transaction. Leverage magnifies volatility and will decrease the Fund’s return if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The Fund’s leverage strategy may not work as planned or achieve its goal. See “Risk Factors—Reverse Repurchase Agreements Risk”, “Investment Objectives, Policies and Strategies—Leverage” and “Risk Factors—Leverage Limitations under the Investment Company Act” in the Prospectus.

Risks. The Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is subject to, among others, the following risks:

●	Shares are not listed on any securities exchange and it is not anticipated that a secondary market for Shares will develop.

●	You should generally not expect to be able to sell your Shares (other than through the repurchase offer process), regardless of how the Fund performs.

●	Although the Fund will implement a Share repurchase program, only a limited number of Shares will be eligible for repurchase by the Fund.

●	Although the Fund will implement a Share repurchase program, Shares will not be redeemable at a Shareholder’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares.

●	Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

●	Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.

●	All or a portion of an annual distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net investment income.

●	There is no assurance that the Fund will be able to maintain a certain level of distributions to Shareholders.

●	The Fund has limited operating history.

There can be no assurance the Fund will achieve its investment objectives. Investing in the Fund involves a high degree of risk, including the risk that investors could lose of some or all of their investment. Before buying any of the Fund’s Shares, you should read the discussion of the principal risks of investing in the Fund. See “Risk Factors” beginning on page 51.

This Prospectus provides the information that a prospective investor should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the SAI dated August 27, 2026 has been filed with the SEC. You may request a copy of the Fund’s SAI and annual and semi-annual reports or other information about the Fund without charge by visiting https://origincreditadvisers.com/private-credit/, writing the Fund at c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, OH 45246 or by calling toll-free (833) 446-9060 or by email to Fulfillment@ultimusfundsolutions.com. The SAI is incorporated by reference into this Prospectus in its entirety. You can view information about the Fund, including the SAI and other material incorporated by reference into the Fund’s registration statement on the SEC’s website at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

You should not construe the contents of this Prospectus and the SAI as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Prospectus and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below.

Unless you specifically request paper copies of the Fund’s shareholder reports from the Fund or from your Financial Intermediary, such reports will be made available on the Fund’s website https://origincreditadvisers.com/private-credit/, and you will be notified by mail each time a report is posted and provided with a website link to access the report. You can request to receive Fund reports in paper free of charge by contacting the Fund, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, OH 45246 or by calling toll-free (833) 446-9060 or by email to Fulfillment@ultimusfundsolutions.com. Your election to receive reports in paper will apply to all funds held with your Financial Intermediary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Origin Real Estate Credit Fund

(formerly, Origin Real Estate Credit Interval Fund)
Dated August 27, 2026

-i-

Prospectus Summary

This summary does not contain all of the information that you should consider before investing in the shares offered pursuant to this prospectus (the “Prospectus”). Before investing, you should review the more detailed information contained or incorporated by reference in this Prospectus and in the statement of additional information (“SAI”), particularly the information set forth under the heading “RISK FACTORS.”

The Fund and the Shares	Origin Real Estate Credit Fund (formerly, Origin Real Estate Credit Interval Fund) (the “Fund”) is a newly organized Delaware statutory trust, organized under an Agreement and Declaration of Trust dated March 31, 2025. The Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end management investment company. The Fund operates as an interval fund pursuant to Rule 23c-3 under the Investment Company Act (“Rule 23c-3”).

The Fund is non-diversified, which means that under the Investment Company Act, it is not limited in the percentage of its assets that it may invest in any single issuer of securities. The Fund intends to continue to qualify and elect to be treated as a real estate investment trust for U.S. federal income tax purposes (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund intends to offer four separate classes (each, a “Class”) of shares of beneficial interest (“Shares”) designated as Class A Shares, Class E Shares, Class I Shares and Class O Shares. Each Class of Shares is subject to different fees and expenses. The Fund has received an exemptive order with respect to the Fund's multi-class structure. The Fund may offer additional Classes of Shares in the future.

The Reorganization	Prior to the commencement of the Fund’s operations and the public offering of Shares, the Fund offered Class O Shares in a private offering (the “Private Offering”) available only to accredited investors in reliance on an exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Prior to the Private Offering, Origin Multifamily Credit Fund, LLC (“MCF”), OSCF Aggregator, LLC and Origin Strategic Credit Fund, LLC (“SCF”), each, a private fund relying on an exemption from registration under section 3(c)(7) of the Investment Company Act (the “Predecessor Funds”), merged with and transferred all of their portfolio securities to the Fund and the Predecessor Funds ceased operations (the “Reorganization”). SCF was the accounting survivor of the Reorganization.

Each of the Predecessor Funds had investment objectives, investment strategies and investment policies, guidelines and restrictions that were, in all material respects, equivalent to those of the Fund. The day-to-day operations of each of the Predecessor Funds was managed by its respective managing member or general partner, which, in turn, delegated investment management responsibilities and decisions to Origin Credit Advisers, LLC (“OCA” or the “Adviser”), a Delaware limited liability company and SEC-registered investment adviser, as implemented by Thomas Briney, President and Chief Investment Officer of OCA. OCA serves as investment adviser to the Fund and Mr. Briney serves as the Fund’s portfolio manager.

Investment Objectives and Policies	The Fund’s primary investment objectives are to maximize current income and preserve investor capital, with a secondary focus on long-term capital appreciation. The Fund’s investment objectives are non-fundamental and may be changed by the Board of Trustees of the Fund (the “Board,” with each member of the Board referred to individually as a “Trustee”) without approval of the holders of the Fund’s Shares (“Shareholders”). Shareholders will, however, receive at least 60 days’ prior notice of any change to the Fund’s investment objectives. There can be no assurance the Fund will achieve its investment objectives.

Investment Strategies	The Fund concentrates its investments (i.e., invests more than 25% of its assets) in the real estate industry. The Fund pursues its investment objectives by investing in a portfolio of commercial multifamily real estate-related investments. “Commercial multifamily real estate-related investments” in this context refers to investments related to multifamily residential real estate that is commercially owned, financed and managed, and considered to be a type of commercial real estate. Multifamily real estate may include, among other things, professionally-managed multifamily properties or one or more tracts of land to support new homebuilding construction for multifamily units, which may include secondary retail and office space and certain amenities, such as parking garages, clubhouses and common areas. The Fund executes its investment strategy primarily by seeking to invest opportunistically in a portfolio of investments across the following primary asset classes:

●	Commercial real estate-related loans and other debt investments (including, but not limited to, first lien senior secured loans, subordinated mortgage loans, unitranche loans, mezzanine or unsecured loans, loan participations, mortgage whole loans, and direct lending opportunities);

●	Commercial real estate-related equity securities, including, but not limited to, preferred equity issued by REITs and securities of real estate operating companies (“REOCs”);

●	Other real estate-related structured and securitized investments (including, but not limited to, mortgage-backed securities (“MBS”) of any kind, including commercial mortgage-backed securities (“CMBS”), agency CMBS such as “B-Piece Certificates” in Federal Home Loan Mortgage Corporation (“Freddie Mac”) securitizations, single-asset/single-borrower transactions (“SASBs”), commercial real estate collateralized loan obligations (“CRE CLOs”) and multifamily structured credit risk notes (“MSCR Notes”)).

The Adviser has broad discretion to allocate the Fund’s assets among the above-noted primary asset classes, and other real estate-related assets. There is no maximum or minimum percentage of the Fund’s assets that may be allocated to any asset class. The primary category of commercial real estate underlying the Fund’s investments will be multifamily properties, however, other categories of commercial real estate may include industrial, mixed-use, hospitality, office and retail.

The Fund seeks to create and maintain a portfolio of investments that generate a low volatility income stream of attractive cash distributions, consistent with its primary objectives to maximize current income and preserve investor capital.

Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in commercial real estate, the securities of real estate and real estate-related issuers, and real estate-related loans or other real estate-related debt securities. For this purpose, real estate-related companies are those that derive at least 50% of their revenues or profits from the ownership, construction, management, financing or sale of real estate, or have at least 50% of the fair market value of their assets invested in real estate.

The Fund’s 80% investment policy may be changed by the Board without Shareholder approval. Shareholders will, however, receive at least 60 days’ prior notice of any change to the Fund’s 80% investment policy.

The sub-categories of investments within the Fund’s primary asset classes may include the following:

Commercial Real Estate-Related Loans and Other Debt Investments

●	Senior Mortgage Loans: The Fund may originate and selectively acquire senior mortgage loans which generally are loans secured by a first mortgage lien on a commercial multifamily property. In some cases, first lien mortgages may be divided into an “A-Note” and a “B-Note.” The A-Note typically is a privately negotiated loan that is secured by a first mortgage on multifamily properties that is senior to a B-Note secured by the same first mortgage property.

●	Second Lien and Subordinated Mortgage Loans: The Fund may invest in structurally subordinated (i.e., lower-ranking) first mortgage loans on multifamily properties, secured subordinated loans, including second and lower lien loans, junior participations in first mortgage loans or participations in those assets, each of which rank below senior secured loans in the priority of collateral claims. As noted above, a B-Note typically is a privately negotiated loan that is secured by a first mortgage on a multifamily property and is subordinated to an A-Note secured by the same first mortgage property. The subordination of a B-Note or junior participation often is evidenced by participation or intercreditor agreements with other holders of interests in the note. B-Notes are subject to enhanced credit risk with respect to the underlying mortgage collateral as compared to the corresponding A-Note.

●	Mezzanine or Unsecured Loans: Unlike conventional mortgage loans, many mezzanine loans are not secured by a mortgage on the underlying real property but rather by a pledge of equity interests (such as a partnership or limited liability company membership) in the property owner or another company in the ownership structure that has control over the property. Generally, mezzanine loans may be more highly leveraged than other types of loans and, like B Notes, are subordinate in the capital structure of the borrower. Therefore, in a liquidation, these loans generally are junior to any mortgage liens on the underlying property, but senior to any preferred equity or common equity interests in the entity that owns the property. Investor rights typically are governed by intercreditor agreements.

●	Unitranche Loans: Unitranche loans are secured loans that combine both senior and subordinated debt into one tranche of debt, generally in a first lien position.

●	Loan Participations: For certain select real estate-related loans, including investments in first mortgage loans, subordinate mortgage loans, mezzanine loans, and other commercial real estate related loans, the Fund may enter into participation, intercreditor or other similar agreements, potentially in a subordinate position (i.e., lower-ranking) to other participants in a syndicated lending structure. Syndicated loans are typically underwritten and syndicated by large commercial and investment banks. These loans may be recently originated by such banks pursuant to the originating bank’s, or lead arranger’s, underwriting standards applicable to borrowers at the time of issuance. The Fund may purchase syndicated loans either in the primary market in connection with their syndication or in the secondary market.

●	Mortgage Whole Loans: A mortgage whole loan is a single mortgage loan issued to a particular borrower and is not securitized. Mortgage whole loans may include loans on residential properties such as one to four family dwellings and on commercial properties such as office buildings, shopping centers and other retail properties, hotels and apartment buildings.

●	Direct Lending Opportunities: The Fund may also invest in direct lending opportunities, such as privately originated, first lien senior secured and unitranche loans, second lien loans, mezzanine or unsecured debt, other forms of junior or subordinated debt, preferred equity, warrants and common equity related to a credit investment. A privately originated loan is a loan that the Fund sources directly from a borrower or private equity sponsor and lends directly to the borrower. This is distinct from a syndicated loan, which is generally underwritten by a bank and then syndicated, or sold, in several pieces to a large group of other investors identified by the bank. Originated loans are generally held until maturity or until they are refinanced by the borrower. The Fund expects that most loans will range in size from $20 million to $80 million; however, they could be as small as $5 million or in excess of $100 million. The Fund may make loans both for existing, occupied properties and for new construction projects.

Commercial Real Estate-Related Equity Securities

●	Preferred Equity: The Fund may purchase preferred equity securities issued by entities that own real estate or real estate-related investments, including private or publicly-traded REITs. Preferred equity interests generally are senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity typically are compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity issuer, there typically is a change of control event and the limited partner assumes control of the entity. Rights of holders of preferred equity usually are governed by partnership agreements.

●	Real Estate Operating Companies: The Fund may invest in real estate operating companies (“REOCs”), both directly and through its investments in private debt. REOCs are companies that invest in real estate and whose shares trade on a public exchange. A REOC is similar to a REIT, except that a REOC will reinvest its earnings, rather than distributing them to unit holders as REITs do. Additionally, REOCs are more flexible than REITs in terms of what types of real estate investments they can make. REOCs may be used by the Fund to generate current income and provide liquidity for the Fund, while having low to moderate correlation to the broader equity markets. The Fund may invest in REOCs by purchasing their common stock, preferred stock, debt or warrants.

Other Real Estate-Related Structured and Securitized Investments

●	Commercial Mortgage-Backed Securities (“CMBS”): The Fund may invest in mortgage-backed securities (“MBS”) of any kind, including agency and non-agency CMBS and various sub-sector investments therein. CMBS generally are multi-class debt or pass-through certificates secured or backed by mortgage loans on commercial properties. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS generally are structured to provide protection to the senior class investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities (“Subordinated CMBS”) take the first loss if there are defaults on the underlying commercial mortgage loans. Other protections, which may benefit all the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization.

Agency CMBS are CMBS that are issued by a U.S. government agency, such as the Government National Mortgage Association (“Ginnie Mae”), or a federally chartered corporation such as the Federal National Mortgage Association (“Fannie Mae”) or Freddie Mac. Non-agency CMBS are securities that are not issued or guaranteed by a U.S. government agency or federally chartered corporation.

●	Freddie Mac Securitizations/Agency CMBS: The Fund’s investments in agency CMBS may include investments in certificates or tranches of real estate mortgage investment conduit securitizations of pools of Freddie Mac multifamily mortgage loans, commonly known as “K-Deals,” including “B-Piece Certificates” or “Interest-Only Strips.” B-Piece Certificates generally represent the most subordinated 5-10% in principal amount of certificates. Interest-Only Strips consist of interest-only tranches of Freddie Mac K-Deal certificates. In connection with the Fund’s investment in K-Deals, the Fund may elect to purchase loans underlying the B-Piece Certificate with respect to a securitization pool to the extent such loans are non-performing, for the sole purpose of restructuring or otherwise working out the loan.

K-Deals are Freddie Mac’s multifamily approach to securitizing mortgage loans backed by multifamily apartment properties nationwide. The K-Deals enable Freddie Mac to keep rental housing affordable, while attracting private capital to the market and minimizing U.S. taxpayers’ exposure to credit risk. For the securitization, a number of geographically diverse multifamily loans that meet Freddie Mac's stringent underwriting criteria are pooled into a trust that issues multiple tranches of various duration and risk profiles.

●	Single-Asset/Single-Borrower Transactions (“SASB”): The Fund may invest in CMBS sub-sectors such as SASBs, involving the securitization of a single loan, which typically is collateralized by a single, large property or portfolio of properties controlled by one sponsor.

●	Commercial Real Estate Collateralized Loan Obligations (“CRE CLOs”): CLOs are securities backed by an underlying portfolio of loans, typically syndicated loans or other loans to corporate borrowers. CLOs issue classes or “tranches” that vary in seniority, risk, and yield. The Fund may invest in the debt and equity tranches of CRE CLOs, including investment grade and/or non-investment grade CRE CLO positions. The vast majority of the portfolio of most CLOs consists of first lien senior secured loans although many CLOs enable the CLO collateral manager to invest up to approximately 10% of the portfolio in other assets, including second lien loans, unsecured loans, DIP loans and fixed rate loans.

The CLO equity tranche, which is in the first loss position, is unrated and subordinated to the debt tranches and typically represents approximately 8% to 11% of a CLO’s capital structure. The holders of CLO equity tranche interests typically are entitled to any cash reserves that form part of the structure when such reserves are permitted to be released. The CLO equity tranche captures available payments at the bottom of the payment waterfall, after operational and administrative costs of the CLO and servicing of the debt securities. Economically, the equity tranche benefits from the difference between the interest received from the investment portfolio and the interest paid to the holders of debt tranches of the CLO structure. Should a default or decrease in expected payments to a particular CLO occur, that deficiency typically first affects the equity tranche in that holders of that position generally will be the first to have their payments decreased by the deficiency.

●	Multifamily Structured Credit Risk Notes (“MSCR Notes”): The Fund may invest in MSCR Notes which are unguaranteed securities designed to transfer to investors a portion of the credit risk associated with eligible multifamily mortgages. MSCR Notes are also considered CMBS. The tranche of MSCR Notes invested in by the Fund may include the B-1, M-2 and M-1 tranches. The B-1 tranche is the most subordinated of debt available to investors and bears the second highest risk in the structure as the investment sits in a second loss position. The M-2 tranche bears the third highest risk in the structure as the investment sits in a third loss position. The M-1 tranche bears the fourth highest risk in the structure as the investment sits in a fourth loss position.

●	Other MBS: MBS in which the Fund may invest may include multiple types of securities, including collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes each with a specified fixed or floating interest rate and a final scheduled distribution rate. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

Commercial Real Estate; Direct Holdings. In the ordinary course, the Fund does not expect or intend to invest directly in commercial real estate as part of its investment program. However, in certain limited circumstances, such as in the event that real property securing an existing investment becomes impaired (i.e., a Workout Asset), a borrower defaults on a loan secured by real estate, casualty damages exceed insurance policy limits or an insurance company fails or is unable to pay a claim that, in each case, bears on the value of the underlying collateral, the pursuit and/or enforcement of the rights and remedies available to the Fund may result in direct ownership of commercial real estate. In such limited circumstances, the Fund would expect to engage an unaffiliated third-party, at prevailing market rates, to manage and operate the property. Moreover, if the Fund acquires any real property serving as collateral for a loan by foreclosure or otherwise, the Fund generally will seek to sell or otherwise dispose of such property as soon as practicable and would not seek to retain direct real estate holdings in the ordinary course. At all times, the Fund will limit its direct ownership of commercial real estate in order to ensure its continued treatment as an investment company under the Investment Company Act.

Below Investment Grade Securities. The Fund may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are referred to as “high yield” securities and “junk bonds,” have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. There are no limits on the Fund’s investments in below investment grade securities.

Other Possible Investments. Although the Fund expects that most of its investments will be of the types described above, the Fund may make other real estate-related investments that it believes is in furtherance of the investment objectives, including, without limitation, investments in other investment vehicles such as closed-end funds, mutual funds and unregistered funds that directly or indirectly invest in real estate, or investments in any existing or future program sponsored and/or guaranteed by the government that are real estate related.

For a further discussion of the Fund’s principal investment strategies, see “Investment Objectives, Policies and Strategies.” In connection with making its investments, the Fund and its Shareholders will be subject to a number of fees and expenses. See “Summary of Fund Fees and Expenses.”

Leverage	In pursuing the Fund’s investment objectives, the Fund will seek to enhance returns through the use of leverage. The Fund primarily intends to enter into financing transactions using reverse repurchase agreements, but it may also enter into credit agreements and other loan transactions with financial institutions such as banks. Under the Investment Company Act, the Fund’s aggregate amount of indebtedness, regardless of the form it takes, is limited to up to 33⅓% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such indebtedness) immediately after entering into any type of financing transaction.

Leverage magnifies volatility and will decrease the Fund’s return if the Fund fails to earn as much on an investment purchased with borrowed funds as it pays for the use of those funds. The Fund’s leverage strategy may not work as planned or achieve its goal. See “Investment Objectives, Policies and Strategies — Leverage.”

Risk Factors	The Fund is non-diversified and concentrates its investments in the real estate industry. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund’s Shares and should be viewed as a long-term investment. An investment in the Fund involves a considerable amount of risk, including the risk of loss of your investment.

Limited Operating History. Although the Fund’s Adviser and portfolio manager have experience in the real estate market and have acted as managers of private real estate-focused investment vehicles, including each of the Predecessor Funds, the Fund itself was recently organized and has a limited operating history and the Adviser has not previously managed an investment company registered under the Investment Company Act. Similarly, the Fund has no performance history operating as an interval fund pursuant to Rule 23c-3 that Shareholders could use to evaluate the Fund’s investment performance operating within such a structure. Moreover, the Investment Company Act and the Code impose numerous constraints on the operations of registered management investment companies and REITs that do not apply to the other types of investment vehicles. As a result, an investment in the Shares may entail more risk than the shares of a comparable company with a substantial operating history.

Multifamily Real Estate Risk. The Fund's investments are concentrated, or are expected to be concentrated, in multifamily residential properties and related debt investments. Adverse developments affecting the multifamily sector, including changes in rental demand, occupancy levels, operating expenses, housing affordability, government regulation, rent-control initiatives, tenant protections, or local market conditions, could disproportionately affect the Fund.

Geographic Concentration Risk. The Fund may concentrate investments in particular geographic regions, metropolitan areas or local markets. As a result, adverse economic, regulatory, demographic, environmental, natural disaster, climate-related, public health or real estate market developments affecting those areas may have a disproportionate impact on the Fund's investments and performance as compared to a more geographically diversified portfolio.

Concentration Risk. The Fund’s investments in real estate debt are expected to be secured by commercial real estate assets. The Fund’s concentration in the commercial real estate industry may increase the volatility of the Fund’s returns and may also expose the Fund to the risk of economic downturns in this industry to a greater extent than if its portfolio also included investments in other industries. While this portfolio concentration may enhance total returns to the Shareholders, if any large position sustains a material loss, the returns to the Fund, and thus, to Shareholders, will be lower than if the Fund had invested in a more diversified portfolio.

Delay in Use of Proceeds Risk. Although the Fund currently intends to invest the proceeds from any sale of Shares offered hereby within three months from receipt thereof, such investments may be delayed if suitable investments are unavailable at the time. Delays which the Fund encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns.

Risks Relating to Commercial Real Estate Debt Instruments. Commercial real estate debt instruments (e.g., mortgages, mezzanine loans and preferred equity that are secured by commercial real estate) are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Further, certain types of real estate may be adversely affected by changing usage trends, such as office buildings as a result of work-from-home practices and commercial facilities as a result of an increase in online shopping, which could in turn result in defaults and declines in value of mortgage-backed securities secured by such properties.

Illiquid and Long-Term Investments Risk. Investment in the Fund requires a long-term commitment, with no certainty of return. A significant portion of the Fund’s investments generally will be in private, illiquid securities, which may be subject to restrictions on resale. There can be no assurance that the Fund will be able to generate returns for Shareholders or that the returns will be commensurate with the risks of investing in the type of transactions and issuers described in this Prospectus. In some cases, the Fund will be legally, contractually or otherwise prohibited from selling certain investments for a period of time or otherwise be restricted from disposing of them, and illiquidity could also result from the absence of an established market for certain investments. The realizable value of a highly illiquid investment, at any given time, could be less than its intrinsic value. In addition, it is anticipated that certain types of investments made by the Fund will require a substantial length of time to liquidate. As a result, from time to time, the Fund will be unable to realize its investment objectives by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy.

Leverage Risk. The Fund will obtain leverage through funds borrowed from banks or other financial institutions (i.e., a credit facility) and leverage attributable to reverse repurchase agreements or similar transactions. The Fund will, from time to time, use leverage opportunistically and will choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. Use of leverage creates an opportunity for increased income and return for Shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. In particular, leverage can magnify interest rate risk, as further discussed below. As a result, leverage can cause greater changes in the Fund’s NAV, which will be borne by the Fund’s Shareholders. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed.

CRE CLO and SASB Risk. CRE CLOs are subject to the risks of substantial losses due to actual defaults by underlying borrowers, which will be greater during periods of economic or financial stress. CRE CLOs may be adversely impacted due to collateral defaults of subordinate tranches and market anticipation of defaults. The risks of CRE CLOs will be greater if the Fund invests in CRE CLOs that hold loans of uncreditworthy borrowers or if the Fund holds subordinate tranches of a CRE CLO that absorbs losses from the defaults before senior tranches. In addition, CRE CLOs are subject to interest rate risk and credit risk. Unlike CRE CLOs, SASBs involve the securitization of a single loan, which is typically collateralized by one, very large property. SASBs carry the same risks as CRE CLOs described herein; provided, these risks can be more concentrated given the loans are usually collateralized by a single property.

Risks Relating to CMBS. The Fund will invest a portion of its assets in pools or tranches of agency and non-agency CMBS, primarily multifamily-related. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. During periods of falling interest rates, the income received by the Fund may decline. In a low or negative interest rate environment, some investors may seek to reallocate assets to other income-producing assets. This may cause the price of such higher-yielding instruments to rise, could further reduce the value of instruments with a negative yield, and may limit the Fund’s ability to locate fixed income instruments containing the desired risk/return profile. Agency CMBS are CMBS that are issued by a U.S. government agency such as Ginnie Mae, or a federally chartered corporation such as Fannie Mae or Freddie Mac. Non-agency CMBS are securities that are not issued or guaranteed by a U.S. government agency or federally chartered corporation. Non-agency CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The credit quality of non-agency CMBS depends on the securitization structure and the credit quality of the underlying mortgage loans, which is a function of factors such as the principal amount of loans relative to the value of the related properties, the mortgage loan terms, such as amortization, market assessment and geographic location, construction quality of the property, and the creditworthiness of the borrowers. Accordingly, non-agency CMBS are subject to the credits risks of the issuers. An unexpectedly high rate of defaults on the loan pool may adversely affect the value of a non-agency security and could result in losses to the Fund.

Credit Risk. The Fund’s investments will be subject to the risk of non-payment of scheduled interest or principal by the borrowers with respect to such investments. Such non-payment would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

Risks Relating to Mezzanine or Unsecured Loans. Unlike conventional mortgage loans, many mezzanine loans are not secured by a mortgage on the underlying real property but rather by a pledge of equity interests (such as a partnership or limited liability company membership) in the property owner or another company in the ownership structure that has control over the property.

The mezzanine loans in which the Fund may invest may include loans secured by one or more direct or indirect ownership interests in a company, partnership or other entity owning, operating or controlling, directly or through subsidiaries or affiliates, one or more properties. Although not secured by the underlying real estate, mezzanine loans share certain of the characteristics of subordinate loan interests described above. It is expected that the properties owned by such entities are or will be subject to existing mortgage loans and other indebtedness. As with subordinate commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying properties and, therefore, is subject to similar considerations and risks, including certain of the considerations and risks described herein. Mezzanine loans may also be affected by the successful operation of other properties, the interests in which are not pledged to secure the mezzanine loan. The entity ownership interests securing the mezzanine loans may represent only partial interests in the related real estate company and may not control either the related real estate company or the underlying property. As a result, the effective realization on the collateral securing a mezzanine loan in the event of default may be limited.

Valuation Risks. The price the Fund pays for its private commercial real estate investments will be based on the Adviser’s projections of market demand, occupancy levels, rental income, the costs of any development, redevelopment or renovation of a property, borrower expertise and other factors. If any of such projections are inaccurate or it ascribes a higher value to assets and their value subsequently drops or fails to rise because of market factors, returns on the Fund’s investment may be lower than expected and the Fund could experience losses. Accurate valuations may be more difficult to obtain in times of low transaction volume due to fewer market transactions that can be considered in the context of an appraisal. It also may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of the Fund’s real property investments between valuations, or to obtain complete information regarding any such events in a timely manner.

Repurchase Offers Risk. In order to provide liquidity to Shareholders, the Fund, subject to applicable law, will conduct quarterly repurchase offers of between 5% to 25% of its outstanding Shares at net asset value (“NAV”), subject to approval of the Board. The Fund currently expects to conduct quarterly repurchase offers for 5% of its outstanding Shares under ordinary circumstances. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and repurchases generally will be funded from available cash, cash from the sale of Shares or sales of portfolio holdings. However, the need to fund repurchase obligations will affect the ability of the Fund to be fully invested and could force the Fund to maintain a higher percentage of its assets in liquid investments, which could harm the Fund’s investment performance. Moreover, it is possible that diminution in the size of the Fund through repurchases will result in an increased expense ratio for Shareholders who do not tender their Shares for repurchase, will result in untimely sales of portfolio holdings (with associated imputed transaction costs, which could be significant) and will limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objectives. The Fund will, from time to time, accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and cash from the sale of Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations on a quarterly basis. If, at any time, cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. If a repurchase offer is oversubscribed, the Fund may, if authorized by the Board, increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline (as defined below). In the event that the Board does not authorize the Fund to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, Shareholders could be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular month, thereby increasing the likelihood that proration will occur. Between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined, the Fund is subject to market and other risks and the NAV for tendered Shares in a repurchase offer could decline. In addition, the repurchase of Shares by the Fund will generally be a taxable event to Shareholders.

Fixed-Income Instruments Risk. The Fund invests in loans and other types of fixed-income instruments and securities. Such investments can be unrated and, whether or not rated, can have speculative characteristics. The market price of the Fund’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. Most high yield investments pay a fixed rate of interest and are therefore vulnerable to inflation risk.

Investment and Market Risk. An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to their investment objectives and personal situation and (ii) consider factors such as their personal net worth, income, age, risk tolerance and liquidity needs. An investment in Shares represents an indirect investment in the portfolio of commercial real estate loans and other real estate-related investments owned by the Fund, and the value of these securities and instruments can fluctuate, sometimes rapidly and unpredictably. Accordingly, such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in Shares could be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of Shareholders to reinvest dividends. The Fund will also use leverage, which would magnify the Fund’s investment, market and certain other risks. The Fund invests in a variety of real estate-related debt and preferred equity investments, and is subject to a variety of risks in connection with such investments. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact the Fund’s performance by making it more difficult for entities in which the Fund invests to satisfy their debt payment obligations, increasing the default risk applicable to such borrowers and/or making it relatively more difficult for the Fund to generate attractive risk-adjusted returns. It is impossible to predict the degree to which economic conditions generally, and the conditions for real estate investing in particular, will improve or will deteriorate. Declines in the performance of the U.S. and global economies, the commercial real estate markets or in the commercial real estate debt markets could have a material adverse effect on the Fund’s investment strategy and performance.

Interest Rate Risk. The Fund’s investments will expose the Fund to interest rate risk, meaning that changes in prevailing market interest rates could negatively affect the value of such investments. Factors that can affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, governmental monetary policies, and instability in financial markets. The Fund will periodically experience imbalances in the interest rate sensitivities of its assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, the Adviser might not be able to manage this risk effectively. If the Adviser is unable to manage interest rate risk effectively, the Fund’s performance could be adversely affected. The Fund does not intend to hedge the Fund’s exposure to interest rate risk.

Below Investment Grade (High Yield or Junk) Securities Risk. There is no limit on the Fund’s ability to invest in below investment grade securities, which are referred to as “high yield” securities and “junk bonds.” Lower rated and comparable unrated debt securities tend to offer higher yields than higher rated securities with the same maturities because the historical financial condition of the issuers of such securities may not have been as strong as that of other issuers. However, lower rated securities generally involve greater risks of loss of income and principal than higher rated securities. Below investment grade securities may be particularly susceptible to economic downturns and are inherently speculative. It is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities. Factors having an adverse impact on the market value of lower quality securities will have an adverse effect on the Fund’s NAV to the extent that it invests in such securities. In addition, the Fund may incur additional expenses to the extent it is required to seek recovery upon a default in payment of principal or interest on its portfolio holdings or to take other steps to protect its investment in an issuer.

Investment Structure and Entity Risk. The Fund may invest directly or indirectly through Wholly-Owned Entities, Co-Investment Entities, Joint Venture Entities, special purpose entities and other investment structures. The use of such entities and structures may involve additional legal, operational, financing, tax, regulatory, governance and counterparty risks. The Fund may not have sole decision-making authority over investments held through certain structures and may be subject to restrictions on transfer, financing, restructuring, disposition or other actions affecting the underlying investment. In addition, the Fund's rights with respect to investments held through such entities may be structurally subordinate to the obligations of the applicable entity, and adverse developments affecting an investment vehicle, its financing arrangements, or its counterparties could adversely affect the value, liquidity or performance of the Fund's investment.

Note-on-Note Financing Risk. The Fund may have an interest in certain bankruptcy-remote special purpose entities that own, hold or finance specific loan assets and may incur financing obligations secured by such assets. These financing arrangements are incurred by the special purpose entity and not by the Fund. In certain cases, the Fund may provide a limited guaranty or other credit support in connection with such financing arrangements. Such guaranties are generally intended to function as non-recourse carveout guaranties and may provide for liability only upon the occurrence of specified events, such as fraud, misappropriation, unauthorized transfers, certain bankruptcy-related actions, violations of separateness covenants, or other negotiated recourse events. Upon the occurrence of specified recourse or springing recourse events, the Fund could become directly liable under a guaranty for amounts associated with the applicable financing arrangement.

Risks of Failure to Qualify as a REIT. The Fund intends to continue to operate in a manner that qualifies it for taxation as a REIT under the Code. However, qualification as a REIT involves the application of complex Code provisions. For some of these provisions, only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, the Fund could fail to satisfy various requirements for maintaining its qualification for taxation as a REIT. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Fund to qualify as a REIT. If the Fund fails to qualify as a REIT in any tax year, and was not entitled to relief under applicable statutory provisions, then:

•	it would be taxed as a regular domestic corporation, which under current law, among other things, means being unable to deduct dividends paid to Shareholders in computing its taxable income and being subject to U.S. federal and applicable state and local income tax on its taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on the Fund’s NAV and cash available for distribution to Shareholders; and

•	it generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four taxable years.

Potential Conflicts of Interest Associated with Loan Origination Fees. An affiliate of the Adviser may receive loan origination fees from borrowers or property holding entities in connection with direct loan origination activities. A loan origination fee, a one-time fee paid by the borrower to the lender or servicer of the loan to cover costs associated with loan processing, enables the lender or servicer to manage the administrative and underwriting tasks (including borrower diligence) involved in obtaining approval and disbursement of loans and is incurred by the borrower irrespective of loan performance. It is anticipated that an affiliate of the Adviser will receive a loan origination fee from the borrowers of loans originated by the Fund of up to 1.5% of the loan amount. The receipt of such fees, although not paid by the Fund itself, creates a potential conflict of interest between the Adviser and its affiliate and the Fund, since the payment creates an incentive for the Adviser and its affiliate to engage in origination activities and assume greater credit risk with borrowers for loans that may be held in the Fund’s portfolio. The receipt of loan origination fees by the Adviser and/or its affiliates will be subject to procedures requiring, among other things, the Board's periodic review of such fees and oversight by the Fund's Chief Compliance Officer. Such procedures will provide for regular Board reporting and assurance that the aggregate loan origination-related fees paid by the borrower that were earned by the Adviser, any affiliate of the Adviser, or any combination thereof, in connection with any loan originated by or for the Fund (including but not limited to origination, structuring, upfront, arrangement, and commitment fees) do not exceed 1.50% of the committed principal amount for any such loan (or committed tranche). Additionally, the Fund will adhere to an underwriting policy based on an analysis of credit factors that is independent of origination fees, such as prior credit history, financial condition, cash flow projections and pledged collateral.

You should invest in the Fund only if you can sustain a complete loss of your investment. An investment in the Fund should be viewed only as part of an overall investment program. No assurance can be given that the Fund’s investment program will be successful.

A discussion of the principal risks associated with an investment in the Fund can be found under “RISK FACTORS.”

Management	The Fund’s Board has overall responsibility for the management and supervision of the business operations of the Fund. See “Management of the Fund—Trustees and Officers.” To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, or the Adviser. A majority of the Board consists of Trustees who are not “interested persons,” as defined by the Investment Company Act (each, an “Independent Trustee”).

Adviser	Origin Credit Advisers, LLC (previously defined as “OCA” or the “Adviser”), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Fund’s investment adviser. Pursuant to the investment advisory agreement between the Fund and the Adviser (the “Investment Management Agreement”), the Adviser is responsible for overseeing the management of the Fund’s activities, including investment strategies, asset allocation, leverage limitations, reporting requirements and other guidelines, in addition to the general monitoring of the Fund’s portfolio, subject to the oversight of the Board.

The Adviser has sole discretion to make all investments. See “Management of the Fund—Adviser.” The Adviser’s principal offices are located at 4600 S. Syracuse Street, Suite 310, Denver, Colorado 80237.

The Adviser is a wholly-owned subsidiary of Origin Investments Group, LLC, d/b/a Origin Investments (“Origin”), a real estate investment management company with a focus on multifamily development and opportunistic acquisition. The predecessor entity to Origin was founded in 2007 by Origin’s Co-Chief Executive Officers, David Scherer and Michael Episcope.

Adviser Capabilities	Origin has been investing in the multifamily commercial real estate sector since 2007 both as a lender and equity investor, having invested more than $2.2 billion of equity since inception, including more than $500 million in the multifamily credit space since 2021. The Adviser’s operational expertise in multifamily commercial real estate has been honed over 18 years across all aspects of the sector. OCA began engaging in direct lending to borrowers through preferred equity investments in 2017 and thereafter, in 2021, began to participate in Freddie Mac securitizations as a buyer of certificates and other interests. OCA’s activities as a senior construction lender commenced in 2023.

Fund Services	The Fund has retained Ultimus Fund Solutions, LLC (the “Administrator” or “Ultimus”) to provide certain fund services, including fund administration, fund accounting, and transfer agency services to the Fund. The Fund has also retained Northern Lights Compliance Services, LLC (“NLCS”), an affiliate of the Administrator, to provide compliance services to the Fund, including the provision of a Chief Compliance Officer (“CCO”) and additional compliance support personnel. Additionally, the Fund has retained PINE Advisors LLC (“PINE”) to provide outsourced Chief Financial Officer (“CFO”) services to the Fund. The Fund compensates each of Ultimus, NLCS and PINE for these services and reimburses them for certain out-of-pocket expenses. See “Fees and Expenses” below.

Custodian	UMB Bank, n.a., a national banking association with its principal place of business located in Kansas City, Missouri (the “Custodian”), serves as the Fund’s custodian. See “Management of the Fund.”

Fees and Expenses	The Fund bears its own operating expenses. A more detailed discussion of the Fund’s expenses can be found under “SUMMARY OF FUND FEES AND EXPENSES.”

Investment Management Fee. The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory services provided by the Adviser to the Fund. The Investment Management Fee is accrued daily and payable monthly and calculated at the annual rate of 1.25% of the Fund’s average daily net assets. The Investment Management Fee is paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. See “SUMMARY OF FUND FEES AND EXPENSES” and “MANAGEMENT OF THE FUND—Investment Management Agreement.”

Incentive Fee. The Fund will also pay to the Adviser an incentive fee (the “Incentive Fee”) calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s realized “Pre-incentive fee net investment income” (as defined below) for the immediately preceding calendar quarter. However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. Specifically, no Incentive Fee on pre-incentive fee net investment income will be payable in any calendar quarter in which the Fund did not achieve a 1.25% return on the average “Adjusted Capital” (as defined below) (the “Hurdle Rate”) (prorated for any period less than a calendar quarter). The Incentive Fee shall be payable on the entirety of the Pre-Incentive Fee Net Investment Income for that quarter once the Hurdle Rate is achieved. The Hurdle Rate is non-cumulative and resets each quarter.

“Pre-incentive fee net investment income” is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Investment Management Fee, expenses reimbursed to the Adviser, if any, and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the Incentive Fee, distribution and servicing fees, any realized gains, realized capital losses or unrealized capital appreciation or depreciation).

“Adjusted Capital” is defined as cumulative gross proceeds received by the Fund from the sale of Shares (including proceeds from the Fund’s dividend reinvestment plan), reduced by amounts paid in connection with purchases of Shares pursuant to the Fund’s share repurchase program.

Administration Fee. In consideration for the services provided under the Master Services Agreement, the Administrator is paid a monthly fee calculated based upon the average NAV of the Fund, subject to a minimum annual fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund, and therefore will decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses. See “MANAGEMENT OF THE FUND—Administrator, Transfer Agent, CCO Services and CFO Services.”

Transfer Agency Fee. In consideration for the services provided under the Master Services Agreement, Ultimus is paid a monthly fee calculated based upon the average NAV of the Fund, subject to a minimum annual fee (the “Transfer Agency Fee”). The Transfer Agency Fee is paid to Ultimus out of the assets of the Fund, and therefore will decrease the net profits or increase the net losses of the Fund. See “MANAGEMENT OF THE FUND—Administrator, Transfer Agent, CCO Services and CFO Services.”

Compliance Services Fee. In consideration for the services provided under the Compliance Services Consulting Agreement, NLCS is paid a quarterly fee. The fee is paid to NLCS out of the assets of the Fund, and therefore will decrease the net profits or increase the net losses of the Fund. The Fund also reimburses NLCS for certain out-of-pocket expenses. See “MANAGEMENT OF THE FUND—Administrator, Transfer Agent, CCO Services and CFO Services.”

CFO Services Fee. In consideration for the services provided under the CFO Services Agreement, PINE is paid a monthly fee. The fee is paid to PINE out of the assets of the Fund, and therefore will decrease the net profits or increase the net losses of the Fund. See “MANAGEMENT OF THE FUND—Administrator, Transfer Agent, CCO Services and CFO Services.”

Shareholder Servicing Fees. The Fund has adopted a Shareholder Servicing Plan with respect to Class A Shares, Class E Shares and Class I Shares, under which the Fund is permitted to pay as compensation to qualified recipients 0.10% on an annualized basis of the average daily net assets of the Fund attributable to Class I Shares and 0.25% on an annualized basis of the average daily net assets of the Fund attributable to Class A Shares and Class E Shares (the “Shareholder Servicing Fee”). The Shareholder Servicing Fee is paid out of the Class A Shares,’ Class E Shares’ or Class I Shares’ assets (as applicable) and decreases the net profits or increases the net losses of such Class (as applicable). Class O Shares are not subject to the Shareholder Servicing Fee. See “SHAREHOLDER SERVICING PLAN AND DISTRIBUTION AND SERVICE PLAN—Shareholder Servicing Plan.”

Distribution and Service Fee. The Fund has adopted a Distribution and Shareholder Service Plan (the “Plan”) with respect to Class A Shares and Class E Shares consistent with the requirements of Rule 12b-1 under the Investment Company Act. The Fund is permitted to pay to the Distributor, or to other qualified recipients under the Plan, 0.25% or 0.50% on an annualized basis of the average daily net assets of the Fund attributable to Class A Shares and Class E Shares, respectively (the “Distribution and Service Fee”) as compensation for sale of Class A Shares and Class E Shares or the provision of certain shareholder services. The Distribution and Service Fee is paid out of the Class A Shares’ or Class E Shares’ assets and will decrease the net profits or increase the net losses of the Class A Shares or Class E Shares. Class I Shares and Class O Shares are not subject to the Distribution and Service Fee. See “SHAREHOLDER SERVICING PLAN AND DISTRIBUTION AND SERVICE PLAN—Distribution and Service Plan.”

Outsourced Officer Services. The Fund has retained NLCS to provide outsourced compliance services, including a CCO. The Fund has also retained PINE to provide outsourced CFO services, including a CFO. Employees of NLCS and PINE serve as officers of the Fund. Each of NLCS and PINE receives a monthly fee for the services provided to the Fund. The Fund also reimburses each of NLCS and PINE for certain out-of-pocket expenses incurred on the Fund’s behalf. See “MANAGEMENT OF THE FUND—Administrator, Transfer Agent, CCO Services and CFO Services.”

Expense Limitation and Reimbursement Agreement. The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise have been paid, and or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Fund Operating Expenses (excluding any (i) taxes, (ii) fees and expenses incurred in connection with borrowings by the Fund, including interest payments and expenses incurred in connection with a line of credit or other credit facility, if any, obtained by the Fund, (iii) transactional costs, including legal costs and brokerage commissions, associated with the acquisition, monitoring and disposition of investments, (iv) dividend and interest expenses on short sales, if any (v) Incentive Fees, (vi) distribution and/or shareholder servicing fees, as applicable, (vii) acquired fund fees and expenses, (viii) expenses incurred in connection with any merger or reorganization after commencement of Fund operations, and (ix) extraordinary expenses, such as litigation expenses (collectively, “Outside Cap Expenses”)) do not exceed 3.50% of the average daily net assets of each Class of Shares (the “Expense Limit”). Because Outside Cap Expenses are excluded from the Expense Limit, Total Annual Fund Operating Expenses (after fee waivers and expense reimbursements) are expected to exceed 3.50% for each Class of Shares. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on one year from the date of the Prospectus. Neither the Fund nor the Adviser may terminate the Expense Limitation and Reimbursement Agreement during the initial term. The Expense Limitation and Reimbursement Agreement automatically renews for consecutive one-year terms unless terminated by the Fund or the Adviser. The Expense Limitation and Reimbursement Agreement will terminate in the event that the Investment Management Agreement is terminated.

For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of the recoupment. See “SUMMARY OF FUND EXPENSES.”

The Offering	The Fund is offering the Shares on a continuous basis in accordance with the terms set forth in this Prospectus (the “Offering”). Shares will be distributed by the Fund’s principal underwriter, Ultimus Fund Distributors, LLC (the “Distributor”) at a price equal to NAV per Share. The Distributor is not required to sell any specific number or dollar amount of Shares, but will use its best efforts to distribute Shares of the Fund.

Class I Shares are available for purchase through registered investment advisers and certain other financial intermediaries. The minimum initial investment for Class I Shares is $5,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the dividend reinvestment plan described below, which are not subject to a minimum purchase amount. Class E Shares are available for purchase through independent broker-dealers.

The minimum initial investment for Class E Shares is $5,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the dividend reinvestment plan described below, which are not subject to a minimum purchase amount. The minimum initial investment for Class O Shares is $25,000,000 and the minimum subsequent investment is $5,000, except for purchases pursuant to the dividend reinvestment plan described below, which are not subject to a minimum purchase amount. Class O Shares may be purchased directly from the Fund or through a Financial Intermediary, as defined below. In order to meet the minimum investment amounts for Shares purchased through a Financial Intermediary, the Financial Intermediary may combine the value of all Shares being purchased with the value of any Shares of the same class that were purchased or will be purchased within six months from the initial purchase through such Financial Intermediary, provided such Financial Intermediary enters into the requisite letter of intent to meet the minimum investment amount on an aggregate basis.

Certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries and their agents to accept such orders (each, a “Financial Intermediary” and collectively, “Financial Intermediaries”). Financial Intermediaries may impose their own investment minimums. Please consult your Financial Intermediary for additional information.

Shareholders who received Class O Shares in the Private Offering were not subject to the minimum initial investment amount set forth above, but will be required to meet the minimum subsequent investment for any new purchases of Class O Shares in the Offering.

The Fund and the Distributor each reserves the right, in its sole discretion, to suspend the offering of Shares or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund for any reason In the interest of economy and convenience, certificates for Shares will not be issued. See “PLAN OF DISTRIBUTION.”

Each Class of Shares has different ongoing fees and expenses as set forth above under “Fees and Expenses” and in “SUMMARY OF FUND FEES AND EXPENSES” below. When selecting a Share Class, you should consider which Share Classes are available to you, how much you intend to invest, how long you expect to own Shares, and the total costs and expenses associated with a particular Share Class. If you have hired a Financial Intermediary and you are eligible to invest in more than one Class of Shares, your Financial Intermediary may help determine which Share Class is appropriate for you. Each investor’s financial considerations are different, and you should speak with your Financial Intermediary to help you decide which Share Class is best for you. Not all Financial Intermediaries will offer all classes of Shares.

Distribution Policy	The Fund intends to pay distributions at least monthly on the Shares in amounts representing substantially all of the net investment income. Distributions will be paid at least annually on the Shares in amounts representing substantially all of the net capital gains, if any, earned each year.

The Fund intends to make distributions necessary to maintain its qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to the Fund under the Code if the Fund distributes at least 90% of its REIT taxable income each year (computed without regard to the dividends paid deduction and the Fund’s net capital gain). Distributions will be authorized at the discretion of the Board and the Board’s discretion will be directed, in substantial part, by the Fund’s obligation to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains. Subject to REIT qualification requirements, the Board may authorize distributions in Shares or in excess of those required for the Fund to maintain REIT tax status depending on the Fund’s financial condition and other factors as the Board may deem relevant. The distribution rate may be modified by the Board from time to time and the Board reserves the right to change or suspend the distribution policy from time to time. The amount of any distributions the Fund may make is uncertain, and the Fund’s organizational documents permit it to pay distributions from any source, including borrowings, sale of assets, and offering proceeds. The Fund’s distribution proceeds may exceed its earnings, in which case portions of distributions that the Fund makes may be a return of money that Shareholders originally invested and represent a return of capital. See “U.S. FEDERAL INCOME TAX CONSIDERATIONS — Distributions to Shareholders.”

Each Shareholder whose Shares are registered in its own name will automatically be a participant under the Fund’s dividend reinvestment plan (the “DRIP”) and have all income dividends and/or capital gains distributions automatically reinvested in full and fractional Shares priced at the then-current NAV, unless such Shareholder, at any time, specifically elects to receive income dividends and/or capital gains distributions in cash. A Shareholder receiving Shares under the DRIP instead of cash distributions may still owe taxes and, because Fund Shares are generally illiquid, may need other sources of funds to pay any taxes due. Inquiries concerning income dividends and/or capital gains distributions should be directed to the Fund’s transfer agent, Ultimus, by calling toll-free (833) 446-9060. Shareholders who hold their Shares in the name of a broker or dealer participating in the offering should contact the broker or dealer to determine whether and how they may participate in, or opt out of, the DRIP. See “DIVIDEND REINVESTMENT PLAN.”

Unlisted Closed-End Fund Structure	Closed-end funds differ from mutual funds in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s Shares will not be listed on a stock exchange. Instead, the Fund will provide limited liquidity to shareholders by offering to repurchase a limited amount of the Fund’s Shares (at least 5%) quarterly (see “Repurchases of Shares”). The Fund, similar to a mutual fund, is subject generally to continuous asset in-flows (purchases), although not subject to the continuous out-flows (redemptions).

Shareholders should consider Shares of the Fund to be an illiquid investment appropriate only as a long-term investment. Shareholders should look to the Fund’s quarterly repurchase offers as their sole means of liquidating their investment, which may be limited as described below. Accordingly, you should consider that you may not have access to the funds you invest in the Fund for an indefinite period of time.

The Fund believes that an unlisted closed-end structure is most appropriate in light of the long-term nature of the Fund’s investment strategy and the characteristics of its portfolio because, among other things, certain features of open-end funds (such as daily redemptions, which can necessitate the premature sale of investments) could diminish the Fund’s ability to execute its investment strategy. Accordingly, an unlisted closed-end structure is expected to help the Fund achieve its investment objectives.

Repurchases of Shares	The Fund operates as an “interval fund,” a type of fund which, in order to provide liquidity to Shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at the applicable NAV per Share, reduced by any applicable repurchase fee. Subject to applicable law and approval of the Board, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at the applicable NAV per Share, which is the minimum amount permitted. Each repurchase offer will be for no less than 5% of the Fund’s Shares outstanding, but if the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund.

Written notification of each quarterly repurchase offer will be sent to Shareholders at least twenty-one (21) and no more than forty-two (42) days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). The date on which the Fund’s NAV applicable to a repurchase offer is calculated (the “Repurchase Pricing Date”) will occur no later than fourteen (14) days after the Repurchase Request Deadline (or the next business day if the fourteenth calendar day is not a business day). The Fund expects to distribute payment to Shareholders between one (1) and three (3) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after the Repurchase Pricing Date. See “Quarterly Repurchase Offers” for a full description of the repurchase program, including how the Fund will handle any offer that is oversubscribed.

The Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “RISK FACTORS— Repurchase Offers Risk.” In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders, potentially even to those Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “U.S. Federal Income Tax Considerations” below and in the SAI.

Early Repurchase Fee	The Fund charges a 2.00% early repurchase fee with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of such Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. The Fund may waive the early repurchase fee for certain categories of Shareholders or transactions, such as repurchases of Shares in the event of the Shareholder’s death or disability, or in connection with certain distributions from employer sponsored benefit plans. See “Quarterly Repurchase Offers.”

Summary of Taxation	The Fund intends to continue to qualify and elect to be treated as a REIT. The Fund believes that it is organized, and expects to operate, in such a manner to continue to qualify as a REIT.

The Fund’s qualification and treatment as a REIT for U.S. federal income tax purposes will depend upon its ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share and asset ownership, the various and complex REIT qualification tests imposed under the Code. No assurance can be given that the Fund will in fact satisfy such requirements for any taxable year. The Declaration of Trust contains certain transfer and ownership limitations intended to assist the Fund in continuing to satisfy the share ownership requirements that apply to REITs. However, the rules that apply to determine ownership of a REIT are complex. If the Fund were to fail to satisfy a share ownership requirement, it would fail to qualify as a REIT if the Fund were unable to avail itself of any available relief provisions.

If the Fund continues to qualifies as a REIT, it will be allowed to deduct dividends paid to its Shareholders and, as a result, it generally will not be subject to U.S. federal income tax on that portion of its ordinary income and net capital gain that it timely distributes as dividends to its Shareholders. The Fund intends to make distributions to its Shareholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “U.S. Federal Income Tax Considerations” below.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. Prospective investors should consult their own tax advisers with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

Summary of Fund Fees and Expenses

The following table illustrates the expenses and fees that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

	Class A	Class E	Class I	Class O
SHAREHOLDER TRANSACTION FEES
Maximum Sales Charge (Load) (as a percentage of subscription amount)(1)	5.75%	None	None	None
Dividend Reinvestment Fee	None	None	None	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%	2.00%

ANNUAL FUND EXPENSES(3) (as a percentage of average net assets attributable to Shares)
Investment Management Fee(4)	1.25%	1.25%	1.25%	1.25%
Incentive Fee(4)	0.76%	0.76%	0.76%	0.76%
Dividend and Interest Expense on Short Sales and Borrowings(5)	2.10%	2.10%	2.10%	2.10%
Other Expenses(5)	0.46%	0.46%	0.46%	0.46%
Distribution and/or Service Fees (12b-1)(6)	0.25%	0.50%	None	None
Shareholder Servicing Fee(7)	0.25%	0.25%	0.10%	None
Acquired Fund Fees and Expenses(8)	0.00%	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses	5.07%	5.32%	4.67%	4.57%
Fee Waiver and Expense Reimbursement(9)	0.00%	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses After Waiver and Reimbursement	5.07%	5.32%	4.67%	4.57%

(1)	Investors purchasing Class A Shares may be charged a front-end sales charge of up to 5.75% of the investor’s subscription amount. The table assumes the maximum sales charge is charged. The Distributor may, in its discretion, waive all or a portion of the sales charge for certain investors. While Class E, Class I and Class O Shares do not charge a front-end sales charge, if you purchase Class E, Class I or Class O Shares through certain financial firms, such firms may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. See “PLAN OF DISTRIBUTION.”
(2)	A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of an investor’s Shares at any time prior to the day immediately preceding the one-year anniversary of an investor’s purchase of such Shares (on a “first in-first out” basis) (“Early Repurchase Fee”). An Early Repurchase Fee payable by an investor may be waived by the Fund, in circumstances where the Board of Trustees determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any investor. The Early Repurchase Fee will be retained by the Fund for the benefit of the remaining investors.
(3)	Assuming estimated average net assets for the Fund of $400 million plus leverage of $140 million during the Fund’s first twelve months of operations.
(4)	The Adviser is entitled to a fee consisting of two components: the Investment Management Fee and the Incentive Fee. For its provision of advisory services to the Fund, the Adviser receives an Investment Management Fee at an annual rate of 1.25% payable monthly in arrears, accrued daily based upon the Fund’s average daily net assets. The Investment Management Fee will be paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. In addition, the Fund may have net investment income that could result in the payment of an Incentive Fee in the first year of investment operations. However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the Incentive Fee to increase to the extent the Fund earns greater interest income through its investments. The Incentive Fee is calculated and payable quarterly in arrears in amount equal to 10% of the Fund’s realized Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter. No Incentive Fee on Pre-Incentive Fee Net Investment Income will be payable in any calendar quarter in which the Fund did not achieve a 1.25% return on the average Adjusted Capital (“Hurdle Rate”) (prorated for any period less than a calendar quarter). The Hurdle Rate is non-cumulative and resets each quarter. See “MANAGEMENT OF THE FUND—Investment Management Agreement” for a full explanation of how the Incentive Fee is calculated.

(5)	“Dividend and Interest Expense on Short Sales and Borrowings” and “Other Expenses” represent estimated amounts for the current fiscal year. The Fund may borrow funds to make investments. The costs associated with any such outstanding borrowings, as well as issuing and servicing debt securities, will be indirectly borne by the Shareholders. The Fund does not intend to issue preferred shares or convertible securities in the first 12 months following effectiveness of the registration statement. Other Expenses include, but are not limited to, organizational and offering costs, legal fees, audit and tax fees, custody fees, administration fees, transfer agent fees, Chief Compliance Officer and Principal Financial Officer fees, and trustees’ fees. In the event that the Fund holds any Workout Asset, and the expenses on a Workout Asset exceed the revenues generated by such Workout Asset, the Fund could be required to pay such expenses or shortfalls. These potential fees are not reflected in the calculation of Other Expenses.
(6)	The Fund has received exemptive relief to offer multiple classes of shares and to adopt a Distribution and Services Plan for Class A Shares and Class E Shares of the Fund. The Fund will charge a Distribution and Service Fee of up to 0.25% and up to 0.50% on an annualized basis of the aggregate net assets of the Fund attributable to Class A Shares and Class E Shares, respectively. The Fund may use these fees to compensate financial intermediaries or financial institutions for distribution-related expenses, if applicable, and providing ongoing services in respect of clients to whom they have distributed Class A Shares or Class E Shares of the Fund. See “PLAN OF DISTRIBUTION.”
(7)	The Fund will charge a Shareholder Servicing Fee up to 0.25% and up to 0.10% on an annualized basis of the average daily net assets of the Fund attributable to (x) Class A Shares or Class E Shares and (y) Class I Shares, respectively. The Fund uses these fees to compensate financial intermediaries or financial institutions for providing ongoing shareholder servicing in respect of clients holding Class E Shares and/or Class I Shares. See “SHAREHOLDER SERVICING PLAN AND DISTRIBUTION AND SERVICE PLAN—Shareholder Servicing Plan.”
(8)	“Acquired Fund Fees and Expenses” are expenses incurred indirectly by the Fund through its ownership of shares in other investment companies and are not direct costs paid by Shareholders. “The Acquired Fund Fees and Expenses” disclosed above are based on estimated amounts for the current fiscal year.
(9)	The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise have been paid, and or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Fund Operating Expenses (excluding any (i) taxes, (ii) fees and expenses incurred in connection with borrowings by the Fund, including interest payments and expenses incurred in connection with a line of credit or other credit facility, if any, obtained by the Fund, (iii) transactional costs, including legal costs and brokerage commissions, associated with the acquisition, monitoring and disposition of investments, (iv) dividend and interest expenses on short sales, if any, (v) Incentive Fees, (vi) distribution and/or shareholder servicing fees, as applicable, (vii) acquired fund fees and expenses, (viii) expenses incurred in connection with any merger or reorganization after commencement of Fund operations, and (ix) extraordinary expenses, such as litigation expenses (collectively, “Outside Cap Expenses”)) do not exceed 3.50% of the average daily net assets of each Class of Shares (the “Expense Limit”). Because Outside Cap Expenses are excluded from the Expense Limit, Total Annual Fund Operating Expenses (after fee waivers and expense reimbursements) are expected to exceed 3.50% for each Class of Shares. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on one year from the date of the Prospectus. Neither the Fund nor the Adviser may terminate the Expense Limitation and Reimbursement Agreement during the initial term. The Expense Limitation and Reimbursement Agreement automatically renews for consecutive one-year terms unless terminated by the Fund or the Adviser. The Expense Limitation and Reimbursement Agreement will terminate in the event that the Investment Management Agreement is terminated. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of the recoupment.

The purpose of the Summary of Fund Fees and Expenses table is to assist prospective investors in understanding the various fees and expenses that they will bear, directly and indirectly, if they buy and hold Shares of the Fund. More information about the Investment Management Fee, the Incentive Fee and other expenses is available in “Management of the Fund” starting on page 87 of this Prospectus.

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes an investment of $1,000 in the Fund for the time periods indicated, that all distributions are reinvested at net asset value and that the percentage amounts listed under Annual Expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Shares.

Based on these assumptions and assuming you hold all of your Shares at the end of each period, your costs would be:

Example	1 Year	3 Years	5 Years	10 Years
Class A	$105	$201	$296	$534
Class E	$53	$159	$264	$524
Class I	$47	$141	$235	$475
Class O	$46	$138	$231	$467

The purpose of the above table is to help a Shareholder understand the fees and expenses that such Shareholder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

Financial Highlights

The Fund and its Shares have not previously been offered. Therefore, the Fund does not have any financial history. Additional information about the Fund’s investments will be available in the Fund’s annual and semi-annual reports when prepared.

The Fund

The Fund was organized as a Delaware statutory trust on March 31, 2025. The Fund is registered under the Investment Company Act as a closed-end management investment company and operates as an interval fund in accordance with Rule 23c-3 under the Investment Company Act. As a non-diversified company, the Fund may invest a greater portion of its assets in a more limited number of issuers than a diversified fund. The Fund intends to continue to qualify and elect to be treated as a REIT for U.S. federal income tax purposes under the Code.

The Fund intends to offer four separate classes of Shares designated as Class A Shares, Class E Shares, Class I Shares and Class O Shares. Each Class of Shares is subject to different fees and expenses. The Fund may offer additional Classes of Shares in the future. Any offering of a Class of Shares of the Fund will be conducted on a continuous basis in accordance with the terms set forth in this Prospectus and in accordance with U.S. securities laws. The offering for this Fund is not intended as a public offer in any jurisdiction outside of the United States, and, as such, the Fund is not publicly registered with any authority(ies) located outside of the United States. No sale of any Class of Shares of the Fund will be made in any jurisdiction in which such sale is not authorized or permitted by an exemption, and no such sale will be made to any person to whom it is unlawful to make any such sale.

Prior to the commencement of the Fund’s operations and the public offering of Shares, the Fund offered Class O Shares in a private offering available only to accredited investors in reliance on an exemption from registration provided by Regulation D promulgated under the Securities Act (previously defined as the “Private Offering”).

Prior to the Private Offering, the Predecessor Funds merged with and transferred all of their portfolio securities to the Fund and the Predecessor Funds ceased operations (previously defined as the “Reorganization”). The Predecessor Funds maintained investment objectives, strategies and investment policies, and guidelines that were, in all material respects, equivalent to those of the Fund. The day-to-day operations of each of the Predecessor Funds was managed by its respective managing member or general partner, which, in turn, delegated investment management responsibilities and decisions to OCA, a Delaware limited liability company and SEC-registered investment adviser, as implemented by Thomas Briney, President and Chief Investment Officer of OCA. OCA serves as investment adviser to the Fund and Mr. Briney serves as the Fund’s portfolio manager. The Predecessor Funds were private funds not subject to registration under the Investment Company Act in reliance on Section 3(c)(7) of the Investment Company Act.

Use of Proceeds

The net proceeds of the continuous offering of Shares will be invested in accordance with the Fund’s investment objectives, strategies, and policies as stated below. It is currently anticipated that the Fund will be able to invest all or substantially all of the net proceeds according to its investment objectives and policies within approximately three months after receipt of the proceeds, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, satisfy repurchase offers or for temporary defensive purposes. Pending such investment, it is anticipated that the Fund will invest in money market or short-term fixed income mutual funds or other liquid investments. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objectives and policies, the Fund’s assets would earn interest income at a modest rate. Nonetheless, delays which the Fund encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns. Additionally, as described in more detail under “Quarterly Repurchase Offers,” the Fund must maintain liquid assets at least equal to the percentage of its Shares subject to a repurchase offer from the time the Fund distributes or publishes each repurchase offer notification until the Repurchase Pricing Date for that offer. Accordingly, the Fund will maintain a portion of the proceeds of the continuous offering in cash to satisfy its quarterly repurchase offers.

Investment Objectives, Policies, and Strategies

Investment Objectives

The Fund’s primary investment objectives are to maximize current income and to preserve investor capital, with a secondary focus on long-term capital appreciation. The Fund’s investment objectives are non-fundamental and may be changed by the Board without Shareholder approval. Shareholders will, however, receive at least 60 days’ prior notice of any change to the Fund’s investment objectives. There can be no assurance the Fund will achieve its investment objectives.

Market Opportunity and Adviser Capabilities

Commercial real estate-related debt in the U.S. is a $4.8 trillion asset class as of April 2025. In absolute dollars, it has experienced significant growth over the last several decades. As an investment, commercial real estate-related debt has historically exhibited low correlation with other major asset classes; in recent years, it has also often provided less volatility and excess spread relative to traditional fixed income classes.

By focusing on the investment strategies and types of investments discussed below, the Fund will offer investors access to the commercial real estate-related debt market, with a focus on the multifamily commercial sector. To do this, the Fund will take advantage of the extensive real estate investment experience and sourcing capabilities of the Adviser, OCA, which will provide exposure to opportunities in both public and private markets. The experience of the Adviser and its affiliates is expected to provide the Fund flexibility in a variety of market conditions.

Origin has been investing in the multifamily commercial real estate sector since 2007 both as a lender and equity investor, having invested more than $2.2 billion of equity since inception, including more than $500 million in the multifamily credit space since 2021. The Adviser’s operational expertise in multifamily commercial real estate has been honed over 18 years across all aspects of the sector. OCA began engaging in direct lending to borrowers through preferred equity investments in 2017 and thereafter, in 2021, began to participate in Freddie Mac securitizations as a buyer of certificates and other interests. OCA’s activities as a senior construction lender commenced in 2023.

See “Management of the Fund” in this Prospectus for further information regarding the Adviser.

Investment Strategies

The Fund concentrates its investments (i.e., invests more than 25% of its assets) in the real estate industry. The Fund pursues its investment objectives by investing in a portfolio of commercial multifamily real estate-related investments. “Commercial multifamily real estate-related investments” in this context refers to investments related to multifamily residential real estate that is commercially owned, financed and managed, and considered to be a type of commercial real estate. Multifamily real estate may include, among other things, professionally-managed multifamily properties or one or more tracts of land to support new homebuilding construction for multifamily units, which may include secondary retail and office space and certain amenities, such as parking garages, clubhouses and common areas. The Fund executes its investment strategy primarily by seeking to invest opportunistically in a portfolio of investments across the following primary asset classes:

●	Commercial real estate-related loans and other debt investments (including, but not limited to, first lien senior secured loans, second lien and subordinated mortgage loans, unitranche loans, mezzanine or unsecured loans, loan participations, mortgage whole loans and direct lending opportunities);

●	Commercial real estate-related equity securities, including, but not limited to, preferred equity issued by REITs and securities issued by real estate operating companies (“REOCs”); and

●	Other real estate-related structured and securitized investments (including, but not limited to, mortgage-backed securities (“MBS”) of any kind, including commercial mortgage-backed securities (“CMBS”), agency CMBS such as “B-Piece Certificates” in Federal Home Loan Mortgage Corporation (“Freddie Mac”) securitizations, single-asset/single-borrower transactions (“SASBs”), commercial real estate collateralized loan obligations (“CRE CLOs”) and multifamily structured credit risk notes (“MSCR Notes”)).

OCA, the Fund’s investment adviser, has broad discretion to allocate the Fund’s assets among the above-noted primary asset classes, and other real estate-related assets. There is no maximum or minimum percentage of the Fund’s assets that may be allocated to any asset class. The primary category of commercial real estate underlying the Fund’s investments will be multifamily properties, however, other categories of commercial real estate may include industrial, mixed-use, hospitality, office and retail.

The Fund seeks to create and maintain a portfolio of investments that generate a low volatility income stream of attractive cash distributions, consistent with its primary objectives to maximize current income and preserve investor capital. There is no guarantee that the Fund will achieve such results.

Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in commercial real estate, the securities of real estate and real estate-related issuers, and real estate-related loans or other real estate-related debt securities. For this purpose, real estate-related companies are those that derive at least 50% of their revenues or profits from the ownership, construction, management, financing or sale of real estate, or have at least 50% of the fair market value of their assets invested in real estate.

The Fund’s 80% investment policy may be changed by the Fund’s Board of Trustees (the “Board”) without shareholder approval. Holders of Shares (“Shareholders” or each, a “Shareholder”) will, however, receive at least 60 days’ prior notice of any change to the Fund’s 80% investment policy.

The sub-categories of investments within the Fund’s primary asset classes may include the following:

Commercial Real Estate-Related Loans and Other Debt Investments

●	Senior Mortgage Loans: The Fund may originate and selectively acquire senior mortgage loans which generally are secured by a first mortgage lien on a commercial multifamily property. First mortgage loans are loans that have the highest priority to claims on the collateral securing the loans in foreclosure. First mortgage loans generally provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which, at times, may mean control of the entire capital structure. In some cases, first lien mortgages may be divided into an “A-Note” and a “B-Note.” The A-Note typically is a privately negotiated loan that is secured by a first mortgage on multifamily properties that is senior to a B-Note secured by the same first mortgage property.

●	Subordinated Mortgage Loans: Subordinate mortgage loans are loans that have a lower priority to collateral claims that first mortgage loans. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is repaid in full. The Fund may invest in structurally subordinated first mortgage loans on multifamily properties, secured subordinated loans, including second and lower lien loans, junior participations in first mortgage loans or participations in those assets, each of which rank below senior secured loans in the priority of collateral claims. As noted above, a B-Note typically is secured by a first mortgage on a multifamily property and is subordinated to an A-Note secured by the same first mortgage property. The subordination of a B-Note or junior participation often is evidenced by participation or intercreditor agreements with other holders of interests in the note. B-Notes are subject to enhanced credit risk with respect to the underlying mortgage collateral as compared to the corresponding A-Note.

●	Mezzanine or Unsecured Loans: Unlike conventional mortgage loans, many mezzanine loans are not secured by a mortgage on the underlying real property but rather by a pledge of equity interests (such as a partnership or limited liability company membership) in the property owner or another company in the ownership structure that has control over the property. Generally, mezzanine loans may be more highly leveraged than other types of loans and, like B Notes, are subordinate in the capital structure of the borrower. Therefore, in a liquidation, these loans generally are junior to any mortgage liens on the underlying property, but senior to any preferred equity or common equity interests in the entity that owns the property. Investor rights typically are governed by intercreditor or interlender agreements. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property-owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property.

●	Unitranche Loans: Unitranche loans are secured loans that combine both senior and subordinated debt into one tranche of debt, generally in a first lien position.

●	Loan Participations: For certain select real estate-related loans, including investments in first mortgage loans, subordinate mortgage loans, mezzanine loans, and other commercial real estate related loans, the Fund may enter into participation, intercreditor or other similar agreements, potentially in a subordinate position (i.e., lower-ranking) to other participants in a syndicated lending structure. Syndicated loans are typically underwritten and syndicated by large commercial and investment banks. These loans may be recently originated by such banks pursuant to the originating bank’s, or lead arranger’s, underwriting standards applicable to borrowers at the time of issuance. The Fund may purchase syndicated loans either in the primary market in connection with their syndication or in the secondary market.

●	Mortgage Whole Loans: The Fund may invest in mortgage whole loans which are single mortgage loans issued to a particular borrower and are not securitized. Mortgage whole loans include loans on residential properties such as one to four family dwellings and on commercial properties such as office buildings, shopping centers and other retail properties, hotels and apartment buildings. By investing in mortgage whole loans, the Fund acquires the entire beneficial interest in a single residential or commercial mortgage that has not been securitized, rather than fractional portions or participations in such loans. When the Fund invests directly or indirectly in whole loans, it typically purchases all rights, title and interest in the loans pursuant to a loan purchase agreement directly from the platform or its affiliate. The platform or a third-party servicer typically continues to service the loans, collecting payments and distributing them to investors, less any servicing fees assessed against the Fund, and the servicing entity typically will make all decisions regarding acceleration or enforcement of the loans following any default by a borrower. Where a platform or its affiliate acts as the loan servicer, there is typically a backup servicer in place in case that platform or affiliate ceases or fails to perform these servicing functions. The Fund, as an investor in a whole loan, would be entitled to receive payment only from the borrower and/or any guarantor, and would not be able to recover any deficiency from the platform, except under very narrow circumstances, which may include fraud by the borrower in some cases. The whole loans in which the Fund may invest may be secured or unsecured.

●	Direct Lending Opportunities: The Fund may also invest in direct lending opportunities, such as privately originated, first lien senior secured and unitranche loans, second lien loans, mezzanine debt, other forms of junior or subordinated debt, preferred equity, warrants and common equity related to a credit agreement. A privately originated loan is a loan that the Fund sources directly from a borrower or private equity sponsor and lends directly to the borrower. This is distinct from a syndicated loan, which generally is underwritten by a bank and then syndicated, or sold, in several pieces to a large group of other investors identified by the bank. Originated loans generally are held until maturity or until they are refinanced by the borrower. Syndicated loans often have liquid markets and can be traded by investors. Privately originated loans will generally pay floating interest rates based on a variable base rate. The Fund expects that most loans will range in size from $20 million to $80 million; however, they could be as small as $5 million or in excess of $100 million. The Fund may make loans both for existing, occupied properties and for new construction projects.

There are no limits on the amount of loans the Fund may originate; provided such transactions comply with the Fund’s 80% investment policy and do not impact the Fund’s ability to maintain its status as a REIT. The Fund may originate loans in accordance with its investment objectives, investment strategies, fundamental investment restrictions and the limitations of the Investment Company Act, to the extent applicable, including, but not limited to, Section 17 thereof. While the Fund will not be involved in servicing such loans, an affiliated person of the Fund may act as an agent in connection with the loans in accordance with the limitations of the Investment Company Act.

Commercial Real Estate-Related Equity Securities

●	Preferred Equity: The Fund may purchase preferred equity securities issued by entities that own real estate or real estate-related investments, including private or publicly-traded REITs. Preferred equity interests generally are senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. This means that, for instance, the issuer must pay dividends to preferred equity holders prior to paying dividends on its common equity and, in the event the issuer is liquidated, preferred equity holders must be fully repaid on their investments before common equity shareholders can receive any money from the issuer. Investors in preferred equity typically are compensated for their increased credit risk from a pricing perspective with fixed payments, but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity issuer, there typically is a change of control event and the limited partner assumes control of the entity. Rights of holders of preferred equity usually are governed by partnership agreements.

Preferred shareholders, however, usually have no right to vote for the issuer’s directors or on other corporate matters. Preferred equity generally pays a fixed stream of income to investors, and this income stream is a primary source of the long-term investment return on preferred equity. As a result, the market value (to the extent applicable) of preferred equity is generally more sensitive to changes in interest rates than the market value of common equity/stocks. In this respect, preferred equity shares certain investment characteristics with debt securities.

●	Real Estate Operating Companies (“REOCs”): The Fund may invest in REOCs, both directly and through its investments in private debt. REOCs are companies that invest in real estate and whose shares trade on a public exchange. A REOC is similar to a REIT, except that a REOC will reinvest its earnings, rather than distributing them to unit holders as REITs do. Additionally, REOCs are more flexible than REITs in terms of what types of real estate investments they can make. REOCs may be used by the Fund to generate current income and provide liquidity for the Fund, while having low to moderate correlation to the broader equity markets. The Fund may invest in REOCs by purchasing their common stock, preferred stock, debt or warrants.

Other Real Estate-Related Structured and Securitized Investments

●	Commercial Mortgage-Backed Securities (“CMBS”): The Fund may invest in mortgage-backed securities (“MBS”) of any kind, including agency and non-agency CMBS and various sub-sector investments therein. CMBS generally are multi-class debt or pass-through certificates secured or backed by mortgage loans on commercial properties. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS generally are structured to provide protection to the senior class investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities (“Subordinated CMBS”) take the first loss if there are defaults on the underlying commercial mortgage loans. Other protections, which may benefit all the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization.

Agency CMBS are CMBS that are issued by a U.S. government agency, such as the Government National Mortgage Association (“Ginnie Mae”), or a federally chartered corporation, such as the Federal National Mortgage Associate (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Non-agency CMBS are securities that are not issued or guaranteed by a U.S. government agency or federally chartered corporation.

The typical commercial mortgage is a five- or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are often structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors for foregone interest collections.

Mortgage-backed securities (“MBS”) include multiple types of securities, including collateralized mortgage obligations (“CMOs”), single-asset/single-borrower transactions (“SASB”), and real estate mortgage investment conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or other mortgage-backed securities. CMOs are issued in multiple classes, each with a specific fixed or floating interest rate and a final scheduled distribution date. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

The Fund may invest in various CMBS sub-sectors, such as SASB, involving the securitization of a single loan, which typically is collateralized by a single, large property or portfolio of properties controlled by one sponsor. The Fund may also purchase risk-retention bonds off of SASB CMBS securitizations. These bonds are typically horizontal pari passu interests in the most subordinate tranches of CMBS transactions. Based on regulatory requirements, these risk-retention bonds must be held for a minimum of five years and cannot be leveraged. In addition, transfer requirements restrict the ability to sell these investments after the minimum five-year hold period to only approved transferees under federal risk retention rules.

CMOs may be issued by a U.S. Government agency or instrumentality or by a private issuer. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. Government or its agencies or instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. Government, its agencies or instrumentalities or any other person or entity. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include Fannie Mae and Freddie Mac. Fannie Mae is a government-sponsored corporation the common stock of which is owned entirely by private stockholders. Fannie Mae purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, and credit unions and mortgage bankers. Pass-through securities issued by Fannie Mae are guaranteed as to timely payment of principal and interest by Fannie Mae, but are not backed by the full faith and credit of the U.S. Government.

Freddie Mac was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Freddie Mac Guaranteed Mortgage Pass-Through Certificates (also known as “Freddie Macs” or “PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

The Fund may also invest in certificates and/or tranches relating to real estate mortgage investment conduit securitizations of pools of Freddie Mac multifamily mortgage loans, commonly known as “K-Deals.” K-Deals are Freddie Mac’s multifamily approach to securitizing mortgage loans backed by multifamily apartment properties nationwide. The K-Deals enable Freddie Mac to help keep rental housing affordable, while attracting private capital to the market and minimizing U.S. taxpayers’ exposure to credit risk. For the securitization, a number of geographically diverse multifamily loans that meet Freddie Mac's stringent underwriting criteria are pooled into a trust that issues multiple tranches of various duration and risk profiles. Senior tranches are guaranteed by Freddie Mac for timely interest and ultimate principal payment, and are generally rated AAA/AA with weighted average life ranging from 7 to 10 years; subordinate tranches are not guaranteed by Freddie Mac, and generally have ratings of A/BBB and weighted average lives close to 10 years.

The subordinated tranche of K-Deals that the Fund may invest in are known as “B-Piece Certificates” and “Interest-Only Certificates.” B-Piece Certificates generally represent the most subordinated 5-10% in principal amount of certificates issued in a K-Deal securitization. The B-Piece Certificate is the controlling class within the structure but is the most subordinated and unrated tranche of debt. The B-Piece Certificates offer the potential for the highest total return but also bear the most risk in the structure as the investment sits in a first loss position. For certain B-Piece Certificates, investors may receive interest every month until the Certificates are paid off and receive principal concurrently with investors in the senior certificates. For other B-Piece Certificates structured as zero-coupon bonds, there is no interest payable until maturity, and investors receive principal only after investors in the senior certificates have been entirely paid off. Interest-Only Certificates reflect the difference between the interest rate on the loan and the coupon rate on each certificate class. For Interest-Only Certificates, investors only receive interest payments and never receive principal. Interest-Only Certificates are unrated.

In order to participate in the exclusive offering of the B-Piece Certificates, a buyer, like OCA, must be pre-approved by Freddie Mac as an “Approved Directing Certificateholder” (“Approved DCH”), which requires extensive qualifications. These include extensive experience in owning and operating multifamily properties, a history of relevant experience as a fixed income investor, history and relevant experience as a subordinated debt investor and a reputation of acting as patient, recurring capital, among other strict qualifications. On top of this, due diligence is extensive for a prospective DCH.

●	Commercial Real Estate Collateralized Loan Obligations (“CRE CLOs”): CLOs are securities backed by an underlying portfolio of loans, typically syndicated loans or other loans to corporate borrowers. CLOs issue classes or “tranches” that vary in seniority, risk, and yield. CRE CLOs are securities that are collateralized by, or evidence ownership interests in, a single commercial mortgage loan or a partial or entire pool of mortgage loans secured by transitional commercial properties. CRE CLOs are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions of specified principal and interest payments from the trust’s underlying assets. The Fund may invest in the debt and equity tranches of CRE CLOs. The vast majority of the portfolios of most CLOs consists of first lien senior secured loans although many CLOs enable the CLO collateral manager to invest up to approximately 10% of the portfolio in other assets, including second lien loans, unsecured loans, DIP loans and fixed rate loans.

The CLO equity tranche, which is in the first loss position, is unrated and subordinated to the debt tranches and typically represents 8% to 11% of a CLO’s capital structure. The holders of CLO equity tranche interests typically are entitled to any cash reserves that form part of the structure when such reserves are permitted to be released. The CLO equity tranche captures available payments at the bottom of the payment waterfall, after operational and administrative costs of the CLO and servicing of the debt securities. Economically, the equity tranche benefits from the difference between the interest received from the investment portfolio and the interest paid to the holder of debt tranches of the CLO structure. Should a default or decrease in expected payments to a particular CLO occur, that deficiency typically first affects the equity tranche in that holders of that position generally will be the first to have their payments decreased by the deficiency. CRE CLOs may be adversely impacted due to collateral defaults of subordinate tranches or market anticipation of such defaults.

●	Multifamily Structured Credit Risk Notes (“MSCR Notes”): The Fund may also invest in MSCR Notes which are unguaranteed securities designed to transfer to investors a portion of the credit risk associated with eligible multifamily mortgages. MSCR Notes are also considered CMBS. The tranche of MSCR Notes invested in by the Fund may include the B-1, M-2 and M-1 tranches. The B-1 tranche is the most subordinated tranche of debt available to investors and bears the second highest risk in the structure as the investment sits in a second loss position. The M-2 tranche bears the third highest risk in the structure as the investment sits in a third loss position. The M-1 tranche bears the fourth highest risk in the structure as the investment sits in a fourth loss position.

Commercial Real Estate; Direct Holdings

In the ordinary course, the Fund does not expect or intend to invest directly in commercial real estate as part of its investment program. However, in certain limited circumstances, such as in the event that real property securing an existing investment becomes impaired (a “Workout Asset”), a borrower defaults on a loan secured by real estate, casualty damages exceed insurance policy limits or an insurance company fails or is unable to pay a claim that, in each case, bears on the value of the underlying collateral, the pursuit and/or enforcement of the rights and remedies available to the Fund may result in direct ownership of commercial real estate. In such limited circumstances, the Fund would expect to engage an unaffiliated third-party, at prevailing market rates, to manage and operate the property. Moreover, if the Fund acquires any real property serving as collateral for a loan by foreclosure or otherwise, the Fund generally will seek to sell or otherwise dispose of such property as soon as practicable and would not seek to retain direct real estate holdings in the ordinary course. At all times, the Fund will limit its direct ownership of commercial real estate in order to ensure its continued treatment as an investment company under the Investment Company Act.

In the event the Fund acquires a Workout Asset, the Adviser expects to confer with all related parties, including the borrower and senior lender, to determine a plan of action. In such circumstances, the Adviser expects to utilize its personnel and/or those of its affiliates with extensive experience underwriting direct real estate and, to the extent necessary, would retain appropriate counsel to handle legal matters related to a restructuring. Additionally, the Adviser expects that a Workout Asset would be underwritten as a new acquisition to determine the appropriate strategy for ownership, capital needs and long-term positioning. The Adviser also expects that, in such circumstances, its relevant personnel and appropriate specialists would analyze debt scenarios, payroll and exit scenarios, and the appropriate structure to ensure that the Fund maintains its tax qualification as a REIT. Neither the Adviser, nor any affiliates of the Adviser, would otherwise be engaged to manage or operate the acquired Workout Asset.

In circumstances in which a Workout Asset relates to agency CMBS for which the Fund is the B-Piece Certificate holder, such as B-Piece Certificates in Freddie Mac securitizations or CMBS issued by Ginnie Mae or Fannie Mae, and a loan modification is required, the borrower may be required to pay a related fee for such modification. The borrower’s fee, typically one percent, often is split between the special servicer and the B-Piece Certificate holder in accordance with terms specified in the CMBS certificates. The Adviser expects a Workout Asset involving agency CMBS to be a rare occurrence. However, in such event, the Fund, as the B-Piece Certificate holder, would expect to retain its portion of the workout-related fee paid by the borrower to compensate the Fund for specially serviced loans.

Other Features and Characteristics of the Fund’s Portfolio

●	Maturity and Duration. The senior secured loans and unitranche loans in which the Fund will invest generally have stated terms of five to eight years, and the mezzanine, unsecured or subordinated debt investments that we may make will generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and five years. However, there is no limit on the maturity or duration of any security the Fund may hold in its portfolio. Loans and securities purchased in the secondary market will generally have shorter remaining terms to maturity than newly issued investments.

●	Ratings and Below Investment Grade Securities. The Adviser expects most of the Fund’s debt investments will be unrated. The debt investments may also be rated by a nationally recognized statistical rating organization, and, in such cases, generally will carry a rating below investment grade (rated lower than Baa3 by Moody’s Investors Service, Inc. or lower than BBB- by S&P Global Ratings). The Fund may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are referred to as “high yield” securities and “junk bonds,” have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

●	Leverage. In pursuing the Fund’s investment objectives, the Fund will seek to enhance returns through the use of leverage. The Fund primarily intends to enter into financing transactions using reverse repurchase agreements, but it may also enter into credit agreements and other loan transactions with financial institutions such as banks. Under the Investment Company Act, the Fund’s aggregate amount of indebtedness, regardless of the form it takes, is limited to up to 33⅓% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such indebtedness) immediately after entering into any type of financing transaction. Leverage magnifies volatility and will decrease the Fund’s return if the Fund fails to earn as much on an investment purchased with borrowed funds as it pays for the use of those funds. The Fund’s leverage strategy may not work as planned or achieve its goal.

●	Non-Diversified Status. Although the Fund is a “non-diversified” investment company within the meaning of the Investment Company Act, and as such may invest a greater portion of its assets in a more limited number of issuers than a diversified fund, the Fund will seek to achieve diversification by investing across real estate asset classes, property types, positions in the capital stack, and geographic locations. The real estate underlying the Fund’s investments will be located in the United States.

Other Information Regarding Investment Strategies

Defensive Positions; Investments in Cash or Cash Equivalents

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Fund may invest up to 100% of its assets in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities. In these circumstances, the Fund may not achieve its investment objectives. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the Investment Company Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program.

Portfolio Turnover; Tax Implications

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. It is anticipated that the Fund’s portfolio turnover rate will ordinarily be between 5% and 35%. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the anticipated holding periods, dividends paid on them may not qualify for advantageous federal tax rates. There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced U.S. federal income tax rates applicable to qualified dividends under the Code. As a result, there can be no assurance as to what portion of the Fund’s distributions will be designated as qualified dividend income. See “U.S. Federal Income Tax Considerations.”

Investment Process

The Adviser takes a nimble approach to real estate investing by allocating the Fund’s assets among the primary asset classes described above, including commercial real estate-related debt, equity, structured and securitized investments and commercial real estate, with a focus on multifamily properties. The Adviser believes that its market insight, industry relationships and real estate investment experience will enable it to take advantage of relative value opportunities in the real estate industry through all phases of a market cycle.

The Adviser’s investment professionals utilize and evaluate a broad range of data and metrics in evaluating prospective investments, such as: peer rental properties to gauge rental rates achievable in the relevant market; sales figures for the valuation of like kind properties; third party reports, including appraisals, property condition assessments, engineering studies, environmental and soil reports, crime statistics, and demographic studies; financial analyses, including in-depth reviews of property operations, revenues, expenses, capital reserve requirements and debt yield metrics; legal analyses, including assessments of zoning reports, title and survey reviews; and sponsorship qualifications, experience, net worth and liquidity. Specific data sources and inputs evaluated may vary based on the specific asset class and investment type under consideration. For instance, for potential CMBS and other real estate-related structured and securitized investments, the Adviser expects to evaluate loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization’s pool of loans, and the estimated impact of these losses on expected future cash flows.

The Adviser believes that its investment management professionals generally have unique access to investments that have high barriers to entry and the capacity to invest in niche real estate products across the real estate industry. In this regard, the Adviser believes that its access to and experience with investing in Freddie Mac K-Deals, and “B-Piece Certificates” in particular, as further described above, illustrates the firm’s capabilities. Freddie Mac B-Piece Certificates typically are sold by Freddie Mac through an auction process in which a select group of 15-20 potential bidders are invited. As noted above, in order to participate in the exclusive offering of the B-Piece Certificates , a buyer, like the Adviser, must be pre-approved by Freddie Mac as an “Approved Directing Certificateholder” (previously defined as an “Approved DCH”), which requires the following qualifications: extensive experience as an owner and operator of multifamily properties; history of exhibiting relevant experience as a fixed income investor, including, specifically, with subordinated debt; and reputation as a long-term investor.

The Adviser’s status as an Approved DCH for Freddie Mac K-Deals is not an approval or endorsement of the Fund or the Adviser by the U.S. Government, its agencies or instrumentalities or any other person or entity, including U.S. Government-related guarantors, including Fannie Mae and Freddie Mac.

Co-Investments. The Fund does not expect to seek SEC co-investment exemptive relief and therefore, will not be permitted to co-invest with certain entities affiliated with or managed by the Adviser in transactions originated by the Adviser or its affiliates unless it invests in accordance with existing regulatory guidance and the allocation policies of the Adviser and its affiliates, as applicable.

Under the Adviser’s allocation of investment opportunities procedures, in the event of demand among the Adviser’s clients, including the Fund, exceeding the available allocation of investment opportunities, the Adviser will determine whether to reduce a client’s access to the investment opportunity based on the Adviser’s allocation policy and procedures then in effect. In such circumstances, the Fund will only be permitted to invest in investment opportunities if all other clients of the Adviser with similar investment mandates have determined that the investment opportunity is not suitable for them and have determined not to express interest in the investment opportunity. Further, the Fund will be unable to participate in certain negotiated transactions with the Adviser and its affiliates, including funds or other investment ventures with similar investment strategies as the Fund.

Potential Investment Structures

The Fund may gain exposure to commercial real estate-related investments and, if relevant, direct real estate investments both directly and indirectly through certain types of potential investment structures, as set forth below. The use of any of the potential investment structures described below is subject at all times to adherence with the Fund’s principal investment strategies and regulatory requirements, including those imposed by the Investment Company Act. The Fund does not currently intend to create or acquire any entities that primarily engage in investment activities in securities or other assets and that are “primarily controlled” by the Fund, other than Wholly Owned Entities, as defined below.

●	Wholly owned subsidiaries of the Fund (“Wholly-Owned Entities”). The Fund may invest in commercial real estate-related investments and, if relevant, direct real estate investments, through one or more Wholly Owned Entities. Direct real estate investments owned through Wholly Owned Entities may include fee simple (i.e., an absolute title to the underlying real estate free of any other claims), leasehold ownership, or a partnership interest in the underlying real estate. The Fund may also utilize Wholly-Owned Entities as investment vehicles for certain preferred equity investments. Using a Wholly-Owned Entity to acquire preferred equity interests in issuers, directly or through pass-through intermediaries, enables the Fund to negotiate customized deal structures with the preferred equity issuers or sponsors. Additionally, use of a Wholly-Owned Entity may enable the Fund to limit its exposure to certain liabilities attributable specifically to such preferred equity investments that it might otherwise be exposed to by direct investment. Nonetheless, unlike investments through Co-Investment Entities or Joint Venture Entities (both as defined below), the Fund will maintain complete ownership of any underlying investment held by a Wholly Owned Entity and as a result, the Fund will bear all risks associated with such underlying investment. The Fund will, however, have greater flexibility as to disposition or restructuring of a commercial real estate-related investment or the renovation, redevelopment, repositioning, or disposition of an underlying direct real estate investment held by the Wholly Owned Entity because the Fund will be in a position to exercise sole decision-making authority with respect to such underlying investment. Further, investments in real estate made through a Wholly Owned Entity will not be subject to the risk of bankruptcy of a third party or failure of such third party to fund any required capital contributions, or the risk of disputes between the Fund and its joint venture partners that could result in litigation or arbitration that would increase the Fund’s expenses.

●	Entities in which the Fund co-invests alongside unaffiliated third-party investors (“Co-Investment Entities”). Instead of acquiring full ownership of direct real estate investments or commercial real estate-related debt investments through a Wholly Owned Entity, the Fund may acquire partial interests through entities in which the Fund co-invests with unaffiliated third parties. The Fund’s ownership percentage in a Co-Investment Entity will generally be pro rata to the amount of money the Fund applies to the total commitment amount for any underlying investment or purchase price (including financing, if applicable) and the acquisition, construction, development, or renovation expenses, if any, of an underlying direct real estate investments, as applicable, owned by the Co-Investment Entity. Certain unaffiliated third parties may also invest in the Co-Investment Entity on terms that may vary from those of the Fund. The Fund expects that any unaffiliated third parties that will invest alongside the Fund in a Co-Investment Entity will generally be institutional investors such as public pension funds, corporate pension funds and qualified trusts forming part of an endowment or charitable foundation.

●	Entities in which the Fund co-invests solely alongside unaffiliated third parties and over which the Fund exerts some control (“Joint Venture Entities”). The Fund may enter into Joint Ventures Entities with third parties, including partnerships, co-tenancies and other co-ownership arrangements or participations with mortgage or investment banks, financial institutions, real estate developers, owners, or other non-affiliated third parties for the purpose of owning or operating direct real estate investments or commercial real estate-related debt investments through Joint Venture Entities. In such event, the Fund would not be in a position to exercise sole decision-making authority regarding any underlying investment held by the Joint Venture Entity, and as a result the Fund may also be subject to the potential risk of impasses on decisions, such as a sale, because neither it nor its joint venture partners would have full control over the investments held by the Joint Venture Entity. See “Risk Factors — Risks Related to Direct Investments in Real Estate — Partial Ownership Interests” and “— Reliance on Third- Party Managers or Joint Venture Partners.” Joint Venture Entities entered into by the Fund would only include arrangements in which the Fund does not primarily control the Joint Venture Entity. In these Joint Venture Entities, the Fund would generally share control with the third-party partner (for example, the Fund may have approval rights over some or all of the Joint Venture Entity’s activities, and in limited circumstances that do not amount to primary control of the Joint Venture Entity, may have the ability to require that the Joint Venture Entity take specific actions), even though the Fund may hold a majority of the economic interests of a Joint Venture Entity. Unlike investments in Wholly Owned Entities, investments in Joint Venture Entities may, under certain circumstances, involve risks related to the involvement of a third party, including the possibility that the Fund’s joint venture partners might become bankrupt or fail to fund their required capital contributions. As with a Co-Investment Entity, the Fund expects that the other unaffiliated third-party joint venture partners that will invest alongside the Fund in a Joint Venture Entity will generally be institutional investors such as public pension funds, corporate pension funds and qualified trusts forming part of an endowment or charitable foundation.

When considering entering into a joint venture, the Adviser and the Fund’s management will consider all facts they believe are relevant including, but not limited to, the nature and attributes of the other members of a potential Joint Venture Entity, the proposed structure of a Joint Venture Entity, the nature of the operations, liabilities and assets a Joint Venture Entity may conduct or own, and the proportion of the size of the Fund’s interest when compared to the interests owned by other members of a Joint Venture Entity.

The Fund may originate, acquire, hold, finance or otherwise invest in commercial real estate-related loans and other debt investments directly or through one or more investment structures described above, including Wholly-Owned Entities, Co-Investment Entities and Joint Venture Entities. Such entities may be established to own individual loans, portfolios of loans or other real estate-related assets and may enter into financing arrangements relating to such assets. The use of such structures may facilitate financing, investment structuring, risk management, liability management and other business or investment objectives.

If and to the extent the Fund establishes a subsidiary, the Fund intends to operate such subsidiary in a manner designed to facilitate compliance with applicable requirements of the Investment Company Act of 1940. The treatment of the subsidiary's investments, obligations and financing arrangements for purposes of the Investment Company Act will depend on the facts and circumstances of the applicable structure and applicable law. In addition, if the Fund establishes a subsidiary that has an investment adviser, such investment adviser will comply with the provisions of the Investment Company Act relating to investment advisory contracts as if it were an investment adviser to the Fund, and such subsidiary will comply with the affiliated transaction and custody provisions of the Investment Company Act, as applicable.

Risk Factors

Investing in the Fund involves risks, including the risk that an investor may receive little or no return on their investment or that an investor may lose part or all of such investment. An investment in the Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objectives. Your securities at any point in time may be worth less than you invested, even after taking into account the reinvestment of Fund dividends or distributions, as applicable. You should consider carefully the following principal risks before investing in the Fund.

General Risks of Investing in the Fund

Fluctuations in Fund NAV

The Fund’s NAV may be significantly affected by numerous factors, including the risks described in this Prospectus, many of which are outside of the Fund’s control. There is no guarantee that the Fund’s NAV will not decrease and it may fluctuate significantly.

Market Risk

The Fund is subject to market risk. Market risk includes unexpected directional price movements, deviations from historical pricing relationships, changes in the regulatory environment, changes in market volatility, panicked or forced selling of assets and contraction of available credit or other financing sources. The success of the Fund’s investment activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws and national and international political circumstances. Although globally and among developed countries there has been a relatively stable political environment for decades, there is no guarantee that such stability will be maintained in the future. International policies, relationships and trade agreements, which have generally been perceived as stable or evolving, appear to be much more in flux. Adjustments in major trade relationships have already been met by retaliatory measures from other countries and could cause potential escalation in protectionist behavior leading to a drag on growth prospects as trade and investment and productivity growth are reinforcing and linked. Other drivers of geopolitical, economic and market risk may also come from, among other things, increased political tension on the international stage, substantial slowdown and outright recessions in certain markets, pressure on oil prices, rising corporate leverage, continuous abnormally low global interest rates, structural stresses in the European Union, international terrorist activity and armed conflict and risk of armed conflict in the Middle East, East Asia and elsewhere. Similarly, environmental and public health risks, such as natural disasters or pandemics, or widespread fear that such events may occur, may impact markets adversely and cause market volatility in both the short- and long-term. Additionally, economic or other sanctions imposed on the United States by a foreign country, or imposed on a foreign country or issuer by the United States, could impair a Fund’s ability to buy, sell, hold, receive, deliver, or otherwise transact in certain investment securities. Sanctions could also affect the value and/or liquidity of a foreign security. Geopolitical and other risks, including environmental and public health, may also add to instability in world economies and markets generally.

Recent market conditions and events, including a global public health crisis, wars and armed conflicts and actions taken by governments in response, may exacerbate volatility. Any of these developments, or the perception that any of these developments are likely to occur or worsen, could have a material adverse effect on economic growth or business activity, result in the relocation of businesses, cause business interruptions, lead to economic recession or depression, and impact the stability of financial markets or financial institutions and the financial and monetary system. The Fund may be affected by these developments in ways that are not foreseeable, and there is a possibility that such developments could have a significant adverse effect on the Fund and its ability to achieve its investment objectives. Rapid changes in prices or liquidity, which often are not anticipated and can relate to events not connected to particular investments, may limit the ability of the Fund to dispose of its assets at the price or time of its choosing and can result in losses. Changes in prices may be temporary or may last for extended periods.

Market turmoil may negatively affect the Fund’s performance. Such factors may affect the level and volatility of security prices and liquidity of a Fund’s investments. Credit markets may become illiquid, credit spreads may widen and the equity markets may lose substantial value. Such market conditions may cause the Fund to suffer substantial losses and/or implement measures that adversely affect the Fund. Changes in the value of securities may be temporary or may last for extended periods.

Closed-End Interval Fund Risk

The Fund is a non-diversified, closed-end management investment company operating as an “interval fund” and designed primarily for long-term investors. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment.

Repurchase Offers Risk

Although the Fund, as a fundamental policy, will make quarterly offers to repurchase at least 5% and up to 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund will offer to repurchase only the minimum amount of 5% of its outstanding Shares. Accordingly, you may not be able to sell your Shares when or in the amount that you desire. Additionally, if a repurchase offer is oversubscribed, Shareholders may be unable to liquidate the full amount of Shares tendered during a particular repurchase offer (see “Quarterly Repurchase Offers”).

The Fund believes that these repurchase offers are generally beneficial to Shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objectives.

If proceeds of the Offering are used to meet repurchase obligations, it may constitute a return of capital (see “U.S. Federal Income Tax Considerations” below). Any use of capital to meet repurchase obligations will be distributed after payment of Fund fees and expenses. If the Fund sells investments in order to fund repurchase requests, the repurchase of Shares will be a taxable event for Shareholders, potentially even to those Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “U.S. Federal Income Tax Considerations” below and in the SAI. If, as expected, the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. Under certain circumstances, consistent with the requirements of the Fund’s Declaration of Trust and By-Laws and the provisions of the Investment Company Act and the rules thereunder, including Rule 23c-3, the Fund may repurchase or redeem at NAV the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other person. Please see “QUARTERLY REPURCHASE OFFERS —Involuntary Repurchases” in this Prospectus and “Repurchases and Transfers of Shares—Involuntary Repurchases” in the SAI for additional information.

Liquidity Risk

To the extent consistent with the applicable liquidity requirements for interval funds, the Fund may invest without limit in illiquid investments. Liquidity risk exists when particular investments are difficult to purchase or sell at the time that the Fund would like or at the price that the Fund believes such investments are currently worth. Many of the Fund’s investments may be illiquid. The term “illiquid investments” for this purpose means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Fund’s investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments.

Competition Risk

Identifying, completing and realizing attractive portfolio investments is competitive and involves a high degree of uncertainty. The Fund’s profitability depends, in large part, on its ability to acquire target assets at attractive prices. In acquiring its target assets, the Fund will compete with a variety of institutional investors, including specialty finance companies, public and private funds, REITs, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Desirable investments in the Fund’s target assets may be limited in the future and the Fund may not be able to take advantage of attractive investment opportunities from time to time. The Fund cannot assure you that the competitive pressures it faces will not have a material adverse effect on its business, financial condition and results of operations or the Fund’s ability to locate, consummate and exit investments that satisfy its investment objectives. With respect to direct lending, a significant part of the Fund’s competitive advantage stems from the fact that the market for investments in U.S. private companies is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of the Fund’s competitors in this target market could force the Fund to accept less attractive investment terms. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the Investment Company Act imposes on the Fund as an investment company.

Delay in Use of Proceeds Risk

Although the Fund currently intends to invest the proceeds from any sale of Shares offered hereby within three months from receipt thereof, the deployment of proceeds may be delayed if suitable investments are unavailable at the time. Pending investment, the net proceeds of the offering may be invested in permitted temporary investments, which may include short-term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions, may be less than the return obtainable from the type of investments in the real estate industry the Fund seeks to originate or acquire. Such investments may also make it more difficult for the Fund to qualify as a REIT. Therefore, delays the Fund encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns. In the event the Adviser is unable to identify suitable investments, such temporary investments may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for an investor’s investment in the Fund to realize its full potential return.

Management Risk and Reliance on Key Personnel

The Fund is subject to management risk because it is an actively managed investment portfolio. There can be no guarantee that the investment decisions made by the Adviser will produce the desired performance results. Regulatory restrictions, actual or potential conflicts of interest or other considerations may cause the Adviser to restrict or prohibit participation in certain investments, or may affect the investment techniques available to the Adviser in connection with managing the Fund. In such circumstances, the Fund may purchase other securities or instruments as substitutes, which may not perform as intended and could adversely affect the ability of the Fund to achieve its investment objectives.

In making its investment decisions and conducting due diligence, the Adviser, as applicable, will exercise its professional judgment in evaluating important and complex business, financial, tax, accounting and legal issues and will rely on the third-party resources reasonably available to it. Such resources, may not be sufficient, accurate, complete or reliable, and the Adviser’s due diligence may not reveal or identify all matters that could have a material effect on the value of an investment. Moreover, even if due diligence reveals certain factors that prove to have a material effect on the value of an investment, there is no guarantee that the Adviser will accurately predict at the time of considering an investment that such factors will ultimately prove to have such a material effect.

There can be no assurance that the key personnel at the Adviser will be retained. The ability to retain such personnel or to attract suitable replacements should any such persons leave is dependent on the competitive nature of the employment market. The loss of the services of one or more of the Adviser’s key employees could have an adverse impact on the Fund’s ability to realize its investment objectives.

Limited Operating History

Although the Fund’s Adviser and portfolio manager have experience in the real estate market and have acted as managers of private real estate-focused investment vehicles, including each of the Predecessor Funds, the Fund itself was recently organized and has a limited operating history and the Adviser has not previously managed an investment company registered under the Investment Company Act. Similarly, the Fund has no performance history operating as an interval fund pursuant to Rule 23c-3 that Shareholders could use to evaluate the Fund’s investment performance operating within such a structure. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objective and the value of investors’ investments could decline substantially or that investors’ investments could become worthless. Moreover, the Investment Company Act and the Code impose numerous constraints on the operations of registered management investment companies and REITs that do not apply to the other types of investment vehicles. As a result, an investment in the Shares may entail more risk than the shares of a comparable company with a substantial operating history.

Multifamily Real Estate Risk

The Fund's investments are concentrated, or are expected to be concentrated, in multifamily residential properties and related debt investments. Adverse developments affecting the multifamily sector, including changes in rental demand, occupancy levels, operating expenses, housing affordability, government regulation, rent-control initiatives, tenant protections, or local market conditions, could disproportionately affect the Fund.

Geographic Concentration Risk

The Fund may concentrate investments in particular geographic regions, metropolitan areas or local markets. As a result, adverse economic, regulatory, demographic, environmental, natural disaster, climate-related, public health or real estate market developments affecting those areas may have a disproportionate impact on the Fund's investments and performance as compared to a more geographically diversified portfolio.

Below Investment Grade (High Yield or Junk) Securities Risk

There is no limit on the Fund’s ability to invest in below investment grade securities. Below investment grade securities may be particularly susceptible to economic downturns and are inherently speculative. It is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Lower grade securities, though high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The retail secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times to sell certain securities or could result in lower prices than those used in calculating the Fund’s NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment, both in the short- term and the long-term.

Cybersecurity Risks

The Adviser and the Fund depend heavily upon computer systems to perform necessary business functions. Despite the implementation of a variety of security measures, their computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, the Adviser and the Fund may experience threats to their data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, the Adviser’s or the Fund’s computer systems and networks, or otherwise cause interruptions or malfunctions in the Adviser’s or the Fund’s operations, which could result in damage to the Adviser’s or the Fund’s reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss. The rapid development and increasingly widespread use of artificial intelligence technologies could increase the effectiveness of cyber attacks and exacerbate said risks.

Concentration Risk

The Fund’s investments in real estate debt are expected to be secured by commercial real estate assets. The Fund’s concentration in the commercial real estate industry may increase the volatility of the Fund’s returns and may also expose the Fund to the risk of economic downturns in this industry to a greater extent than if its portfolio also included investments in other industries. While this portfolio concentration may enhance total returns to the Shareholders, if any large position sustains a material loss, the returns to the Fund, and thus to Shareholders, will be lower than if the Fund had invested in a more diversified portfolio.

Further, there is no limit regarding the amount of Fund assets that may be invested in commercial real estate in any single geographic area within the United States. To the extent the Fund concentrates its investments in a limited number of commercial real estate assets or geographic areas, the Fund will be subject to certain risks relating to concentrated investments. The Fund’s revenue from, and the value of, its commercial real estate assets located in any single concentrated region may be affected disproportionately by a number of factors, including local commercial real estate conditions (such as oversupply of or reduced demand for such properties) and the local economic climate. Business layoffs, downsizing, industry slowdowns, changing demographics, and other factors may adversely impact the local economic climate. A downturn in either the local economy or in general real estate conditions for any market in which the Fund’s investments are concentrated could adversely affect the Fund’s financial condition, results of operations, cash flow and ability to make distributions to Shareholders.

Valuation Risks

The price the Fund pays for its private commercial real estate investments will be based on the Adviser’s projections of market demand, occupancy levels, rental income, the costs of any development, redevelopment or renovation of a property, borrower expertise and other factors. If any of such projections are inaccurate or it ascribes a higher value to assets and their value subsequently drops or fails to rise because of market factors, returns on the Fund’s investment may be lower than expected and could experience losses.

For the purposes of calculating the Fund’s NAV, private commercial real estate investments will initially be valued at cost, which the Fund expects to represent fair value at that time. Thereafter, valuations of properties will be derived from an independent third-party service provider.

Within the parameters of the valuation policies adopted by the Valuation Designee and approved by the Board, the valuation methodologies used to value the Fund’s private commercial real estate investments will involve subjective judgments and projections that may not materialize. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not materialize. Valuations of the Fund’s private commercial real estate-related debt investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Fund’s or the Adviser’s control. Valuations of the Fund’s private commercial real estate-related debt investments by an independent third-party service provider are generally conducted annually. In the interim between third-party evaluations, the Adviser’s Valuation Committee shall value each such investment on a monthly basis as set forth in the valuation procedures adopted by Adviser and approved by the Board (see “Determination of Net Asset Value”). It may be difficult for the Valuation Designee to quantify the impact of financial conditions and other factors relevant to the valuation of such and asset, and the information necessary to make a full assessment of the asset’s fair value may not be immediately available, which may require the Valuation Designee to make an assessment of fair value with incomplete information.

The Fund’s Board has designated the Adviser as the Fund’s Valuation Designee pursuant to Rule 2a-5 under the Investment Company Act. However, Adviser’s participation in the Fund’s valuation process could result in a conflict of interest, since the fee payable to the Adviser is based on the Fund’s average daily net assets. A material change in a private commercial real estate investment or a new appraisal of a private commercial real estate investment may have a material impact on the Fund’s overall NAV, resulting in a sudden increase or decrease to the Fund’s NAV per share. Real estate valuations do not necessarily represent the price at which assets will sell, since market prices of real estate assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset is actually sold in the market, and the difference between carrying value and the ultimate sales price could be material.

Accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of an appraisal. It also may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of the Fund’s real property investments between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies, an unanticipated structural or environmental event at a property or material changes in market, economic and political conditions globally and in the jurisdictions and sectors in which a property operates, may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the Fund’s NAV per share may not reflect a material event until such time as sufficient information is available and the impact of such an event on a property’s valuation is fully evaluated.

Reverse Repurchase Agreements Risk

The use of reverse repurchase agreements involves many of the same risks involved in the use of leverage, because the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement will decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund will decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experience insolvency, the Fund could be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements, the Fund’s NAV will decline, and, in some cases, the Fund could be worse off than if it had not used such instruments.

Leverage Limitations under the Investment Company Act

As a closed-end investment company that is registered with the SEC, the Fund is subject to the federal securities laws, including the Investment Company Act and the rules thereunder. The Investment Company Act generally limits the extent to which the Fund is able to use borrowings and “uncovered” transactions that give rise to a form of leverage, including reverse repurchase agreements and any other senior securities representing indebtedness, to 33⅓% of the Fund’s total assets, including assets attributable to such leverage. That is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) will be at least 300% of the senior securities representing indebtedness. In addition, the Fund is not permitted to declare any cash dividend or other distribution on common shares unless, at the time of such declaration, this asset coverage test is satisfied.

The SEC adopted Rule 18f-4 under the Investment Company Act (“Rule 18f-4”), which provides for the regulation of registered investment companies’ use of derivatives and certain related instruments. Rule 18f-4 imposes limits on the amount of derivatives a fund can enter into and replaces the asset segregation framework previously used by funds to comply with Section 18 of the Investment Company Act, among other requirements. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives (that is, if the fund’s derivatives exposure does not exceed 10 percent of its net assets, as calculated in accordance with Rule 18f-4) may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4.

Currently, the Fund intends to qualify as a “limited derivatives user” under Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund.

As a limited derivatives user, the Fund would not be required to establish a derivatives risk management program or to appoint a derivatives risk manager. The Fund has, however, adopted policies and procedures to manage its aggregate derivatives risk. Additionally, since the Fund intends to qualify as a limited derivatives user, the Fund will treat its holdings of reverse repurchase agreements as senior securities under Section 18 of the Investment Company Act. Accordingly, reverse repurchase agreements will be subject to the 300% asset coverage requirements described above. The Fund will combine the aggregate amount of indebtedness associated with reverse repurchase agreements or similar financing instruments with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio.

To the extent that the Fund directly incurs debt, borrowings or other financing arrangements that constitute senior securities under the Investment Company Act of 1940, such amounts will be included in the Fund's asset coverage calculations and otherwise treated in accordance with Section 18 of the Investment Company Act. The Fund may also invest through Wholly-Owned Entities Co-Investment Entities, Joint Venture Entities, special purpose entities and other investment structures that incur financial obligations, obtain financing or enter into other leverage arrangements. Whether any such obligation or arrangement is treated as a borrowing or senior security of the Fund for purposes of Section 18 will depend on the facts and circumstances of the applicable structure and applicable law. The Fund intends to maintain asset coverage as required by Section 18 with respect to borrowings and other financing arrangements that are treated as senior securities of the Fund under applicable law. Certain investments may also utilize property-level or asset-level financing, including mortgages and similar arrangements, that are non-recourse to the Fund except in limited circumstances.

The Fund will invest through subsidiaries and special purpose vehicles that are not investment companies. The Fund generally does not treat indebtedness incurred by such entities as senior securities of the Fund for purposes of Section 18 of the Investment Company Act where the indebtedness is not consolidated with the Fund under applicable accounting principles and where the debt is non-recourse to the Fund. If the SEC or its staff were to require the Fund to treat such indebtedness as Fund leverage, the Fund could become subject to additional asset coverage requirements and restrictions on its ability to borrow, make distributions, or incur additional leverage.

Risks of Investing in Real Estate-Related Investments

General Risks Relating to Real Estate-Related Debt and Preferred Equity Investments

The Fund expects to invest in a variety of real estate-related debt and preferred equity investments, and will be subject to a variety of risks in connection with such investments. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact the Fund’s performance by making it more difficult for entities in which the Fund invests to satisfy their debt payment obligations, increasing the default risk applicable to such borrowers and/or making it relatively more difficult for the Fund to generate attractive risk-adjusted returns. It is impossible to predict the degree to which economic conditions generally, and the conditions for real estate investing in particular, will improve or will deteriorate. Declines in the performance of the U.S. and global economies, the commercial real estate markets or in the commercial real estate debt markets could have a material adverse effect on the Fund’s investment strategy and performance.

Furthermore, investments in preferred equity involve a greater risk of loss than conventional debt financing due to a variety of factors, including their non-collateralized nature and subordinated ranking to other general and secured creditors of the entity in which such preferred equity is held. Accordingly, if the issuer defaults on a Fund investment, the Fund would only be able to proceed against such entity in accordance with the terms of the preferred equity, and not against any property owned by such entity. Furthermore, in the event of bankruptcy or foreclosure, the Fund would only be able to recoup its investment after all lenders to, and other creditors of, such entity are paid in full. Moreover, holding equity interests involves certain risks not present in real property loans or direct property ownership. For example, there is the possibility that other preferred equity owners may have economic or business interests or goals which are inconsistent with those of the Fund. Further, the value of securities or other instruments purchased may fluctuate in value in a manner dependent on many criteria not directly related to the risks associated with real property, including the terms and conditions of the preferred equity, the relative seniority of the equity and the general prospects and conditions of the issuer.

Risks Relating to Commercial Real Estate Debt Instruments

Commercial real estate-related debt instruments (e.g., mortgages and mezzanine loans) that are secured by commercial real estate, are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

●	tenant mix and tenant bankruptcies;

●	success of tenant businesses;

●	property management decisions, including with respect to capital improvements, particularly in older building structures;

●	property location and condition;

●	competition from other properties offering the same or similar services;

●	changes in laws that increase operating expenses or limit rents that may be charged;

●	any need to address environmental contamination at the property;

●	changes in national, regional, or local economic conditions, real estate values and/or rental occupancy rates;

●	changes in interest rates and in the state of the debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate;

●	changes in real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental regulation;

●	seasonal and weather-related fluctuations in demand affecting the performance of certain properties, including real estate used in the hospitality industry;

●	decline in demand for real estate from increased use of e-commerce or other technological advances;

●	acts of God, terrorism, social unrest and civil disturbances, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; and

●	adverse changes in zoning laws.

In addition, the Fund may be exposed to the risk of judicial proceedings with borrowers and entities in which it invests, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by the Fund as a lender or an investor. In the event that any of the properties or entities underlying or collateralizing the Fund’s commercial real estate-related debt investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments could be materially and adversely affected.

Risks Relating to Direct Lending

The Fund will face risks related to its direct lending in real estate-related assets. Direct lending investments typically are high-yield loans to stressed or distressed companies that are asset rich but have limited liquidity, and that need quick access to capital to refinance other debt, prevent a covenant default or exploit an opportunity. These loans, typically include relatively high coupons and generous structuring fees. In order to compensate for the less liquid nature of the instruments and other inherent risks of direct lending, direct financing arrangements often will be collateralized with assets, include restrictive covenants and provide upside equity participation.

The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in the prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Although certain loans in which the Fund may invest will be secured by collateral. these debt instruments may be detrimentally affected to the extent that there is insufficient collateral. There can be no assurance that the collateral underlying a debt instrument could be readily liquidated or realized upon liquidation, nor can there be any assurance that collateral will retain its value. In addition, these debt instruments may be supported, in whole or in part, by personal guarantees made by the borrower or a relative, or guarantees made by a corporation or other entity affiliated with the borrower. The amount realizable with respect to these debt instruments may be detrimentally affected if a guarantor fails to meet its obligations under the guarantee. Moreover, the value of collateral supporting such debt instruments may fluctuate. As such, there can be no assurance that the liquidation of such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal.

In the event of the bankruptcy or insolvency of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a loan. In the event of a decline in the value of the already pledged collateral, if the terms of a loan do not require the borrower to pledge additional collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrower’s obligations under the loans. To the extent that a loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the borrower. Those loans that are under-collateralized involve a greater risk of loss.

Direct lending loans are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about these types of loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered under the Exchange Act. No active trading market may exist for direct lending loans, and some may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its direct lending loans at prices that approximate those at which the Fund could sell such loans if they were more widely-traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of these loans, the Fund’s yield may be lower. Some direct lending loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of direct lending loans. If legislation of state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make such loans, the availability for investment by the Fund in direct lending loans may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain borrowers. This would increase the risk of default.

If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of direct lending loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the loan may be adversely affected

Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Fund seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Fund and its holdings.

The Fund may acquire direct lending loans through assignments or participations. The Fund will typically acquire loans through assignment. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral.

A participation typically results in a contractual relationship only with the institution selling the participation interest, not with the borrower. Sellers of participations typically include banks, broker dealers, other financial institutions and lending institutions. Certain participation agreements also include the option to convert the participation to a full assignment under agreed upon circumstances. The Adviser has adopted best execution procedures and guidelines to mitigate credit and counterparty risk in the atypical situation when the Fund must acquire a loan through a participation.

In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the borrower or the quality of the loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the borrower or the loan than the Fund expected when initially purchasing the participation.

The Fund may originate loans or acquire loans by participating in the initial issuance of the loan as part of a syndicate of banks and financial institutions, or receive its interest in a loan directly from the borrower.

Below investment grade instruments (commonly referred to as “high-yield” securities or “junk bonds”) are speculative and may be particularly susceptible to economic downturns, which could cause losses. The Fund’s investments in secured and unsecured, rated or unrated debt securities and instruments are subject to non-payment risk and are speculative in nature.

These debt instruments are also subject to the risk of an issuer’s inability to meet principal and interest payments on the obligations (credit risk). There can be no guarantee that the Adviser will be successful in making the right direct lending selections and thus fully mitigate the impact of credit risk on the Fund. Furthermore, a debt instrument may be subject to redemption at the option of the issuer. If a debt instrument held by the Fund is called for early redemption, the Fund will be required to permit the issuer to redeem such instrument, which could have an adverse effect on the Fund’s ability to achieve its investment objectives.

Investment Modification Risk

The terms and conditions of loan agreements and related assignments may be amended, modified or waived only by the agreement of the lenders. Generally, any such agreement must include a majority or a super majority (measured by outstanding loans or commitments) or, in certain circumstances, a unanimous vote of the lenders. Consequently, the terms and conditions of the payment obligation arising from a Fund investment could be modified, amended or waived in a manner contrary to the preferences of the Fund if a sufficient number of the other lenders concurred with such modification, amendment or waiver. There can be no assurance that any obligations arising from an investment will maintain the terms and conditions to which the Fund originally agreed. The exercise of remedies may also be subject to the vote of a specified percentage of the lenders thereunder. The Fund may consent to certain amendments, waivers or modifications to an investment requested by obligors or the lead agents for loan syndication agreements. The Fund may extend or defer the maturity, adjust the outstanding balance of any investment, reduce or forgive interest or fees, release material collateral or guarantees, or otherwise amend, modify or waive the terms of any related loan agreement, including the payment terms thereunder. Any amendment, waiver or modification of an investment could adversely impact the Fund’s returns.

CRE CLO and SASB Risk

CRE CLOs are subject to the risks of substantial losses due to actual defaults by underlying borrowers, which will be greater during periods of economic or financial stress. CRE CLOs may be adversely impacted due to collateral defaults of subordinate tranches and market anticipation of defaults. The risks of CRE CLOs will be greater if the Fund invests in CRE CLOs that hold loans of uncreditworthy borrowers or if the Fund holds subordinate tranches of a CRE CLO that absorbs losses from the defaults before senior tranches. In addition, CRE CLOs are subject to interest rate risk and credit risk.

If the mortgage portfolios underlying CRE CLOs have been overvalued by the mortgage originators, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, the Fund may incur significant losses. In addition, control over a CRE CLO’s related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. The Fund may acquire classes of CRE CLOs for which the Fund may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of the underlying loans, the related special servicer or collateral manager may take actions that could adversely affect the Fund’s interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CRE CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the Fund may invest in CRE CLOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Unlike CRE CLOs, SASBs involve the securitization of a single loan, which is typically collateralized by one, very large property. SASBs carry the same risks as CRE CLOs described herein; provided, these risks can be more concentrated given the loans are usually collateralized by a single property.

Risks Related to Investments in Publicly Traded REITs

The Fund’s investments in the securities of publicly traded REITs will be subject to a variety of risks affecting those REITs directly. Share prices of publicly traded REITs may decline because of adverse developments affecting the real estate industry and real property values, including supply and demand for properties, the economic health of the country or of different regions, the strength of specific industries that rent properties and interest rates. REITs often invest in highly leveraged properties. Returns from REITs, which typically are small or medium capitalization stocks, may trail returns from the overall stock market. In addition, changes in interest rates may hurt real estate values or make REIT shares less attractive than other income- producing investments. REITs are also subject to heavy cash flow dependency and defaults by borrowers and tenants. Shareholders in the Fund may pay higher fees than shareholders in funds that do not hold shares of underlying publicly traded REITS because the underlying REITS impose fees in addition to those imposed by the Fund.

Risks Relating to Commercial Mortgage-Backed Securities

The Fund expects to invest a portion of its assets in pools or tranches of CMBS, primarily multifamily-related CMBS. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

The securitization process that CMBS go through may also result in additional risks. Generally, CMBS are issued in classes similar to mortgage loans. To the extent that we invest in a subordinate class, we will be paid interest only to the extent that there are funds available after paying the senior classes. To the extent the collateral pool includes delinquent loans, subordinate classes will likely not be fully paid and may not be paid at all. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may not ultimately prove to be accurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating assigned to such security, which may result in the returns on any such CMBS investment to be less than anticipated.

Risks Related to Agency Commercial Mortgage Backed Securities, including Freddie Mac “K-Deals”

The Fund’s agency mortgaged backed investments will represent various tranches of a securitized investment and therefore carry different investment risks. B-Piece Certificates generally represent the most subordinated 5-10% in principal amount of certificates issued by real estate mortgage investment conduit securitizations of pools of Federal Home Loan Mortgage Corporation (“Freddie Mac” or “FM”) multifamily mortgage loans, commonly known as “K-Deals.” Interest-only strips consist of interest-only tranches of Freddie Mac K-Deal certificates. In connection with the Fund’s investment in K-Deals, the Fund may elect, in its sole discretion, to purchase loans underlying the B-Piece Certificate with respect to a securitization pool to the extent such loans are non-performing, for the sole purpose of restructuring or otherwise working out the loan.

K-Deals are Freddie Mac’s multifamily approach to securitizing mortgage loans backed by multifamily apartment properties nationwide. The K-Deals enable Freddie Mac to help keep rental housing affordable, while attracting private capital to the market and minimizing U.S. taxpayers’ exposure to credit risk. For the securitization, a number of geographically diverse multifamily loans that meet Freddie Mac's stringent underwriting criteria are pooled into a trust that issues multiple tranches of various duration and risk profiles. Senior tranches are guaranteed by Freddie Mac for timely interest and ultimate principal payment, and are generally rated AAA/AA with weighted average life ranging from 7 to 10 years; subordinate tranches are not guaranteed by Freddie Mac, and generally have ratings of A/BBB and weighted average lives close to 10 years.

The subordinated tranche of K-Deals that the Fund may invest in are known as "B-Piece Certificates" and "Interest-Only Certificates." The B-Piece Certificate is the controlling class within the structure but is the most subordinated and unrated tranche of debt. The B-Piece Certificates offer the potential for the highest total return but also bear the most risk in the structure as the investment sits in a first loss position. For certain B-Piece Certificates, investors may receive interest every month until the certificates are paid off and receive principal concurrently with investors in the senior certificates. For other B-Piece Certificates structured as zero-coupon bonds, there is no interest payable until maturity, and investors receive principal only after investors in the senior certificates have been entirely paid off. Interest-Only Certificates reflect the difference between the interest rate on the loan and the coupon rate on each certificate class. For Interest-Only Certificates, investors only receive interest payments and never receive principal. Interest-Only Certificates are unrated.

In order to participate in the exclusive offering of the B-Piece Certificates, a buyer (like the Adviser) must be pre-approved by Freddie Mac as a Directing Certificateholder (“DCH”), which requires extensive qualifications. These include extensive experience in owning and operating multifamily properties, a history of relevant experience as a fixed income investor, history and relevant experience as a subordinated debt investor and a reputation of acting as patient, recurring capital, among other strict qualifications. On top of this, due diligence is extensive.

The Fund also invests in Multifamily Structured Credit Risk Notes (“MSCR Notes”) which are unguaranteed securities designed to transfer to investors a portion of the credit risk associated with eligible multifamily mortgages. MSCR Notes are also considered CMBS. The tranche of MSCR Notes invested in by the Fund include the B-1, M-2 and M-1 tranches. The B-1 tranche is the most subordinated tranche of debt available to investors and bears the second highest risk in the structure as the investment sits in a second loss position. The M-2 tranche bears the third highest risk in the structure as the investment sits in a third loss position. The M-1 tranche bears the fourth highest risk in the structure as the investment sits in a fourth loss position. More information on the structure can be found at https://mf.freddiemac.com/investors/structured-credit-risk.

The Fund’s exit strategy for its investments in real estate securities may depend on the ability to sell these investments on the open market. For example, the B-Piece Certificates purchased by the Fund may be backed by 10 year fixed rate loans with declining schedule/yield maintenance prepayment penalties for repayment prior to the 10 years. Consequently, if the Fund needs to sell these assets in the open market before their expiration, the Fund may not be able to achieve its investment objectives because the Fund may need to sell the assets at an additional discount.

Pursuant to the Fund’s aforementioned investment strategy, it expects to include significant investments in CMBS, whether directly or through investments in products such as B-Piece Certificates, Interest-Only Strips and MSCR Notes. In October 2014, the SEC, the U.S. Federal Reserve, the U.S. Treasury and other governmental authorities jointly adopted rules that generally require the issuer of asset-backed securities to retain not less than 5% of the credit risk of the assets collateralizing the asset-backed securities (the “credit risk retention requirement”) beginning December 24, 2016 for CMBS and other types of securitizations. The credit risk retention requirement generally requires at least one of the sponsors (or any of their majority-owned affiliates) in a securitization to retain a minimum economic interest in the pool for a minimum holding period (generally five years after closing the securitization for CMBS or two years after closing the securitization for other types of securitizations). The credit risk retention requirement can be satisfied by retaining at least a 5% “eligible vertical interest” (i.e., at least a 5% interest in the cash flows of each tranche or class of securities in the issuing entity), at least a 5% “eligible horizontal residual interest” (i.e., a tranche investment equal to at least 5% of the fair value of all tranches or classes of securities in the issuing entity) or a combination of an “eligible vertical interest” and an “eligible horizontal residual interest” that totals at least 5%.

For CMBS transactions in products such as the B-Piece Certificates, the rules allow the credit risk retention requirement to be satisfied by a third-party investor (such as the Fund) if certain conditions are met. The Fund expects that CMBS sponsors will seek to satisfy some or all of their 5% credit risk retention requirement with third-party B-Piece Certificates investors (such as the Fund) buying and holding the B-Piece Certificates. Practices may develop in the securitization markets that require the Fund to invest more capital in individual CMBS transactions and in more senior portions of the capital structure than may be desired. Also, the minimum holding period requirement may require that the Fund hold its B-Piece Certificates for longer periods than desired. Any of the foregoing requirements may materially adversely affect the Fund’s investment strategy and returns.

It is possible that over time, the credit risk retention requirements may affect the commercial real estate markets generally, including by reducing the amount of credit for commercial real estate transactions historically provided by CMBS. A contraction or reduced liquidity in the commercial real estate market could reduce opportunities for a CMBS Issuer to sell defaulted mortgage loans or real estate owned, which in turn could negatively impact the return on the CMBS and reduce the market value or liquidity of such CMBS. Any of these could have a material adverse effect on the Fund.

The Fund may invest in tranches of a CMBS that are subordinate in right of payment and rank junior to other securities issued by the CMBS which represent an ownership in or are secured by the same underlying mortgage loans. Although CMBS generally have the benefit of first ranking security (or other exclusive priority rights) over any collateral of the CMBS (“Collateral”), the timing and manner of the disposition of such Collateral will be controlled by the related servicers, and in certain cases, may be controlled by or subject to consultation rights of holders of more senior classes of securities outstanding or by an operating advisor appointed to protect the interests of such senior classes. There can be no assurance that the proceeds of any sale of Collateral or other realization on Collateral will be adequate to repay the Fund’s investment in full, or at all after the repayment of senior securities in the CMBS.

In addition, for products such as the B-Piece Certificates, the junior tranches generally receive interest distributions only after the interest distributions then due to more senior classes have been paid. As a result, investors in junior tranches of B-Piece Certificates will generally bear the effects of losses and shortfalls on the underlying commercial mortgage loans and unreimbursed expenses of the securitization vehicle before the holders of other classes of CMBS with a higher payment priority, with the concomitant potential for a higher risk of loss for such investments in B-Piece Certificates. In addition, the prioritization of payments of principal to senior classes may cause the repayment of principal of lower tranches of B-Piece Certificates to be delayed and/or reduced. Generally, all principal payments received on the mortgage loans will be first allocated to more senior classes of CMBS, in each case, until their respective principal balances are reduced to zero, before principal is allocated to the junior tranches. Therefore, junior tranche investments in B-Piece Certificates may not receive any principal for a substantial period of time. In addition, generally junior tranches of B-Piece Certificates will be subject to the allocation of “appraisal reductions” which will restrict their ability to receive any advances of interest that might otherwise be made by the related servicer. Generally, a shortfall in payment to investors in junior tranches of B-Piece Certificates will not result in a default being declared or the restructuring or unwinding of the transaction. To the extent that certain junior tranches of B-Piece Certificates represent a small percentage of the CMBS issued in relation to the underlying Collateral, a small loss in the value of such Collateral may result in a substantial loss for the holders of such junior tranche and may impact the performance of the Fund.

Risks Relating to Subordinated Debt Investments

To the extent that the Fund acquires subordinated or “mezzanine” debt investments, including second and lower lien loans, the Fund does not anticipate having absolute control over the underlying collateral because the Fund will be dependent on third-party borrowers and agents and will have rights that are subordinate to those of senior lenders. The Fund’s subordinated or mezzanine debt interests may be in real estate companies and real estate-related companies and properties whose capital structures may have significant leverage ranking ahead of the Fund’s investment. Second lien loans or debt investments are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans and debt investments are subject to the same general risks inherent to any loan or other debt investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower. In addition, the rights the Fund may have with respect to the collateral securing the loans or other debt investments the Fund makes to borrowers with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Fund may enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: (i) the ability to cause the commencement of enforcement proceedings against the collateral; (ii) the ability to control the conduct of such proceedings; (iii) the approval of amendments to collateral documents; (iv) releases of liens on the collateral; and (v) waivers of past defaults under collateral documents. The Fund may not have the ability to control or direct such actions, even if the Fund’s rights are adversely affected.

While the Adviser anticipates that the Fund’s investments will usually benefit from the same or similar financial and other covenants as those enjoyed by the leverage ranking ahead of the Fund and will usually benefit from cross default provisions, some or all of such terms may not be part of particular investments. The Adviser anticipates that the Fund’s usual security for these types of investments will be pledges of ownership interests, directly and/or indirectly, in a property-owning entity, and in many cases the Fund may not have a mortgage or other direct security interest in the underlying real estate assets. Moreover, it is likely that the Fund will be restricted in the exercise of its rights in respect of these types of investments by the terms of subordination agreements between it and the leverage ranking ahead of the Fund’s capital. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all and there can be no assurance that the rate of return objectives of the Fund or any particular investment will be achieved. To protect its original investment and to gain greater control over the underlying assets, the Fund may need to elect to purchase the interest of a senior creditor or take an equity interest in the underlying assets, which may require additional investment by the Fund.

Risks Relating to Mezzanine or Unsecured Loans

The mezzanine loans in which the Fund may invest may include loans secured by one or more direct or indirect ownership interests in a company, partnership or other entity owning, operating or controlling, directly or through subsidiaries or affiliates, one or more properties. Although not secured by the underlying real estate, mezzanine loans share certain of the characteristics of subordinate loan interests described above. It is expected that the properties owned by such entities are or will be subject to existing mortgage loans and other indebtedness. As with subordinate commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying properties and, therefore, is subject to similar considerations and risks, including certain of the considerations and risks described herein. Mezzanine loans may also be affected by the successful operation of other properties, the interests in which are not pledged to secure the mezzanine loan. The entity ownership interests securing the mezzanine loans may represent only partial interests in the related real estate company and may not control either the related real estate company or the underlying property. As a result, the effective realization on the collateral securing a mezzanine loan in the event of default may be limited.

Mezzanine loans may also involve certain additional considerations and risks. For example, the terms of mezzanine loans may restrict transfer of the interests securing such loans (including an involuntary transfer upon foreclosure) or may require the consent of the senior lender or other members or partners of or equity holders in the related real estate company, or may otherwise prohibit a change of control of the related real estate company. These and other limitations on realization on the collateral securing a mezzanine loan or the practical limitations on the availability and effectiveness of such a remedy may affect the likelihood of repayment in the event of a default.

Mezzanine loans or debt investments may also be unsecured. Unsecured loans or debt investments are not secured by collateral. Such debt investments are typically below investment grade and considered speculative because of the credit risk of their issuer or borrower.

Risks Relating to Commercial Mortgage Loans

Commercial mortgage loans have certain distinct risk characteristics. Mortgage loans on commercial properties generally lack standardized terms, which may complicate their structure and increase due diligence costs. Commercial mortgage loans also tend to have shorter maturities than single-family residential mortgage loans and are generally not fully amortizing, which means that they may have a significant principal balance or “balloon” payment due on maturity. Mortgage loans with a balloon payment involve a greater risk to a lender than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the property securing the loan at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the financial condition and operating history of the property and the borrower, tax laws, prevailing economic conditions and the availability of credit for loans secured by the specific type of property.

Commercial mortgage loans generally are non-recourse to borrowers. In the event of foreclosure on a commercial mortgage loan, the value at that time of the collateral securing the mortgage loan may be less than the principal amount outstanding on the mortgage loan and the accrued but unpaid interest thereon.

Risks Relating to Investments in Mortgage Whole Loans

Credit Risk Associated with Investments in Mortgage Whole Loans

The holder of residential and commercial mortgages assumes the risk that the related borrowers may default on their obligations to make full and timely payments of principal and interest. Thus, the commercial mortgages that the Fund expects to acquire in the form of whole loans are subject to individual borrower credit risk. To the extent the Fund acquires residential or commercial first lien mortgages or whole loans, it will be subject to individual credit risk. The Fund’s ability to recover against a borrower will be dependent upon state and local laws and could take an extended period of time and expense, during which period the Fund would not be receiving any payments, thereby negatively impacting its cash flow. Similarly, to the extent a commercial loan is non-recourse, the Fund’s recovery will be limited to the underlying real property which depending on several factors, including the location of such property, could take an extended period of time and expense, thereby negatively impacting its cash flow.

In general, investments in mortgage whole loans carry greater investment risk than agency MBS/CMBS because the former are not guaranteed as to principal or interest by the U.S. Government, any federal agency or any federally chartered corporation. As a result, a mortgage whole loan is directly exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower, and the priority and enforceability of the lien are each of great importance. Whether or not OCA or its affiliates have participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of the rights of the Fund. In the event of a foreclosure, the Fund may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover the Fund’s cost basis in the loan, resulting in a loss to the Fund. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Higher-than-expected rates of default and/or higher-than-expected loss severities on these investments could adversely affect the value of those assets. Accordingly, default in the payment of principal and/or interest on the Fund’s residential and commercial whole loans would likely result in the Fund incurring losses of income from, and/or losses in market value relating to, these assets, which could materially adversely affect the Fund’s performance.

Holders of residential and commercial whole loans are subject to the risk that the related borrowers may default or have defaulted on their obligations to make full and timely payments of principal and interest. A number of factors impact a borrower’s ability to repay, including, among other things, changes in employment status, changes in interest rates or the availability of credit, and changes in real estate values. In addition to the credit risk associated with these assets, residential and commercial whole loans are less liquid than certain of the Fund’s other credit-sensitive assets, which may make them more difficult to dispose of if the need or desire arises. If actual results are different from the Fund’s assumptions in determining the prices paid to acquire such loans, particularly if the market value of the underlying properties decreases significantly subsequent to purchase, we may incur significant losses, which could materially adversely affect the Fund’s performance.

Servicing-Related Risks of Mortgage Whole Loans

The Fund expects to rely on third-party servicers to service and manage the mortgages underlying the Fund’s loan portfolio. The ultimate returns generated by these investments may depend on the quality of the servicer. If a servicer is not vigilant in seeing that borrowers make their required monthly payments, borrowers may be less likely to make these payments, resulting in a higher frequency of default. If a servicer takes longer to liquidate non-performing mortgages, the Fund’s losses related to those loans may be higher than originally anticipated. Any failure by servicers to service these mortgages and/or to competently manage and dispose of real estate-owned (“REO”) properties—i.e., lender-owned properties that are not sold at a foreclosure auction—could negatively impact the value of these investments and the Fund’s performance. In addition, while we may contract with third-party servicers to carry out the actual servicing of the loans (including direct interface with borrowers), for loans that we purchase together with the related servicing rights, we are nevertheless ultimately responsible, vis-à-vis the borrowers and state and federal regulators, for ensuring that the loans are serviced in accordance with the terms of the related notes and mortgages and applicable law and regulation. Such exposure could be significant even though we might have contractual claims against the Fund’s servicers for any failure to service the loans to the required standard.

The foreclosure process, especially in judicial foreclosure states such as New York, Florida and New Jersey, can be lengthy and expensive, and the delays and costs involved in completing a foreclosure, and then subsequently liquidating the REO property through sale, may materially increase any related loss. In addition, at such time as title is taken to a foreclosed property, it may require more extensive rehabilitation than we estimated at acquisition. Thus, a material amount of foreclosed mortgage loans, particularly in the states mentioned above, could result in significant losses in the Fund’s whole loan portfolio and could materially adversely affect the Fund’s performance.

Risks Relating to Interest Rates

Changes in interest rates may adversely affect the Fund’s investments. Changes in the level of interest rates can affect the Fund’s income by affecting the spread between the income on its assets and the expense of its interest-bearing liabilities, as well as the value of the Fund’s interest-earning assets and its ability to realize gains from the sale of assets. Interest rates are highly sensitive to factors such as governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements and other factors beyond the control of the Fund. The Fund may finance its activities with both fixed and variable rate debt. With respect to variable rate debt, the Fund’s performance may be affected adversely if it does not or is unable to limit the effects of changes in interest rates on its operations by employing an effective hedging strategy, including engaging in interest rate swaps, caps, floors or other interest rate contracts, or buying and selling interest rate futures or options on such futures. Should the Fund so elect (and it will be under no obligation to do so), the use of hedging instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the Fund’s earnings and funds available for distribution to the Shareholders and that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment, and a hedge may not perform its intended purpose of offsetting losses on an investment and, in certain circumstances, could increase such losses. The Fund may also be exposed to the risk that the counterparties with which it trades may cease making markets and quoting prices in such instruments, which may render the Fund unable to enter into an offsetting transaction with respect to an open position, or the risk that a counterparty may default on its obligations.

Credit Ratings Risk

Credit ratings on debt securities represent the rating agencies’ opinions regarding their credit quality and are not a guarantee of quality. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value; therefore, they may not fully reflect the true risks of an investment. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer’s current financial condition may be better or worse than a rating indicates. In addition, many of the Fund’s investments are not expected to be assigned public ratings by the rating agencies.

Prepayment Risk

Senior mortgage loans, junior notes, mezzanine loans and certain CMBS loans may be subject to prepayment, which is affected by a number of factors. If prevailing rates for similar loans fall below the interest rates on such loans, prepayment rates would generally be expected to increase, reducing the yield to maturity and average life of the investment. If the Fund reinvests the proceeds of such prepayments, it will likely do so at a lower rate of interest. Conversely, if prevailing rates for similar loans rise above the interest rates on such loans, prepayment rates would generally be expected to decrease, creating maturity extension risk, and potentially increasing the Fund’s volatility.

Counterparty Risk

Certain of the Fund’s investments will transpire in private markets. Differing market standards for counterparty credit evaluation may expose the Fund to the risk that a counterparty will not complete or settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (irrespective of whether bona fide), counterparty default, or inability to perform, causing the Fund to suffer a loss. Such “counterparty” risk is accentuated for contracts with longer maturities or where the Adviser has concentrated the Fund’s transactions with a particular counterparty or group of counterparties.

Limitations on Remedies Risk

Although the Fund will have certain contractual remedies upon the default by borrowers under certain investments, such as foreclosing in the underlying real estate or collecting rents generated therefrom or acquiring equity interests in the borrower or property owning entity, certain legal requirements may limit the ability of the Fund to effectively exercise such remedies. Furthermore, the right of a mortgage lender to convert its loan position into an equity interest may be limited by certain common law or statutory prohibitions, which may operate to prevent a lender from exercising conversion rights from debt to equity interests. In this connection, the laws with respect to the rights of creditors and other investors in certain jurisdictions in which the Fund may invest may not be comprehensive or well developed, and the procedures for the judicial or other enforcement of such rights may be of limited effectiveness.

Consumer Protection Laws

The loans underlying certain of the Fund’s investments and/or the originators of such loans may be subject to special rules, disclosure and licensing requirements and other provisions of federal and state consumer protection laws, including, among others, the federal Truth-in-Lending Act, Regulation Z, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act and related statutes. Failure to comply with these federal or state consumer protection laws and related statutes could subject lenders to specific statutory liabilities. In some cases, this liability may affect the subsequent assignees of such obligations, including the issuer of such securities. In particular, a lender’s failure to comply with the federal Truth-in-Lending Act could subject such lender and its assignees to monetary penalties and could result in rescission. Numerous class action lawsuits have been filed in multiple states alleging violations of these statutes and seeking damages, rescission and other remedies. These suits have named the originators and current and former holders. If any issuer of a loan held by the Fund were to be named as a defendant in a class action lawsuit, the costs of defending or settling such lawsuit or a judgment could reduce the amount available for distribution on issuer’s securities and could negatively impact the returns to the Fund.

General Risks of Direct Investments in Real Estate

As addressed elsewhere herein, the Fund, in the ordinary course, does not expect or intend to invest directly in commercial real estate as part of its investment program. However, in certain limited circumstances, such as in the event that property securing an existing investment becomes impaired (i.e., a Workout Asset), a borrower defaults on a loan secured by real estate, casualty damages exceed insurance policy limits or an insurance company fails or is unable to pay a claim that, in each case, bears on the value of the underlying collateral, the pursuit and/or enforcement of the rights and remedies available to the Fund may result in direct ownership of commercial real estate. In such limited circumstances, the Fund would expect to engage an unaffiliated third-party, at prevailing market rates, to manage and operate the property. Moreover, if the Fund acquires any real property serving as collateral for a loan by foreclosure or otherwise, the Fund generally will seek to sell or otherwise dispose of such property as soon as practicable and would not seek to retain direct real estate holdings in the ordinary course. Nonetheless, if the Fund acquires any real property serving as collateral for a loan by foreclosure or otherwise, the Fund will be exposed directly to the general risks of owning and operating real estate. As noted, the Fund generally will seek to sell or otherwise dispose of property acquired by foreclosure or otherwise as soon as practicable, but once it acquires the property, it may face the same market conditions and operational challenges that faced the defaulting borrower. Consequently, no assurance can be given that there will be a ready market for the sale of any real property acquired by the Fund pursuant to a foreclosure. Once sold, such collateral may prove insufficient to fully secure the defaulted loan, resulting in a loss of funds by the Fund.

Additionally, the Fund may be subject laws and regulations that limit its ability to foreclose and enforce other remedies. Loans made by the Fund will be designed so that in the event of a borrower’s default, the Fund will have the right of foreclosure and other remedies to protect its investment in the loan. However, federal and state laws may restrict the Fund’s ability to enforce such remedies. Such restrictions may include limits on: (i) a lender’s right to accelerate a loan upon a borrower’s default; (ii) the timing and process of foreclosure, notwithstanding what the agreements covering the collateral may say; (iii) a lender’s ability to recover the deficiency when the collateral is insufficient to fully repay the loan obligations; (iv) the imposition of default fees, default interest rates, and prepayment penalties. Such restrictions would impair the Fund’s ability to protect its collateral (and thus the value of its investment) and generate sufficient income to achieve its financial objectives.

In addition to legal restrictions, there is a risk that courts enforcing a foreclosure or other remedy will take into account general equitable principles that have the effect of relieving borrowers from the legal effects of default under their loans. The application of such equitable principles may impair the Fund’s ability to enforce legal remedies and to realize the value of the collateral securing its loans.

As to investments in real estate generally, the yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by a property, as well as the expenses incurred in connection therewith. Accordingly, the performance of these investments is subject to the risks affecting cash flow, expenses, capital appreciation, and, to the extent the investments are leveraged, the risks incident to borrowing funds, including risks associated with changes in the general economic climate, changes in the overall real estate market, local real estate conditions, the financial condition of tenants, buyers and sellers of properties, supply of or demand for competing properties in an area, technological innovations that dramatically alter space and demand requirements, the availability of financing, changes in interest rates and mortgage availability, inflation, inventory availability and demand, taxes, competition based on rental rates, energy and supply shortages, various uninsured and uninsurable risks, government regulations, environmental laws and regulations, zoning laws, environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established, changes in the relative popularity of property types and locations, risks due to dependence on cash flow and risks and operating problems arising out of the presence of certain construction materials, force majeure, acts of war (declared and undeclared), terrorist acts, strikes and other factors which are beyond the control of the Fund. In addition, rising interest rates could make alternative interest bearing and other investments more attractive and, therefore, potentially lower the relative value of any existing real estate investments. Furthermore, there can be no assurance that there will be tenants for the Fund’s properties.

Insufficient Cash Flow

Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally do not decline when circumstances cause a reduction in income from the property. In the event that the Fund does not have sufficient cash available to it through its operations to continue operating its business as usual, the Fund may need to find alternative ways to increase its liquidity. Such alternatives may include, without limitation: divesting itself of properties, whether or not they otherwise meet the Fund’s strategic objectives to keep in the long-term, at less than optimal terms; incurring debt; entering into leases with its tenants at lower rental rates or less than optimal terms; or entering into lease renewals with its existing tenants without an increase in, and with possibly lower, rental rates. There can be no assurance, however, that such alternative ways to increase the Fund’s liquidity will be available to the Fund. Additionally, taking such measures to increase the Fund’s liquidity will adversely affect its business, results of operations and financial condition.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions on the Shares can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to Shareholders.

Deflation risk is the risk that prices throughout the economy decline over time — the opposite of inflation. Deflation could have an adverse effect on the creditworthiness of issuers and could make issuer defaults more likely, which could result in a decline in the value of the Fund’s portfolio.

Dependence on Tenants; Financial Condition of Tenants

The Fund’s revenues from direct investments in real estate, if any, will depend, at least in part, on the creditworthiness of tenants and would be adversely affected by the loss of or default by significant lessees. Much of the tenant base is expected to consist of non-rated and non-investment grade tenants. In addition, certain properties may be occupied by a single tenant, and as a result, the success of those properties depends on the financial stability of that tenant. Lease payment defaults by tenants could cause the Fund to reduce the amount of distributions to the Shareholders and could force the Fund to find an alternative source of funding to pay any mortgage loan interest or principal, taxes, or other obligations relating to the property. In the event of a tenant default, the Fund may also experience delays in enforcing the Fund’s rights as landlord and may incur substantial costs in protecting its investment and re-leasing the property. If a lease is terminated, the value of the property may be immediately and negatively affected, and the Fund may be unable to lease the property for the rent previously received or at all or sell the property without incurring a loss.

A tenant of one or more of the Fund’s properties or subsequently acquired properties may experience, from time to time, a downturn in its business which may weaken its financial condition and result in its failure to make rental payments when due. At any time, a tenant may seek the protection of bankruptcy or insolvency laws, which could result in the rejection and termination of such tenant’s lease and thereby cause a reduction in the distributable cash flow of the Fund. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. If a tenant’s lease is not affirmed following bankruptcy or if a tenant’s financial condition weakens, the Fund’s cash flow may be adversely affected

Partial Ownership Interests

The Fund may hold properties indirectly by holding investments in Joint Venture Entities or Co-Investment Entities. Joint Venture Entities entered into by the Fund would include arrangements in which the Fund does not primarily control the joint venture. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that: (i) the co-venturer or partner may have control or governance rights over some or all aspects of an investment that are greater than those of the Fund; (ii) the Fund and a co- venturer or partner may reach an impasse on a major decision that requires the approval of both parties; (iii) a co-venturer or partner may at any time have economic or business interests or goals that are inconsistent with those of the Fund (including those that may be inconsistent with the qualification as a REIT of an entity through which the Fund invests); (iv) a co-venturer or partner may encounter liquidity or insolvency issues or may become bankrupt; (v) a co-venturer or partner may be in a position to take action contrary to the Fund’s investment objectives; (vi) a co-venturer or partner may take actions that subject the investment to liabilities in excess of, or other than, those contemplated; or (vii) in certain circumstances, the Fund may be liable for actions of its co-venturers or partners, each of which may subject the Fund’s investments to liabilities in excess of or other than those contemplated by the Adviser. In addition, the Fund may rely upon the abilities and management expertise of a co-venturer or partner.

In connection with entering into joint venture agreements, the Fund expects to be subject to various restrictions with respect to the sale of its interests. Joint venture agreements typically include provisions setting forth rules and restrictions regarding buy-sell procedures, forced sale procedures and other liquidity transactions. It may also be more difficult for the Fund to sell its interest in any joint venture, partnership or entity with other owners than to sell its interest in other types of investments as a result of these restrictions. Moreover, the Fund may not have the liquidity to execute on a sale in connection with the exercise by a joint venture partner of its buy-sell right and, as a result, the Fund may be forced to sell to the joint venture partner on disadvantageous terms.

In addition, the Fund may grant co-venturers or partners joint approval rights with respect to major decisions concerning the management, financing and disposition of investments, which would increase the risk of deadlocks. A deadlock could delay the execution of the business plan for an applicable investment or require the Fund to engage in a buy-sell of the venture with a co-venturer or partner or conduct the forced sale of the applicable investment. Moreover, as noted above, Joint Venture Entities entered into by the Fund would include arrangements in which the Fund does not primarily control the joint venture. In these joint ventures, the Fund would generally share control with the third-party partner (for example the Fund may have approval rights over some or all of the Joint Venture Entity’s activities, and in limited circumstances that do not amount to primary control of the Joint Venture Entity, may have the ability to require that the Joint Venture Entity take specific actions), even though the Fund may hold a majority of the economic interests of a Joint Venture Entity. The foregoing circumstances limiting the Fund’s ability to exercise control over the Joint Venture Entity introduces various risks, including those describe above, and, as a result thereof, the Fund may be unable to fully realize its target return on any such investment.

Reliance on Third-Party Managers or Joint Venture Partners

Although the Adviser will monitor the performance of each of the Fund’s direct real estate investments, if any, the Adviser may engage third-party managers or joint venture partners to operate certain investments on a day-to-day basis. Any parties engaged to provide property management for any of the Fund’s Workout Assets will be unaffiliated third-parties, engaged at prevailing market rates. There can be no assurance that such managers or joint venture partners will be able to operate the real estate investments successfully.

Litigation

The Fund may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Fund and may continue without resolution for extended periods of time. Any litigation may require the time, attention and resources of the Adviser and/or the Fund. The acquisition, ownership and disposition of real properties carries certain specific litigation risks. Litigation may be commenced with respect to a property acquired by the Fund or its subsidiaries in relation to activities that took place prior to the Fund’s acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of the Fund’s efforts to maximize sale proceeds. Similarly, successful buyers may later sue the Fund under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Insurance Risk

Certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes may be uninsurable or not economically insurable. The Fund may not obtain, or be able to require tenants to obtain certain types of insurance if it is deemed commercially unreasonable. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might decrease the value of the property. As a result, the insured company could lose its investments in, and anticipated profits and cash flows from, a number of properties and, as a result, adversely affect the Fund’s investment performance.

Environmental Risk

The Fund may be exposed to substantial risk of loss arising from investments involving undisclosed or unknown environmental, health or occupational safety matters, or inadequate reserves, insurance or insurance proceeds for such matters that have been previously identified. Under various U.S. federal, state and local laws, ordinances and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws may also impose joint and several liability, which can result in a party being obligated to pay for greater than its share, or even all, of the liability involved. Such liability may also be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances and may be imposed on the owner in connection with the activities of a tenant at the property. The cost of any required remediation and the owner’s liability therefore as to any property are generally not limited under such laws and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate contamination from such substances, would adversely affect the owner’s ability to sell the real estate or to borrow funds using such property as collateral, which could have an adverse effect on the Fund’s return from such investment. Environmental claims with respect to a specific investment could exceed the value of such investment, and under certain circumstances, subject the other assets of the Fund to such liabilities. In addition, some environmental laws create a lien on contaminated property in favor of governments or government agencies for costs they incur in connection with the contamination.

The ongoing presence of environmental contamination, pollutants or other hazardous materials on a property (whether known at the time of acquisition or not) could also result in personal injury (and associated liability) to persons on the property and persons removing such materials, future or continuing property damage (which would adversely affect property value) or claims by third parties, including as a result of exposure to such materials through the spread of contaminants.

In addition, the Fund’s operating costs and performance may be adversely affected by compliance obligations under environmental protection statutes, rules and regulations relating to investments of the Fund, including additional compliance obligations arising from any change to such statutes, rules and regulations. Statutes, rules and regulations may also restrict development of, and use of, property. Certain clean-up actions brought by governmental agencies and private parties could also impose obligations in relation to the Fund’s investments and result in additional costs to the Fund. If the Fund is deemed liable for any such environmental liabilities and is unable to seek recovery against its tenant, the Fund’s business, financial condition and results of operations could be materially and adversely affected, and the amount available to make distributions could be reduced.

Further, even in cases where the Fund is indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities.

Risks Relating to Public Health Threats

An outbreak of disease or similar public health threat, or fear of such an event, could have a material adverse impact on the Fund’s business, financial condition and operating results. A widespread outbreak of an infectious illness, such as the COVID-19 pandemic, may result in travel restrictions, disruption of healthcare services, prolonged quarantines, cancellations, supply chain disruptions, business closures, lower consumer demand, layoffs, ratings downgrades, defaults and other significant economic, social and political impacts. Markets may experience temporary closures, extreme volatility, severe losses, reduced liquidity and increased trading costs. Such events may adversely affect the Fund and its investments. The duration of any outbreak and its effects cannot be predicted with certainty.

Availability of Financing

The Fund’s business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. Access to the capital markets and other sources of liquidity was severely disrupted during the credit crisis and, despite recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. There can be no assurance that any financing will be available to the Fund in the future on acceptable terms, if at all, or that it will be able to satisfy the conditions precedent required to use its credit facilities, if entered into, which could reduce the number, or alter the type, of investments that the Fund would make otherwise. This may reduce the Fund’s income. To the extent that financing proves to be unavailable when needed, the Fund may be compelled to modify its investment strategy to optimize the performance of the portfolio. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the Fund’s business and harm the Fund’s ability to operate and make distributions.

Maturity Risk

The Fund’s general financing strategy is focused on the use of “match-funded” structures. This means that the Fund will seek to align the maturities of its liabilities with the maturities on its assets in order to manage the risks of being forced to refinance its liabilities prior to the maturities of its assets. In addition, the Fund plans to match interest rates on its assets with like-kind borrowings, so fixed-rate investments are financed with fixed- rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. The Fund may fail to appropriately employ match-funded structures on favorable terms, or at all. The Fund may also determine not to pursue a fully match-funded strategy with respect to a portion of its financings for a variety of reasons. If the Fund fails to appropriately employ match-funded strategies or determines not to pursue such a strategy, its exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm the Fund’s operating results, liquidity and financial condition.

Interest Rate Risk

The Fund’s financial performance will be influenced by changes in interest rates; in particular, such changes may affect the performance of real estate-related debt investments and publicly traded commercial real estate securities to the extent such debt does not float as a result of floors or otherwise. Changes in interest rates, including changes in expected interest rates or “yield curves,” affect the Fund’s business in a number of ways. Changes in the general level of interest rates can affect the Fund’s net interest income, which is the difference between the interest income earned on the Fund’s interest-earning assets and the interest expense incurred in connection with its interest-bearing borrowings and hedges. Changes in the level of interest rates also can affect, among other things, the Fund’s ability to acquire certain publicly traded commercial real estate securities, acquire certain real estate-related debt investments at attractive prices and enter into hedging transactions. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond its control. If market interest rates increase further in the future, the interest rate on any variable rate borrowings will increase and will create higher debt service requirements, which would adversely affect the Fund’s cash flow and could adversely impact the Fund’s results of operations.

Furthermore, shifts in the U.S. Treasury yield curve reflecting an increase in interest rates would also affect the yield required on certain of the publicly traded CRE securities and therefore their value. For instance, increasing interest rates would reduce the value of the fixed rate assets the Fund holds at the time because the higher yields required by increased interest rates result in lower market prices on existing fixed rate assets in order to adjust the yield upward to meet the market and vice versa. This would have similar effects on the Fund’s portfolio of publicly traded CRE securities and the Fund’s financial position and operations as a change in interest rates generally.

The Fund’s operating results will depend in large part on differences between the income from the Fund’s assets less its operating costs, reduced by any credit losses and financing costs. Income from the Fund’s assets may respond more slowly to interest rate fluctuations than the cost of its borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence the Fund’s net income. Increases in these rates may decrease the Fund’s net income and fair value of the Fund’s assets. Interest rate fluctuations resulting in the Fund’s interest expense exceeding the income from the Fund’s assets would result in operating losses for the Fund and may limit the Fund’s ability to make distributions. In addition, if the Fund needs to repay existing borrowings during periods of rising interest rates, it could be required to liquidate one or more of its investments at times that may not permit realization of the maximum return on those investments, which would adversely affect the Fund’s profitability. Under normal market conditions, the Fund does not intend to hedge the Fund’s exposure to interest rate risk, which may cause the Fund to incur losses that would not have been incurred had such risk been hedged.

Short-Term Borrowing Risk

The Fund may be dependent on short-term financing arrangements that are not matched in duration to its financial assets. Short-term borrowing through reverse repurchase arrangements, credit facilities and other types of borrowings may be recourse to the Fund and may put the Fund’s assets and financial condition at risk. The Fund’s financing structures may economically resemble short-term, floating-rate financing and usually require the maintenance of specific loan-to-collateral value ratios and other covenants. In the event that the Fund is unable to meet the collateral obligations for its short-term financing arrangements, the Fund’s financial condition could deteriorate rapidly.

Restrictive Covenant Risks

When providing financing, a lender may impose restrictions on the Fund that affect its distribution and operating policies and its ability to incur additional borrowings. Financing arrangements that the Fund may enter into may contain covenants that limit its ability to further incur borrowings and restrict distributions to the Shareholders or that prohibit it from discontinuing insurance coverage. Credit facilities the Fund may enter into may contain financial covenants, including a minimum unrestricted cash covenant. These or other limitations would decrease the Fund’s operating flexibility and its ability to achieve its operating objectives, including making distributions.

Investment Structure and Entity Risk

The Fund may invest directly or indirectly through Wholly-Owned Entities, Co-Investment Entities, Joint Venture Entities, special purpose entities and other investment structures. The use of such entities and structures may involve additional legal, operational, financing, tax, regulatory, governance and counterparty risks. The Fund may not have sole decision-making authority over investments held through certain structures and may be subject to restrictions on transfer, financing, restructuring, disposition or other actions affecting the underlying investment. In addition, the Fund's rights with respect to investments held through such entities may be structurally subordinate to the obligations of the applicable entity, and adverse developments affecting an investment vehicle, its financing arrangements, or its counterparties could adversely affect the value, liquidity or performance of the Fund's investment.

Note-on-Note Financing Risk

The Fund may have an interest in certain bankruptcy-remote special purpose entities that own, hold or finance specific loan assets and may incur financing obligations secured by such assets. These financing arrangements are incurred by the special purpose entity and not by the Fund. In certain cases, the Fund may provide a limited guaranty or other credit support in connection with such financing arrangements. Such guaranties are generally intended to function as non-recourse carveout guaranties and may provide for liability only upon the occurrence of specified events, such as fraud, misappropriation, unauthorized transfers, certain bankruptcy-related actions, violations of separateness covenants, or other negotiated recourse events. Upon the occurrence of specified recourse or springing recourse events, the Fund could become directly liable under a guaranty for amounts associated with the applicable financing arrangement.

Risks of Failure to Qualify as a REIT

The Fund intends to continue to qualify and elect to be treated as a REIT under the Code. However, qualification as a REIT involves the application of complex Code provisions. For some of these provisions, only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, the Fund could fail to satisfy various requirements for maintaining its qualification for taxation as a REIT. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Fund to qualify as a REIT. If the Fund fails to qualify as a REIT in any tax year, and was not entitled to relief under applicable statutory provisions, then:

●	it would be taxed as a regular domestic corporation, which under current law, among other things, means being unable to deduct dividends paid to Shareholders in computing its taxable income and being subject to U.S. federal and applicable state and local income tax on its taxable income at regular corporate income tax rates;

●	any resulting tax liability could be substantial and could have a material adverse effect on the Fund’s book value and cash available for distribution to Shareholders; and

●	it generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four taxable years.

Legislative or regulatory action could adversely affect the returns to Shareholders

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the U.S. federal income tax laws applicable to investments similar to an investment in the Shares. Changes to the U.S. tax laws are likely to continue to occur, and the Fund cannot assure Shareholders that any such changes will not adversely affect their taxation, their investment in the shares or the market value or the resale potential of the Fund’s assets. Shareholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in the shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the shares.

Potential Borrowings to Maintain REIT Status

To qualify as a REIT, the Fund must distribute annually to its Shareholders dividends equal to at least 90% of its net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. The Fund will be subject to regular corporate income taxes on any undistributed REIT taxable income, each year, including any undistributed net capital gains. Additionally, the Fund will be subject to a 4% nondeductible excise tax on any amount by which distributions paid (or deemed paid) by it in any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from previous years. Certain payments the Fund makes to its Shareholders under its share repurchase plan may not be taken into account for purposes of these distribution requirements. If the Fund does not have sufficient cash to make distributions necessary to preserve its REIT status for any year or to avoid taxation, the Fund may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These actions could increase the Fund’s costs or reduce its net assets.

Compliance with REIT Requirements

To qualify as a REIT, the Fund is required at all times to satisfy tests relating to, among other things, the sources of its income, the nature and diversification of its assets, the ownership of its stock and the amounts it distributes to its Shareholders. Compliance with the REIT requirements may impair the Fund’s ability to operate solely on the basis of maximizing profits. For example, the Fund may be required to make distributions to Shareholders at disadvantageous times or when the Fund does not have funds readily available for distribution.

In addition, to qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of the Fund’s assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of its investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities (other than securities that qualify for the straight debt safe harbor) of any one issuer unless the Fund and such issuer jointly elect for such issuer to be treated as a taxable REIT subsidiary under the Code (“TRS”). Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of the Fund’s assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more TRS for taxable years ending on or before December 31, 2025 (and no more than 25% of the value of our assets may be represented by securities of one or more TRS for taxable years beginning after December 31, 2025), and no more than 25% of the value of Fund’s total assets may be represented by debt instruments of publicly offered funds that qualify for taxation as REITs that are not secured by mortgages on real property or interests in real property. If the Fund fails to comply with these requirements at the end of any calendar quarter, the Fund must dispose of a portion of its assets within 30 days after the end of such calendar quarter (or within 6 months if certain requirements are met) or qualify for certain statutory relief provisions, in order to avoid losing its REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain its qualification as a REIT, the Fund may be forced to liquidate assets from its portfolio or not make otherwise attractive investments. These actions could have the effect of reducing the Fund’s income and amounts available for distribution to its Shareholders.

Ownership Limitations

For the Fund to qualify as a REIT under the Code, not more than 50% of the value of its outstanding shares may be owned directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year after the first year for which it elects to qualify as a REIT. The Declaration of Trust contains certain transfer and ownership limitations intended to assist the Fund in continuing to satisfy the share ownership requirements that apply to REITs. However, the rules that apply to determine ownership of a REIT are complex. If the Fund were to fail to satisfy a share ownership requirement and was unable to avail itself of any applicable relief provisions, it would fail to qualify for taxation as a REIT.

Tax Liability Risks

Even if the Fund qualifies for taxation as a REIT, the Fund may be subject to certain U.S. federal, state and local taxes on the Fund’s income and assets, on taxable income that the Fund does not distribute to its Shareholders on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent the Fund satisfies the 90% distribution requirement but distribute less than 100% of the Fund’s REIT taxable income, the Fund will be subject to U.S. federal corporate income tax on the Fund’s undistributed taxable income and gain. The Fund also will be subject to a 4% nondeductible excise tax if the actual amount that the Fund distributes (or is deemed to distribute) to its Shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, the Fund is subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless the Fund complies with a statutory safe harbor or earn the gain through a TRS. Further, any TRS that the Fund establishes will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to Shareholders.

Potential Restrictions on the Deduction of the Fund’s Interest Expense

Rules enacted as part of the Tax Act may limit the Fund’s ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which the Fund holds an interest) to deduct interest expense. The deduction for business interest expense may be limited to the amount of a taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” For taxable years beginning after December 31, 2021 and on or before December 31, 2025, a taxpayer’s adjusted taxable income will generally equal its taxable income, adjusted to and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income.” However, for taxable years beginning after December 31, 2025, a taxpayer will also be allowed to add back additional items of depreciation and amortization when determining adjusted taxable income. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. To the extent that the Fund’s interest expense is not deductible, its taxable income will be increased, as will its REIT distribution requirements and the amounts the Fund needs to distribute to avoid incurring income and excise taxes.

Potential Revocation of REIT Election

The Declaration of Trust authorizes its board of trustees to revoke or otherwise terminate its REIT election, without the approval of the Fund’s Shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in the Fund’s best interests to qualify as a REIT. The board of trustees has fiduciary duties to the Fund and its Shareholders and could only cause such changes in the Fund’s tax treatment if it determines in good faith that such changes are in the Fund’s best interests and in the best interests of the Shareholders. In this event, the Fund would become subject to U.S. federal income tax on its taxable income, and the Fund would no longer be required to distribute most of its net income to its Shareholders, which may cause a reduction in the total return to its Shareholders.

Risk of Current Tax Liability on Reinvested Dividends

If a Shareholder participates in the Fund’s DRIP, the Shareholder will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in the Fund’s Shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless the Shareholder is a tax-exempt entity, the Shareholder may be forced to use funds from other sources to pay its tax liability on the reinvested dividends.

Taxation of Ordinary Dividends

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non- corporate U.S. shareholders, including individuals, is currently 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. REIT dividends that are not designated as qualified dividend income or capital gain dividends are taxable as ordinary income (“ordinary income dividends”). Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividend income could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends. However, for taxable years beginning after December 31, 2017, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of qualified REIT ordinary income dividends. Potential investors are urged to consult with their tax advisors regarding the effect of this change on their effective tax rate with respect to REIT dividends.

Qualification of Mezzanine Loans

The Fund may acquire mezzanine loans for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. The Fund may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event the Fund owns a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, the Fund could fail to qualify as a REIT.

Risks Associated with Taxable REIT Subsidiaries

The Fund may conduct certain activities or invest in assets through one or more TRSs. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. Other than some activities relating to management of hotel and health care properties, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A domestic TRS is subject to U.S. federal income tax as a C corporation.

No more than 20% of the value of a REIT’s total assets may consist of stock or securities of one or more TRSs for taxable years ending on or before December 31, 2025 (and no more than 25% of the value of a REIT’s total assets may consist of stock or securities of one or more TRSs for taxable years beginning after December 31, 2025). This requirement limits the extent to which the Fund can conduct its activities through TRSs. The values of some of its assets, including assets that the Fund holds through TRSs, may not be subject to precise determination, and values are subject to change in the future. In addition, as a REIT, the Fund must pay a 100% excise tax on IRS adjustments to certain payments that it makes or receives if the economic arrangements between the Fund and any of its TRSs are not conducted on an arm’s-length basis. The Fund intends to structure transactions with any TRS on terms that it believes are arm’s length to avoid incurring the 100% excise tax described above. However, the IRS may successfully assert that the economic arrangements of any of the Fund’s intercompany transactions are not comparable to similar arrangements between unrelated parties.

Hedging

Although the Fund does not intend to hedge its interest rate risk, Shareholders should be aware that the REIT provisions of the Code may limit the Fund’s ability to hedge its assets and operations. Under these provisions, any income that the Fund generates from hedging transactions will be excluded from gross income for purposes of the 75% and 95% REIT gross income tests if: (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (ii) such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that does not meet these requirements will generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. As a result of these rules, the Fund may have to limit its use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of the Fund’s hedging activities because its TRS would be subject to tax on gains or expose it to greater risks associated with changes in interest rates than the Fund would otherwise want to bear. In addition, losses in a TRS will generally not provide any tax benefit, except for being carried forward against future taxable income of the TRS.

“Taxable Mortgage Pool” Rules and Securitizations

Securitizations could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as the Fund owns 100% of the equity interests in a taxable mortgage pool, it generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of shareholders, however, such as foreign shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from the Fund that is attributable to the taxable mortgage pool.

Investments in Construction Loans

The Fund may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT gross income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge the Fund’s estimate of the loan value of the real property.

Prohibited Transaction Tax

The Fund’s ability to dispose of property is restricted as a result of the Fund’s REIT status. The Fund will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) that it owns, directly or through a subsidiary entity (other than a TRS), that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. The Fund intends to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS, (2) conducting its operations in such a manner so that no sale or other disposition of an asset it owns, directly or through any subsidiary other than a TRS, will be treated as a prohibited transaction, or (3) structuring certain dispositions of the Fund’s properties to comply with certain safe harbors available under the Code. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.

Characterization of Reverse Repurchase Agreements

When the Fund enters into a reverse repurchase agreement, it generally sells assets to the counterparty to the agreement and receives cash from the counterparty. The Fund agrees to repurchase such assets at an agreed upon date and price, and the counterparty is obligated to resell the assets back to the Fund at the end of the term of the transaction. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities. The Fund believes that, for U.S. federal income tax purposes, it will be treated as the owner of the assets that are the subject of a reverse repurchase agreements and that the reverse repurchase agreements will be treated as secured borrowing transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that the Fund did not own these assets during the term of the reverse repurchase agreements or earn the income generated by such assets for purposes of its application of the REIT asset and gross income tests and, if such a challenge were sustained, the Fund could fail to qualify as a REIT.

Characterization of Repurchase Agreements

When the Fund enters into a repurchase agreement, it generally purchases assets from its counterparty and the counterparty agrees to repurchase the assets at the Fund’s cost plus interest within a specified time. The Fund is obligated to resell the assets back to the counterparty at the end of the term of the transaction. The Fund believes that, for U.S. federal income tax purposes, the repurchase agreements will be treated as secured lending transactions, with the counterparty treated as the owner of the assets that are the subject of repurchase agreements, notwithstanding that such agreements may transfer record ownership of the assets to the Fund during the term of the agreement. It is possible, however, that the IRS could successfully assert that the Fund was treated as owning these assets during the term of the repurchase agreements and as earning the income generated by such assets for purposes of its application of the REIT asset and gross income tests and, if such a challenge were sustained, the Fund could fail to qualify as a REIT.

Potential Conflicts of Interest Associated with Loan Origination Fees

An affiliate of the Adviser may receive loan origination fees from borrowers in connection with direct loan origination activities. A loan origination fee, a one-time fee paid by the borrower to the lender or servicer of the loan to cover costs associated with loan processing, enables the lender or servicer to manage the administrative and underwriting tasks (including borrower diligence) involved in obtaining approval and disbursement of loans and is incurred by the borrower irrespective of loan performance. It is anticipated that an affiliate of the Adviser will receive a loan origination fee from the borrowers of loans originated by the Fund of up to 1.5% of the loan amount. The receipt of such fees, although not paid by the Fund itself, creates a potential conflict of interest between the Adviser and its affiliate and the Fund, since the payment creates an incentive for the Adviser and its affiliate to engage in origination activities and assume greater credit risk with borrowers for loans that may be held in the Fund’s portfolio. The receipt of loan origination fees by the Adviser and/or its affiliates will be subject to procedures requiring, among other things, the Board's periodic review of such fees and oversight by the Fund's Chief Compliance Officer. Such procedures will provide for regular Board reporting and assurance that the aggregate loan origination-related fees paid by the borrower that were earned by the Adviser, any affiliate of the Adviser, or any combination thereof, in connection with any loan originated by or for the Fund (including but not limited to origination, structuring, upfront, arrangement, and commitment fees) do not exceed 1.50% of the committed principal amount for any such loan (or committed tranche). Additionally, the Fund will adhere to an underwriting policy based on an analysis of credit factors that is independent of origination fees, such as prior credit history, financial condition, cash flow projections and pledged collateral.

Management of the Fund

Trustees and Officers

The Board has overall responsibility for the management and supervision of the Fund on behalf of the Shareholders, including supervision of the duties performed by the Adviser and other service providers, adopting the investment and other policies of the Fund, selecting and appointing service providers when necessary, and electing and replacing Fund officers. A majority of the Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). To the extent permitted by the Investment Company Act, and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, or service providers. See “MANAGEMENT OF THE FUND” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

Adviser

Origin Credit Advisers, LLC (previously defined as “OCA” or the “Adviser”), is a Delaware limited liability company and investment adviser registered with the SEC under the Advisers Act. Pursuant to the Investment Management Agreement, the Adviser is responsible for overseeing the management of the Fund’s activities, including investment strategies, investment goals, asset allocation, leverage limitations, reporting requirements and other guidelines in addition to the general monitoring of the Fund’s portfolios, subject to the oversight of the Board. The Adviser has sole discretion to make all investments. The Adviser’s principal offices are located at 4600 S. Syracuse Street, Suite 310, Denver, Colorado 80237.

The Adviser is a wholly-owned subsidiary of Origin Investments Group, LLC, d/b/a Origin Investments (previously defined as “Origin”), a real estate investment management company with a focus on multifamily development and opportunistic acquisition. The predecessor entity to Origin was founded in 2007 by Origin’s Co-Chief Executive Officers, David Scherer and Michael Episcope.

The Adviser is an indirect wholly-owned subsidiary of Focus Financial Partners, LLC (“Focus”), a Delaware limited liability company that is a strategic and financial investor in independently-managed wealth management firms.

Portfolio Manager

Thomas Briney, the President and Chief Investment Officer of OCA, has been the Fund’s Portfolio Manager since inception and is responsible for day-to-day management of the Fund’s investment portfolio. In this capacity, Mr. Briney exercises final authority for all of the Fund’s investment decisions and approves each investment. Mr. Briney was responsible for all investment matters, including asset selection and allocation, for each of the Predecessor Funds. He joined Origin in early 2011, has over eighteen years of experience in the commercial real estate sector, and has sourced, structured and closed more than $1.2 billion of multifamily, office and industrial acquisitions and developments. Prior to joining Origin, Mr. Briney identified, analyzed and underwrote commercial real estate investments at Equity Office Properties. Before Equity Office Properties, Mr. Briney worked as a commercial credit analyst at JP Morgan Chase. He received his Bachelor’s degree in Finance from the University of Connecticut. The SAI provides additional information about the Portfolio Manager’s compensation, other accounts managed by the Portfolio Manager, and the Portfolio Manager’s ownership of securities in the Fund.

Investment Management Agreement

Pursuant to the Investment Management Agreement between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components: (i) a management fee that is calculated daily and payable monthly in arrears at the annual rate of 1.25% of the Fund’s average daily net assets (the “Management Fee”); and (ii) an incentive fee that is calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s realized “pre-incentive fee net investment income” (as defined below) for the immediately preceding quarter (the “Incentive Fee”). However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. Specifically, no Incentive Fee on pre-incentive fee net investment income will be payable in any calendar quarter in which the Fund did not achieve a 1.25% return on the average “Adjusted Capital” (as defined below) (the “Hurdle Rate”) (prorated for any period less than a calendar quarter). The Incentive Fee will be payable on the entirety of the pre-incentive fee net investment income for that quarter once the Hurdle Rate is achieved. The Hurdle Rate is non-cumulative and resets each quarter.

The Management Fee will be paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. For purposes of the Incentive Fee, “pre-incentive fee net investment income” is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Management Fee, expenses reimbursed to the Adviser, if any, and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the Incentive Fee, distribution and servicing fees, any realized gains, realized capital losses or unrealized capital appreciation or depreciation). “Adjusted Capital” is defined as cumulative gross proceeds received by the Fund from the sale of Shares (including proceeds from the Fund’s dividend reinvestment plan), reduced by amounts paid in connection with purchases of Shares pursuant to the Fund’s share repurchase program). The Fund expects the Incentive Fee to increase to the extent the Fund earns greater interest income through its investments.

Under the terms of the Investment Management Agreement, the Adviser bears its expenses associated with providing its services to the Fund, including the office space, furnishings and equipment, and personnel required to render its services. The Fund bears all other expenses incurred in its operations. See “FUND EXPENSES” for more information.

The basis for the Board’s approval of the Investment Management Agreement will be included in the Fund’s Form N-CSR filing for the period ended December 31, 2025. The basis for subsequent continuations of the Fund’s Investment Management Agreement will be included in the Fund’s Form N-CSR filings for the periods during which such continuations occur.

Expense Limitation and Reimbursement Agreement

The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise have been paid, and or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Fund Operating Expenses (excluding any (i) taxes, (ii) fees and expenses incurred in connection with borrowings by the Fund, including interest payments and expenses incurred in connection with a line of credit or other credit facility, if any, obtained by the Fund, (iii) transactional costs, including legal costs and brokerage commissions, associated with the acquisition, monitoring and disposition of investments, (iv) dividend and interest expenses on short sales, if any, (v) Incentive Fees, (vi) distribution and/or shareholder servicing fees, as applicable, (vii) acquired fund fees and expenses, (viii) expenses incurred in connection with any merger or reorganization after commencement of Fund operations, and (ix) extraordinary expenses, such as litigation expenses (collectively, “Outside Cap Expenses”)) do not exceed 3.50% of the average daily net assets of each Class of Shares, respectively (the “Expense Limit”). Because Outside Cap Expenses are excluded from the Expense Limit, Total Annual Fund Operating Expenses (after fee waivers and expense reimbursements) are expected to exceed 3.50% for the each Class of Shares. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on one year from the date of the Prospectus. Neither the Fund nor the Adviser may terminate the Expense Limitation and Reimbursement Agreement during the initial term. The Expense Limitation and Reimbursement Agreement automatically renews for consecutive one-year terms unless terminated by the Fund or the Adviser. The Expense Limitation and Reimbursement Agreement will terminate in the event that the Investment Management Agreement is terminated.

For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of the recoupment.

Administrator, Transfer Agent, CCO Services and CFO Services

The Fund has retained Ultimus Fund Solutions, LLC (previously defined as the “Administrator” or “Ultimus”) located at 225 Pictoria Drive Suite 450, Cincinnati, OH 45246, to provide certain fund services, including fund administration, fund accounting, and transfer agency services to the Fund. The Fund compensates Ultimus for these services and reimburses certain of its out-of-pocket expenses pursuant to the Master Services Agreement.

The Fund has retained NLCS, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022, an affiliate of the Administrator, to provide compliance services to the Fund. The Fund compensates NLCS for these services and reimburses certain of its out-of-pocket expenses pursuant to the Compliance Services Consulting Agreement.

Bill Kimme, a Vice President and Senior Compliance Officer of NLCS, will serve as the Chief Compliance Officer (“CCO”) of the Fund. Mr. Kimme joined Northern Lights Compliance Services, LLC in 2011. Since January of 2012, he serves as CCO to trusts of mutual funds and closed-end fund clients of Northern Lights Compliance Services, LLC, a wholly owned subsidiary of The Ultimus Group Midco, LLC. Mr. Kimme is responsible for Trust Rule 38a-1 compliance functions. He has also provided consulting services to investment advisers and a limited purpose broker dealer sponsor of direct placement programs.

Mr. Kimme has more than 30 years of professional experience in the securities industry. Mr. Kimme provided consulting and alternative investment and money manager due diligence services for two years for broker dealers and investment advisers. He also worked for the Financial Industry Regulatory Authority (FINRA) for nearly 19 years in several capacities including Senior Attorney and Assistant Director of Business Strategy. During his tenure, Mr. Kimme was responsible for tasks that included strategy, rules and regulation development and implementation, investment adviser issues, and consulting and training services for global audiences. Before accepting employment at FINRA, he worked in the private practice of law. Mr. Kimme earned both his Bachelors and Juris Doctor degrees from Creighton University. He obtained his Master of Business Administration degree from the Thunderbird School of Global Management.

The Fund has also retained PINE, 501 S. Cherry St., Suite 610, Denver, Colorado 80246, to provide CFO services to the Fund. The Fund compensates PINE for these services and reimburses certain of its out-of-pocket expenses pursuant to the CFO Services Agreement.

Custodian

UMB Bank, n.a., a national banking association with its principal place of business located in Kansas City, Missouri, serves as Custodian for the securities and cash of the Fund’s portfolio. Under a Custodian Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Organization and Offering Costs

Under the terms of the Investment Management Agreement, the Fund bears expenses incurred in its organization and operation. Certain of these expenses will be advanced by the Adviser or its affiliates, which will incur organization and offering costs on the Fund’s behalf. Amounts advanced by the Adviser or its affiliates will be subject to recoupment under the Expense Limitation and Reimbursement Agreement, for a period not to exceed three years from the date on which such expenses were paid or borne by the Adviser or its affiliates. Any reimbursements of organization and offering costs by the Fund will not exceed actual expenses incurred by the Adviser or its affiliates.

Organization costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. These costs are expensed as incurred. The Fund’s offering costs include, among other things, legal, accounting, printing and other expenses pertaining to this offering. The Fund will charge offering costs against capital in excess of par value on the balance sheet.

Control Persons

A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of the date of this prospectus, there were no control persons of the Fund.

FUND EXPENSES

Except as noted below, the Adviser bears its expenses associated with providing its services to the Fund, including the office space, furnishing and equipment and personnel required to render its services. The Fund bears all other expenses incurred in the business and operation of the Fund, including any third party charges and out-of-pocket costs and expenses that are related to the organization, business or operation of the Fund.

Expenses borne directly by the Fund include, but are not limited to: corporate, organizational and offering costs relating to the offering of Shares, to the extent permissible; the cost of calculating the NAV of Shares, including the cost of any third party pricing or valuation services; the cost of effecting sales and repurchases of Shares and other securities; the Investment Management Fee; the Incentive Fee; investment related expenses (e.g., expenses that, in the Adviser’s discretion, are related to the investment of the Fund’s assets, whether or not such investments are consummated), including, as applicable, brokerage commissions and other transaction expenses in connection with the Fund’s purchase and sale of assets, borrowing charges on securities sold short (if any), clearing and settlement charges, recordkeeping, interest expense, line of credit fees, dividends on securities sold but not yet purchased, margin fees, investment-related travel and lodging expenses and research-related expenses; fees and expenses associated with the selection, acquisition, origination, monitoring or management of real estate properties, construction, real estate development, special servicing of non-performing assets (including, but not limited to, reimbursement of non-ordinary expenses and employee time required to special service a non-performing asset), and the sale of equity investments in real estate. The Adviser or its affiliates may be entitled to certain of these fees as permitted by the Investment Company Act or as otherwise permitted by applicable law and regulation; professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants, tax advisors and other experts; fees and expenses relating to software tools, programs or other technology (including risk management software, fees to risk management services providers, third-party software licensing, implementation, data management and recovery services and custom development costs); research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data); all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; transfer agent and custodial fees; expenses incurred in connection with the Plan; direct fees and expenses associated with marketing efforts (if any); federal and any state registration or notification fees; federal, state and local taxes; fees and expenses of the Independent Trustees; the costs of preparing, printing and mailing reports, notices and other communications, including repurchase offer correspondence or similar materials, to Shareholders; fidelity bond, Trustees and officers/errors and omissions liability insurance and other insurance premiums; direct costs such as direct printing and mailing costs, long distance telephone and staff; legal expenses (including those expenses associated with preparing the Fund’s public filings, attending and preparing for Board meetings, and generally serving as counsel to the Fund); external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information); administrative services, including, but not limited to, recordkeeping, fund accounting, financial reporting, tax, corporate governance, compliance and legal administration services; any costs and expenses associated with or related to due diligence performed with respect to the Fund’s offering of its Shares; costs associated with reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002, as amended; all other expenses incurred by the Fund or the Adviser in connection with administering the Fund’s business; and any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Fund’s organizational documents.

Except as otherwise described in this Prospectus, the Adviser will be reimbursed by the Fund for any of the costs and expenses which are an obligation of the Fund that the Adviser or an affiliate pays, incurs on behalf of the Fund, or otherwise is entitled to, including the costs and expenses described above.

Subject to the Investment Company Act and agreement by the Board, the Adviser or its affiliates may receive loan origination fees from borrowers or property holding entities in connection with the origination of real estate loans that are funded by the Fund. The Fund will not be entitled to these fees.

In addition, an affiliate of the Adviser (“Affiliated Service Provider”) may enter into real estate services agreements with the Fund to perform certain services for the Fund and/or its underlying real estate assets in-lieu of the Adviser outsourcing such services to an unaffiliated third party. These non-advisory services are necessary for investments in the underlying real estate assets and include some or all of the following: construction, real estate acquisition and development, real estate asset servicing (including debt servicing and loan servicing) and sales, sourcing debt capital towards the acquisition and development of property, services managing third-party leasing of space, and administrative and accounting services. Alternatively, the affiliate may contract with the Fund for these services and then outsource them to a third-party. Please see the disclosure under “Conflicts of Interest” for additional information on the retention of loan origination and loan servicing fees. Pursuant to a real estate services agreements, the Affiliated Service Provider will also be entitled to reimbursement of third-party costs and overhead associated with the performance of certain services under the agreements. These costs are also borne by the Fund. The agreements with the Affiliated Service Provider are subject to the requirements of applicable law and will be approved by the Fund’s Independent Trustees.

Conflicts of Interest

The Fund and the Adviser may be subject to a number of actual and potential conflicts of interest, including, but not limited to, those set forth in further detail below.

The Adviser and its affiliates may from time to time engage in financial advisory activities that are independent from, and may conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Adviser and its affiliates may from time to time provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund), which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund, and which may compete with the Fund for investment opportunities. Such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser.

Although the Adviser and its affiliates will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Adviser or its affiliates and that is appropriate for the Fund will be referred to the Fund. The Adviser and its affiliates are not obligated to refer any investment opportunity to the Fund. The Adviser’s allocation policy is designed to fairly and equitably distribute investment opportunities over time among the Fund and other pools of capital managed by the Adviser, which may include proprietary accounts or private funds, including investment or co-investment vehicles established for personnel of the Adviser or its affiliates. The Adviser’s allocation policy provides that once an investment has been approved and is deemed to be in the Fund’s best interest, the Fund will receive an allocation of the investment based on, among other things, proposed investment size, capital availability, timing considerations, legal or regulatory constraints, targeted leverage levels, portfolio diversification, and geographic concentration. The outcome of this determination will result in the allocation of all, some or none of an investment opportunity to the Fund. Moreover, the Fund’s ability to co-invest with the Adviser and its affiliates is limited by existing regulatory guidance.

The directors, partners, trustees, managers, members, officers and employees of the Adviser and its affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Adviser or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, the Fund and the Adviser have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

The affiliates of the Adviser may engage in origination activities and receive attendant arrangement, structuring or similar fees. In this connection, the affiliates may receive loan origination fees from borrowers in connection with direct loan origination activities. An affiliate of the Adviser currently charges the borrower of a loan originated by such affiliate, for purposes of inclusion of such loan or an interest therein in the Predecessor Funds’ investment portfolios, a loan origination fee of between 1% and 1.5% of the loan amount. A loan origination fee is a one-time fee paid by the borrower to the lender or servicer of the loan to cover the costs associated with processing a loan and is a common feature of the closing costs for real estate mortgages and other types of loans. A loan origination fee, typically a percentage of the loan amount, helps the lender or servicer manage the administrative and underwriting tasks (including diligence on the borrower) involved in obtaining approval and disbursement of loans. For such services rendered, an affiliate of the Adviser expects to continue to receive and retain loan origination fees, borne by the borrower and not the Fund, in connection with the Fund’s operation. It is anticipated that an affiliate of the Adviser will receive a loan origination fee from the borrowers of loans originated by the Fund of up to 1.5%, which the Adviser believes is within industry average fee ranges. Additionally, borrowers typically pay a loan servicing charge for the ongoing administration of the loan. Unlike the loan origination fees which are paid by the borrower to an affiliate of the Adviser for its services rendered in connection with origination-related activities, loan servicing fees are paid by borrowers for expenses of a third-party loan servicer. The Adviser expects to facilitate such payments to the third-party servicer but will not retain any portion of such fees. Any loan servicing fee received by the Adviser or its affiliate from a borrower that is in excess of the third-party servicer’s expenses will be remitted to the Fund. With respect to the loan origination fees paid by the borrower to an affiliate of the Adviser, the receipt of such fees, though not paid by the Fund, creates a potential conflict of interest between the Adviser and its affiliate and the Fund, since the payment creates an incentive for the Adviser and its affiliate to engage in origination activities with borrowers for loans that may be held in the Fund’s portfolio. The receipt of loan origination fees by the Adviser and/or its affiliates will be subject to procedures requiring, among other things, the Board's periodic review of such fees and oversight by the Fund's Chief Compliance Officer. Such procedures will provide for regular Board reporting and assurance that the aggregate loan origination-related fees paid by the borrower that were earned by the Adviser, any affiliate of the Adviser, or any combination thereof, in connection with any loan originated by or for the Fund (including but not limited to origination, structuring, upfront, arrangement, and commitment fees) do not exceed 1.50% of the committed principal amount for any such loan (or committed tranche).

The Adviser or its affiliates, in the Adviser’s discretion and from its own resources, may pay additional compensation to financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell Shares of the Fund (previously defined collectively as “Financial Intermediaries” or individually, a “Financial Intermediary”), in connection with the sale and servicing of Fund Shares. In addition, the Adviser may earn additional fees or reimbursement of expenses from certain borrowers in connection with the structuring of certain investments negotiated by the Adviser or its affiliates. The negotiation of such loans and the payment of additional compensation to Financial Intermediaries in connection with the sale and servicing of Fund shares could result in an increase in the Fund’s assets under management, which would result in a corresponding increase in management fees payable to the Adviser. The Adviser has not adopted a limitation on the maximum permissible amount of such additional compensation that could be paid to Financial Intermediaries.

Distributor

Ultimus Fund Distributors, LLC, located at 225 Pictoria Drive Suite 450, Cincinnati, OH 45246, serves as the Fund’s principal underwriter and acts as distributor of the Shares (previously defined as the “Distributor”) on a best efforts basis, subject to various conditions. The Distributor is an affiliate of the Administrator. The Fund’s Shares are offered for sale through the Distributor at net asset value plus the applicable sales load. The Fund intends to offer to sell an unlimited number of its Shares, on a continuous basis, through the Distributor. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but it will use its best efforts to solicit orders for the purchase of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund Shares.

Under the Fund’s Distribution Agreement with the Distributor, the Fund agrees to indemnify the Distributor and its control persons against certain liabilities including those that may arise under the Securities Act and the Investment Company Act as a result of: (1) the Distributor serving as distributor of the Fund pursuant to the agreement; (2) the Fund’s breach of any of its obligations, representations, warranties or covenants contained in the agreement; (3) the Fund’s failure to comply with any applicable securities laws or regulations; or (4) untrue statements of material fact or the omissions of material facts required to make statements not misleading in Fund offering materials, sales materials and shareholder reports. Such agreement does not include indemnification of the Distributor against liability resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by the Distributor of its obligations and duties under the Distribution Agreement. The Distributor may, from time to time, perform services for the Adviser and its affiliates in the ordinary course of business.

Under the Distribution Agreement, the Distributor may engage and enter into agreements with one or more broker-dealers or other Financial Intermediaries (“Selling Agents”) to assist in the distribution of the Shares, reviewing the Fund’s proposed advertising materials and sales literature and making certain filings with regulators. For these services, the Distributor receives an annual fee from the Adviser. The Adviser is also responsible for paying any out-of-pocket expenses incurred by the Distributor in providing services under the Distribution Agreement.

Selling Agents may charge a separate fee for their service in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee is not a sales load imposed by the Fund or the Distributor and will be in addition to the fees charged or paid by the Fund. The payment of these fees and the effect of these fees on the performance of a Shareholder’s investment in Shares will not be reflected in the performance returns of Shares.

Selling Agents may also impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions described in this Prospectus and are not imposed by the Fund, the Distributor or any other Fund service providers. These terms and conditions may affect or limit a prospective or current shareholder’s ability to purchase Shares, a current Shareholder’s ability to tender Shares to the Fund for repurchase or to otherwise transact business with the Fund. Services provided by Selling Agents may vary. Shareholders investing in Shares through a Selling Agent should consult with the Selling Agent regarding the terms and conditions related to accounts held at the Selling Agent, services provided to such accounts and related service fees as well as operational limitations of the Selling Agent.

The Adviser shall pay for any distribution, shareholder servicing, marketing and promotional services rendered to the Shares including payments to Selling Agents for the sale of Shares and related shareholder services and payments to other entities marketing the Fund. These expenses are not reflected in the expense table included in this Prospectus. Payments to Selling Agents or other entities marketing the Fund create conflicts of interest by influencing the Selling Agent, marketing entity and your salesperson to recommend Shares over another investment. These payments may also benefit the Adviser, the Distributor and their respective affiliates if these payments result in an increase in the NAV of Shares, the value upon which any fees payable by the Fund to these entities are based.

Shareholder Servicing Plan and Distribution and Service Plan

Shareholder Servicing Plan

The Fund will operate under a Shareholder Servicing Plan with respect to Class A Shares, Class  E Shares, and Class  I Shares, under which the Fund is permitted to pay as compensation to qualified recipients 0.25% on an annualized basis of the average daily net assets of the Fund attributable to Class A Shares and Class  E Shares and 0.10% on an annualized basis of the average daily net assets of the Fund attributable to Class  I Shares (the “Shareholder Servicing Fee”). The Shareholder Servicing Fee is paid out of the Class A Shares,’ Class  E Shares’ or Class  I Shares’ assets (as applicable) and decreases the net profits or increases the net losses of such Class (as applicable). Class O Shares are not subject to the Shareholder Servicing Fee.

Distribution and Service Plan

The Fund has adopted a Distribution and Service Plan (the “Plan”) with respect to Class A Shares and Class E Shares consistent with the requirements of Rule 12b-1 under the Investment Company Act. Under the Plan, the Fund will be permitted to pay to the Distributor, or to other qualified recipients under the Plan, 0.25% or 0.50% on an annualized basis of the average daily net assets of the Fund attributable to Class  A Shares and Class  E Shares, respectively (the “Distribution and Service Fee”) as compensation for sale of Class  A Shares and Class  E Shares or the provision of certain shareholder services. The Distribution and Service Fee is paid out of the Class A Shares’ or Class E Shares’ assets and will decrease the net profits or increase the net losses of the Class A Shares or Class E Shares. Class I Shares and Class O Shares are not subject to the Distribution and Service Fee. The Distribution and Service Plan is a compensation plan, which means that the Distributor is compensated regardless of its expenses, as opposed to a reimbursement plan which reimburses only for expenses incurred. The Distributor does not retain any of the Distribution and Service Fee for profit. All Distribution and Service Fees are held in a retention account by the Distributor to pay for and/or reimburse the Advisor for distribution-related expenditures.

Determination of Net Asset Value

The Fund will calculate its NAV on a daily basis. The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, including the amount of borrowings for investment purposes, less all of its liabilities, excluding the amount of borrowings for investment purposes.

The Board has designated the Adviser as the “valuation designee” pursuant to the provisions of Rule 2a-5 under the Investment Company Act (the “Valuation Designee”). The Valuation Designee conducts the valuation of the Fund’s investments at all times consistent with U.S. generally accepted accounting principles (“GAAP”) and the Investment Company Act and pursuant to policies and procedures adopted by the Adviser and approved by the Board. The Valuation Designee has established a Valuation Committee, which assists in carrying out the valuation of Fund holdings and performs fair value determinations pursuant to the standards and procedures set forth in such policies and procedures. Fund investments are valued in accordance with Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by the Financial Accounting Standards Board, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy, which prioritizes the use of observable inputs in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Investments that are listed or traded on an exchange and are freely transferrable, such as interests in public REITS or certain short-term investments, are Level 1 securities and valued at the closing price on the principal exchange on which the investment is listed or traded. Other investments for which market quotations are readily available will be valued using end-of-day pricing quotes obtained from an independent third-party fixed income pricing service on a daily basis.

Certain investments, such as CMBS, that are publicly traded but for which no readily available market quotations exist, are generally valued on the basis of information furnished by an independent pricing service that uses a valuation matrix which incorporates both dealer-supplied valuations and electronic data processing techniques. To assess the continuing appropriateness of pricing sources and methodologies, the Valuation Designee regularly performs price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser will utilize a number of factors to determine if the quotations are representative of fair value, including through comparison of prices to multiple sources and monitoring of significant valuation events.

Securities that are not publicly traded or whose market prices are not readily available, as will be the case for a substantial portion of commercial real estate-related debt investments and direct real estate investments, will initially be valued at cost and thereafter valued at fair value as determined by the Adviser in good faith pursuant to the policies adopted by the Adviser and approved by the Board, based on, among other things, the input of the Adviser and independent valuation firm(s) engaged to review the Fund’s investments. The Adviser and independent valuation firm(s) will use a variety of approaches to establish the fair value of these investments in good faith. The approaches used will generally include widely recognized and utilized valuation approaches and methodologies, including an analysis of discounted cash flows, publicly traded comparable companies and comparable transactions and will also consider recent transaction prices and other factors in the valuation. An independent, third-party valuation firm will generally review all of the Fund’s Level 3 investments on an annual basis. In the interim between third-party evaluations, the Valuation Committee shall value each Level 3 investment on a monthly basis as set forth in the procedures adopted by Adviser and approved by the Board.

The Valuation Designee provides the Board with reports on a quarterly basis, or more frequently if necessary, identifying valuation activity with respect to Level 2 and Level 3 holdings in the Fund’s portfolio. Fair value determinations are based upon all available inputs that the Valuation Designee deems relevant, which may include indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts for the investment, and valuations prepared by independent valuation firms.

Allocation of Income and Class Expenses

Expenses related to the distribution of a Class of Shares of the Fund or to the services provided to Shareholders of a Class shall be borne solely by such Class. The following expenses attributable to the Shares of a particular Class will be borne solely by the Class to which they are attributable:

●	Account maintenance and shareholder servicing fees;

●	Extraordinary non-recurring expenses, including litigation and other legal expenses relating to a particular class; and

●	Such other expenses as the Board determines were incurred by a specific class and are appropriately paid by that class.

Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific class shall be allocated to each class of the Fund on the basis of NAV of that class in relation to the NAV of the Fund. Investment advisory fees, including the management fee, custodial fees, and other expenses relating to the management of the Fund’s assets shall not be allocated on a class-specific basis, but rather based upon relative net assets. Income shall be included to the date of calculation. Appropriate provision shall be made for federal income taxes if required.

While the valuation policy adopted by the Adviser and approved by the Board is intended to result in a calculation of the Fund’s NAV that fairly reflects investment values as of the time of pricing, the Fund cannot ensure that fair values determined by the Valuation Designee would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the investments were sold. The Fund periodically benchmarks the bid and ask prices received from independent valuation firms and/or dealers, as applicable, and valuations received from the independent valuation firms against the actual prices at which it purchases and sells its investments. The Fund believes that these prices will be reliable indicators of fair value.

Quarterly Repurchase Offers

The Fund is a closed-end interval fund that, to provide liquidity and the ability to receive NAV on a disposition of at least a portion of your Shares, makes quarterly offers to repurchase Shares. No Shareholder will have the right to require the Fund to repurchase its Shares, except as permitted by the Fund’s interval structure. No public market for the Shares exists, and none is expected to develop in the future. Consequently, Shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their Shares by the Fund, and then only on a limited basis.

The Fund has adopted, pursuant to Rule 23c-3 under the Investment Company Act, a fundamental policy, which cannot be changed without Shareholder approval, requiring the Fund to offer to repurchase with cash at least 5% and up to 25% of its Shares at the applicable NAV per Share on a regular schedule. Although the policy permits repurchase of between 5% and 25% of the Fund’s outstanding Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at the applicable NAV per Share, subject to approval of the Board. The Fund will make its first repurchase offer no later than two quarters after the Registration Statement is declared effective.

Repurchase Dates

The Fund will make quarterly repurchase offers in March, June, September and December of each year. As discussed below, the date on which the repurchase price for Shares is determined will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day).

Repurchase Request Deadline

The date by which Shareholders wishing to tender Shares for repurchase must respond to the repurchase offer will be no more than fourteen days before the Repurchase Pricing Date (defined below). When a repurchase offer commences, the Fund sends, at least twenty-one (21) and no more than forty-two (42) days before the Repurchase Request Deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer), written notice to each Shareholder setting forth, among other things:

●	The percentage of outstanding Shares that the Fund is offering to repurchase and how the Fund will purchase Shares on a pro rata basis if the offer is oversubscribed.

●	The date on which a Shareholder’s repurchase request is due.

●	The date that will be used to determine the NAV per Share of the respective Share class applicable to the repurchase offer (the “Repurchase Pricing Date”).

●	The date by which the Fund will pay to Shareholders the proceeds from their Shares accepted for repurchase.

●	The NAV of the Shares as of a date no more than seven days before the date of the written notice and the means by which Shareholders may ascertain the NAV per Share.

●	The procedures by which Shareholders may tender their Shares and the right of Shareholders to withdraw or modify their tenders before the Repurchase Request Deadline.

●	The circumstances in which the Fund may suspend or postpone the repurchase offer.

This notice may be included with a Shareholder report or other Fund document. Shareholders that hold Shares through a Financial Intermediary will need to ask their Financial Intermediary to submit their repurchase requests and tender Shares on their behalf. The Repurchase Request Deadline will be strictly observed. If a Shareholder’s repurchase request is not submitted to Ultimus, the Fund’s transfer agent, in properly completed form by the Repurchase Request Deadline, the Shareholder will be unable to sell his or her Shares to the Fund until a subsequent repurchase offer, and the Shareholder’s request for that offer must be resubmitted. If a Shareholder’s Financial Intermediary will submit his or her repurchase request, the Shareholder should submit his or her request to the Financial Intermediary in the form requested by the Financial Intermediary sufficiently in advance of the Repurchase Request Deadline to allow the Financial Intermediary to submit the request to the Fund. If a Shareholder’s Financial Intermediary is unable or fails to submit the Shareholder’s request to the Fund in a timely manner, or if the Shareholder fails to submit his or her request to the Shareholder’s Financial Intermediary, the Shareholder will be unable to sell his or her Shares to the Fund until a subsequent repurchase offer, and the Shareholder’s request for that offer must be resubmitted. Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.

Determination of Repurchase Price and Payment for Shares

The Repurchase Pricing Date will occur no later than the fourteenth (14th) day after the Repurchase Request Deadline (or the next business day, if the fourteenth day is not a business day). The Fund expects to distribute payment to Shareholders between one (1) and three (3) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after such date. The Fund’s NAV per Share may change materially between the date a repurchase offer is mailed and the Repurchase Request Deadline, and it may also change materially between the Repurchase Request Deadline and Repurchase Pricing Date. The method by which the Fund calculates NAV is discussed below under “Net Asset Value.” During the period an offer to repurchase is open, Shareholders may obtain the current NAV by visiting the Fund’s website https://origincreditadvisers.com/private-credit/ or calling (833) 446-9060 toll free.

Early Repurchase Fees

A 2.00% early repurchase fee (the “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of such Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. Therefore, Shares repurchased will be deemed to have been taken from the earliest purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until all such Shares have been repurchased, and then from each subsequent purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until such Shares are repurchased.

The Early Repurchase Fee may be waived for certain categories of Shareholders or transactions. For example, the early repurchase fee will be waived on repurchases of Shares (i) in the event of the Shareholder's death or disability; (ii) that result from required minimum distributions taken from retirement accounts when the Shareholder reaches age 70½; (iii) that result from returns of excess contributions made to retirement plans or individual retirement accounts; (iv) to exchange a taxable position for a non-taxable position; (v) to satisfy participant loan advances by employer sponsored retirement plans; (vi) in connection with distributions qualifying under the hardship provisions of the Code; and (vii) that were purchased through the Fund's DRIP. Restrictions may apply to certain accounts and certain transactions. In addition, the one-year holding period shall include the period a Shareholder held their position under the Predecessor Funds. The Fund reserves the right to change these terms at any time. Any change will apply only to Shares purchased after the effective date of such change.

In the event that the Adviser holds Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Shareholders.

Suspension or Postponement of Repurchase Offers

The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c- 3 under the Investment Company Act, as described below, but only with the approval of a majority of the Trustees, including a majority of Independent Trustees. The Fund may suspend or postpone a repurchase offer only: (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a REIT under the Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund. The Fund will provide notice to Shareholders of any suspension or postponement of a repurchase offer.

Oversubscribed Repurchase Offers

There is no minimum number of Shares that must be tendered before the Fund will honor repurchase requests. However, the Fund’s Trustees set for each repurchase offer a maximum percentage of Shares that may be repurchased by the Fund, which is currently expected to be 5% of the Fund’s outstanding Shares. In the event a repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Shares up to a maximum amount of 2% of the outstanding Shares of the Fund. If the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Shares tendered on a pro rata basis, provided that the Fund may accept all shares tendered for repurchase by Shareholders who own less than 100 shares and who tender all of their Shares for repurchase, before prorating other amounts tendered.

If any Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other Shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer.

Involuntary Repurchases

Under certain circumstances, when consistent with the requirements of the Fund’s Declaration of Trust and By-Laws and the provisions of the Investment Company Act and the rules thereunder, including Rule 23c-3, the Fund may, repurchase or redeem at NAV the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other person. The Fund will not impose an early repurchase fee on any Shares subject to involuntary repurchase by the Fund. Please see “Repurchases and Transfers of Shares—Involuntary Repurchases” in the SAI for additional information.

There is no assurance that you will be able to tender your Shares when or in the amount that you desire.

Consequences of Repurchase Offers

From the time the Fund distributes or publishes each repurchase offer notification until the Repurchase Pricing Date for that offer, the Fund must maintain liquid assets at least equal to the percentage of its Shares subject to the repurchase offer. For this purpose, “liquid assets” means assets that may be sold or otherwise disposed of in the ordinary course of business, at approximately the price at which the Fund values them, within the period between the Repurchase Request Deadline and the repurchase payment deadline, or which mature by the repurchase payment deadline. The Fund is also permitted to borrow up to the maximum extent permitted under the Investment Company Act to meet repurchase requests.

If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. There is no assurance that the Fund will be able sell a significant amount of additional Shares so as to mitigate these effects.

These and other possible risks associated with the Fund’s repurchase offers are described under “RISK FACTORS—Repurchase Offers Risk” above. In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders, potentially even to those Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “U.S. Federal Income Tax Considerations” below and in the SAI.

Distribution Policy

Monthly Distribution Policy

The Fund intends to make a monthly dividend distribution of the net investment income of the Fund after payment of Fund operating expenses. In order to qualify as a REIT, the Fund is required to distribute dividends to its Shareholders each year in an amount at least equal to (a) the sum of (i) 90% of the Fund’s “REIT taxable income” (computed without regard to its dividends-paid deduction and excluding net capital gains) and (ii) the Fund’s net income, if any, (after tax) from foreclosure property, minus (b) the sum of specified items of non- cash income. To the extent that the Fund distributes less than 100% of its “REIT taxable income,” as adjusted, the Fund will be subject to tax at the regular corporate tax rates on the retained portion. If the Fund fails to distribute during each calendar year at least the sum of: (i) 85% of the Fund’s REIT ordinary income for such year; (ii) 95% of the Fund’s REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Fund would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which it has paid corporate income tax. The Fund intends to make timely distributions sufficient to satisfy the REIT qualification requirements and to avoid material income and excise taxes. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment PLAN.”

Section 19(a) of the Investment Company Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the Shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

The Board reserves the right to change or suspend the monthly distribution policy at any time.

Dividend Reinvestment PLAN

The Fund will operate under a dividend reinvestment plan (previously defined as the “DRIP”) administered by Ultimus Fund Solutions, LLC (the “Agent”). Pursuant to the DRIP, the Fund’s distributions other than liquidating distributions and repurchases (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same Class of Shares of the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the DRIP on behalf of a participating Shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Agent in writing at:

Ultimus Fund Solutions, LLC
P.O. Box 46707

Cincinnati, OH 45246

Such written notice must be received by the Agent three days prior to the record date of a Distribution or the Shareholder will receive such Distribution in Shares through the DRIP. With respect to Shares held by a Financial Intermediary on behalf of an investor, any written notices will be provided to the Financial Intermediary and Shares issued under the DRIP will be issued to the Financial Intermediary account. Under the DRIP, the Fund’s Distributions to Shareholders are reinvested in full and fractional shares as described below. A Shareholder may designate all or a portion of his or her shares for inclusion in the policy, provided that Distributions will be reinvested only with respect to shares designated for reinvestment under the policy.

When the Fund declares a Distribution, the Agent, on a Shareholder’s behalf, will receive additional authorized Shares from the Fund. The number of Shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Agent will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Agent will hold Shares in the account of the Shareholder in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRIP. The Agent will distribute all proxy solicitation materials, if any, to participating Shareholders. With respect to shares held by a Financial Intermediary on behalf of an investor, the Agent will distribute all information to the Financial Intermediary and any Shares issued under the DRIP will be issued to the Financial Intermediary account.

In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRIP, the Agent will administer the DRIP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRIP.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Considerations.”

The Fund reserves the right to amend or terminate the DRIP at any time upon notice to Shareholders. There is no direct service charge to participants with regard to purchases under the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence concerning the DRIP should be directed to the Agent at the address listed above. Certain transactions can be performed by calling (833) 446-9060 toll free.

U.S. Federal Income Tax Considerations

The following information relating to certain U.S. federal income tax consequences of an investment in the Fund by a U.S. Shareholder that is not a non-U.S. or tax-exempt entity is based on laws, regulations, IRS pronouncements and court decisions in effect on the date of this prospectus. These laws and regulations are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to Shareholders, or to Shareholders who may be subject to special tax treatment under the Code, including, without limitation, non-U.S. and tax-exempt Shareholders. Shareholders should consult a tax professional for the tax consequences of investing in the Fund in light of their own circumstances, as well as for information on foreign, state and local taxes, which may apply. This discussion applies only to investors that acquire and hold the Fund’s Shares as a capital asset.

As used herein, the term “U.S. Shareholder” means a beneficial holder of Shares of the Fund that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as such term is defined under the Code) have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a United States person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares of the Fund, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that will hold Shares of the Fund should consult their tax advisors regarding the consequences of the purchase, ownership and disposition of Shares by the partnership.

Distributions to Shareholders

The following discussion describes taxation of Shareholders on distributions from the Fund in years in which the Fund qualifies to be taxed as a REIT.

Distributions by the Fund, other than capital gain dividends, generally will constitute ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are treated as ordinary income. For non-corporate U.S. Shareholders after December 31, 2017, distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are taxed as ordinary income after deducting 20% of the amount of the dividend. At the current maximum ordinary income rate of 37% applicable for taxable years beginning after December 31, 2017, the maximum tax rate on ordinary REIT dividends for non-corporate U.S. Shareholders is 29.6%.

Ordinary dividends generally will not qualify as “qualified dividend income” currently taxed as net capital gain for U.S. Shareholders that are individuals, trusts, or estates. However, provided the Fund properly designates the distributions, distributions to U.S. Shareholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gain to the extent the U.S. Shareholder (and, where applicable, the Fund) satisfies certain holding period requirements and the dividends are attributable to (i) qualified dividend income received by the Fund from other corporations that are not REITS during the taxable year, and (ii) undistributed earnings or built-in gains taxed at the corporate level during the immediately preceding year. The Fund does not anticipate distributing a significant amount of qualified dividend income.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Fund’s actual net capital gain for the taxable year) without regard to the period for which the U.S. Shareholder has held its Shares. The REIT provisions of the Code do not require the Fund to distribute its long-term capital gain, and it may elect to retain and pay income tax on its net long- term capital gains received during the taxable year. If the Fund so elects for a taxable year, U.S. Shareholders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year. A U.S. Shareholder would be deemed to have paid its share of the tax paid by the Fund on such undistributed capital gains, which would be credited or refunded to the U.S. Shareholder. The U.S. Shareholder’s basis in its Shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by the Fund) included in the U.S. Shareholder’s long-term capital gains.

Distributions in excess of the Fund’s current and accumulated earnings and profits (a “return of capital distribution”) will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. Shareholder’s Shares and thereby increasing the amount of gain (or decreasing the amount of loss) recognizable by the Shareholder upon a subsequent disposition of its Shares. To the extent a return of capital distribution exceeds a Shareholder’s tax basis in its Shares, the distribution will be taxable as capital gain realized from the sale of such Shares.

Dividends declared by the Fund in October, November or December, and payable to a U.S. Shareholder of record on a specified date in any such month, shall be treated both as paid by the Fund and as received by the U.S. Shareholder on December 31 of the year, provided that the dividend is actually paid during January of the following calendar year.

If a U.S. Shareholder participates in the Fund’s DRIP, such U.S. Shareholder will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in the Fund’s Shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless such U.S. Shareholder is a tax- exempt entity, such U.S. Shareholder may need to use funds from other sources to pay such U.S. Shareholder’s tax liability on the reinvested dividends.

A statement that provides the U.S. federal income tax status of the Fund’s distributions will be sent to U.S. Shareholders promptly after the end of each year.

Gain or Loss on Sale or Repurchase of Shares of the Fund

A U.S. Shareholder may recognize either a gain or loss when it sells Shares of the Fund. The gain or loss is the difference between the proceeds of the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. Any loss realized on a taxable sale of Shares held for six months or less will be treated as a long-term capital loss, to the extent of the amount of capital gain dividends received on such Shares. If a Shareholder sells Shares of the Fund at a loss and purchases Shares of the Fund within 30 days before or after the sale (a wash sale), a deduction for the loss is generally disallowed.

A repurchase of Shares of the Fund will be treated as a distribution in exchange for the repurchased Shares and taxed in the same manner as any other taxable sale or other disposition of Shares discussed above, provided that the repurchase satisfies one of the tests under the Code enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the U.S. Shareholder’s interest in the Fund, (ii) results in a substantially disproportionate repurchase with respect to the U.S. shareholder, or (iii) is not essentially equivalent to a dividend with respect to the U.S. shareholder. In determining whether any of these tests has been met, Shares actually owned, as well as Shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of Shares pursuant to a repurchase generally will result in a “substantially disproportionate” repurchase with respect to a U.S. Shareholder if the percentage of the then outstanding voting Shares of the Fund owned by the U.S. Shareholder immediately after the sale is less than 80% of the percentage of the voting Shares of the Fund owned by the U.S. Shareholder determined immediately before the sale. The sale of Shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a U.S. Shareholder if the reduction in the U.S. Shareholder’s proportionate interest in Shares of the Fund as a result of the repurchase constitutes a “meaningful reduction” of such U.S. Shareholder’s interest.

For a further discussion of the tax consequences of the purchase, ownership and disposition of Shares, see “U.S. Federal Income Tax Considerations” in the SAI.

Description of Capital Structure and Shares

The Fund is a statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on March 31, 2025. The Fund’s Declaration of Trust provides that the Board may authorize separate classes of shares of beneficial interest. The Board has authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its Shareholders.

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest. Each Share of the Fund represents an equal proportionate interest in the assets of the Fund with each other Share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its Shareholders after payment of Fund operating expenses, including interest, on outstanding borrowings, if any, no less frequently than monthly. Unless the registered owner of Shares elects to receive cash, all dividends declared on Shares will be automatically reinvested for Shareholders in additional shares of the Fund. See “Dividend Reinvestment PLAN.” The Investment Company Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Board may distribute the remaining assets of the Fund among its Shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s Shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law may, in certain limited circumstances, be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote. The Fund will not issue share certificates.

As of the date of this Prospectus, there were no outstanding Shares of the Fund.

Extraordinary Events

The Trustees, in order to change the form of organization and/or domicile of the Fund, may, without prior Shareholder approval: (i) cause the Fund to merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations or corporations which is or are formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States, or (ii) cause the Fund to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees. Any other merger or consolidation of the Fund shall, in addition to the approval of the Trustees, require a majority shareholder vote, except as otherwise permitted by the Investment Company Act or other applicable laws and regulations.

The Trustees may without Shareholder approval (unless required by the Investment Company Act) in dissolution of the Fund or an applicable series or class liquidate, reorganize or dissolve the Fund or an applicable series or class in any manner or fashion not inconsistent with applicable law. The assets of the Fund shall be allocated and distributed in accordance with the provisions of the Declaration of Trust. Upon completion of the distribution of the remaining proceeds or assets, the Fund shall terminate and shall be wound up in accordance with the provisions of the Declaration of Trust.

Anti-Takeover Provisions in the Declaration of Trust

The Declaration of Trust includes provisions that could have the effect of limiting the ability of entities or other persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund’s Shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Trustees are elected for indefinite terms and do not stand for reelection. A trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

Legal Proceedings

The Declaration of Trust imposes limits on the ability of both Shareholders and non-shareholders to bring derivative action, suit, or other proceeding on behalf of with respect to Shareholders. Specifically, no non-shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such shares. No Shareholder may maintain a derivative action unless holders of at least 10% of the shares of the affected class or classes join in the bringing of such action. These limitations do not apply to claims arising under the federal securities laws.

Derivative Actions

A Shareholder may bring a derivative action only if (a) such Shareholder makes a pre-suit demand upon the Board to bring the subject action, (b) the Trustees are given a reasonable amount of time to consider and investigate the request, and (c) the Trustees may retain counsel or other advisers in considering the merits of the request and will require an undertaking by the Shareholder(s) making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action. The requirements that (i) 10% of the Shares of the effected Class or Classes join in the demand to bring the action and (ii) requesting Shareholders provide an undertaking to reimburse the Fund for the expense of any advisers retained by the Trustees, in the event that the Trustees determine not to bring such action, do not apply to claims arising under the federal securities laws.

Information Requirements

Every owner of more than 5% of the outstanding shares during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by the Board, within 30 days after the end of each taxable year, is required to give the Fund written notice, stating his or her name and address, the number of shares of each class and series which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide the Fund with such additional information as it may request in order to determine the effect, if any, of its beneficial ownership on the Fund’s status as a. In addition, each Shareholder shall, upon demand, be required to provide the Fund with such information as it may request in good faith in order to determine its status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Plan of Distribution

Purchasing Shares

Investors may purchase Class O Shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by Ultimus. Investors may buy and sell Class A Shares, Class E Shares, Class I Shares and Class O Shares of the Fund through Financial Intermediaries.

Financial Intermediaries may be authorized to designate other intermediaries to receive purchase or sale orders on the Fund’s behalf. Orders will be placed at the Fund’s NAV next computed after the order is received by a Financial Intermediary and accepted by the Fund. Orders placed with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the New York Stock Exchange is open for business, will be priced based on the Fund’s NAV determined as of such day, while orders placed with a Financial Intermediary after the close of regular trading (generally after 4:00 p.m., Eastern Time) on a day that the New York Stock Exchange is open for business will be priced based on the Fund’s NAV determined on the day following the date upon which such order is received by the Financial Intermediary.

A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial Intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund and for forwarding payment promptly.

An investor also may complete and sign an account application for a specific dollar amount of Class O equal to or greater than the minimum initial investment amount, and pay such amount at the time of subscription; provided, however, that for Class O Shares purchased through a Financial Intermediary, the value of Shares being purchased may be combined with the value of any Class O Shares of the same class that were purchased or will be purchased within six months from the initial purchase through such Financial Intermediary, provided such Financial Intermediary enters into the requisite letter of intent with the Fund. The Fund reserves the right to accept subscriptions of less than the minimum initial investment for the applicable share class.

Subscriptions will be effective only upon the Fund’s acceptance and it reserves the right to reject any subscription in whole or in part, for any reason. Subscriptions will be priced based at the Fund’s NAV next calculated after the date the subscription is accepted by the Fund. Subscriptions will be accepted or rejected by the Fund within ten days of receipt and, if rejected, all funds will be returned to subscribers without deduction for any expenses without interest, unless otherwise required by applicable law. Pending acceptance of an investor’s subscription, proceeds will be deposited into an account for his or her benefit. An investor does not have the option of rescinding a purchase order after the Shares have been issued to the investor.

The Fund and the Distributor each reserves the right, in its sole discretion, to suspend the offering of Shares or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund for any reason In the interest of economy and convenience, certificates for Shares will not be issued.

In compliance with the USA Patriot Act of 2001, Ultimus will verify certain information with respect to each purchase order, and investors will be required to supply their full name, date of birth, social security number and residential street address. If Ultimus does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. Ultimus also may reserve the right to close the account within five business days if clarifying information/documentation is not received. Investors may call (833) 446-9060 toll free for additional assistance when completing a subscription agreement.

By Mail

To make an initial purchase by mail, complete an account application and mail it, together with a check made payable to Origin Real Estate Credit Fund, to:

Origin Real Estate Credit Fund
c/o Ultimus Fund Solutions, LLC
P.O. Box 46707

Cincinnati, OH 45246

All checks must be in U.S. dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to Shareholders. The Fund reserves the right to reject any account application.

By Wire — Initial Investment

To make an initial investment in the Fund, Ultimus must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to Ultimus. Upon receipt of the completed account application in good order, Ultimus will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. The Fund will normally accept wired funds for investment on the day received, if they are received by the Fund’s designated bank before the close of regular trading on the New York Stock Exchange. Your bank may charge you a fee for wiring same-day funds. Investors may call Investor Relations at (833) 446-9060 to obtain wiring instructions for submitting payment to the Fund. If you place an order through a Financial Intermediary, a completed account application may not be required. Please contact your Financial Intermediary.

By Wire — Subsequent Investments

Wired funds must be received prior to 4:00 p.m. Eastern Time to be eligible for same-day pricing. The Fund, and its agents, including Ultimus and the Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Purchase Terms

The Fund’s shares are distributed by the Distributor at NAV. The price of the shares during the offering will fluctuate over time with the NAV of the shares.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;

●	how much you intend to invest;

●	how long you expect to own the shares; and

●	total costs and expenses associated with a particular share class.

If you are investing through a Financial Intermediary and are eligible to invest in more than one class of shares, the Financial Intermediary may help determine which share class is appropriate for you. Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all Financial Intermediaries offer all classes of shares. If your Financial Intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase. Please consult your Financial Intermediary for additional information.

Class A Shares

Class A Shares are sold at the prevailing net asset value per Class A Share plus the applicable sales load (which may be reduced as described below); however, the following are additional features that should be taken into account when purchasing Class A Shares:

●	a minimum initial investment of $5,000 and a minimum subsequent investment amount of $1,000; and

●	Investors purchase Class A Shares may pay a sales charge (load) based on the amount of their investment in the Fund. The sales charge (load) payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 5.75%, as set forth below. A reallowance to participating broker-dealers may be made by the Distributor from the sales load paid by each investor. The following sales loads apply to your purchases of Shares of the Fund:

Amount Invested	Broker Commission/Dealer Reallowance	Dealer Manager Fee	Sales Load as a % of Offering Price	Sales Load as a % of Amount Invested
Under $100,000	5.00%	0.75%	5.75%	6.10%
$100,000-$249,999	4.00%	0.75%	4.75%	4.99%
$250,000-$499,999	3.00%	0.75%	3.75%	3.90%
$500,000-$999,999	2.00%	0.50%	2.50%	2.56%
$1,000,000 and above	0.00%*	1.00%	1.00%	1.00%

*	Selling brokers, or other financial intermediaries that have entered into distribution agreements with the Distributor may receive a commission of up to 1.00% of the purchase price of Class A Shares.

You may be able to buy Class A Shares without a sales charge (load) when you are:

●	Reinvesting dividends or distributions;

●	Participating in an investment advisory or agency commission program under which you pay a fee to an investment advisor or other firm for portfolio management or brokerage services;

●	Exchanging an investment in Class A (or equivalent type) Shares of another fund for an investment in the Fund;

●	A current or former Trustee of the Fund;

●	An employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings, and any dependent of the employee, as defined in section 152 of the Internal Revenue Code) of OCA or its affiliates or of a broker-dealer authorized to sell Shares of the Fund; or

●	a client of OCA; or

●	purchasing Shares through a financial services firm (such as a broker-dealer, investment advisor or financial institution) that has a special arrangement with the Fund.

In addition, concurrent purchases of Class A Shares by related accounts may be combined to determine the application of the sales load. The Fund will combine purchases made by an investor, the investor’s spouse or domestic partner, and dependent children when it calculates the sales load. It is the investor’s responsibility to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. Notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Class A Shares are subject to a Distribution and Service (12b-1) Fee that will accrue at an annual rate of 0.25% of the average daily net assets of the Fund attributable to Class A Shares and is payable on a monthly basis. The Distribution and Service Fee may be used to compensate Financial Intermediaries. Additionally, Class A Shares are subject to a Shareholder Servicing Fee that will accrue at an annual rate of 0.25% of the average daily net assets of the Fund attributable to Class A Shares and is payable on a monthly basis.

Class E Shares

Class E Shares are sold at the then-current NAV per Class E Share and are not subject to an upfront sales load, so the entire amount of your purchase is invested immediately. The minimum initial investment is $5,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the DRIP, which are not subject to a minimum. The Fund may permit a Financial Intermediary to waive the initial minimum per shareholder for Class E shares in the following situations: broker-dealers purchasing Class E Shares for clients in broker-dealer sponsored discretionary fee-based advisory programs and certain other situations deemed appropriate by the Fund. The Fund reserves the right to waive investment minimums. Class E Shares are subject to a Distribution and Service (12b-1) Fee that will accurate at an annual rate of 0.50% of the average daily net assets of the Fund attributable to Class E Shares and is payable on a monthly basis. The Distribution and Service Fee may be used to compensate Financial Intermediaries. Additionally, Class E Shares are subject to a Shareholder Servicing Fee that will accrue at an annual rate of 0.25% of the average daily net assets of the Fund attributable to Class E Shares and is payable on a monthly basis.

Class I Shares

Class I Shares are sold at the then-current NAV per Class I Share and are not subject to an upfront sales load, so the entire amount of your purchase is invested immediately. The minimum initial investment is $5,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the DRIP, which are not subject to a minimum. The Fund reserves the right to waive investment minimums. The Fund may permit a Financial Intermediary to waive the initial minimum per shareholder for Class I shares in the following situations: registered investment advisers purchasing Class I shares for clients in discretionary fee-based advisory programs and certain other situations deemed appropriate by the Fund. Class I shares are subject to a Shareholder Servicing Fee that will accrue at an annual rate of 0.10% of the average monthly net assets of the Fund attributable to Class I shares and is payable on a monthly basis.

Class O Shares

Class O Shares are sold at the then-current NAV per Class O Share without any upfront sales load, so the entire amount of your purchase is invested immediately. The minimum initial investment is $25,000,000 and the minimum subsequent investment is $5,000, except for purchases pursuant to the DRIP, which are not subject to a minimum. The Fund reserves the right to waive investment minimums. Class O Shares may be purchased directly from the Fund or through a Financial Intermediary. In order to meet the minimum investment amounts for Shares purchased through a Financial Intermediary, the Financial Intermediary may combine the value of all Shares being purchased with the value of any Shares of the same class that were purchased or will be purchased within six months from the initial purchase through such Financial Intermediary, provided such Financial Intermediary enters into the requisite letter of intent to meet the minimum investment amount on an aggregate basis.

Summary of Declaration of Trust

General Summary

The Fund is a statutory trust established under the laws of State of Delaware by the Certificate of Trust dated March 31, 2025. The Fund’s Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest, par value of $0.001 per share, unless otherwise determined by the Trustees in connection with the creation and establishment of a class of shares. The Declaration of Trust provides that the Trustees may authorize separate series or classes of shares of beneficial interest of the Fund. All shares of a series or class have equal rights to the payment of dividends and other distributions and the distribution of assets upon liquidation. Shares are, when issued, fully paid and non-assessable by the Fund and have no pre-emptive or rights to cumulative voting. The Trustees have the authority to provide from time to time that the holders of shares of any series or class shall have the right to convert or exchange said shares for or into shares of one or more other series or classes. The Board may from time to time, without a vote of Shareholders or any class, divide or combine the shares (without thereby changing the proportionate beneficial interest of the shares or a series or class in the assets held with respect to the Fund or such series or class), or reclassify the shares or a series or class into shares of one or more series or classes (whether the shares to be classified or reclassified are issued and outstanding or unissued and whether such shares constitute part or all of the shares of the Fund or such series or class).

Shareholders of a series or class of shares are entitled to share in proportion to the number of shares of such class held in dividends declared by the Board payable to holders of such series or class of shares and in the net assets of the Fund available for distribution to holders of such class of shares upon liquidation after payment of the preferential amounts payable to holders of any outstanding preferred shares.

The Declaration of Trust provides for indemnification out of the assets belonging to the applicable series for all loss and expense of any Shareholder or former Shareholder of a series or class of shares held personally liable for the obligations of the Fund solely by reason of such person’s status as a Shareholder or former Shareholder of such series or class. Thus, the risk of a Shareholder incurring financial loss by reason of being or having been a Shareholder is limited to circumstances in which the Fund would be unable to meet its obligations.

Shareholders have no pre-emptive rights. Upon liquidation of the Fund or an applicable series or class, after paying or adequately providing for the payment of all liabilities of the Fund or such series or class and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Shareholders of each class or series involved in such sale or conversion shall be entitled to receive, as a class, when and as declared by the Trustees, the excess of the assets belonging to that series that are allocated to such class over the liabilities belonging to that series that are allocated to such class. The assets so distributable to the Shareholders of any particular series or class shall be distributed among such Shareholders in proportion to the number of shares of that series or class held by them and recorded on the books of the Trust.

On any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by applicable law, Shares shall be voted by an individual Class (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Class thereof shall be entitled to one vote for each Share of such Class on any matter on which such Shareholder is entitled to vote. A Shareholder of each Class shall be entitled to a proportionate fractional vote for each fractional Share of such Class on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees.

The Trustees may classify or reclassify any issued or unissued shares of the Fund into shares of any class by redesignating such shares or by setting or changing in any one or more respects, from time to time, the preferences, voting powers, rights and privileges of such shares. Any such classification or reclassification will comply with the provisions of the Declaration of Trust and the Investment Company Act.

Provisions Relating to Extraordinary Transactions

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s assets or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

Transfer Restrictions

For the Fund to qualify as a REIT, no more than 50% in value of the outstanding Shares may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year other than the Fund’s first taxable year. In addition, the Shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding the Fund’s first taxable year for which the Fund elects to be taxed as a REIT. In addition, the Fund must meet requirements regarding the nature of the Fund’s gross income to qualify as a REIT. One of these requirements is that at least 75% of the Fund’s gross income for each calendar year must consist of rents from real property and income from other real property investments.

To assist the Fund in preserving the Fund’s status as a REIT, among other purposes, the Fund’s Declaration of Trust contains limitations on the transfer and ownership of Shares which prohibit (i) any person or entity from owning or acquiring, directly or indirectly, beneficially or constructively, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Shares of the Fund, or of any class or series of Shares of the Fund, excluding any outstanding Shares not treated as outstanding for U.S. federal income tax purposes, or such other percentage determined from time to time by the Trustees (the “Ownership Limit”); (ii) any person or entity from owning or acquiring, directly or indirectly beneficially or constructively, Shares to the extent such ownership would result in the Fund’s being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to Shares that would result in the beneficial ownership of the outstanding Shares by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code). The Declaration of Trust provides that any transfer of Shares that, if effective, would result in a violation of the above restrictions, shall be automatically void and the intended transferee shall acquire no rights in such Shares.

Any person who acquires or attempts or intends to acquire Shares in violation of the foregoing restrictions, is required to give immediate written notice to us of such event, and any person who purports to transfer or receive Shares subject to such limitations is required to give us 15 days prior written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on the Fund’s status as a REIT.

The foregoing restrictions will continue to apply until the Board determines it is no longer in the Fund’s best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required for us to qualify as a REIT.

The Ownership Limit does not apply to a person or persons that the Board exempts from the Ownership Limit upon appropriate assurances (including certain representations and undertakings from the intended transferee) that the Fund’s qualification as a REIT is not jeopardized.

Every Shareholder shall upon demand be required to provide the Fund with such information as the Fund may request in order to determine the Fund’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Legal Matters

Vedder Price P.C., 222 N. LaSalle Street, Suite 2400, Chicago, IL 60601, acts as counsel to the Fund.

Reports to Shareholders

The Fund will send to its Shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s shareholder reports will not be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website https://origincreditadvisers.com/private-credit/, and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at (833) 446-9060 or visit https://origincreditadvisers.com/private-credit/ to inform the Fund that you wish to receive paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

Conversely, you may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at (833) 446-9060 or visit https://origincreditadvisers.com/private-credit/, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to Shareholders reasonably believed to be from the same family or household. Once implemented, a Shareholder must call (833) 446-9060 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

Independent Registered Public Accounting Firm

CohnReznick LLP has been selected as the independent registered public accounting firm for the Fund. CohnReznick LLP’s business address is 1 S. Wacker Drive, Suite 3550, Chicago, IL 60606.

FISCAL YEAR

The Fund’s fiscal year is the 12-month period ending on December 31. The Fund’s taxable year is the 12-month period ending on December 31.

Privacy Notice

This notice describes the Fund’s privacy policy. The Fund is committed to protecting the personal information that it collects about individuals who are prospective, former or current investors. The Fund collects personal information (“Personal Information”) for business purposes, such as to process requests and transactions, to maintain accounts, and to provide customer service. Personal Information is obtained from the following sources:

●	Investor applications and other forms, which may include your name(s), address, social security number or tax identification number;

●	Written and electronic correspondence, including telephone contacts; and

●	Transaction history, including information about the Fund’s transactions and balances in your accounts with the Fund or its affiliates or other holdings of the Fund and any affiliation with the Adviser and its subsidiaries.

The Fund limits access to Personal Information to those employees and service providers who need to know that information for business purposes. Employees are required to maintain and protect the confidentiality of Personal Information. The Adviser, on behalf of the Fund, maintains written policies and procedures that address physical, electronic and administrative safeguards designed to protect Personal Information.

The Fund may share Personal Information described above with the Adviser and its various other affiliates or service providers for business purposes, such as to facilitate the servicing of accounts. The Fund may share the Personal Information described above for business purposes with a non-affiliated third party only as authorized by exceptions to Regulation S-P’s opt-out requirements, for example, if it is necessary to effect, administer, or enforce a transaction that an investor requests or authorizes; (ii) in connection with processing or servicing a financial product or service an investor requests or authorizes; and (iii) in connection with maintaining or servicing the investor’s account with the Fund. The Fund also may disclose Personal Information to regulatory authorities or otherwise as permitted by law. The Fund endeavors to keep its customer files complete and accurate. The Fund should be notified if any information needs to be corrected or updated.

Additional Information

This Prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (File No. 333-287135). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this Prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

STATEMENT OF ADDITIONAL INFORMATION

Class A Shares

Class E Shares

Class I Shares

Class O Shares

Dated August 27, 2026

Origin Real Estate Credit Fund

(formerly, Origin Real Estate Credit Interval Fund)

Principal Executive Offices
4600 S. Syracuse Street, Suite 310
Denver, CO 80237

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI should be read in conjunction with the prospectus of Origin Real Estate Credit Fund (formerly, Origin Real Estate Credit Interval Fund) (the “Fund”) dated August 27, 2026. The prospectus is hereby incorporated by reference into this SAI (legally made a part of this SAI). Capitalized terms used but not defined in this SAI have the meanings given to them in the prospectus. This SAI does not include all information that a prospective investor should consider before purchasing the Fund’s securities.

You should obtain and read the prospectus prior to purchasing any of the Fund’s securities. A copy of the prospectus may be obtained without charge by calling the Fund at (833) 446-9060, by email to Fulfillment@ultimusfundsolutions.com or by visiting https://origincreditadvisers.com/private-credit/. Information on the website is not incorporated herein by reference. The Fund’s filings with the SEC also are available to the public on the SEC’s website at www.sec.gov. Copies of these filings may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street NE, Washington, D.C. 20549.

i

GENERAL INFORMATION AND HISTORY

The Fund was organized as a Delaware statutory trust on March 31, 2025. The Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a non-diversified closed-end investment management company that is operated as an interval fund. The Fund intends to continue to qualify and elect to be treated as a real estate investment trust for U.S. federal income tax purposes (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code“). The Fund commenced operations on January 20, 2026.

The Fund intends to offer four separate classes (each a “Class”) of shares of beneficial interest (“Shares”) designated as Class A Shares, Class E Shares, Class I Shares and Class O Shares. Each Class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

Prior to the commencement of the Fund’s operations and the public offering of Shares, the Fund offered Shares in a private offering (the “Private Offering”) available only to accredited investors in reliance on an exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended. Prior to the Private Offering, Origin Multifamily Credit Fund (“MCF”), OSCF Aggregator, LLC and Origin Strategic Credit Fund, LLC (“SCF”), each, a private fund relying on an exemption from registration under section 3(c)(7) of the Investment Company Act (the “Predecessor Funds”), merged with and transferred all of their portfolio securities to the Fund and the Predecessor Funds ceased operations (the “Reorganization”). The Predecessor Funds distributed the Shares obtained in the Reorganization to investors in the Predecessor Funds, with each such investor receiving Shares equal in value to the value of their holdings in the Predecessor Funds immediately prior to the Reorganization. Thereafter, the Predecessor Funds ceased operations and were dissolved under state law. The Predecessor Funds had investment objectives, investment strategies and investment policies, guidelines and restrictions that are, in all material respects, substantially similar to those of the Fund. The Fund has the same investment adviser and portfolio manager as the Predecessor Funds. The Predecessor Funds were each a private fund relying on an exemption from registration under section 3(c)(7) of the Investment Company Act.

The investment objectives and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Fund’s prospectus (the “Prospectus”). Certain additional investment information is set forth below. Each share of the Fund is entitled to one vote on all matters as to which Shares are entitled to vote. In addition, each share of the Fund is entitled to participate, on a class-specific basis, equally with other Shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid, non-assessable and fully transferable when issued and have no pre-emptive, conversion or exchange rights. Fractional Shares have proportionately the same rights, including voting rights, as are provided for a full share.

Each Class of Shares represents an interest in the same assets of the Fund, has the same rights and is identical in all material respects except that (i) each class of Shares is subject to different (or no) sales loads, (ii) each class of Shares bears different (or no) distribution and shareholder servicing fees; (iii) each class of Shares has different shareholder features, such as minimum investment amounts; (iv) certain other class-specific expenses will be borne solely by the class to which such expenses are attributable, including transfer agent fees attributable to a specific class of Shares, printing and postage expenses related to preparing and distributing materials to current Shareholders of a specific class, registration fees paid by a specific class of Shares, the expenses of administrative personnel and services required to support the Shareholders of a specific class, litigation or other legal expenses relating to a class of Shares, directors’ fees or expenses paid as a result of issues relating to a specific class of Shares and accounting fees and expenses relating to a specific class of Shares; and (v) each class has exclusive voting rights with respect to matters relating to its own distribution arrangements. The Board of Trustees of the Fund (the “Board,” with each member of the Board referred to individually as a “Trustee”) may classify and reclassify the Shares of the Fund into additional classes of Shares at a future date.

INVESTMENT OBJECTIVES AND POLICIES

The Fund’s investment objectives and principal investment strategies, as well as the principal investment risks associated with the Fund’s investment strategies, are set forth in the Prospectus. The following discussion provides additional information about those principal investment strategies and related risks, as well as information about other investment strategies that the Fund may utilize and related risks that may apply to the Fund, even though they are not considered to be “principal” investment strategies or risks of the Fund. Accordingly, an investment strategy and related risk that is described below, but which is not described in the Prospectus, should not be considered to be a principal investment strategy or principal risk.

Investment Objectives

The Fund’s primary investment objectives are to seek to maximize current income and preserve investor capital, with a secondary focus on long-term capital appreciation. There can be no assurance the Fund will meet its investment objectives. The Fund’s investment objectives are non-fundamental and may be changed by the Board without shareholder approval. Shareholders will, however, receive at least 60 days’ prior notice of any change to the Fund’s investment objectives.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the Shares hares), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of Shareholders, duly called, (a) of 67% or more of the Shares present at such meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy; or (b) of more than 50% of the outstanding Shares, whichever is less. The Fund may not:

(1)	borrow money, except as permitted by the Investment Company Act, and the rules and regulations promulgated thereunder, as such statute, rules and regulations are amended from time to time or are interpreted from time to time by the SEC staff (collectively, the “1940 Act Laws and Interpretations”) or except to the extent that the Fund may be permitted to do so by exemptive order or similar relief (collectively, with the 1940 Act Laws and Interpretations, the “1940 Act Laws, Interpretations, and Exemptions”). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its Shares.

(2)	issue senior securities, except as permitted by the 1940 Act Laws, Interpretations, and Exemptions.

(3)	purchase securities on margin, but may sell securities short and write call options.

(4)	underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the Investment Company Act.

(5)	invest more than 25% of the value of its total assets in the securities of companies or entities engaged in any one industry, or group of industries, except the real estate industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities. The Fund invests over 25% of its assets in the securities of companies or entities in the real estate industry.

(6)	purchase or sell physical commodities except to the extent permitted by the Investment Company Act or other governing statute, by the rules thereunder, or by the SEC or other regulatory agency with authority over the Fund.

(7)	make loans of money or property to any person except (i) to the extent that securities or interests in which the Fund may invest, or which the Fund may originate, are considered to be loans, (ii) through the loan of portfolio securities, (iii) by engaging in repurchase agreements, or (iv) as may otherwise be permitted by the 1940 Act Laws, Interpretations, and Exemptions.

In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities:

(a)	The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 under the Investment Company Act, as amended from time to time, subject to any regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such rule.

(b)	The Fund will repurchase Shares that are tendered by a specific date, which will be established by the Board of Trustees of the Fund in accordance with Rule 23c-3 under the Investment Company Act, as amended from time to time, subject to any regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such rule.

(c)	The date on which the NAV per Share applicable to a repurchase offer is calculated will occur no later than fourteen (14) days after the repurchase request deadline (or the next business day if the fourteenth calendar day is not a business day).

Consistent with its election to be treated as a REIT, the Fund may invest in real estate or interests in real estate, securities that are secured by or represent interests in real estate (e.g. mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities, investment funds that invest in real estate through entities that may qualify as REITs, or in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including REITs).

Non-Fundamental Policies

The following is an additional investment limitation of the Fund and may be changed by the Board without shareholder approval:

In complying with the fundamental restriction regarding borrowing money and issuing senior securities, the Fund may borrow money in an amount not exceeding 33⅓% of its total assets (including the amount borrowed) less liabilities (other than borrowings).

In complying with the fundamental restriction regarding investing in physical commodities, the Fund does not consider currencies or other financial commodities or contracts and financial instruments to be physical commodities (which include, for example, oil, precious metals and grains). Accordingly, the Fund will interpret the fundamental restriction and the related non-fundamental restriction to permit the Fund, subject to the Fund’s investment objectives and general investment policies (as stated in the Fund’s Prospectus and herein), to invest directly in foreign currencies and other financial commodities and to purchase, sell or enter into commodity futures contracts and options thereon, foreign currency forward contracts, foreign currency options, currency-, commodity- and financial instrument-related swap agreements, hybrid instruments, interest rate or securities- related or foreign currency-related hedging instruments or other currency-, commodity- or financial instrument- related derivatives, subject to compliance with any applicable provisions of the federal securities or commodities laws. The Fund also will interpret the fundamental restriction regarding the purchase and sale of physical commodities and their related non-fundamental restriction to permit the Fund to invest in exchange- traded funds (“ETFs”), registered investment companies and other pooled investment vehicles that invest in physical and/or financial commodities, subject to the limits described in the Prospectus and herein.

80% Investment Policy. The Fund has adopted a policy to, under normal circumstances, invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in commercial real estate, the securities of real estate and real estate-related issuers, and real estate-related loans or other real estate-related debt securities. For this purpose, real estate-related companies are those that derive at least 50% of their revenues or profits from the ownership, construction, management, financing or sale of real estate, or have at least 50% of the fair market value of their assets invested in real estate.

The Fund’s 80% policy may be changed by the Board without shareholder approval. Shareholders of the Fund will, however, receive at least 60 days’ prior notice of any change in the Fund’s 80% investment policy. The notice will be provided in a separate written document containing the following, or similar, statement, in boldface type: “Important Notice Regarding Change in Investment Policy.” The statement will also appear on the envelope in which the notice is delivered, unless the notice is delivered separately from other communications to the shareholder.

Unless the Fund’s Prospectus or this SAI states that a percentage limitation or fundamental or non-fundamental restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment. That means the Fund is not required to sell securities to meet the percentage limits or investment restrictions if the value of the investment increases in proportion to the size of the Fund. Percentage limits on borrowing apply on an ongoing basis. It is the intention of the Fund, unless otherwise indicated, that with respect to the Fund’s policies that are a result of application of law, the Fund will take advantage of the flexibility provided by rules or interpretations of the SEC currently in existence or promulgated in the future, or changes to such laws.

Certain Portfolio Securities and Other Operating Policies

As discussed in the Prospectus, the Fund intends to pursue its objectives by investing in a portfolio of commercial multifamily real estate-related investments, including, but not limited to, commercial real estate-related loans and other debt investments, commercial real estate equity securities, other real estate-related structured and securitized investments, and, to a lesser extent, directly in commercial real estate.

No assurance can be given that any or all investment strategies, or the Fund’s investment program, will be successful. Although the Fund is a “non-diversified” investment company within the meaning of the Investment Company Act, the Adviser believes the Fund will achieve diversification by investing across real estate asset classes, property types, positions in the capital stack and geographic locations. The majority of the underlying real estate of the Fund’s investments is expected to be located within the United States.

The Fund’s investment adviser is Origin Credit Advisers, LLC (“OCA” or the “Adviser”), a Delaware limited liability company, an investment adviser registered with the SEC under the Advisers Act. The Fund’s Administrator is Ultimus Fund Solutions, LLC. The Adviser is responsible for overseeing the management of the Fund’s activities, including investment strategies, investment goals, asset allocation, leverage limitations, and other guidelines in addition to the general monitoring of the Fund’s portfolio, subject to the oversight of the Board. The Adviser has sole discretion to make all investments. The Adviser is responsible for allocating the Fund’s assets among various securities using its investment strategies, subject to policies adopted by the Board. Additional information regarding certain types of securities and financial instruments is set forth below.

Money Market Instruments

The Fund may invest, for defensive or diversification purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Fund or the Adviser deem appropriate under the circumstances. Pending allocation of the proceeds of this offering and thereafter, from time to time, the Fund also may invest in these instruments and other investment vehicles. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Derivatives

Subject to the Fund’s intent to generate real estate-related gross income that qualifies for purposes of the Code provisions applicable to REITs, the Fund may engage in transactions involving options and futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk. By using derivatives, the Fund may be permitted to increase or decrease the level of risk, or change the character of the risk, to which the portfolio is exposed.

A small investment in derivatives could have a substantial impact on the Fund’s performance. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant and rapid changes in the prices for derivatives. If the Fund were to invest in derivatives at an inopportune time, or the Adviser evaluates market conditions incorrectly, the Fund’s derivative investment could negatively impact the Fund’s return, or result in a loss. In addition, the Fund could experience a loss if its derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market.

Leverage

In pursuing the Fund’s investment objectives, the Fund will seek to enhance returns through the use of leverage. The Fund primarily intends to enter into financing transactions using reverse repurchase agreements, but it may also enter into credit agreements and other loan transactions with financial institutions such as banks. Under the Investment Company Act, the Fund’s aggregate amount of indebtedness, regardless of the form it takes, is limited to up to 33⅓% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such indebtedness) immediately after entering into any type of financing transaction.

Non-Diversified Status

Because the Fund is “non-diversified” under the Investment Company Act, it is subject only to certain federal tax asset requirements for REIT qualification.

REPURCHASES AND TRANSFERS OF SHARES

Repurchase Offers

The Board has adopted a resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers (the “Repurchase Offer Policy”). The Repurchase Offer Policy sets the interval between each repurchase offer at one quarter and provides that the Fund shall conduct a repurchase offer each quarter (unless suspended or postponed in accordance with regulatory requirements). The Repurchase Offer Policy also provides that the repurchase pricing shall occur not later than the 14th day after the Repurchase Request Deadline or the next business day if the 14th day is not a business day. The Fund’s Repurchase Offer Policy is fundamental and cannot be changed without Shareholder approval. The Fund may, for the purpose of paying for repurchased Shares, be required to liquidate portfolio holdings earlier than the Adviser would otherwise have liquidated these holdings. Such liquidations may result in losses, and may increase the Fund’s portfolio turnover.

Repurchase Offer Policy Summary of Terms

The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the Investment Company Act, as that Rule may be amended from time to time. Rule 23c-3 establishes requirements that closed-end funds must follow when making repurchase offers to their Shareholders.

●	The repurchase offers will be made in March, June, September, and December of each year.

●	The Fund will send a repurchase offer to Shareholders no less than 21 days and no more than 42 days before a date specified by the Fund in the repurchase offer by which Shareholders can tender their Shares in response to such repurchase offer (the “Repurchase Request Deadline”). The Fund must receive repurchase requests submitted by Shareholders in response to the Fund’s repurchase offer on or before the Repurchase Request Deadline (or the preceding business day if the New York Stock Exchange is closed on that day).

●	The maximum time between the Repurchase Request Deadline and the next date on which the Fund determines the NAV applicable to the purchase of Shares (the “Repurchase Pricing Date”) is 14 calendar days (or the next business day if the fourteenth day is not a business day).

The Fund may not condition a repurchase offer upon the tender of any minimum amount of Shares. The Fund may deduct from the repurchase proceeds only a repurchase fee that is paid to the Fund and that is reasonably intended to compensate the Fund for expenses directly related to the repurchase. The repurchase fee may not exceed 2.00% of the proceeds. However, the Fund does not currently charge a repurchase fee. The Fund may rely on Rule 23c-3 only so long as the Board satisfies the governance standards defined in Rule 0-1(a)(7) under the Investment Company Act.

Procedures

All periodic repurchase offers must comply with the following procedures:

Repurchase Offer Amount. Each quarter, the Fund may offer to repurchase at least 5% and no more than 25% of the outstanding Shares of the Fund on the Repurchase Request Deadline (the “Repurchase Offer Amount”). The Board shall determine the quarterly Repurchase Offer Amount.

Shareholder Notification. No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a Shareholder Notification providing the following information:

●	A statement that the Fund is offering to repurchase its Shares from Shareholders at NAV;

●	Any fees applicable to such repurchase, if any;

●	The Repurchase Offer Amount;

●	The dates of the Repurchase Request Deadline, Repurchase Pricing Date, and the date by which the Fund must pay Shareholders for any Shares repurchased (which shall not be more than seven days after the Repurchase Pricing Date);

●	The risk of fluctuation in NAV between the Repurchase Request Deadline and the Repurchase Pricing Date, and the possibility that the Fund may use an earlier Repurchase Pricing Date;

●	The procedures for Shareholders to request repurchase of their Shares and the right of Shareholders to withdraw or modify their repurchase requests until the Repurchase Request Deadline;

●	The procedures under which the Fund may repurchase such Shares on a pro rata basis if Shareholders tender more than the Repurchase Offer Amount;

●	The circumstances in which the Fund may suspend or postpone a repurchase offer;

●	The NAV of the Shares computed no more than seven days before the date of the notification and the process through which Shareholders may learn the NAV thereafter; and

●	The market price, if any, of the Shares on the date on which such NAV was computed, and the means by which Shareholders may ascertain the market price thereafter.

The Fund must file Form N-23c-3 (“Notification of Repurchase Offer”) and three copies of the Shareholder Notification with the SEC within three business days after sending the notification to Shareholders .

Notification of Beneficial Owners. Where the Fund knows that Shares subject to a repurchase offer are held of record by a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers in nominee name or otherwise, the Fund must follow the procedures for transmitting materials to beneficial owners of securities that are set forth in Rule 14a-13 under the Securities Exchange Act of 1934.

Repurchase Requests. Repurchase requests must be submitted by Shareholders by the Repurchase Request Deadline. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline.

Repurchase Requests in Excess of the Repurchase Offer Amount. If Shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of Shares up to, but not to exceed, 2.00% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus the additional amount of Shares repurchased at the Fund’s discretion (up to 2.00% of the outstanding Shares) on the Repurchase Request Deadline, the Fund shall repurchase the Shares tendered on a pro rata basis. This policy, however, does not prohibit the Fund from:

●	Accepting all repurchase requests by persons who own, beneficially or of record, an aggregate of not more than 100 Shares and who tender all of their stock for repurchase, before prorating Shares tendered by others; or

●	Accepting by lot Shares tendered by Shareholders who request repurchase of all Shares held by them and who, when tendering their Shares, elect to have either (i) all or none or (ii) at least a minimum amount or none accepted, if the Fund first accepts all Shares tendered by Shareholders who do not make this election.

Suspension or Postponement of Repurchase Offers. The Fund shall not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the Board, including a majority of the Independent Directors (as defined below), and only:

●	If the repurchase would cause the Fund to lose its tax status as a REIT under Subchapter M of the Code;

●	If the repurchase would cause the Shares that are the subject of the offer that are either listed on a national securities exchange or quoted in an inter-dealer quotation system of a national securities association to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association;

●	For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted;

●	For any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

●	For such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.

If a repurchase offer is suspended or postponed, the Fund shall provide notice to Shareholders of such suspension or postponement. If the Fund renews the repurchase offer, the Fund shall send a new Shareholder Notification to Shareholders.

Computing NAV. The Fund’s current NAV shall be computed no less frequently than weekly, and daily on the five business days preceding a Repurchase Request Deadline, on such days and at such specific time or times during the day as set by the Board. Currently, the Board has determined that the Fund’s NAV shall be determined daily following the close of the New York Stock Exchange. The Fund’s NAV need not be calculated on:

●	Days on which changes in the value of the Fund’s portfolio securities will not materially affect the current NAV of the Shares;

●	Days during which no order to purchase Shares is received, other than days when the NAV would otherwise be computed; or

●	Customary national, local, and regional business holidays described or listed in the Prospectus.

Liquidity Requirements. From the time the Fund sends a Shareholder Notification to Shareholders until the Repurchase Pricing Date, a percentage of the Fund’s assets equal to at least 100% of the Repurchase Offer Amount (the “Liquidity Amount”) shall consist of access to a line of credit and/or assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. This requirement means that individual assets must be salable under these circumstances. It does not require that the entire Liquidity Amount must be salable. In the event that the Fund’s assets fail to comply with this requirement, the Board shall cause the Fund to take such action as it deems appropriate to ensure compliance. The Board has approved a policy and procedures that are reasonably designed to ensure that the Fund’s portfolio assets are sufficiently liquid so that the Fund can comply with its fundamental policy on repurchases and comply with the liquidity requirements in the preceding paragraph.

Registration Statement Disclosure. The Fund’s Registration Statement must disclose its intention to make or consider making such repurchase offers.

Annual Report Disclosure. The Fund shall include in its annual report to Shareholders the following:

●	Disclosure of its fundamental policy regarding periodic repurchase offers.

●	Disclosure regarding repurchase offers by the Fund during the period covered by the annual report, which disclosure shall include: (a) the number of repurchase offers, (b) the Repurchase Offer Amount and the amount tendered in each repurchase offer, and (c) the extent to which in any repurchase offer the Fund repurchased Shares pursuant to the procedures described above.

●	Advertising. The Fund, or any underwriter for the Fund, must comply, as if the Fund were an open-end investment company, with the provisions of Section 24(b) of the Investment Company Act and the rules thereunder with respect to any advertisement, pamphlet, circular, form letter, or other sales literature addressed to or intended for distribution to prospective investors.

Involuntary Repurchases

The Fund may, at any time, when consistent with the requirements of the Fund’s Declaration of Trust and By-Laws and the provisions of the Investment Company Act and the rules thereunder, including Rule 23c-3, repurchase or redeem at NAV the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other person if the Fund determines that:

●	the Shares have been transferred in violation of the Fund’s Declaration of Trust and By-Laws or have vested in any person by operation of law as the result of the death, dissolution, bankruptcy, incompetency or “qualifying disability” (as such term is defined in Section 72(m)(7) of the Code) of a Shareholder;

●	ownership of the Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

●	continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Fund, the Board, the Adviser or any of its affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

●	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

●	the Shareholder owns Shares having an aggregate NAV less than an amount determined from time to time by the Board;

●	the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the U.S. Bank Holding Company Act of 1956, as amended, certain Federal Communications Commission regulations, or Employee Retirement Income Security Act of 1974, as amended (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares; or

●	it would be in the best interests of the Fund for the Fund to repurchase the Shares.

The Adviser may tender for repurchase in connection with any repurchase offer made by the Fund for Shares that it holds in its capacity as a Shareholder.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser, adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Adviser. The Board consists of four Trustees, including three Independent Trustees.

The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of the responsibilities of the various committees of the Board, are set forth below.

The Board has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of trustees of a registered investment company. The business of the Fund is managed under the direction of the Board, in accordance with the Declaration of Trust and the Bylaws (together, the “Governing Documents”), each as amended from time to time, which have been filed with the SEC and are available upon request. Pursuant to the Governing Documents of the Fund, the Board shall elect officers including a President, a Vice-President, a Secretary, a Treasurer, an Assistant Treasurer, and a Chief Compliance Officer. The Board retains the power to conduct, operate and carry on the business of the Fund and has the power to incur and pay any expenses, which, in the opinion of the Board, are necessary or incidental to carry out any of the Fund’s purposes.

Board Leadership Structure. David Scherer is the Chair of the Board. Under the Declaration of Trust and Bylaws, the Chair of the Board is responsible for (a) presiding at Board meetings, (b) calling special meetings on an as-needed basis, and (c) execution and administration of Fund policies, including (i) setting the agendas for Board meetings and (ii) providing information to Board members in advance of each Board meeting and between Board meetings. The Board has designated Jeannette L. Lewis as the Lead Independent Trustee. As Lead Independent Trustee, Jeannette L. Lewis is responsible for coordinating the activities of the other Independent Trustees and for such other duties as are assigned, from time to time, by our Board. Additionally, under certain Investment Company Act governance guidelines that apply to the Fund, the Independent Trustees will meet in executive session at least quarterly.

David Scherer has been deemed by the Board to be an interested person of the Fund by virtue of his ownership interests in and senior management roles at the Adviser and/or its affiliates. The Independent Trustees have also appointed a Lead Independent Trustee and believe that this leadership structure is appropriate in light of the potential conflicts of interest that could arise from these relationships.

Board Risk Oversight. The Board has a standing independent Audit Committee with a separate chair. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Trustee and Officer Qualifications

Following is a list of the Trustees and executive officers of the Fund and their principal occupation over the last five years. Unless otherwise noted, the address of each Trustee and Officer is: c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, OH 45246.

Name, Address, Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last Five Years
Jeannette L. Lewis Year of Birth: 1963	Independent Trustee	Founder, J Lewis Consulting Services, L.L.C. (2024-present); Associate General Counsel, William Blair & Company, L.L.C. (October 2014-September 2023)	1

Rockefeller Municipal Opportunities Fund (since 2024); LibreMax Asset

Backed Income Fund (since 2025); Regan Capital Alternative Income Fund (since 2025); and Aristotle Pacific Enhanced CLO Income Fund (since 2025)

John W. Simmons Year of Birth: 1966	Independent Trustee	Principal and Founder, Bridger Advisors (June 2021-present); Partner, Ovation Partners (May 2014-May 2023)	1	None

Lawrence B. Stoller Year of Birth: 1963	Independent Trustee	Retired (October 2023-present); Partner and General Counsel, Lord, Abbett & Co. LLC (January 2019-September 2023)	1	None

David Scherer Year of Birth: 1970	Interested Trustee	Co-CEO, Origin Investments	1	None

Officers

Name, Address, Year of Birth	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During the Past Five Years
David Scherer Year of Birth: 1970 c/o Origin Investments, 121 W. Wacker Street, Suite 1000, Chicago, IL 60601	President and Principal Executive Officer	Since Inception	Co-CEO, Origin Investments

Michael McVickar Year of Birth: 1963 c/o Origin Investments, 121 W. Wacker Street, Suite 1000, Chicago, IL 60601	Vice President, Secretary and Chief Legal Officer	Since Inception	General Counsel, Origin Investments

Peter Sattelmair Year of Birth: 1977 c/o PINE Advisor Solutions, 501 S. Cherry Street, Suite 610, Denver, CO 80246	Principal Financial Officer and Treasurer	Since Inception	Director of PFO Services, PINE Advisor Solutions LLC (2021-present); Director of Fund Operations, Transamerica Asset Management (2014-2021).

William Kimme Year of Birth: 1962 c/o Northern Lights Compliance Services, LLC, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022	Chief Compliance Officer	Since Inception	Vice President, Senior Compliance Officer, Northern Lights Compliance Services, LLC (since 2011)

Elena Baca Year of Birth: 1988 c/o Origin Investments, 121 W. Wacker Street, Suite 1000, Chicago, IL 60601	Assistant Secretary	Since Inception	Assistant General Counsel, Origin Investments (2022-present); Associate, White & Case LLP (2018-2022)

Priya Venkataraman Year of Birth: 1980 c/o Origin Investments, 121 W. Wacker Street, Suite 1000, Chicago, IL 60601	Assistant Treasurer	Since Inception	Controller, Origin Investments

*	The term of office for each Trustee and officer listed above will continue indefinitely.

**	The term “Fund Complex” refers to all present and future funds advised by the Adviser or its affiliates.

Board Committees

In addition to serving on the Board, Trustees may also serve on the Audit Committee or the Nominating and Corporate Governance Committee, both of which have been established by the Board to handle certain designated responsibilities. The Board has designated a chair of the Audit Committee and the Nominating and Corporate Governance Committee. Subject to applicable laws, the Board may establish additional committees, change the membership of any committee, fill all vacancies and designate alternate members to replace any absent or disqualified member of any committee, or to dissolve any committee as it deems necessary and in the Fund’s best interest.

Audit Committee

The Board has an Audit Committee that consists exclusively of Independent Trustees. The Audit Committee operates pursuant to a charter adopted by the Board and is responsible for selecting, engaging and discharging the Fund’s independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Fund’s independent registered public accounting firm, approving professional services provided by the Fund’s independent registered public accounting firm (including compensation therefor), reviewing the independence of the Fund’s independent registered public accounting firm and reviewing the adequacy of the Fund’s internal control over financial reporting. Annually, the Audit Committee reviews and discusses the audited financial statements with the Fund’s management. The Audit Committee is responsible for aiding the Board in fair value pricing of debt and equity securities that are not publicly traded or for which current market values are not readily available. On a quarterly basis, the Audit Committee reviews the valuation determinations made with respect to the Fund’s investments during the preceding quarter and evaluates whether such determinations were made in a manner consistent with the Fund’s valuation process. The members of the Audit Committee are Jeannette L. Lewis, John W. Simmons and Lawrence B. Stoller, each of whom is an Independent Trustee, with Jeannette L. Lewis serving as the chair. The Board has determined that Jeannette L. Lewis is an “audit committee financial expert” as defined under SEC rules.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee that consists exclusive of Independent Trustees. The Nominating and Corporate Governance Committee operates pursuant to a charter adopted by the Board and is responsible for selecting, researching, and nominating Trustees for election by the Fund’s Shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Fund’s management. The Fund’s Nominating and Corporate Governance Committee will consider Shareholders’ proposed nominations for Trustee. The members of the Nominating and Corporate Governance Committee are Jeannette L. Lewis, John W. Simmons and Lawrence B. Stoller, each of whom is an Independent Trustee, with John W. Simmons serving as the chair.

Trustee Ownership

The following table indicates the dollar range of equity securities that each Trustee beneficially owns in the Fund as of December 31, 2025. The Fund had not commenced operations as of December 31, 2025.

Name of Trustee	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
David Scherer	None	None
Jeannette L. Lewis	None	None
John W. Simmons	None	None
Lawrence B. Stoller	None	None

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, or “investment power,” which includes the right to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Compensation

The following table sets forth the estimated compensation to be paid by the Fund to the Independent Trustees for service on the Board projected through the end of the Fund’s first full fiscal year, and the board of any other investment company in the Fund Complex for the most recently completed calendar year. No compensation is paid to the Interested Trustee or the Officers by the Fund. For their service as Trustee, each Independent Trustee receives from the Fund a retainer fee of $30,000 per year as well as reimbursement for out-of-pocket expenses incurred in connection with attending each Board or committee meeting. The Independent Trustee who serves as the Chair of the Audit Committee receives an additional retainer fee of $5,000 per year and the Independent Trustee who serves as the Chair of the Nominating and Corporate Governance Committee receives an additional retainer fee of $2,500 per year.

Name	Estimated Aggregate Fiscal Year Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses(1)	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Trustees(2)
Independent Trustees

Jeannette L. Lewis	$35,000	None	None	$35,000
John W. Simmons	$32,500	None	None	$32,500
Lawrence B. Stoller	$30,000	None	None	$30,000

(1)	The Fund does not have a bonus, profit sharing or retirement plan.

(2)	“Fund Complex” refers to all present and future funds advised by the Adviser or its affiliates.

CODE OF ETHICS

Each of the Fund and the Adviser has adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act and the Fund has also approved the Adviser’s codes of ethics that were adopted by the Adviser under Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act. These codes establish procedures for personal investments and restrict certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are attached as exhibits to the registration statement of which this SAI is a part. The codes of ethics will be available on the EDGAR Database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote. As of the date of this SAI, no shareholder of record owned 25% or more of the outstanding Shares of the Fund, and no shareholder could be presumed to control the Fund. As of the date of this SAI, no shareholder of record held 5% or more of the outstanding voting Shares of the Fund.

INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser

OCA, located at 4600 S. Syracuse Street, Suite 310, Denver, Colorado 80237, serves as the Fund’s investment adviser. The Adviser is a Delaware limited liability company that is registered with the SEC as an investment adviser under the Advisers Act. The Adviser has sole discretion to make all investments.

Under the general supervision of the Board, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund, and will determine which securities should be purchased, sold or exchanged. In addition, the Adviser will supervise and provide oversight of the Fund’s service providers and may employ research services and service providers to assist in the Adviser’s market analysis and investment selection. The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all of their personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Management Agreement a fee consisting of two components: (i) a management fee that is calculated daily and payable monthly in arrears at the annual rate of 1.25% of the Fund’s average daily net assets (the “Management Fee”); and (ii) an incentive fee that is calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s realized “pre-incentive fee net investment income” for the immediately preceding quarter (the “Incentive Fee”). However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. Specifically, no Incentive Fee on pre-incentive fee net investment income will be payable in any calendar quarter in which the Fund did not achieve a 1.25% return on the average “Adjusted Capital” (as defined below) (the “Hurdle Rate”) (prorated for any period less than a calendar quarter). The Incentive Fee will be payable on the entirety of the pre-incentive fee net investment income for that quarter once the Hurdle Rate is achieved. The Hurdle Rate is non-cumulative and resets each quarter.

The Management Fee will be paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. For purposes of the Incentive Fee, “pre-incentive fee net investment income” is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Management Fee, expenses reimbursed to the Adviser, if any, and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the Incentive Fee, distribution and servicing fees, any realized gains, realized capital losses or unrealized capital appreciation or depreciation). “Adjusted Capital” is defined as cumulative gross proceeds received by the Fund from the sale of Shares (including proceeds from the Fund’s dividend reinvestment plan), reduced by amounts paid in connection with purchases of Shares pursuant to the Fund’s share repurchase program). The Fund expects the Incentive Fee to increase to the extent the Fund earns greater interest income through its investments. The Fund’s fees and expenses, including the Management Fee, are accrued daily and deducted before payment of dividends to Shareholders.

The Adviser is a wholly-owned subsidiary of Origin Investments Group, LLC, d/b/a Origin Investments (“Origin”), a real estate investment management company with a focus on multifamily development and opportunistic acquisition. The predecessor entity to Origin was founded in 2007 by Origin’s Co-Chief Executive Officers, David Scherer and Michael Episcope.

The Adviser is an indirect wholly-owned subsidiary of Focus Financial Partners, LLC (“Focus”), a Delaware limited liability company that is a strategic and financial investor in independently-managed wealth management firms.

Conflicts of Interest

The Adviser may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund (“Adviser Accounts”). The Fund has no interest in these activities. The Adviser and the investment professionals, who on behalf of the Adviser, provide investment advisory services to the Fund, are engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Adviser Accounts. Such persons devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate. Set out below are practices that the Adviser follows.

In addition, the Adviser may earn additional fees or reimbursement of expenses from certain borrowers in connection with the structuring of certain investments negotiated by the Adviser or its affiliates. While such are not borne directly or indirectly by the Fund nor will its returns be directly or indirectly impacted by such payments, the receipt of such fees could create a conflict of interest with the Adviser.

Participation in Investment Opportunities

Directors, principals, officers, employees, agents, and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by Trustees, principals, officers, employees, agents, and affiliates of the Adviser, or by the Adviser for the Adviser Accounts that are the same as, different from or made at a different time than, positions taken for the Fund.

ADMINISTRATOR; COMPLIANCE SERVICES

Ultimus Fund Solutions, LLC (the “Administrator”), 225 Pictoria Drive Suite 450, Cincinnati, OH 45246, provides certain administrative, accounting and transfer agency services to the Fund pursuant to a Master Services Agreement between the Fund and the Administrator. For its services, the Fund pays the Administrator a fee and separate fixed fees to make certain filings. The Fund also reimburses the Administrator for certain out-of-pocket expenses incurred on the Fund’s behalf. The fees are accrued and paid monthly by the Fund and are based on the average net assets for the prior month and subject to an annual minimum.

Northern Lights Compliance Services, LLC (“NLCS”), 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022, an affiliate of the Administrator, provides compliance services to the Fund, including providing the Fund’s Chief Compliance Officer and additional compliance support personnel. The Fund pays NLCS a fee for these services and reimburses certain of its out-of-pocket expenses pursuant to the Compliance Services Consulting Agreement.

PINE Advisor Solutions LLC (“PINE”), 501 S. Cherry Street, Suite 610, Denver, CO 80246, provides certain finance services, including providing the Fund’s Chief Financial Officer, to the Fund pursuant to a Chief Financial Officer Services Agreement. The Fund pays PINE a fee for supplying the Fund’s Chief Financial Officer. The Fund also reimburses PINE for certain out-of-pocket expenses incurred on the Fund’s behalf. The fees are accrued and paid monthly by the Fund.

PORTFOLIO MANAGER

Thomas Briney is the Fund’s portfolio manager and is primarily responsibility for management of the Fund’s investment portfolio and has served the Fund in this capacity since it commenced operations. Because the portfolio manager may manage assets for other pooled investment vehicles and/or other accounts (including institutional clients, pension plans and certain high net worth individuals) (collectively, “Client Accounts”), or may be affiliated with such Client Accounts, there may be an incentive to favor one Client Account over another, resulting in conflicts of interest. For example, affiliates of the Adviser may, directly or indirectly, receive fees from Client Accounts that are higher than the fee it receives from the Fund, or they may, directly or indirectly, receive a performance-based fee on a Client Account. In those instances, the portfolio manager may have an incentive to not favor the Fund over the Client Accounts. The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest. As of the date of this SAI, the Portfolio Manager does not own Fund Shares.

The Portfolio Manager receives fixed annual base compensation. He also receives an annual discretionary bonus that varies based upon the achievement of specific goals, which are typically with respect to total firm growth, production of investment ideas/research, as well as delivery of quality client service.

For a biography of Mr. Briney, see “Management of the Fund — Portfolio Manager” in the Prospectus.

As of November 30, 2025, the Portfolio Manager was responsible for the management of the following types of accounts in addition to the Fund:

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	3	$367,785,482	3	$367,785,482
Other Accounts	0	0	0	0

The Fund is a newly-organized investment company. Accordingly, as of the date of this SAI, the Portfolio Manager did not beneficially own any securities issued by the Fund.

Distributor

Ultimus Fund Distributors, LLC, a Delaware limited liability company located at 225 Pictoria Drive Suite 450, Cincinnati, OH 45246, is serving as the distributor of the Fund’s Shares on a best efforts basis, subject to various conditions.

ALLOCATION OF BROKERAGE

Specific decisions to purchase or sell securities for the Fund are made by the portfolio manager. The Adviser is authorized by the Board to allocate orders placed on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund or the Adviser for the Fund’s use. Such allocation is to be in such amounts and proportions as the Adviser may determine.

In selecting a broker or dealer to execute each particular transaction, the Adviser will take the following into consideration: execution capability, trading expertise, accuracy of execution, commission rates, reputation and integrity, fairness in resolving disputes, financial responsibility and responsiveness.

Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if the Adviser determines in good faith that such commission is reasonable in relation to the value of brokerage and research services provided to the Fund. In allocating portfolio brokerage, the Adviser may select brokers or dealers who also provide brokerage, research and other services to other accounts over which the Adviser, exercises investment discretion. Some of the services received as the result of Fund transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund.

Affiliated Party Brokerage

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the Investment Company Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members, managing general partners or common control. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument each on the same day.

The Adviser places its trades under a policy adopted by the Board pursuant to Section 17(e) and Rule 17(e)(1) under the Investment Company Act, which places limitations on the securities transactions effected through any affiliated broker-dealer. The policy of the Fund with respect to brokerages is reviewed by the Board from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be modified.

PROXY VOTING POLICIES

The Board has delegated proxy voting discretion to the Adviser because proxy voting is a matter relating to the investment decision making process.

Given the nature of the Fund's principal investments and its investment strategies, it is unlikely the Adviser will vote proxies. However, should the occasion arise, it is the Adviser’s policy to (i) stay apprised of developments that affect the securities in which the Fund invests, (ii) carefully review matters submitted to the Fund for a vote as a holder of fund interests or operating company securities and (iii) vote on those matters on a case-by-case basis in a manner that the Adviser believes is in the best interests of the Fund.

The Fund’s proxy voting policy is attached as Appendix E hereto. Information regarding how the Fund voted proxies (if any) relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, (1) by calling (833) 446-9060, (2) on the Fund’s website at https://origincreditadvisers.com/private-credit/ and (3) on the SEC’s website at http://www.sec.gov on Form N-PX.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the Fund’s qualification and taxation as a REIT and the acquisition, ownership and disposition of the Fund’s Shares that a potential shareholder in the Fund may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to a potential investor in light of his, her or its particular circumstances. This summary is based on the Code; current, temporary and proposed Treasury Regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

The Fund has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this SAI are not binding on the IRS or any court. Thus, the Fund can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary is based upon the assumption that the Fund and its subsidiaries and affiliated entities will operate in accordance with their applicable organizational documents.

This summary of certain material U.S. federal income tax consequences applies to only investors that acquire and hold the Fund’s Shares as a capital asset. This summary does not consider all of the rules that may affect the U.S. tax treatment of a prospective investor in the Fund’s Shares in light of the investor’s particular circumstances. For example, except to the extent discussed under the headings “— Taxation of Shareholders — Taxation of Tax-Exempt Shareholders” and “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders,” this summary does not address special situations that may apply to an investor that is:

●	a broker-dealer or a dealer in securities or currencies;

●	an S corporation;

●	a partnership or other pass-through entity;

●	a bank, thrift or other financial institution;

●	a regulated investment company or a REIT;

●	an insurance company;

●	a tax-exempt organization;

●	subject to the alternative minimum tax provisions of the Code;

●	holding the Fund’s Shares as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

●	holding the Fund’s Shares through a partnership or other pass-through entity;

●	a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

●	a U.S. person whose “functional currency” is not the U.S. dollar; or

●	a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for U.S. federal income tax purposes, holds Shares of the Fund, the U.S. federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership that will hold shares of the Fund should consult its tax advisor regarding the U.S. federal income tax consequences of acquiring, holding and disposing of Shares of the Fund by the partnership.

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to the Fund and its Shareholders may be changed, possibly with retroactive effect. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in Shares of the Fund.

This summary generally does not discuss state, local or non-U.S. tax considerations.

This summary of certain material U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors are advised to consult their tax advisor regarding the federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Fund’s Shares.

Taxation of the Fund

The Fund intends to continue to qualify and elect to be treated as a REIT. Qualification and taxation as a REIT depends upon the Fund’s ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.” The Fund believes that it is organized, and intends to continue to operate, in such a manner as to continue to qualify for taxation as a REIT.

Taxation of REITs in General

Provided that the Fund qualifies as a REIT, it generally will not be subject to U.S. federal income tax on its REIT taxable income that is distributed to its Shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

Net operating losses, foreign tax credits and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

Even if the Fund qualifies to be taxed as a REIT, it will be subject to U.S. federal income tax in the following circumstances:

●	The Fund will pay U.S. federal income tax at regular corporate rates on any taxable income, including undistributed net capital gains, that it does not distribute to Shareholders during, or within a specified time period after, the calendar year in which the income is earned;

●	If the Fund has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below;

●	If the Fund elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” it may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income or gain from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate;

●	If the Fund fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect its profitability;

●	In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, the Fund disposes of the assets or otherwise complies with such asset tests within six months after the last day of the quarter in which the Fund identifies such failure and it files a schedule with the IRS describing the assets that caused such failure, the Fund will pay a tax equal to the greater of $50,000 or 21% of the net income from the non-qualifying assets during the period in which the Fund failed to satisfy such asset tests;

●	In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and that violation is due to reasonable cause and not willful neglect, the Fund will be required to pay a penalty of $50,000 for each such failure;

●	If the Fund fails to distribute (or be deemed to distribute) during each calendar year at least the sum of: (i) 85% of the Fund’s REIT ordinary income for such year; (ii) 95% of the Fund’s REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Fund will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level;

●	The Fund may be required to pay monetary penalties to the IRS in certain circumstances, including if the Fund fails to meet recordkeeping requirements intended to monitor the Fund’s compliance with rules relating to the composition of its Shareholders, as described below in “— Requirements for Qualification — General”;

●	A 100% tax may be imposed on amounts received by the Fund from a taxable REIT subsidiary (a “TRS”) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s-length pricing standard;

●	If the Fund acquires appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, the Fund will be subject to tax at the highest corporate income tax rate then applicable if the Fund subsequently recognizes the built-in gain on a disposition of any such assets during the five-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale; and

●	The earnings of any lower-tier entities of the Fund that are subchapter C corporations, if any, including domestic TRSs, are subject to U.S. federal corporate income tax.

In addition, the Fund and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local income, property and other taxes on assets and operations. The Fund could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that properly elects to be taxed as a REIT, such election having not been terminated or revoked; and

(8)	which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.

Conditions (1) through (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. The Fund is not required to satisfy conditions (5) and (6) for the first taxable year in which it elects to be taxed as a REIT. The Fund expects to be treated as a successor to SCF, and thus as having first elected to be a REIT in a taxable year ended December 31, 2021. The Declaration of Trust contains certain transfer and ownership limitations intended to assist the Fund in continuing to satisfy the share ownership requirements that apply to REITs. However, the rules that apply to determine ownership of a REIT are complex. If the Fund were to fail to satisfy a share ownership requirement, it would fail to qualify as a REIT if the Fund were unable to avail itself of any available relief provisions, including the relief provision described in the next paragraph.

To monitor compliance with the share ownership requirements, the Fund generally is required to maintain records regarding the actual ownership of its Shares. To do so, the Fund must demand written statements each year from the record holders of significant percentages of its Shares in which the record holders are to disclose the actual owners of the Shares (i.e., the persons required to include in gross income the dividends paid by the Fund). A list of those persons failing or refusing to comply with this demand must be maintained as part of the Fund’s records. Failure to comply with these recordkeeping requirements could subject the Fund to monetary penalties. If the Fund satisfies these requirements and has no reason to know that condition (6) is not satisfied, the Fund will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the Shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. The Fund satisfies this requirement.

The Code provides relief from violations of the REIT requirements in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. If the Fund were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable the Fund to maintain its qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.

Finally, at the end of any year, a REIT cannot have accumulated earnings and profits from a non-REIT corporation’s taxable year. The Fund does not have any prior corporate earnings and profits and has not succeeded to any non-REIT earnings and profits (e.g., as a result of any merger or acquisition) of an entity taxable as a C corporation.

Effect of Subsidiary Entities

Partnerships. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, the Fund’s proportionate share of the assets and items of income of partnerships in which the Fund owns an equity interest are treated as the Fund’s assets and items of income for purposes of applying the REIT requirements. The Fund’s proportionate share is generally determined, for these purposes, based upon the Fund’s percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by the Fund. Consequently, to the extent that the Fund directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect the Fund’s ability to qualify as a REIT, even if the Fund has no control, or only limited influence, over the partnership. Even if such partnerships covenanted to the Fund to operate in a REIT-compliant manner and to provide such information to the Fund as the Fund needed to determine and prove its REIT compliance, it is possible that the activities and investments of the partnerships in which the Fund might invest would prevent the Fund from satisfying the REIT qualification requirements.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by the Fund, including single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests.

In the event that one of the Fund’s disregarded subsidiaries ceases to be wholly owned (for example, if any equity interest in the subsidiary is acquired by a person other than the Fund or another of its disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect the Fund’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A corporation in which a TRS directly or indirectly owns more than 35% of its stock, by voting power or value, will automatically be treated as a TRS. A corporation that operates or manages, directly or indirectly, a lodging facility or a health care facility or directly or indirectly provides to another person rights to any brand name under which any lodging facility or health care facility is operated cannot be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. A TRS is subject to corporate income tax on its earnings, which may reduce the cash flow generated by the Fund and its ability to make distributions to its Shareholders.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the taxable subsidiary earns. Rather, the stock issued by the taxable subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the taxable subsidiary. The value of the TRS securities held by the REIT will be used to compute the REIT’s compliance with the asset tests, as discussed in more detail below. The use of such entities may allow the REIT to indirectly undertake certain activities that the REIT rules might otherwise preclude it from doing directly (or through disregarded subsidiaries, along with partnerships in which the Fund holds an equity interest (sometimes referred to as “pass-through subsidiaries”)), such as performing tenant services or activities that give rise to certain categories of income such as management fees.

Investments in Other REITs. A REIT is not treated as holding the assets of another REIT in which it holds stock or as receiving any income that the other REIT earns. Rather, the stock of the other REIT is an asset in the hands of the parent REIT, and the parent REIT recognizes as income the dividends, if any, that it receives from the subsidiary REIT. Stock of another REIT is a real estate asset for purposes of the REIT asset tests, and dividends from another REIT and gains from the sale of stock of another REIT are qualifying income for purposes of the REIT gross income tests. See “— Asset Tests” and “— Gross Income Tests.”

Gross Income Tests

A REIT must satisfy two gross income requirements annually. First, at least 75% of the Fund’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging income and foreign currency gains, must be derived from investments relating to real property or mortgages on real property, including “rents from real property;” dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a real estate mortgage investment conduit (“REMIC”) in proportion to the real estate assets held by the REMIC (unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC is qualifying income); certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of the Fund’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging income and foreign currency gains, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that (i) the Fund enters into to hedge (a) indebtedness incurred or to be incurred to acquire or carry “real estate assets,” as defined below (See “— Asset Tests”), (b) certain foreign currency risks or (c) existing hedging positions after a portion of the hedged indebtedness or property is disposed of and (ii) are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Rent will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

●	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

●	Second, neither the Fund nor a direct or indirect owner of 10% or more of the Fund’s Shares may own, actually or constructively, 10% or more of a tenant, other than with respect to certain leases of health care properties or lodging facilities to a TRS.

●	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

●	Fourth, the Fund generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” who is adequately compensated and from whom the Fund does not derive revenue. However, the Fund may provide services directly to its tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, the Fund may directly provide a minimal amount of “non-customary” services to the tenants of a property, as long as the Fund’s income from the services (valued at not less than 150% of the Fund’s direct cost of performing such services) does not exceed 1% of the Fund’s income from the property. Furthermore, the Fund may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to the Fund’s tenants without tainting the rental income.

In order for the rent to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If the Fund receives interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that the Fund had a binding commitment to acquire the mortgage loan, and the value of the personal property securing the loan exceeds 15% of the value of all of the property securing the loan, such interest income will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, interest on the loan may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT. To the extent that the Fund invests in participating loans or loans with equity kickers, any contingent profits-based interest will not be qualifying income for purposes of either gross income test.

The Fund may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. The Fund may acquire participations in CRE debt that it believes qualify for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge the Fund’s treatment of participation interests.

The Fund may acquire CMBS and expects that the CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from the Fund’s CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, the Fund would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of the Fund’s interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

The Fund believes that substantially all of its income from mortgage-related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that the Fund owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Similarly, dividends or interest with respect to investments in real estate operating companies generally will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test, and income with respect to ETFs may be qualifying income for purposes of the 95% gross income test but not the 75% gross income test or may be nonqualifying income for purposes of both gross income tests.

The Fund may receive distributions from TRSs or, subject to the Fund’s obligation to satisfy certain asset tests, described below, other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends the Fund receives from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

The Fund may receive various types of fee income. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees generally are not qualifying income for purposes of either gross income test.

Any income or gain the Fund derives from instruments that hedge the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets, to hedge certain foreign currency risks or to hedge an existing hedging position after all or part of the hedged property or liability has been disposed of will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include proper identification of the instrument as a hedge, along with the risk that it hedges, within prescribed time periods.

If the Fund fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if the failure to meet these tests was due to reasonable cause and not due to willful neglect, the Fund attaches to its tax return a schedule of the sources of its income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether the Fund would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions were inapplicable, the Fund would not qualify as a REIT. Even where these relief provisions apply, a tax would be imposed upon the amount by which the Fund fails to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

Asset Tests

At the close of each calendar quarter, the Fund must satisfy multiple tests relating to the nature of its assets:

●	At least 75% of the value of the Fund’s total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans, debt instruments issued by “publicly offered REITs” and, under some circumstances, stock or debt instruments purchased with new capital. To the extent rent attributable to personal property leased with real property is treated as rents from real property (because the rent attributable to personal property does not exceed 15% of total rent), the personal property will be treated as a real estate asset for purposes of the 75% asset test. Similarly, a debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there would be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

●	The aggregate value of all securities of TRSs may not exceed 20% of the value of the Fund’s total assets for taxable years ending on or before December 31, 2025 (and the aggregate value of all securities of TRSs may not exceed 25% of the value of the Fund’s total assets for taxable years beginning after December 31, 2025).

●	No more than 25% of the value of the Fund’s total assets may consist of securities, including securities of TRSs, that are not qualifying assets for purposes of the 75% test.

●	Not more than 25% of the value of a REIT’s assets may consist of debt instruments that are issued by publicly offered REITs and would not be treated as real estate assets if not issued by a publicly offered REIT.

●	The value of any one issuer’s securities owned by the Fund may not exceed 5% of the value of the Fund’s total assets.

●	The Fund may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.

Certain securities will not cause a violation of the 10% value test. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security, which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. The following securities also will not violate the 10% value test: (i) any loan made to an individual or an estate; (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “— Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests the Fund holds in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of the Fund’s interest in the REMIC, and the Fund’s income derived from the interest, qualifies for purposes of the REIT asset and income tests.

After initially meeting the asset tests at the close of any quarter, the Fund will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the Fund fails to satisfy the asset tests because it acquire assets during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If the Fund fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, the Fund may dispose of sufficient assets (generally within six months after the last day of the quarter in which the Fund’s identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10 million. If the Fund fails any of the other asset tests or its failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, the Fund is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which the Fund’s identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which the Fund failed to satisfy the asset test.

The Fund intends to monitor compliance with the asset tests on an ongoing basis. However, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that the Fund does not comply with one or more of the asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, the Fund is required to distribute dividends, other than capital gain dividends, to its Shareholders in an amount at least equal to (a) the sum of (i) 90% of the Fund’s “REIT taxable income” (computed without regard to its deduction for dividends paid and excluding net capital gains) and (ii) the Fund’s net income, if any, after tax from foreclosure property, minus (b) the sum of certain amounts of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Fund timely files its tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that the Fund declares in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by the Fund and received by the shareholder on December 31 of the year, provided that the Fund actually pays the distribution during January of the following calendar year.

In order for distributions to be counted for this purpose and to give rise to a tax deduction by the Fund, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the Fund’s organizational documents. The preferential dividend rules do not apply to “publicly offered REITs,” i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act. The Fund would be a publicly offered REIT if it is required to file annual and periodic reports with the SEC under the Exchange Act. The Fund currently is not a publicly offered REIT, and there is no assurance that it ever will be.

Dividends that are reinvested pursuant to the Fund’s DRIP will count towards satisfaction of these distribution requirements.

To the extent that the Fund qualifies as a REIT but distributes less than 100% of its “REIT taxable income,” as adjusted, the Fund will be subject to tax at the regular corporate tax rates on the retained portion. The Fund may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, the Fund could elect to have its Shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by the Fund. Shareholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their Shares.

If the Fund fails to distribute during each calendar year at least the sum of: (i) 85% of the Fund’s REIT ordinary income for such year; (ii) 95% of the Fund’s REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Fund would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which it has paid corporate income tax. The Fund intends to make timely distributions so that it is not impacted by the 4% excise tax.

It is possible that, from time to time, the Fund may not have sufficient cash to meet the distribution requirements, e.g., due to timing differences between the actual receipt of cash and inclusion of items in income for U.S. federal income tax purposes, or failure of joint ventures to make distributions to the Fund. The Fund will depend on timely distributions from the joint ventures in which the Fund will invest but will not control.

The Fund may be able to cure a failure to meet the distribution requirements for a year attributable to adjustments to its REIT taxable income for such year by paying “deficiency dividends” to Shareholders in a later year, which may be included in the Fund’s deduction for dividends paid for the earlier year. In this case, the Fund may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends, but the Fund will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If the Fund fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, it could avoid disqualification if its failure is due to reasonable cause and not to willful neglect and it pays a penalty of $50,000 for each such failure.

If the Fund fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, then the Fund will be subject to tax on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Fund is not a REIT would not be deductible by the Fund, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, all distributions to Shareholders taxed as individuals may be eligible for a reduced rate applicable to “qualified dividends” and, subject to limitations of the Code, corporate Shareholders may be eligible for the dividends received deduction. Unless the Fund is entitled to relief under specific statutory provisions, it will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, the Fund will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that does not qualify for a statutory safe harbor and that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which the Fund holds a direct or indirect interest will not be treated as property held for sale to customers or that the Fund can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Penalty Tax for Non-Arm’s Length Transactions with TRSs

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income the Fund generates will be subject to a 100% excise tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to the Fund that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that the Fund receives will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a TRS that is attributable to services provided to the Fund, or on the Fund’s behalf to any of tenants, that is less than the amounts that would have been charged based upon arm’s-length negotiations.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Hedging Transactions

The Fund or underlying funds may enter into hedging transactions, from time-to-time, with respect to their assets or liabilities. Hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. In the case of an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, to hedge certain foreign currency risks, or to hedge an existing hedging position after a portion of the hedged indebtedness or property is disposed of, any periodic income or gain from the disposition of that contract is disregarded for purposes of the 75% and 95% gross income tests if such hedging transaction are clearly identified before the close of the day on which it was acquired or entered into and satisfy other identification requirements. In the case of hedges for other purposes or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests.

Tax Aspects of Investments in Partnerships

The Fund may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. The Fund will include in its income its proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Fund will include its proportionate share of assets held by subsidiary partnerships. Consequently, to the extent that the Fund holds an equity interest in a partnership, the partnership’s assets and operations may affect the Fund’s ability to qualify as a REIT, even if the Fund may have no control, or only limited influence, over the partnership.

Entity Classification

Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association taxable as a corporation for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of the Fund’s assets and items of gross income would change and could preclude the Fund from satisfying the REIT asset tests or the gross income tests, and in turn could prevent the Fund from qualifying as a REIT. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case the Fund could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

State, Local and Foreign Taxes

The Fund may be subject to state, local or foreign taxation in various jurisdictions, including those in which the Fund and its subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of the Fund may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by the Fund would not pass through to Shareholders to be credited against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in the Fund.

Taxation of Shareholders

The following is a summary of certain additional U.S. federal income tax considerations with respect to the ownership of Shares of the Fund.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a beneficial holder of Shares of the Fund that for U.S. federal income tax purposes is:

●	a citizen or resident of the U.S.;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as such term is defined under the Code) have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a United States person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares of the Fund, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that will hold Shares of the Fund should consult their tax advisors regarding the consequences of the purchase, ownership and disposition of Shares of the Fund by the partnership.

Taxation of U.S. Shareholders on Distributions on Shares. As long as the Fund qualifies as a REIT, a taxable U.S. shareholder generally must take into account as ordinary income distributions made out of the Fund’s current or accumulated earnings and profits that the Fund does not designate as capital gain dividends or qualified dividend income. U.S. Shareholders are treated as having received any dividends that are reinvested pursuant to the Fund’s DRIP.

Dividends paid to corporate U.S. shareholders will not qualify for the dividends-received deduction generally available to corporations. In addition, dividends paid to a non-corporate U.S. shareholder generally will not qualify for the 20% maximum tax rate currently applicable for “qualified dividend income.” However, the reduced tax rate for qualified dividend income will apply to the Fund’s ordinary dividends to the extent attributable: (i) to dividends received by the Fund from non-REIT corporations, such as TRSs; and (ii) to income upon which the Fund has paid corporate income tax (e.g., to the extent that the Fund distributes less than 100% of its taxable income). In addition, for taxable years beginning after December 31, 2017, non-corporate U.S. holders will be entitled to deduct up to 20% of “qualified REIT dividends” (i.e., dividends other than capital gain dividends and dividends attributable to “qualified dividend income” received by the Fund) they receive. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. holder’s aggregate qualified dividend income, but may be less than 20% of the amount of the U.S. holder’s qualified REIT dividends if the U.S. holder has losses from publicly traded partnerships or the U.S. holder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. holder’s qualified REIT dividends. Additionally, under Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. holder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that the Fund designates as capital gain dividends without regard to the period for which the U.S. shareholder has held its Shares. See “— Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

The Fund may elect to retain and pay income tax on its net long-term capital gain. In that case, to the extent that the Fund designates such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax the Fund paid. The U.S. shareholder would increase the basis in its Shares by the amount of its proportionate share of the Fund’s undistributed long-term capital gain, minus its share of the tax the Fund paid.

To the extent that the Fund makes a distribution in excess of its current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s Shares. Instead, such distribution will reduce the adjusted tax basis of such Shares. To the extent that the Fund makes a distribution in excess of both its current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its Shares, such shareholder will recognize long-term capital gain, or short-term capital gain if the Shares have been held for one year or less, assuming the Shares are capital assets in the hands of the U.S. shareholder.

If the Fund declares a distribution in October, November, or December of any year that is payable to Shareholders of record on a specified date in any such month, such distribution shall be treated as both paid by the Fund and received by the U.S. shareholder on December 31 of such year, provided that the Fund actually pays the distribution during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses.

Instead, the REIT carries over such losses for potential offset against its future income.

Dividends from the Fund and gain from the disposition of Shares of the Fund will not be treated as passive activity income, and, therefore, Shareholders generally will not be able to apply any “passive activity losses” to offset income they derive from Shares of the Fund, against such income. Similarly, dividends from the Fund and gains from the disposition of Shares of the Fund cannot be offset with “excess business losses.” In addition, taxable distributions from the Fund and gain from the disposition of its Shares of generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. shareholders taxed at individual rates). The Fund will notify Shareholders after the close of its taxable year as to the portions of distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Shares

In general, a U.S. shareholder’s gain or loss realized upon a taxable disposition of Shares of the Fund will be long-term capital gain or loss if the U.S. shareholder has held the Shares for more than one year and, if not, as short-term capital gain or loss. However, any loss upon a sale or exchange of the Shares held by such Shareholder for six months or less will be treated as a long-term capital loss to the extent of any actual or deemed distributions from the Fund that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the Shares may be disallowed if the U.S. shareholder purchases other Shares within 30 days before or after the disposition.

A repurchase of Shares of the Fund will be treated as a distribution in exchange for the repurchased Shares and taxed in the same manner as any other taxable sale or other disposition of Shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in the Fund, (ii) results in a substantially disproportionate repurchase with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, Shares actually owned, as well as Shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of Shares pursuant to a repurchase generally will result in a “substantially disproportionate” repurchase with respect to a holder if the percentage of the then outstanding voting Shares of the Fund owned by the holder immediately after the sale is less than 80% of the percentage of the voting Shares of the Fund owned by the holder determined immediately before the sale. The sale of common Shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in Shares of the Fund as a result of the repurchase constitutes a “meaningful reduction” of such holder’s interest. Prospective investors are encouraged to consult with their tax advisors regarding the treatment of repurchases of Shares of the Fund.

Capital Gains and Losses. The maximum tax rate on long-term capital gain applicable to U.S. shareholders taxed at individual rates currently is generally 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that the Fund designates as capital gain dividends and any retained capital gain that the Fund is deemed to distribute, the Fund generally may designate whether such a distribution is taxable to non-corporate shareholders at a 20% or 25% rate. A non-corporate taxpayer’s ability to deduct capital losses is limited by the Code.

Medicare Tax on Unearned Income. High-income U.S. shareholders that are individuals, estates and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of Shares of the Fund. In the case of an individual, the tax will be 3.8% of the lesser of: (i) the individual’s net investment income; or (ii) the excess of the individual’s modified adjusted gross income over (a) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (b) $125,000 in the case of a married individual filing a separate return or (c) $200,000 in the case of a single individual.

Taxation of Tax-Exempt Shareholders

Provided that a tax-exempt U.S. shareholder has not held its Shares of the Fund as “debt-financed property” within the meaning of the Code and the Fund’s Shares are not being used in an unrelated trade or business, dividend income from the Fund generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt U.S. shareholder. Similarly, income from the sale of the Fund’s Shares will not constitute UBTI unless the tax-exempt U.S. shareholder has held its Shares in the Fund as debt-financed property within the meaning of the Code or has used the Shares in a trade or business.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

●	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

●	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts).

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a beneficial holder of Shares of the Fund that is not a U.S. shareholder or a partnership for tax purposes. The rules governing U.S. federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. Non-U.S. shareholders are urged to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the ownership of Shares of the Fund, including any reporting requirements.

Ordinary Dividends. A non-U.S. shareholder that receives a distribution that is not attributable to gain from the Fund’s sale or exchange of a “United States real property interest”, or a USRPI, and that the Fund does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that the Fund pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. The Fund plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either a lower treaty rate applies and the non-U.S. shareholder furnishes to the Fund an appropriate IRS Form W-8 evidencing eligibility for that reduced rate, or the non-U.S. shareholder furnishes to the Fund an IRS Form W-8ECI claiming that the distribution is effectively connected income. Such withholding tax would reduce the number of Shares a non-U.S. shareholder that participates in the Fund’s DRIP would receive.

Capital Gain Dividends. For any year in which the Fund qualifies as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of, or income from, real property interests. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. trade or business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 21% withholding rate for distributions to non-U.S. shareholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. shareholder may receive a credit against its tax liability for the amount the Fund withholds.

Capital gain dividends that are attributable to sales of USRPIs would be taxed as ordinary dividends subject to withholding at a rate of 30% (or lower treaty rate, if applicable) rather than as gain from the sale of a USRPI, if: (i) the Fund’s Shares are “regularly traded” on an established securities market in the United States; and (ii) the non-U.S. shareholder did not own more than 10% of the Fund’s Shares at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. The Fund’s Shares are not regularly traded on an established securities market in the United States, and there is no assurance that they ever will be.

Capital gain dividends that are not attributable to sales of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-U.S. shareholders or subject to withholding tax.

Non-Dividend Distributions. A non-U.S. shareholder will not incur tax on a distribution in excess of the Fund’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its Shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such Shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both the Fund’s current and accumulated earnings and profits and the adjusted basis of its Shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its Shares, as described below. Because the Fund generally cannot determine at the time it makes a distribution whether the distribution will exceed its current and accumulated earnings and profits, it normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on an ordinary dividend. However, a non-U.S. shareholder may claim a refund of amounts that the Fund withholds if the Fund later determine that a distribution in fact exceeded its current and accumulated earnings and profits.

The Fund may be required to withhold 15% of any distribution that exceeds the Fund’s current and accumulated earnings and profits if Shares of the Fund are a USRPI. Consequently, although the Fund intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, it may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

Dispositions of Shares. A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of Shares of the Fund as long as the Fund: (i) is not a “United States real property holding corporation”, or USRPHC during a specified testing period and certain procedural requirements are satisfied; or (ii) is a domestically controlled qualified investment entity. A USRPHC is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States, and other assets used in the corporation’s trade or business. Depending on the nature of the Fund’s investments, the Fund may be a USRPHC. The Fund believes that it will be a domestically controlled qualified investment entity, but the Fund cannot assure investors that it could substantiate that it is and has been a domestically controlled qualified investment entity at any particular time.

Even if the Fund were a USRPHC and not a domestically controlled qualified investment entity, a non-U.S. shareholder that owned, actually or constructively, 10% or less of the Fund’s Shares at all times during a specified testing period would not incur tax under FIRPTA if Shares of the Fund are “regularly traded” on an established securities market. Shares of the Fund are currently not regularly traded on an established securities market in the United States, and there is no assurance that they ever will be.

If the gain on the sale of Shares of the Fund were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of such Shares would be required to withhold 15% of the purchase price and remit such amount to the IRS. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

Special FIRPTA rules apply to “qualified shareholders” and “qualified foreign pension funds” as defined in the Code.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends paid in respect of the shares to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (or alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain United States persons or by certain non-U.S. entities that are wholly or partially owned by United States persons. Accordingly, the entity through which the Fund’s Shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of the Fund’s Shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the Fund that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which the Fund will in turn provide to the Secretary of the Treasury. While withholding under FATCA would also have applied to payments of gross proceeds from the disposition of stock after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on gross proceeds payments. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Information Reporting Requirements and Backup Withholding. The Fund will report to Shareholders and to the IRS the amount of distributions the Fund pays during each calendar year and the amount of tax the Fund withholds, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 24% with respect to distributions, unless such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Fund with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability.

Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the Shares and whether any gain or loss with respect to the Shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in Shares that are disposed of, in which case the shareholder’s broker will apply a default method of its choosing if the shareholder does not indicate which method to apply. Shareholders should consult with their own tax advisor regarding the reporting requirements and their election options.

If the Fund takes an organizational action such as a stock split, merger or acquisition that affects the tax basis of Shares of covered stock or even make distributions that exceed its current or accumulated earning and profits, it will report to each shareholder and the IRS (or post on its website) a description of the action and the quantitative effect of that action on the tax basis of the applicable Shares.

Shareholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above, to their investment in Shares of the Fund.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to the Fund and its Shareholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in Shares of the Fund.

THE SUMMARY OF FEDERAL TAX CONSIDERATIONS SET FORTH ABOVE IS NOT INTENDED TO BE A COMPLETE SUMMARY OF THE TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND. EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE TAX CONSIDERATIONS OF AN INVESTMENT IN THE FUND.

OTHER INFORMATION

Each share represents a proportional interest in the assets of the Fund. Each share has one vote at shareholder meetings, with fractional Shares voting proportionally, on matters submitted to the vote of Shareholders. There are no cumulative voting rights. Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, Shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to Shareholders after all expenses and debts have been paid.

Transfer Agent

Ultimus Fund Solutions, LLC located at 225 Pictoria Drive Suite 450, Cincinnati, OH 45246, serves as Transfer Agent pursuant to a transfer agency agreement between it and the Fund.

Legal Counsel

Vedder Price P.C., 222 N. LaSalle Street, Suite 2400, Chicago, IL 60601, acts as counsel to the Fund.

Custodian

UMB Bank, n.a., serves as the Custodian of the Fund’s assets. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Boulevard, Kansas City, MO 64106.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CohnReznick LLP serves as the independent registered public accounting firm for the Fund. CohnReznick LLP’s business address is 1 S. Wacker Drive, Suite 3550, Chicago, IL 60606.

FINANCIAL STATEMENTS

The Fund commenced operations following the reorganization of the Predecessor Funds. Seed financial statements of the Fund, as of July 18, 2025, are included with this SAI as Appendix C. The Fund’s seed financial statements have been audited by CohnReznick, LLP. Additionally, updated unaudited seed financial statements of the Fund for the period July 18, 2025 through November 30, 2025 are included as Appendix D. Shareholders of the Fund will be informed of the Fund’s progress through periodic reports when those reports become available. Financial statements certified by the independent registered public accounting firm will be submitted to shareholders at least annually.

The audited financial statements including supplemental schedules of investments of the Predecessor Funds for the year ended December 31, 2024, are included with this SAI as Appendix A. The financial statements of the Predecessor Funds have been audited by CohnReznick LLP, the independent auditor of for the Predecessor Funds. The interim financial statements of the Predecessor Funds are also included with this SAI as Appendix B. With respect to the audited financial statements included as Appendix A of Origin Multifamily Credit Fund, LLC (previously defined as “MCF”), the financial statements include those of Origin Parallel Fund, L.P. (“Parallel”) since MCF and Parallel operated together as one collective entity and prepared combined financial statements. Further, Parallel does not directly hold any portfolio investments reflected on the combined schedule of investments, and therefore, the assets of MCF, in addition to the assets of SCF are being transferred to the Fund in connection with the reorganization. The interim consolidated financial statements of MCF, included in Appendix B, are not combined with Parallel, since Parallel dissolved as of September 8, 2025. Additionally, the financial statements include those of OSCF Aggregator, LLC (“Aggregator”), which was formed as a subsidiary of Origin Strategic Credit Fund, LLC (previously defined as “SCF”). Aggregator was previously consolidated into SCF’s financial statements but was later deconsolidated. Aggregator’s financial statements are included for completeness. The Fund’s objectives, policies, guidelines and restrictions are materially equivalent to those of the Predecessor Funds. The Predecessor Funds were not registered under the Investment Company Act and therefore, were not subject to certain restrictions imposed by the Investment Company Act on registered investment companies.

Appendix A

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

i

Independent Auditor’s Report

To the Managing Member of

Origin Strategic Credit Fund LLC

Opinion

We have audited the consolidated financial statements of Origin Strategic Credit Fund LLC, which comprise the consolidated statement of assets, liabilities and members’ equity, including the consolidated schedule of investments, as of December 31, 2024, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Origin Strategic Credit Fund LLC as of December 31, 2024, and the results of its operations, its changes in members’ equity and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Origin Strategic Credit Fund LLC, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

2024 Financial Statements Restated

As discussed in Note 11 to the financial statements, the 2024 financial statements have been restated. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with the accounting principles generally accepted in the United States of America and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Origin Strategic Credit Fund LLC’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether these consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on these consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Origin Strategic Credit Fund LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Origin Strategic Credit Fund LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Chicago, Illinois

May 9, 2025

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY

DECEMBER 31, 2024

ASSETS
Investment in Aggregator, at fair value (cost $85,816,505)	$85,816,505
Investment in real estate, at fair value (cost $64,602,376)	71,765,210
Mortgage loan investments, at fair value (cost $39,228,839)	39,228,839
Cash and cash equivalents	14,691,736
Prepaid expenses	282,115
Due from related parties	72,031
TOTAL ASSETS	$211,856,436

LIABILITIES & MEMBERS’ EQUITY
LIABILITIES
Secured borrowings	$21,332,460
Contributions received in advance	9,105,500
Accrued expenses and other liabilities	1,778,671
Distributions payable	1,154,995
Participation liability	1,056,818
Management fee payable	183,427
Due to related parties	37,682
TOTAL LIABILITIES	34,649,553

MEMBERS’ EQUITY
Controlling Interest	177,144,383
Non-controlling Interest	62,500
TOTAL MEMBERS’ EQUITY	177,206,883

TOTAL LIABILITIES & MEMBERS’ EQUITY	$211,856,436

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2024

INVESTMENT INCOME
Investment income	$18,253,875
Interest income	392,423
TOTAL INVESTMENT INCOME	18,646,298
Less: Participation interest	(36,244)
TOTAL NET INVESTMENT INCOME	18,610,054

EXPENSES
Management fees	1,929,649
Professional fees	946,565
Interest expense	492,825
General and administrative expenses	482,848
Organizational cost	2,900
TOTAL EXPENSES	3,854,787

NET INVESTMENT INCOME	14,755,267

UNREALIZED GAIN (LOSS)
Unrealized gain from investments in real estate	6,887,175
Unrealized loss from investment in Aggregator	(2,928,215)
TOTAL UNREALIZED GAIN (LOSS)	3,958,960

NET INCOME FROM OPERATIONS	18,714,227

Less: Net income attributable to non-controlling interest	(7,500)
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$18,706,727

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2024

	Managing Member	Members’ Equity	Controlling Interest	Non-controlling Interest	Total
MEMBERS’ EQUITY, JANUARY 1, 2024	$389,382	$120,922,630	$121,312,012	$62,500	$121,374,512
Capital contributions	-	44,930,250	44,930,250	-	44,930,250
Distributions reinvestments	-	10,202,000	10,202,000	-	10,202,000
Capital distributions	(389,382)	(17,617,224)	(18,006,606)	(7,500)	(18,014,106)
Carried interest	1,879,509	(1,879,509)	-	-	-
Net income	-	18,706,727	18,706,727	7,500	18,714,227
MEMBERS’ EQUITY, DECEMBER 31, 2024	$1,879,509	$175,264,874	$177,144,383	$62,500	$177,206,883

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN CASH FLOW

YEAR ENDED DECEMBER 31, 2024

Cash flows from operating activities:
Net income	$18,714,227

Adjustments to reconcile net income to net cash used in operating activities
Purchase of investments in real estate	(35,802,376)
Purchase of investments in mortgage loans	(34,016,436)
Contributions to investment in Aggregator, inclusive of cash of $2,089,144 from deconsolidation of Aggregator	(17,838,511)
Return of capital from Aggregator	12,468,562
Change in unrealized gain from investments in real estate	(6,887,175)
Change in unrealized loss from investments in Aggregator	2,928,215
Changes in other operating assets and liabilities:
Change in interest receivable	53,547
Change in prepaid expenses	(197,832)
Change in due from related parties	(72,031)
Change in accrued expenses and other liabilities	1,732,421
Change in management fee payable	58,368
Change in due to related parties	(36,931)

Net cash used in operating activities	(58,895,952)

Cash flows from financing activities:
Capital contributions, net of change in contributions received in advance	49,610,775
Distributions to controlling interests, net of change in distributions payable	(7,532,788)
Distributions to non-controlling interest	(7,500)
Proceeds from secured borrowings	21,332,460
Proceeds from draws on line of credit	13,000,000
Payments on line of credit	(13,000,000)
Proceeds from participation liability	239,481
Proceeds from participation interest	817,337

Net cash provided by financing activities	64,459,765

Net change in cash and cash equivalents	5,563,813

Cash and cash equivalents, beginning of year	9,127,923

Cash and cash equivalents, end of year	$14,691,736

Non-cash operating and financing activities:
Distribution reinvestments	$10,202,000
Deconsolidation of Aggregator:
Investments in securities, at fair value	83,172,859
Interest receivable	201,683
Due from related parties	229
Investments in Aggregator, exclusive of cash of $2,089,144	(83,374,771)

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

Investment Name	Amortized Cost/Cost Basis	Fair Value	Fair Value as % of Members Equity

OSCF Aggregator, LLC	$85,816,505	$85,816,505	48.43%

Investment in Real Estate
Preferred Equity
Ava Jodeco, 14%	6,700,000	7,588,898	4.28%
Walnut Crest, 14%	7,850,000	9,072,042	5.12%
Culebra Commons, 14%	19,000,000	20,654,625	11.66%
Mariposa, 14%	-	2,158,527	1.22%
Nola Sol, 15%	9,800,000	10,598,157	5.98%
Tuscany Village, 14%	15,252,376	15,627,452	8.82%
Solace at Cimmaron, 14%	6,000,000	6,065,509	3.42%
Total Investment in Real Estate	64,602,376	71,765,210	40.50%

Mortgage Loan
Nola Sol, 11.75%, 6/21/2026	39,228,839	39,228,839	22.14%
Total Mortgage Loan Investments	39,228,839	39,228,839	22.14%

Total Investments	$189,647,720	$196,810,554	111.06%

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF INVESTMENTS
DECEMBER 31, 2024

At December 31, 2024, the Fund’s proportionate share of ownership of the following issuers represented more than 5% of the Fund’s net assets:

Description	Fair Value	Percentage of Net Assets
Investment held by OSCF Aggregator, LLC
FREMF 2023-K161 D MTGE 0.0% 11/25/33	26,294,295	14.84%
FREMF 2024-K521 5.81% DUE 05/25/29	22,907,265	12.93%
FREMF 21K-F106 CD MTGE 11.56135% DUE 02/25/31	22,385,764	12.63%
FREMF 2024-K514 C 5.9632% DUE	19,205,651	10.84%
FREMF 2018-K159 C MTG DUE 11/25/33	18,733,565	10.57%

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 1 – Nature of Company

Organization

Origin Strategic Credit Fund, LLC (the “Company”) was formed as a limited liability company, pursuant to the Delaware Limited Liability Company Act on March 27, 2023, between OIG-SCF Manager, LLC (the “Managing Member”), a Delaware limited liability company, and Origin Credit Advisers, LLC (the “Investment Manager”), a Delaware limited liability company and SEC-registered investment adviser. Investment Members are admitted to the Company at the discretion of the Managing Member. The Company’s primary investment objective is to generate current income and capital appreciation predominantly through real estate assets, whole loans, other debt-oriented instruments and other financial assets, including Single Asset Single Borrower loans (“SASBs”), Commercial Whole Loans and Commercial Mezzanine Loans.

On March 22, 2023, the Company formed a subsidiary, OIG-ICF REIT, LLC (the “REIT”), a Delaware limited liability company. The Company is the sole member of the REIT at formation. See Preferred Equity in Note 4 related to the admittance of preferred equity shareholders into the REIT post formation. The REIT’s common stock is wholly owned by the Company and was created to hold interests in special purpose entities which invest in real estate assets. Investor Members are admitted to the Company at the discretion of the Investment Manager.

On August 16, 2023, the Company formed a subsidiary, OSCF Aggregator, LLC (the “Aggregator”), a Delaware limited liability company, and amended on January 1,2024, by and among the Managing Member, OIG-ICF REIT, LLC, a Delaware limited liability company, and Origin Strategic Credit Parallel Fund, LLC (the “Parallel”), a Delaware limited liability company, as the sole members (including any person or entity admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company, the “Members”).

On February 8, 2024, the Company formed a subsidiary, SCF REIT Seller, LLC (the “REIT Seller”), a Delaware limited liability company. The REIT is the sole member of the REIT Seller at formation.

Managing Member

The Managing Member has control and authority with respect to the management of the Company’s business. The Investor Members are not involved in the control, management or operation of the Company.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 1 – Nature of Company (continued)

Managing Member (continued)

The Investment Manager, in consultation with the Managing Member, is responsible for implementing the investment program of the Company, the day-to-day management of the Company, and the performance of administrative and oversight functions with respect to the Company. The Investment Manager is registered as an investment advisor under the Investment Advisors Act of 1940.

Concentration of members’ equity

Investments made by the Company are purchased by the REIT, a real estate investment trust and the Aggregator. The REIT’s common stock is wholly-owned by the Company and was created to hold interests in special purpose entities which invest in real estate assets which consists of preferred equity and loan investments. The Aggregator investments consist of investments in securities, primarily bond holdings. Investor Members are admitted to the Company at the discretion of the Investment Manager.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company qualifies as an investment company defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services – Investment Companies and therefore is applying the specialized accounting and reporting guidance in ASC Topic 946.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for entities that report investments at fair value. The accompanying financial statements include the accounts of the Company, the REIT, and the REIT Seller. All significant inter-company balances and transactions have been eliminated in consolidation.

On January 1, 2024, the Company deconsolidated the Aggregator following the admission of Origin Strategic Credit Parallel Fund, LLC as a member. The Aggregator was previously consolidated into the Company’s financial statements, but as of the deconsolidation date, the Company accounts for its interest in the Aggregator at fair value using the practical expedient. The deconsolidation of the Aggregator did not have an impact on the net assets of the Company.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Cash

The Company maintains its cash with several institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) and at times may be in excess of federally insured legal limits.

The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. At December 31, 2024, the Company had cash balances in excess of FDIC limits.

The Company has not experienced any losses in such accounts. The Company held no restricted cash at December 31, 2024.

Portfolio Valuation

All investments are recorded at their estimated fair value, as described in Note 3.

The Company measures fair value in accordance with Financial Accounting Standards Board ASC 820 (“FASB ASC 820”), Fair Value Measurements, which establishes a fair value measurement framework, provides a single definition of fair value, and requires expanded disclosure summarizing fair value measurements. FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumption that market participants would use in pricing an asset or liability.

FASB ASC 820 establishes a hierarchy which groups investments measured at fair value into three levels, based on the markets in which the assets are traded, if any, and the observability of the assumptions used to determine fair value. These levels are as follows:

Level I – Fair value is based on unadjusted quoted prices for identical investments traded in active markets as of the reporting date.

Level II – Pricing inputs other than quoted prices included within Level I, which are either directly or indirectly observable as of the reporting date. Fair values are obtained from third party pricing services for comparable investments, quoted prices for identical investments in markets that are not active, or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III – Pricing inputs that are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Fair values are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Portfolio Valuation (continued)

In general, the input values used in fair value measurement are unobservable; therefore, the investments are classified as Level III under FASB ASC 820 fair value hierarchy.

Investments

The Company’s investments are reflected in the consolidated statement of assets, liabilities and members’ equity at their estimated fair values.

The real estate market is cyclical in nature. Investment values are affected by, among other things, the availability of capital, vacancy rates, rental rates, interest rates and inflation rates. Determining real estate values involves many assumptions, which may be subjective in nature. As a result, amounts ultimately realized from the real estate investments may vary significantly from the estimates of fair values presented, and the differences could be material to the consolidated financial statements.

The fair value of the investment in the Aggregator has been estimated using the net asset value (“NAV”) as the practical expedient of the Company’s ownership interest in the members’ capital of the Aggregator. In accordance with authoritative guidance on fair value measurement and disclosures under U.S. GAAP, as a practical expedient, an entity holding member interests in another entity that calculates net asset value per share or its equivalent (NAV) for which the fair value is not readily determinable, is permitted to measure the fair value of such interests on the basis of that asset value per share or its equivalent without adjustment.

Revenue and Expense Recognition

Investment transactions are accounted for on a trade-date basis. The specific identification basis is used to determine realized gains and losses. Interest income is recorded on an accrual basis. The Company elected not to measure an allowance for credit losses for accrued interest receivable. For nonpaying debt, interest is not accrued, and interest receivable is written off when deemed uncollectible.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue and Expense Recognition (continued)

Revenue from real estate investments is recognized and recorded when earned in accordance with the terms of the underlying preferred equity. Expenses are recognized when incurred. Dividend income is recorded on the ex-dividend dates. The Company determines realized gain/(loss) by comparing net proceeds from the sale or disposition of the investment to the cost of the investment sold or disposed of. Changes in unrealized gain/(loss) on investments is recognized on the consolidated statement of operations as a component of the change in unrealized gain/(loss) on the investment.

Earnings from the investment in Aggregator are reflected in the consolidated statement of operations which reflect the Company’s allocable share of cash distributions of income received by the Company from Aggregator. The Company’s share of income earned but not distributed, or losses incurred from Aggregator are taken into consideration in the recognition of any unrealized gain or loss on the investment in Aggregator. Investment in Aggregator reflects the Company’s allocable share of fair value of the underlying entities’ investment interests pursuant to the distribution provisions provided for in the applicable underlying operating agreements.

Income Taxes

No provision for income taxes is necessary in the financial statements of the Company because limited liability companies are generally not subject to income tax at the entity level. All income and losses accrue directly to the members and are reported by them individually for tax purposes.

The REIT subsidiary is taxed as a real estate investment trust under section 856(c) of the Internal Revenue Code. REITs are generally not subject to Federal and state income taxes. To maintain qualification as a REIT, the REIT subsidiary must distribute at least 90% of their taxable income to their shareholders and meet certain other requirements. As REITs, the REIT subsidiary will be permitted to deduct dividends paid to their shareholders, eliminating the Federal taxation of income represented by such dividends paid to the shareholders at the REIT subsidiary level. REITs are subject to a number of organizational and operational requirements. If the REIT subsidiary fails to qualify as a REIT in any taxable year, they will be subjected to Federal and state income tax on their taxable income at regular corporate rates. The REIT subsidiary may also be subject to certain state, local and franchise taxes. Under certain circumstances, Federal income and excise taxes may be due on the REIT subsidiary undistributed taxable income.

The tax returns of the Company and the REIT subsidiary are open and subject to examination since inception.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Professional Fees

Costs incurred in connection with operations and investments that are no longer being pursued by the Company are expensed. Additionally, any professional fees that relate to investments that are not directly related to the acquisition of the particular investment are expensed.

Distributions and Withdrawals

The Managing Member may, in its sole discretion, cause the Company to make such distributions at such times and in such amounts as the Managing Member will determine in its sole discretion. The Company is not required to make distributions to the Members. However, the Managing Member intends to distribute the Company’s income on a quarterly or other periodic basis, after payment of Company expenses as determined by the Managing Member, in such amounts as determined by the Managing Member in its sole discretion. Each Member will initially receive distributions in the form of cash, unless the Managing Member decides to offer, and such Member elects to receive, additional Shares in lieu of cash distributions.

No Member shall be entitled to withdrawal from the Company on demand. The Managing Member from time to time shall cause the Company to repurchase units pursuant to a written tender offer. The Company intends to issue tender offers no less than once per quarter; however, the Managing Member may suspend tender offers in certain circumstances set forth in the Agreement. A Member may not tender units on any tender date occurring within twelve months from the date of the capital contribution received by the Company to purchase the units. As of December 31, 2024, the Company had no withdrawals incurred from any Investor Members.

Organization Costs

The Company bears all organizational expenses incurred in the formation of the Company up to a maximum amount equal to $500,000; provided that, the Managing Member shall be responsible for organization expenses related to the Company more than $500,000. For the year ended December 31, 2024, the Company incurred $2,900 in organizational costs.

Concentration of Credit Risk

Financial instruments that are potentially subject to credit risk include cash and money market accounts held with major financial institutions which are insured by the FDIC and SIPC. From time to time, the Company maintains cash balances at institutions that are in excess of the maximum insured amounts. The Company mitigates this risk by depositing funds in financial institutions that management believes are financially sound.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Participation Interest

The Company accounts for transfers of originated loans in accordance with ASC 860 “Transfers and Servicing”. The Company had net transfers of $1,056,818 of participation interest during the year ended December 31, 2024, which did not meet the criteria for a sale and are included in participation interest on the accompanying consolidated statement of assets, liabilities and members’ equity. The balance was $1,056,818 as of December 31, 2024.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases of members’ capital during the reporting period. The most significant assumptions and estimates relate to the valuation of investments in real estate. Application of these assumptions requires the exercise of judgment as to future uncertainties. Actual results could differ from those estimates.

Risks and Uncertainties

In the normal course of business, the Company encounters, or may encounter, two significant types of economic risk: credit and market. Credit risk is the risk on the Company’s investments that result from a borrower’s, derivative counterparty’s or lessee’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments due to changes in interest rates, spreads or other market factors, including the value of the collateral underlying loans and securities and held by the Company. The Managing Member believes that the fair value of the Company’s investments is reasonable taking into consideration these risks.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 3 – Investments

The Company’s investments are recorded at fair value and have been categorized based upon the fair value hierarchy. The table below represents information about Company’s assets measured at fair value as of December 31, 2024:

Description	Level I	Level II	Level III	Total
Assets:
Investment in real estate	-	-	71,765,210	71,765,210
Mortgage loan investments	-	-	39,228,839	39,228,839
Total investments in the fair value hierarchy	$-	$-	$110,994,049	$110,994,049
Investment measured at net asset value {a}				$85,816,505
				$196,810,554

{a} In accordance with Subtopic 820-10, certain investments that were measured at net asset value per share (or its equivalent) have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the line items presented in the combined consolidated statement of assets, liabilities and members’ equity.

For the year ended December 31, 2024, the Company purchased two Level 3 investments for $21,692,961.

The company transferred Level 3 investments of $85,816,505 from the Aggregator to Investments valued as practical expedient of the Company’s ownership interest in the members’ capital of the Aggregator

The following table shows quantitative information about significant unobservable inputs and valuation methods related to the Level 3 fair value measurements of the Company’s Level 3 investments as of December 31, 2024.

Certain of the Level 3 investments totaling $110,994,049 are based on unobservable inputs not developed by management, including recent transactions and is not included in the table above.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 3 – Investments (continued)

Type	Asset Class	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
Preferred Equity	Multi-family	$71,765,210	Principle + Accrued Preferred Return	N/A – See Footnote 6	N/A – See Footnote 6

Mortgage Loan Investments	Multi-family	$39,228,839	Income approach – discounted cash flows	Remaining Maturity	18 months
				Market Yield	11.75%
		$110,994,049

Valuation Techniques

The estimated fair value of investments is determined by the Managing Member using methods considered by the Managing Member to be most appropriate for the type of investment. These methods may include, but are not limited to, (i) purchasing cost, (ii) pricing spreads and discount rates of comparable transactions (iii) default rates (iv) conditional prepayment rates (v) recovery rates (vi) expected yields to maturity (vii) estimated cash flows from underlying investments (ix) estimated liquidated value (x) prices received in received private placements of investments of the same issuer and prices recently received by comparable companies in the same or similar industries (xi) internally prepared discounted cash flow estimates or income capitalization approach, (xii) and independent pricing service.

The fair value of investments does not reflect transaction sales costs, which may be incurred upon their disposition. The estimated fair values may vary significantly from the prices at which the investment would sell, since market prices of the investments can only be determined by negotiation between a willing buyer and seller. Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market prices and aggregate estimated value of investments are fairly presented as of December 31, 2024.

The investment in a private investment company is valued, as a practical expedient, utilizing the NAV’s provided by the underlying investee fund, without adjustment, when the NAV of the investment is calculated in a manner consistent with U.S. GAAP for investment companies. The Company applies the practical expedient to its investment in the limited liability company on an investment-by-investment basis, and consistently with the Company’s entire position in a particular investment. The underlying investment of the investee fund is accounted for at fair value as described in the investee fund’s financial statements, all of which are subject to third-party annual audit.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 4 – Members’ Equity Transactions

Equity Contributions

Each Investor Member admitted to the Company committed a specific dollar amount to be drawn down in accordance with the terms of the Operating Agreement. As of December 31, 2024, the Company had total capital commitments of $174,667,649, of which $163,810,649 has been contributed as of December 31, 2024. Investor Members shall be issued an amount of units based on the net asset value (“NAV”) at the time of such capital contribution. Additionally, there were contributions received in advance of $9,105,500 for 2025 that is reflected on the consolidated statement of assets, liabilities and members’ equity.

Equity Distributions

Distributions shall be distributed to the Investor Members at such amounts as the Managing Member determines in its reasonable discretion. Generally, the Managing Member expects to cause the Company to make distributions to Investor Members as soon as practicable following the end of each month but reserves the right to make distributions at other times. For the year ended December 31, 2024, $17,624,723 was distributed by the Company, of which $10,202,000 were reinvested in the Company. Distributions payable of $1,154,995 at December 31, 2024, includes $859,285 that was retained for reinvestment.

Preferred equity shareholders in the REIT are entitled to receive distributions semi-annually at a per annum rate equal to 12.0% of the liquidation value of $500 per unit. As of December 31, 2024, $7,708 was distributed by the REIT.

Allocation of Profits and Losses

Pro-rata profit or loss for any fiscal period shall be initially allocated as of the end of such fiscal period to the capital accounts of all Investor Members in proportion to their respective Company units as of the ending of such fiscal period, and then further adjusted, to the extent required for performance allocations.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 4 – Members’ Equity Transactions (continued)

Company Units

Company units’ transactions for the year ended December 31, 2024 are summarized as follows:

	Managing Member	Investor Members	Total
Beginning units outstanding	-	12,053,861	12,053,861
Units issued	-	4,469,554	4,469,554
Dividend reinvestments	-	1,015,398	1,015,398
Ending units outstanding	-	17,538,813	17,538,813

Performance Allocation

At the end of each calendar year, the Managing Member shall be allocated and paid an amount equal to the lesser of ten percent (10%) above six percent (6%) (the “Hurdle”), plus 10% of the Hurdle of each Investor Member’s profit amount, or fifty percent (50%) of the Investor Member’s excess profit that exceeds the Hurdle. The profit amount is equal to the excess of an Investor Member’s ending NAV minus the beginning NAV, plus any distributions, minus any additional capital contributions. Excess profits is an amount equal to the profit over a six percent (6%) preferred return. The Hurdle is non-cumulative and resets to zero at the end of each year. For the year ended December 31, 2024, the Managing Member was allocated a performance allocation of $1,879,509, and was paid $389,382 in the current year, which is represented on the consolidated statement of changes in members’ equity.

Preferred Equity

As of December 31, 2024, the Company had $62,500 in preferred equity represented by shares of cumulative non-voting preferred stock of the REIT subsidiary held by outside shareholders of the Company. The preferred equity shareholders in the REIT subsidiary do not participate in the operations of the REIT; rather they are paid a preferred annual return.

Non-controlling interests in financial statements require that ownership interests in subsidiaries held by parties other than the parent (i.e. non-controlling interests) be accounted for and presented as equity, rather than as a liability. Accordingly, at December 31, 2024, there is

$62,500 of non-controlling shareholders’ interests presented as a component of members’ equity on the Company’s accompanying consolidated statement of assets, liabilities, and members’ equity and consolidated statement of changes in members’ equity.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 5 – Related Party Transactions

Due to Affiliate

Origin Investments Group, LLC, is an affiliate of the Company, paid certain expenses on behalf of the Company for the year ended December 31, 2024. At December 31, 2024, $37,862 is included in due to affiliate in the accompanying statement of assets, liabilities and members’ equity.

Members

Certain Investor Members are affiliated with the Managing member. The aggregate value of the affiliated investor members’ share of members’ equity at December 31, 2024 is approximately $9,980,364 comprising 5.67% of total equity.

Management Fees

Pursuant to the Agreement, the Investment Manager shall be entitled to a management fee equal to 1.25% of the net asset value per unit for all of such Member’s units, after taking into account any capital contributions, as of the beginning of each calendar month. The management fee shall be debited directly from the applicable Member’s capital account and the Member’s ownership of units shall be adjusted as required as outlined in the Agreement.

The Managing Member with consent of the Investment Manager may, in its sole discretion, reduce the Management Fee paid by the Company and charged against capital accounts of certain Investor Members to reflect the reduction or waiver of the management fee with respect to any such Investor Members for whom the Managing Member, in its sole and absolute discretion, reduces or waives the management fee, provided, however, that any such waiver shall not result in an increase in the management fee assessed on any other Member’s capital account.

For the year ended December 31, 2024, the Investment Manager earned $1,929,655 of management fees; and $1,871,282 were paid. As of December 31, 2024, $183,426 remained payable.

Note 6 – Preferred Equity

The REIT serves as the investor member for all special purpose entities, that in turn, serve as the investor member of a joint venture entity with our sponsor. These entities were formed to invest in preferred equity stakes in multi-family properties. As of December 31, 2024, total preferred equity commitments amounted to $83,378,651, of which $64,602,376 had been contributed. The remaining unfunded commitment was $18,776,275. As of December 31, 2024, current accrued preferred return is $7,162,834 and is included in investments in real estate at fair value on the accompanying consolidated statement of assets, liabilities and members’ equity.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 7 – Secured Borrowings

The Company entered into a Master Repurchase Agreement and Securities Contract (“MRA”) with Churchill MRA Funding I LLC (the “Buyer”) for the purpose of leveraging the Company’s mortgage loan investments. The MRA was executed on September 13, 2024. As stipulated in the agreement, the parties may enter into transactions in which the Company agrees to sell all rights, title and interest (including servicing rights) in a mortgage loan investment to the Buyer in exchange for the transfer of funds by the Buyer to the Company, with a simultaneous agreement by the Buyer to transfer to the Company such mortgage loan investment at a date certain, in exchange for the transfer of funds by the Company to the Buyer (“Transaction”).

A mutual indemnification agreement exists between Parallel and REIT, whereby each party indemnifies the other for its proportionate share of any repurchase obligation. The obligation to cover Parallel’s portion of a repurchase is considered a remote contingent obligation.

Monthly cash flow from the underlying Transaction is deposited into a Buyer controlled cash account. On a monthly basis any and all excess cash flow is swept to the Company’s operating cash account after the Buyer has paid itself any outstanding advances related to loans that paid off the applicable financing rate during the period. As stipulated in the Pricing Side Letter dated September 13, 2024, the Buyer’s financing rate is 3M SOFR + 3% (7.47% as of December 31, 2024).

Note 8 – Off-Balance Sheet and Other Concentration of Risks

Financial Instruments

There can be no assurance that the Investment Manager will be successful in implementing the Company’s investment strategy. This could have a material adverse effect on the Company’s operations.

Limited Liability Company investments are illiquid, and the Company may not be able to sell its investment as planned or in response to changes in economic or other conditions. If income from investments declines while the related Company expenses do not decline, the Company’s income and cash available for distribution to Members would be adversely affected.

In the normal course of its business, the Company enters into financial transactions where the risk of potential loss due to changes in the market (market risk) or failure of the other party to the transaction to perform (credit risk) exceeds the related amounts recorded. General risks of the property include, but are not limited to: uncertainty of cash flow to meet fixed and other obligations; adverse changes in local market conditions, population trends, general economic conditions and local unemployment conditions; changes in fiscal policies; competition from other properties; and uninsured losses and other risks that are beyond the control of the Company. There can be no assurance of profitable operations because the cost of owning the Company’s investments may exceed the income produced.

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 9 – Guarantees

In the normal course of its operations, the Company enters into contracts and agreements that contain indemnifications and warranties. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. As of December 31, 2024, there were unfunded commitments of $12,288,284

Note 10 – Financial Highlights

Financial highlights for the year ended December 31, 2024 are as follows for Class A investors:

US GAAP
Class A
Per unit operating performance:

Net asset value, beginning of period Contributions	$10.03

Income from investment operations
Net investment income (loss)	0.96
Net unrealized and realized gain (loss)	0.26
Incentive allocation to Managing Member	(0.12)
Total from investment operations	1.10
Distributions to partners	(1.15)

Net asset value, end of period	$9.98

Weighted average number of units outstanding	15,361,653

Total return, before incentive allocation to Managing Member, as restated	12.77%
Incentive allocation to Managing Member	-1.22%
Total return, after incentive allocation to Managing Member, as restated	11.55%

Ratio to weighted average net assets:
Total expenses	2.54%
Incentive allocation	1.24%
Total expense and incentive allocation	3.77%

Net investment income (loss)	11.08%

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 10 – Financial Highlights (continued)

The ratios of expenses, incentive allocation, total expense/incentive allocation, and net investment income to average non-managing members’ equity are calculated for the Investor Members, other than the Managing Member, as a whole, inclusive of incentive allocation, and such computation for individual Investor Members may vary from these ratios and returns. Total returns assumes reinvestment of distributions to partners.

Management has presented financial highlights on a US GAAP basis and Trading basis. The Fund US GAAP net asset value (“NAV) deviates from the Trading basis NAV by the amount of unamortized organizational expenses, which results in lower expenses on the Trading NAV.

TRADING NAV
Class A
Per unit operating performance:

Net asset value, beginning of period Contributions	$10.07

Income from investment operations
Net investment income (loss)	0.96
Net unrealized and realized gain (loss)	0.26
Incentive allocation to Managing Member	(0.12)
Total from investment operations	1.10
Distributions to partners	(1.15)

Net asset value, end of period	$10.02

Weighted average number of units outstanding	15,361,653

Total return, before incentive allocation to Managing Member, as restated	12.62%
Incentive allocation to Managing Member	-1.21%
Total return, after incentive allocation to Managing Member, as restated	11.41%

Ratio to weighted average net assets:
Total expenses	2.46%
Incentive allocation	1.23%
Total expense and incentive allocation	3.69%

Net investment income (loss)	11.05%

ORIGIN STRATEGIC CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 11 – Restatement

The Company’s 2024 financial statements have been restated solely to correct the total return calculation of the financial highlights in Note 10. No other items in the financial statements were affected.

Total Return	As previously reported	As restated
US GAAP Class A
Total return, before incentive allocation to Managing Member	7.23%	12.77%
Incentive allocation to Managing Member	-1.22%	-1.22%
Total return, after incentive allocation to Managing Member	6.01%	11.55%

Trading NAV Class A
Total return, before incentive allocation to Managing Member	7.11%	12.62%
Incentive allocation to Managing Member	-1.22%	-1.22%
Total return, after incentive allocation to Managing Member	5.90%	11.41%

Note 12 – Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2024 up through May 9, 2025, the date these consolidated financial statements were available for issue. Adjustments or additional disclosures, if any, have been included in these consolidated financial statements.

Independent Auditor’s Report on Supplementary Information

To the Managing Member of

Origin Strategic Credit Fund LLC

We have audited the consolidated financial statements of Origin Strategic Credit Fund LLC, as of and for the year ended December 31, 2024, and have issued our report thereon dated May 9, 2025, which contained an unmodified opinion on those consolidated financial statements. Our audit was performed for the purpose of forming an opinion on the consolidated financial statements as a whole. We have not performed any procedures with respect to the audited consolidated financial statements subsequent to May 9, 2025.

The supplemental schedule of investments is presented for the purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Chicago, Illinois

August 19, 2025

Origin Strategic Credit Fund, LLC and Subsidiaries

Consolidated Schedule of Investments

As of December 31, 2024

Description of Investments

(Percentage represents the fair value of the investment category to the members’ equity of the Company)

Issuer	Asset Type	Interest Rate	Maturity Date	Cost Basis	Fair Value	Footnotes
Investments in securities, at fair value (111.1%)
Corporate Securities
*Investment in Private Investment Company
OSCF Aggregator, LLC (48.4%)	PRIVATE INVESTMENT COMPANY			$85,816,505	$85,816,505	(2)
Total investment in Private Investment Company (cost $85,816,505)					$85,816,505

Preferred Equity (40.5%)
Ava Jodeco	PREFERRED EQUITY	14.0%	10/18/2028	$6,700,000	$7,588,898	(1)
Walnut Crest	PREFERRED EQUITY	14.0%	9/22/2028	7,850,000	9,072,042	(1)
Culebra Commons	PREFERRED EQUITY	14.0%	12/22/2027	19,000,000	20,654,625	(1)
Mariposa	PREFERRED EQUITY	14.0%	12/11/2030	-	2,158,527	(1)
Nola Sol	PREFERRED EQUITY	15.0%	12/21/2027	9,800,000	10,598,157	(1)
Tuscany Village	PREFERRED EQUITY	14.0%	10/12/2027	15,252,376	15,627,452	(1)
Solace at Cimmaron	PREFERRED EQUITY	14.0%	11/6/2026	6,000,000	6,065,509	(1)
Total Preferred Equity (cost $64,602,376)					$71,765,211

Debt securities (22.1%)
Nola Sol	SENIOR DEBT	11.75%	6/21/2026	$36,472,424	$39,228,839	(1)(3)
Total Debt Securities (cost $39,228,839)					$39,228,839

Total Investments in securities, at fair value (cost $189,647,720)					$196,810,555

Notes to Schedule

Below represent footnotes to the combined consolidated schedule of investments. All investments are in the real estatement industry in the United States (in USD) and valued in accordance with the procedures described in Note 3.

(1)	Security in which significant unobservable inputs (Level 3) were used in determining fair value. See the accompanying notes to the financial statements for an explanation of this hierarchy, as well as a list of significant unobservable inputs used in the valuation of these instruments.

(2)	The fair value of the investment in the Aggregator has been estimated using the net asset value (“NAV”) as the practical expedient of the Company’s ownership interest in the members’ capital of the Aggregator. In accordance with authoritative guidance on fair value measurement and disclosures under U.S. GAAP, as a practical expedient, an entity holding member interests in another entity that calculates net asset value per share or its equivalent (NAV) for which the fair value is not readily determinable, is permitted to measure the fair value of such interests on the basis of that asset value per share or its equivalent without adjustment.

(3)	As of 12/31/2024, the Company has funded a principal amount of $36,472,424 for the mortgage loan secured by the Nola Sol property. This amount represents the total disbursed principal and excludes any accrued interest or fees.

*At December 31, 2024, the Fund’s proportionate share of ownership of the following issuers represented more than 5% of the Fund’s net assets. The Fair Value below does not include the impact of debt held by the Private Investment Company:

Description	Fair Value	Percentage of
Investment held by OSCF Aggregator, LLC
Interest Only Strips (4.5%)
FREMF 2023-K161 X2A MTGE	$6,541,009	3.7%
FREMF 2023-K161 X2B MTGE	1,282,696	0.7%
FREMF 2018-K159 X2B MTG	189,645	0.1%
Commercial Mortgage Backed Securities (65.0%)
FREMF 2023-K161 D MTGE	$26,294,295	14.8%
FREMF 2024-K521	22,907,265	12.9%
FREMF 21K-F106 CD MTGE	22,385,764	12.6%
FREMF 2024-K514 C	19,205,651	10.8%
FREMF 2018-K159 C MTG	18,733,565	10.6%
FREMF 2020-KF92 C 14.4%	5,662,297	3.2%
Debt securities (1.6%)
MF1 Multifamily Housing Mortgage Loan	$2,823,416	1.6%

See accompanying Independent Auditor’s Report

ORIGIN MULTIFAMILY CREDIT

FUND, LLC AND ORIGIN

PARALLEL FUND, L.P.

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

i

Independent Auditor’s Report

To the Managing Member of

Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P.

Opinion

We have audited the combined consolidated financial statements of Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P., which comprise the combined consolidated statement of assets, liabilities and members’ equity, including the combined consolidated schedule of investments, as of December 31, 2024, and the related combined consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the combined consolidated financial statements.

In our opinion, the accompanying combined consolidated financial statements present fairly, in all material respects, the combined consolidated financial position of Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P. as of December 31, 2024, and the results of their combined consolidated operations, their combined consolidated changes in members’ equity and their combined consolidated cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P., and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined consolidated financial statements in accordance with the accounting principles generally accepted in the United States of America and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P.’s ability to continue as a going concern for one year after the date that the combined consolidated financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether these combined consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on these combined consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the combined consolidated financial statements as a whole. The accompanying Supplemental Combining Statement of Assets, Liabilities and Members’ Equity, and the Supplemental Combining Statement of Operations, are presented for purposes of additional analysis and are not a required part of the combined consolidated financial statements. The aforementioned supplementary information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the combined consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined consolidated financial statements or to the combined consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the accompanying supplementary information is fairly stated, in all material respects, in relation to the combined consolidated financial statements as a whole.

Chicago, Illinois

April 29, 2025

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

COMBINED CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY

DECEMBER 31, 2024

ASSETS:

Investments in Private Investment Companies at Fair Value (cost $44,297,286)	$44,666,148
Investments in Securities at Fair Value (cost $202,783,839)	209,779,776
Cash	22,963,591
Interest Receivable	795,064
Other Assets	259,663

TOTAL ASSETS	$278,464,242

LIABILITIES AND MEMBERS’ EQUITY:

LIABILITIES:

Securities Sold Under Agreement to Repurchase	$89,368,924
Interest Payable on Repo Loans	428,448
Management Fee Payable	154,006
Accounts Payable and Accrued Expenses	521,249
Due to Affiliate	6,004

TOTAL LIABILITIES:	90,478,631

MEMBERS’ EQUITY:

Members	183,809,572
Managing Member	4,113,539
Non-controlling Interest	62,500

TOTAL MEMBERS’ EQUITY:	187,985,611

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$278,464,242

The accompanying notes are an integral part of these combined consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2024

INVESTMENT INCOME:

Interest Income	$19,265,586
Investment Income	2,494,224
Other Income	67,485

TOTAL INVESTMENT INCOME	21,827,295

EXPENSES:

Management Fees	1,846,886
Interest Expense	5,225,350
Administration Fees	214,166
Professional Fees	346,778
Other Expenses	249,807
Legal Expenses	9,244

TOTAL EXPENSES	7,892,231

NET INVESTMENT INCOME	13,935,064

NET REALIZED AND UNREALIZED GAIN (LOSS):

Net Realized Gain on Investments in Securities	3,227,734
Net Change in Unrealized Loss on Investments in Private Investment Companies	(1,340,995)
Net Change in Unrealized Gain on Investments in Securities	8,067,358

NET REALIZED AND UNREALIZED LOSS	9,954,097

NET INCOME	23,889,161

LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	7,500

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$23,881,661

The accompanying notes are an integral part of these combined consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

COMBINED CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2024

	Managing Member	Members	Non-controlling Interest	Total Equity

Members’ Equity December 31, 2023	$1,147,586	179,827,697	$62,500	$181,037,783
Distributions	(440,099)	(16,493,734)	(7,500)	(16,941,333)
Incentive Allocation	3,406,052	(3,406,052)	-	-
Net Income	-	23,881,661	7,500	23,889,161
Members’ Equity December 31, 2024	$4,113,539	183,809,572	$62,500	$187,985,611

The accompanying notes are an integral part of these combined consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2024

Cash Flows from Operating Activities:
Net Income	$23,889,161
Adjustments to Reconcile Net Income
Resulting from Operations to Net Cash Used in Operating Activities:
Purchase of Investments in Securities	(57,875,996)
Proceeds from Principal Payments on Securities	11,404,093
Proceeds from Disposition of Securities	32,582,422
Return on Capital from Private Investment Companies	4,611,646
Net Realized Gain on Investment in Securities	(3,227,734)
Net Change in Unrealized Loss on Investments in Private Investment Companies	1,340,995
Net Change in Unrealized Gain on Investments in Securities	(8,067,358)
Changes in Assets and Liabilities:
Interest Receivable	(357,524)
Other Assets	39,819
Management Fee Payable	(52)
Due to Affiliate	(1,366)
Accounts Payable and Accrued Expenses	58,126
Interest Payable on Securities Sold Under Agreement to Repurchase	260,715

Net Cash Provided by Operating Activities	4,656,947

Cash Flows from Financing Activities:
Distributions to Members net of Changes in Distributions Payable	(16,616,781)
Distributions to Non-controlling Interests	(7,500)
Proceeds from Securities Sold Under Agreement to Repurchase	21,196,375

Net Cash Provided by Financing Activities	4,572,094

Net Increase in Cash	9,229,041

Cash Beginning - January 1, 2024	13,734,550

Cash Ending - December 31, 2024	$22,963,591

Supplemental disclosure of cash flow data Cash paid during the year for interest	$4,964,635

The accompanying notes are an integral part of these combined consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

COMBINED CONSOLIDATED SCHEDULE OF
INVESTMENTS DECEMBER 31, 2024

Description	Percentage of Members’ Equity	Current Face Value	Amortized Cost/Cost Basis	Fair Value

Investments in Securities at Fair Value:
Interest Only Strips
Investments in FHMS K742 Mortgage Trust Multifamily X3, 2.68529%, 04/25/28	0.24%	$6,300,000	$991,985	$450,192
Investments in FHMS KLU3 Mortgage Trust Multifamily X1, 2.08012%, 11/25/28	0.29%	6,849,163	965,503	536,289
Investments in FHMS K133 Mortgage Trust Multifamily X3, 2.79195%, 10/25/49	0.51%	6,600,000	1,484,116	962,141
Investments in FHMS K136 Mortgage Trust Multifamily X3, 2.82536%, 12/25/31	0.24%	3,000,000	681,300	449,898
Investments in FHMS K743 Mortgage Trust Multifamily X3, 2.95452%, 05/25/28	0.24%	5,297,000	944,063	448,656
Investments in FRESB 2021-SB89 Mortgage Trust Multifamily X1, 0.71639%, 06/25/41	0.31%	31,693,872	1,888,452	578,952
Investments in FRESB 2021-SB85 Mortgage Trust Multifamily X1, 0.40607%, 03/25/41	0.15%	17,656,425	1,010,977	274,522
Investments in FRESB 2021-SB92 Mortgage Trust Multifamily X1, 0.59867%, 08/25/41	0.11%	10,502,411	540,000	199,703
Investments in FHMS K144 Mortgage Trust Multifamily XE, 3.32418%, 05/25/32	2.06%	21,396,000	5,008,183	3,863,091
Investments in FHMS K143 Mortgage Trust Multifamily X3, 3.14028%, 04/25/32	0.65%	7,000,000	1,601,117	1,217,132
Total Interest Only Strips			15,115,696	8,980,576
Commercial mortgage backed securites
Investments in FREMF 2018-KF43 Mortgage Trust Multifamily C, 8.99143%, 02/25/28	13.00%	23,017,627	20,752,409	24,429,091
Investments in FHMS MSC Mortgage Trust Multifamily X1, 7.03311%, 05/25/52	5.96%	10,000,000	9,837,500	11,196,960
Investments in FREMF 2020-KF92 Mortgage Trust Multifamily C, 14.4%, 10/25/30	9.87%	17,015,046	17,631,983	18,552,202
Investments in FHMS 21K-KF114 Mortgage Trust Multifamily CS, 7.119%, 05/25/31	16.49%	30,503,685	30,908,882	30,992,781
Investments in FREMF 2024-K521 Mortgage Trust Multifamily C, 5.81%, 5/16/24	3.44%	7,297,244	6,241,508	6,460,754
Investments in FREMF 2017-KW02 Mortgage Trust Multifamily C, 0.000%, 01/25/27	16.42%	37,647,401	26,164,944	30,856,073
Investments in FREMF 21K-F106 CD Mortgage Trust Multifamily C, 11.56135%, 02/25/31	2.33%	4,336,146	4,336,146	4,384,091
Investments in FREMF 2018-KF86 Mortgage Trust Multifamily C, 13.39157%, 08/25/27	8.20%	14,369,970	14,789,722	15,408,962
Investments in FREMF 2018-KF37 Mortgage Trust Multifamily C, 13.39157%, 06/25/27	12.58%	23,969,770	23,006,436	23,639,731
Investments in FREMF 2024-K525 Mortgage Trust Multifamily C, 5.70439%, 5/25/29	14.69%	31,429,239	27,071,198	27,600,843
Investments in FREMF 2024-K514 Mortgage Trust Multifamily C, 5.88359%, 12/25/28	3.87%	8,082,916	6,927,415	7,277,712
Total Commercial Mortgage Backed Securities			187,668,143	200,799,200
Total Investments in Securities at Fair Value	111.63%		$202,783,839	$209,779,776

The accompanying notes are an integral part of these combined consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

COMBINED CONSOLIDATED SCHEDULE OF
INVESTMENTS DECEMBER 31, 2024

Description	Percentage of Members’ Equity	Amortized Cost/Cost Basis	Fair Value

Investment in Private Investment Companies:
PFMP-KF96, LLC (invested through PFMP-KF96 Investors, LLC)	6.43%	$9,745,632	$9,837,891
PFMP-Origin Investments, LLC (invested through PFMP-Origin, L.P.)	15.08%	25,277,734	29,405,850
PFMP-Origin Investments II, LLC (invested through PFMP-Origin, L.P.)	6.64%	9,273,920	5,422,407
Total Investments in Private Investment Companies:	28.15%	$44,297,286	$44,666,148

At December 31, 2024, the Fund’s proportionate share of ownership of the following issuers represented more than 5% of the Fund’s net assets:

Description	Fair Value	Percentage of Net Assets

Investment held by PFMP-Origin, L.P.
FREMF 2022-K747 Mortgage Trust Multifamily Pass-Through Certificates Class D, Series 2022-K747, 0.00% (BEY*Yield of 8.35%), 12/25/28	$35,833,036	19.07%
FREMF 2022-KF139 Mortgage Trust Multifamily Pass-Through Certificates Class C, Series 2022-KF139, 5.25% (1ML+5.25%), 06/25/32	$17,373,965	9.25%

The accompanying notes are an integral part of these combined consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 1 – Nature of Company

Organization

Origin Multifamily Credit Fund (“MCF”) was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act on March 21, 2021 and operated pursuant to an Operating Agreement, dated as of April 23, 2021, between Origin MCF Manager, LLC, a Delaware limited liability company (the “Initial Managing Member”), Origin MCF Investco, LLC, a Delaware limited liability company (the “Initial Investment Manager”), and those Persons identified as members in and pursuant to that certain Operating Agreement dated as of April 23, 2021 (the “Original Agreement”). On July 7, 2021, the then-current members of MCF enter into an Amended and Restated Operating Agreement (“First A&R Agreement”) to permit the admission of additional members and to amend and restate the Original Agreement. On September 30, 2021, the then-current members of MCF entered into the Second Amended and Restated Operating Agreement (“Second A&R Agreement”), which amended and restated the First A&R Agreement. MCF operates pursuant to the Second A&R Agreement, as amended pursuant to that certain First Amendment to the Second Amended and Restated Operating Agreement, dated as of March 1, 2023, by and among Initial Managing Member, OIG-MCF Manager, LLC, a Delaware limited liability company (“Managing Member”) as successor-in-interest to Initial Managing Member, Initial Investment Manager, Origin Credit Advisors, LLC, a Delaware limited liability company (“Investment Manager”) as successor-in-interest to Initial Investment Manager, and those Persons identified as members set forth in the books and records of MCF from time to time (as amended, the “MCF Agreement”). Investment Members are admitted to MCF at the discretion of the Managing Member.

Origin MCF Parallel Fund, LP (“Parallel”), was formed as a Delaware limited partnership on December 1, 2021, between the Initial Managing Member, the Initial Investment Manager, and those Persons identified as members set forth in the books and records of Parallel from time to time, as amended pursuant to that certain First Amendment to the Amended and Restated Limited Partnership Agreement, dated as of March 1, 2023, by and among Initial Managing Member, Initial Investment Manager, Managing Member, Investment Manager, and those Persons identified as members set forth in the books and records of Parallel from time to time (as amended, the “Parallel Agreement”). Investment Partners are admitted to Parallel at the discretion of the Managing Member. MCF and Parallel (collectively, the “Company”) operate together as one collective entity.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 1 – Nature of Company (continued)

Organization (continued)

The Company’s primary investment objective is to generate current income and capital appreciation predominantly through B-Piece Certificates of Commercial Mortgage-Backed Securities (“CMBS”) and Interest-Only Strips. B-Piece Certificates generally represent the most subordinated tranche of debt within certificates issued by real estate mortgage investment conduit securitizations of pools of Federal Home Loan Mortgage Corporation (“Freddie Mac” or “FM”) multifamily mortgage loans (the “Investments”), commonly known as “K-Deals.” Interest-Only Strips consist of interest-only tranches of Freddie Mac K-Deal certificates.

The Company formed a subsidiary, Origin MCF REIT, LLC (the “REIT”), a Delaware limited liability company. The Company was the sole member of the REIT at formation. See Preferred Equity in Note 4 related to the admittance of preferred equity shareholders into the REIT post formation.

Origin MCF Manager, LLC formed a subsidiary, Origin MCF Holding, LLC (“Holding”), a Delaware limited liability company. Both REIT and Parallel were admitted to Holding, as the sole Investment Members. Holding’s primary investment objective is acquiring, directly or indirectly, holding for investment, converting and distributing or otherwise disposing of investments and engaging in such additional acts and activities and conducting such other businesses related or incidental to the foregoing as the Managing Member shall reasonably deem necessary or advisable.

The Company shall continue indefinitely, provided however, the Company shall be dissolved upon the occurrence of any events set forth in the Operating Agreement (the “Agreement”).

The Company is not registered as an investment company and is not subject to the investment restrictions limitations on transactions with affiliates and other provisions of the Investment Company Act of 1940, as amended (the “Company Act”), in reliance upon an exemption from such registration provided in Section 3(c)(7) of the Company Act. All Investor Members in the Company are qualified purchasers.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 1 – Nature of Company (continued)

Organization (continued)

Managing Member

The Managing Member has control and authority with respect to the management of the Company’s business.

OIG-MCF Manager, LLC (the “Investment Manager”), a Delaware limited liability company, and an affiliate of the Managing Member serves as the investment manager of the Company pursuant to an investment management agreement (the “Investment Management Agreement”). The Investment Manager, in consultation with the Managing Member, is responsible for implementing the investment program of the Company, the day-to-day management of the Company, and the performance of administrative and oversight functions with respect to the Company. The Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company qualifies as an investment company defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services – Investment Companies and therefore is applying the specialized accounting and reporting guidance in ASC Topic 946.

The accompanying financial statements include the accounts of MCF and its wholly owned or controlled subsidiaries. The accounts of MCF and Parallel are combined in these financial statements are they are under common control. All significant inter-company balances and transactions have been eliminated in consolidation. All intercompany balances and transactions were eliminated in the combined financial statements.

Cash

The Company maintains its cash with several institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) and at times may be in excess of federally insured legal limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. At December 31, 2024, the Company had cash balances in excess of FDIC limits. The Company has not experienced any losses in such accounts.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Portfolio Valuation

All investments are recorded at their estimated fair value, as described in Note 3.

Investments

The Company’s investments are comprised of equity in underlying limited liability companies (“Private Investment Companies”), CMBS, and Interest-Only Strips issued by real estate mortgage investment conduit securitizations of pools of Federal Home Loan Mortgage Corporation (“Freddie Mac”) multifamily mortgage loans, commonly known as “K-Deals” and are reflected in the combined consolidated statement of assets, liabilities and members’ equity at their estimated fair values. The Company capitalizes all direct third party costs that are related to the acquisition of limited liability company investments as part of the original investment cost.

The Company measures fair value in accordance with Financial Accounting Standards Board ASC 820 (“FASB ASC 820”), Fair Value Measurements, which establishes a fair value measurement framework, provides a single definition of fair value, and requires expanded disclosure summarizing fair value measurements. FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumption that market participants would use in pricing an asset or liability.

FASB ASC 820 establishes a hierarchy which groups investments measured at fair value into three levels, based on the markets in which the assets are traded, if any, and the observability of the assumptions used to determine fair value. These levels are as follows:

Level I – Fair value is based on unadjusted quoted prices for identical investments traded in active markets as of the reporting date.

Level II – Pricing inputs other than quoted prices included within Level I, which are either directly or indirectly observable as of the reporting date. Fair values are obtained from third party pricing services for comparable investments, quoted prices for identical investments in markets that are not active, or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III – Pricing inputs that are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Fair values are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Investments (continued)

In general, the input values used in fair value measurement are unobservable; therefore, the CMBS and Interest-Only Strip investments are classified as Level III under FASB ASC 820 fair value hierarchy.

The fair value of the investment in an underlying limited liability company has been estimated using the net asset value (“NAV”) as the practical expedient of the Company’s ownership interest in the members’ capital of the Private Investment Companies. In accordance with the authoritative guidance on fair value measurement and disclosures under U.S. GAAP, as a practical expedient, an entity holding member interests in another entity that calculates net asset value per share or its equivalent (NAV) for which the fair value is not readily determinable, is permitted to measure the fair value of such interests on the basis of that asset value per share or its equivalent without adjustment.

The realized gain or loss on investments is measured as the excess of net sales proceeds over the cost of the investment. The realized gain or loss on investments and the change in unrealized gain or loss on investments represents the difference between the fair value and the cost of the investments. Both accounts are reflected as separate components of income and loss in the combined consolidated statement of operations.

Earnings from investments in private investment companies are reflected in the combined consolidated statement of operations which reflect the Company’s allocable share of cash distributions of income received by the Company from investments in private investment companies. The Company’s share of income earned but not distributed, or losses incurred from investments in private investment companies are taken into consideration in the recognition of any unrealized gain or loss on the investment in private investment companies. Investments in private investment companies reflect the Company’s allocable share of fair value of the underlying entities’ investment interests pursuant to the distribution provisions provided for in the applicable underlying operating agreements.

The value of the Company’s investments may be impacted by factors affecting the securities markets generally such as adverse economic conditions, changes in industrial and international conditions, changes in taxes, prices and costs, supply and demand for particular investments, fluctuations in interest rates, significant government policy announcements, the confidence of investors generally, and other factors of a general nature that are beyond the control of the Company. As a result, amounts ultimately realized from the investments may vary significantly from the estimates of fair values presented, and the differences could be material to the combined consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue and Expense Recognition

Investment transactions are accounted for on a trade-date basis. The specific identification basis is used to determine realized gains and losses. Interest income is recorded on an accrual basis. The Company elected not to measure an allowance for credit losses for accrued interest receivable.

Income Taxes

No provision for income taxes is necessary in the financial statements of the Company because limited liability companies are generally not subject to income tax at the entity level. All income and losses accrue directly to the members and are reported by them individually for tax purposes.

The REIT subsidiary is taxed as a real estate investment trust under section 856(c) of the Internal Revenue Code. REITs are generally not subject to Federal and state income taxes. To maintain qualification as a REIT, the REIT subsidiary must distribute at least 90% of their taxable income to their shareholders and meet certain other requirements. As REITs, the REIT subsidiary will be permitted to deduct dividends paid to their shareholders, eliminating the Federal taxation of income represented by such dividends paid to the shareholders at the REIT subsidiary level. REITs are subject to a number of organizational and operational requirements. If the REIT subsidiary fails to qualify as a REIT in any taxable year, they will be subjected to Federal and state income tax on their taxable income at regular corporate rates. The REIT subsidiary may also be subject to certain state, local and franchise taxes. Under certain circumstances, Federal income and excise taxes may be due on the REIT subsidiary undistributed taxable income.

The Company is required to determine whether its tax positions are “more likely than not” to be sustained on examination by the applicable taxing authority, based on the technical merits of the position. The Company recognizes the tax benefits of uncertain tax positions only when the position is “more likely than not” to be sustained, assuming examination by tax authorities. The tax benefit recognized is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Tax positions not deemed to meet a “more likely than not” threshold would be recorded as a tax expense in the current year.

The tax returns of the Company and the REIT subsidiary are open and subject to examination since inception.

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase (“Repo”) transactions are treated as collateralized financial transactions. In addition, interest is included in interest expense and interest payable, respectively. The Fund may provide securities to counterparties to collateralize amounts borrowed under Repos on terms which may permit the counterparties to re-pledge or resell the securities to others. In the event of a counterparty default, realization of the collateral may be delayed or limited.

Professional Fees

Costs incurred in connection with operations and investments that are no longer being pursued by the Company are expensed. Additionally, any professional fees that relate to investments that are not directly related to the acquisition of the particular investment are expensed.

Distributions and Withdrawals

The Managing Member may, in its sole discretion, cause the Company to make such distributions at such times and in such amounts as the Managing Member will determine in its sole discretion. The Company is not required to make distributions to the Members. However, the Managing Member intends to distribute the Company’s income on a quarterly or other periodic basis, after payment of Company expenses as determined by the Managing Member, in such amounts as determined by the Managing Member in its sole discretion. Each Member will initially receive distributions in the form of cash, unless the Managing Member decides to offer, and such Member elects to receive, additional Shares in lieu of cash distributions.

No Member shall be entitled to withdrawal from the Company on demand. The Managing Member from time to time shall cause the Company to repurchase shares pursuant to a written tender offer. Following the second anniversary after the date the last Investor Member is admitted to the Company, the Company intends to issue redemption offers from time to time, but no more than once per year, as set forth in the Operating Agreement.

Concentration of Credit Risk

Financial instruments that are potentially subject to credit risk include cash and money market accounts held with major financial institutions which are insured by the FDIC and SIPC. From time to time, the Company maintains cash balances at institutions that are in excess of the maximum insured amounts.

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates, and those differences may be material.

Risks and Uncertainties

In the normal course of business, the Company encounters, or may encounter, two significant types of economic risk: credit and market. Credit risk is the risk on the Company’s investments that result from a borrower’s, derivative counterparty’s or lessee’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments due to changes in interest rates, spreads or other market factors, including the value of the collateral underlying loans and securities and held by the Company. The Managing Member believes that the fair value of the Company’s investments is reasonable taking into consideration these risks.

Note 3 – Fair Value Measurments

The Company’s investments are recorded at fair value and have been categorized based upon the fair value hierarchy. The table below represents information about the Company’s assets measured at fair value as of December 31, 2024:

Description	Level I	Level II	Level III	Total
Assets:
Investments in Securities at Fair Value	$-	$-	$209,779,776	$209,779,776

Total investments in the fair value hierarchy	$-	$-	$209,779,776	209,779,776
Investment measured at net asset value {a}				44,666,148

				$254,445,924

{a} In accordance with Subtopic 820-10, certain investments that were measured at net asset value per share (or its equivalent) have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the line items presented in the combined consolidated statement of assets, liabilities and members’ equity.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 3 – Fair Value Measurments (continued)

The following table shows quantitative information about significant unobservable inputs and valuation methods related to the Level 3 fair value measurements of the Company’s Level 3 investments as of December 31, 2024.

Asset Class	Fair Value at December 31, 2024	Valuation Technique	Unobservable Inputs	Range of Inputs

Controlling Class Certificates-Assets	200,799,200	Income approach discounted cash flows	Discount Rate Weighted Average Life Prepayment Rates	8.07% - 10.07% 2.06% - 6.73% 21.16 CPR - 27.40 CPR {b}

Interest-Only Strips	8,980,576	Income approach discounted cash flows	Discount Rate Weighted Average Life Prepayment Rates	7.28% - 22.55% 1.58% - 9.19% 3/3/25 CPR, 100 CPY {b}

	$209,779,776

{b} CPR: Conditional Prepayment Rate: An estimate of the percentage of a loan pool’s principal that is likely to be paid off prematurely.

       CPY: Constant Prepayment Yield: An assumed constant rate of prepayment each month, expressed as an annual rate.

For the year ended December 31, 2024, the Company purchased Level 3 investments in securities for an aggregate amount of $57,875,996.

Valuation Techniques

The estimated fair value of investments is determined by the Managing Member using methods considered by the Managing Member to be most appropriate for the type of investment. These methods may include, but are not limited to, (i) purchasing cost, (ii) pricing spreads and discount rates of comparable transactions (iii) default rates (iv) conditional prepayment rates (v) recovery rates (vi) expected yields to maturity (vii) estimated cash flows from underlying investments (ix) estimated liquidated value (x) prices received in received private placements of investments of the same issuer and prices recently received by comparable companies in the same or similar industries (xi) internally prepared discounted cash flow estimates or income capitalization approach, (xii) and independent pricing service.

The estimated fair value of the CMBS and Interest-Only Strips is based on a variety of factors including, but not limited to, economic strength of the investment, estimated present value of the discounted cash flows of its projected future benefits, valuations obtained from an independent valuation expert, and other factors.

The fair value of investments does not reflect transaction sales costs, which may be incurred upon their disposition. The estimated fair values may vary significantly from the prices at which the investment would sell, since market prices of the investments can only be determined by negotiation between a willing buyer and seller. Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 3 – Fair Value Measurments (continued)

The investment in a private investment company is valued, as a practical expedient, utilizing the NAV’s provided by the underlying investee fund, without adjustment, when the NAV of the investment is calculated in a manner consistent with U.S. GAAP for investment companies. The Company applies the practical expedient to its investment in the limited liability company on an investment-by-investment basis, and consistently with the Company’s entire position in a particular investment. The underlying investment of the investee fund is accounted for at fair value as described in the investee fund’s financial statements, all of which are subject to third party annual audit.

Note 4 – Members’ Equity Transactions

Equity Contributions

Each Investor Member admitted to the Company committed a specific dollar amount to be drawn down in accordance with the terms of the Operating Agreement. As of December 31, 2024, the Company had total capital commitments of $181,448,284, of which $181,448,284 (100%) had been contributed, resulting in no aggregate remaining capital commitments. In connection with the initial contribution and during the first fiscal year of the Company, an Investor Member shall be issued an amount of units. For each subsequent capital contribution after the first fiscal year of the Company, an Investor Member may be issued an additional amount of units.

Equity Distributions

Distributions shall be distributed to the Investor Members at such amounts as the Managing Member determines in its reasonable discretion. Generally, the Managing Member expects to cause the Company to make distributions to Investor Members as soon as practicable following the end of each quarter, but reserves the right to make distributions at other times. For the year ended December 31, 2024, $16,933,833 was distributed by the Company, of which $440,099 was incentive allocation distributed to the Managing Member.

Preferred equity shareholders in the REIT are entitled to receive distributions semi-annually at a per annum rate equal to 12.0% of the liquidation value of $500 per unit. As of December 31, 2024, $7,500 was distributed by the REIT.

Allocation of Profits and Losses

Pro-rata profit or loss for any fiscal period shall be initially allocated as of the end of such fiscal period to the capital accounts of all Investor Members in proportion to their respective Company units as of the ending of such fiscal period, and then further adjusted, to the extent required for incentive allocations.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 4 – Members’ Equity Transactions (continued)

Incentive Allocation

Each Member’s share of any distribution shall be divided between such Member and the Managing Member as follows: (i) first, 100% to such Member until the unreturned Capital Contributions of such Member have been reduced to zero; (ii) second, 100% to such Member until the cumulative amount distributed to such Member is equal to a preferred return equal to seven percent (7%) on such Member’s aggregate unreturned Capital Contributions (“Preferred Return”); (iii) third, (A) 50% to the Managing Member and (B) 50% to such Member, until the Managing Member has received cumulative distributions pursuant to this clause (iii) equal to ten percent (10%) of the aggregate amount of distributions under clause (ii) above and this clause (iii); and (iv) thereafter, (A) ten percent (10%) to the Managing Member and (B) ninety percent (90%) to such Member. For the year ended December 31, 2024, the Managing Member was allocated $3,406,052 of incentive allocation. From inception through December 31, 2024, $4,553,638 of incentive allocation has been allocated to the Managing Member.

Preferred Equity

As of December 31, 2024, the Company had $62,500 in preferred equity represented by shares of cumulative non-voting preferred stock of the REIT subsidiary held by outside shareholders of the Company. The preferred equity shareholders in the REIT subsidiary do not participate in the operations of the REIT; rather they are paid a preferred annual return.

Non-controlling interests in financial statements require that ownership interests in subsidiaries held by parties other than the parent (i.e. non-controlling interests) be accounted for and presented as equity, rather than as a liability. Accordingly, at December 31, 2024, there is $62,500 of non-controlling shareholders’ interests presented as a component of members’ equity on the Company’s combined consolidated statement of assets, liabilities, and members’ equity and combined consolidated statement of changes in members’ equity.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 5 – Securities Sold Under Agreement to Repurchase

The Company provides securities to counterparties to collateralize amounts borrowed under Repos on terms which permit the counterparties to re-pledge or resell the securities to others. In the event of a counterparty default, realization of the collateral may be delayed or limited. Interest expense incurred on these transactions is recorded within the interest expense on the combined consolidated statement of operations.

The following table presents, as of December 31, 2024, the gross liability for securities sold under agreement to repurchase disaggregated by type of collateral pledged and by remaining contractual maturity of the agreements:

	As of December 31, 2024
	Remaining Contractual Maturity of the Agreement
Securities sold under agreement to repurchase	Overnight and Continuous	Up to 30 days	30-90 days	Greater than 90 days	Total
Commercial Mortgage-Backed Securities —	-	$40,918,890	$48,450,034	-	$89,368,924
Total	-	$40,918,890	$48,450,034	-	$89,368,924

At December 31, 2024, the Company pledged the following securities, which are included in investments in securities in the combined consolidated statement of assets, liabilities, and members’ equity as collateral for its securities sold under agreement to repurchase:

Type of Collateral	Contracted Repurchase Price	Fair Value
Securities Sold Under Agreement to repurchase
Commercial Mortgage-Backed Securities —	$89,368,924	$174,913,129
Total

At December 31, 2024, the terms of the Company’s securities sold under agreement to repurchase included interest rates of 5.65% to 6.96% and maturity dates from 1/13/2025 through 3/27/2025.

The Company is required to disclose the impact of offsetting of assets and liabilities represented in the combined consolidated statement of assets, liabilities, and members’ equity to enable users of the financial statements to evaluate the effect or potential effect of netting arrangements on its financial position for recognized assets and liabilities. All financial instruments are recorded on a gross basis on the combined consolidated statement of assets, liabilities, and members’ equity. In connection with its securities sold under agreement to repurchase and related agreements, the Company and its counterparties are required to pledge collateral. Cash or other collateral is exchanged as required with each of the Company’s counterparties in connection with securities sold under agreement to repurchase. The Company maintains master netting agreements with all of its counterparties.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 5 – Securities Sold Under Agreement to Repurchase (continued)

The following table provides disclosure regarding the potential effect of offsetting of the Company’s recognized assets and liabilities presented in the combined consolidated statement of assets, liabilities, and members’ equity as of December 31, 2024:

December 31, 2024	Gross Amounts of Liabilities Presented in the Combined Consolidated Statement of Assets, Liabilities, and Members’ Equity	Financial Instruments Available for Offset	Financial Collateral Pledged/(Received)*	Net Amount
Liabilities:
Securities sold under agreement to repurchase	$89,368,924	-	$174,913,129	-

Note 6 – Related Party Transactions

Due to Affiliate

Origin Investments Group LLC, an affiliate of the Company, paid certain expenses on behalf of the Company for the year ended December 31, 2024. At December 31, 2024, $6,004 is included is due to affiliate in the accompanying statement of assets, liabilities and members’ equity.

Members

Certain Investor Members are affiliated with the Managing Member. The aggregate value of the affiliated investor members’ share of members’ equity at December 31, 2024, is approximately $5,894,411 comprising 3.14% of total equity.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 6 – Related Party Transactions (continued)

Management Fees

Pursuant to the Operating Agreement, the Investment Manager shall be entitled to a management fee for each Class of Interests, as outlined below, equal to the management fee multiplied by: (i) until the end of the Commitment Period, the aggregate Commitments to the Company of such Class of Interests as of the first day of that calendar quarter; and (ii) all of such Member’s units, after taking into account any capital contributions, as of the beginning of each calendar quarter. The management fee shall be debited directly from the applicable Member’s capital accounts outlined in the Operating Agreement.

The management fee percentage applicable is based on each Member’s Capital Commitment, calculated as follows:

●	1.35% per annum with respect to an aggregate Commitment greater than or equal to $100,000 and less than or equal to $999,999; and

●	1.15% per annum with respect to an aggregate Commitment greater than or equal to $1 million and less than or equal to $4,999,999; and

●	0.95% per annum with respect to an aggregate Commitment greater than or equal to $5 million and less than or equal to $14,999,999; and

●	0.85% per annum with respect to an aggregate Commitment greater than $15 million

The Managing Member with consent of the Investment Manager may, in its sole discretion, reduce the Management Fee paid by the Company and charged against capital accounts of certain Investor Members to reflect the reduction or waiver of the management fee with respect to any such Investor Members for whom the Managing Member, in its sole and absolute discretion, reduces or waives the management fee, provided, however, that any such waiver shall not result in an increase in the management fee assessed on any other Member’s capital account.

For the year ended December 31, 2024, the Company incurred $1,846,886 in management fees payable to the Investment Manager. As of December 31, 2024, $154,006 remained payable and is included in management fee payable on the accompanying combined consolidated statement of assets, liabilities and members’ equity. For the year December 31, 2024, $1,846,938 in management fees were paid.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 7 – Off-Balance Sheet and Other Concentration of Risks

Financial Instruments

There can be no assurance that the Investment Manager will be successful in implementing the Company’s investment strategy. This could have a material adverse effect on the Company’s operations.

Limited Liability Company investments are illiquid, and the Company may not be able to sell its investment as planned or in response to changes in economic or other conditions. If income from investments declines while the related Company expenses do not decline, the Company’s income and cash available for distribution to Members would be adversely affected.

In the normal course of its business, the Company enters into financial transactions where the risk of potential loss due to changes in the market (market risk) or failure of the other party to the transaction to perform (credit risk) exceeds the related amounts recorded. General risks of the property include, but are not limited to: uncertainty of cash flow to meet fixed and other obligations; adverse changes in local market conditions, population trends, general economic conditions and local unemployment conditions; changes in fiscal policies; competition from other properties; and uninsured losses and other risks that are beyond the control of the Company. There can be no assurance of profitable operations because the cost of owning the Company’s investments may exceed the income produced.

Note 8 – Guarantees

In the normal course of its operations, the Company enters into contracts and agreements that contain indemnifications and warranties. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND ORIGIN PARALLEL FUND, L.P.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 9 – Financial Highlights

Financial highlights for the period ended December 31, 2024 are as follows:

Internal rate of return (“IRR”)
December 31, 2023	7.45%
December 31, 2024	8.94%
Total expenses	4.36%
Incentive allocation	1.88%
Total expenses and incentive allocation	6.25%
Net investment income (1)	7.71%

Internal Rate of Return

This IRR was computed based on the actual dates of the cash inflows (equity contributions), outflows (distributions) and the ending net assets at the end of the period (residual value) of the Non-Managing Members’ equity accounts.

(1)	The income and expense percentages are calculated for the Non-Managing Member class taken as a whole. The computation of such percentages is based on the amount of income recognized and expenses assessed with respect to the participating Non- Managing Member class over the average Non-Managing Member month end equity.

The net investment income (loss) ratio does not reflect the effect of incentive allocation to the General Partner.

Note 10 – Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2024 up through April 29, 2025, the date these combined consolidated financial statements were available for issue. Adjustments or additional disclosures, if any, have been included in these combined consolidated financial statements.

Supplementary Information

See accompanying Independent Auditor’s Report

ORIGIN MULTIFAMILY CREDIT FUND
AND ORIGIN PARALLEL FUND, L.P.

SUPPLEMENTAL COMBINING STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY DECEMBER 31, 2024

	Origin Multifamily Credit Fund, LLC*	Origin MCF Parallel Fund, L.P.	Eliminating Entries	Combined Balance

ASSETS:

Investments in Private Investment Company at Fair Value (cost $44,297,286)	$44,666,148	$-	$-	$44,666,148
Investments in Securities at Fair Value (cost $202,783,839)	209,779,776	-	-	209,779,776
Investment in Holding at Fair Value		14,802,673	(14,802,673)	-
Cash	22,962,367	1,224	-	22,963,591
Interest receivable	795,064	-	-	795,064
Other assets	259,663	-	-	259,663
Total Assets	$278,463,018	$14,803,897	$(14,802,673)	$278,464,242

LIABILITIES AND MEMBERS’ EQUITY:

LIABILITIES:

Repo Loans	$89,368,924	$-	$-	$89,368,924
Interest Payable on Repo Loans	428,448	-	-	428,448
Management fee payable	142,790	11,216	-	154,006
Accounts Payable and Accrued Expenses	510,049	11,200	-	521,249
Due to Affiliate	6,004	-	-	6,004
Total Liabilities	$90,456,215	$22,416	$-	$90,478,631

MEMBERS’ EQUITY:

Controlling Interest	$187,944,303	$14,781,481	$(14,802,673)	$187,923,111
Non-controlling Interest	62,500	-	-	62,500
Total Members’ Equity	188,006,803	14,781,481	(14,802,673)	187,985,611
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$278,463,018	$14,803,897	$(14,802,673)	$278,464,242

*	Includes the accounts of Origin MCF Holding, LLC and Origin MCF REIT, LLC

See accompanying Independent Auditor’s Report

ORIGIN MULTIFAMILY CREDIT FUND
AND ORIGIN PARALLEL FUND, L.P.
SUPPLEMENTAL COMBINING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2024

	Origin Multifamily Credit Fund, LLC*	Origin MCF Parallel Fund, L.P.	Eliminating Entries	Combined Balance

REVENUES:

Interest Income	$19,265,586	$-	$-	$19,265,586
Investment Income	2,494,224	-	-	2,494,224
Other Income	67,485	-	-	67,485
TOTAL INVESTMENT INCOME	21,827,295	-	-	21,827,295

EXPENSES:

Legal Expenses	8,338	906	-	9,244
Professional Fees	335,578	11,200	-	346,778
Management Fees	1,712,296	134,590	-	1,846,886
Administration Fees	214,166	-	-	214,166
Other Expenses	249,209	598	-	249,807
Interest Expense	5,225,350	-	-	5,225,350
P&L Re-allocation	-	-	-	-
TOTAL EXPENSES	7,744,937	147,294	-	7,892,231
NET INVESTMENT INCOME	14,082,358	(147,294)	-	13,935,064

NET UNREALIZED AND REALIZED GAIN:

Net Realized Loss on Investments in Securities	3,227,734	-	-	3,227,734
Net Change in Unrealized Loss on Investments in Private Investment Company	(1,340,995)	-	-	(1,340,995)
Net Change in Unrealized Gain on Investments in Securities	8,067,358	-	-	8,067,358
Net Change in Unrealized Gain and Unrealized Loss on Investment in Holding	-	2,029,169	(2,029,169)	-
NET UNREALIZED AND REALIZED GAIN	9,954,097	2,029,169	(2,029,169)	9,954,097

NET INCOME	24,036,455	1,881,875	(2,029,169)	23,889,161

LESS: NET INCOME
ATTRIBUTABLE TO NON-CONTROLLING INTEREST	7,500	-	-	7,500
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$24,028,955	$1,881,875	$(2,029,169)	$23,881,661

*	Includes the accounts of Origin MCF Holding, LLC and Origin MCF REIT, LLC

See accompanying Independent Auditor’s Report

Independent Auditor’s Report on Supplementary Information

To the Managing Member of

Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P.

We have audited the combined consolidated financial statements of Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P., as of and for the year ended December 31, 2024, and have issued our report thereon dated April 29, 2025, which contained an unmodified opinion on those combined consolidated financial statements. Our audit was performed for the purpose of forming an opinion on the combined consolidated financial statements as a whole. We have not performed any procedures with respect to the audited combined consolidated financial statements subsequent to April 29, 2025.

The supplemental schedule of investments is presented for the purposes of additional analysis and is not a required part of the combined consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined consolidated financial statements or to the combined consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the combined consolidated financial statements as a whole.

Chicago, Illinois

August 19, 2025

Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P.
Combined Consolidated Schedule of Investments

As of December 31, 2024

Description of Investments

(Percentage represents the fair value of the investment category to the members’ equity of the Company)

Issuer	Reference Rate	Total Return	Spread (DM)	Maturity Date	Principal Amount	Fair Value	Footnotes
Investments in securities, at fair value (111.6%)
Debt investments
Interest Only Strips (4.8%)
FHMS K742 Mortgage Trust Multifamily X3	FIXED RATE	9.11%		4/25/2028	$6,300,000	$450,192	(2)
FHMS KLU3 Mortgage Trust Multifamily X1	FIXED RATE	7.60%		11/25/2028	6,849,163	536,289	(2)
FHMS K133 Mortgage Trust Multifamily X3	FIXED RATE	7.45%		10/25/2049	6,600,000	962,141	(2)
FHMS K136 Mortgage Trust Multifamily X3	FIXED RATE	7.46%		12/25/2031	3,000,000	449,898	(2)
FHMS K743 Mortgage Trust Multifamily X3	FIXED RATE	7.29%		5/25/2028	5,297,000	448,656	(2)
FRESB 2021-SB89 Mortgage Trust Multifamily X1	SOFR	22.53%	18.00%	6/25/2041	31,693,872	578,952	(1)(2)
FRESB 2021-SB85 Mortgage Trust Multifamily X1	SOFR	22.53%	18.00%	3/25/2041	17,656,425	274,522	(1)(2)
FRESB 2021-SB92 Mortgage Trust Multifamily X1	SOFR	22.53%	18.00%	8/25/2041	10,502,411	199,703	(1)(2)
FHMS K144 Mortgage Trust Multifamily XE	FIXED RATE	7.48%		5/25/2032	21,396,000	3,863,091	(2)(4)
FHMS K143 Mortgage Trust Multifamily X3	FIXED RATE	7.48%		4/25/2032	7,000,000	1,217,132	(2)
Total Interest Only Strips (cost $15,115,696)						$8,980,576

Commercial Mortgage Backed Securities (106.8%)
FREMF 2018-KF43 Mortgage Trust Multifamily C	SOFR	10.53%	6.00%	2/25/2028	$23,017,627	$24,429,091	(1)(2)(4)
FHMS MSC Mortgage Trust Multifamily X1	SOFR	8.78%	4.25%	5/25/2052	10,000,000	11,196,960	(1)(2)
FREMF 2020-KF92 Mortgage Trust Multifamily C	SOFR	10.53%	6.00%	10/25/2030	17,015,046	18,552,202	(1)(2)
FHMS 21K-KF114 Mortgage Trust Multifamily CS	SOFR	7.53%	6.00%	5/25/2031	30,503,685	30,992,781	(1)(2)(4)
FREMF 2024-K521 Mortgage Trust Multifamily C	FIXED RATE	9.30%		5/16/2024	7,297,244	6,460,754	(2)(4)
FREMF 2017-KW02 Mortgage Trust Multifamily C	FIXED RATE	9.88%		1/25/2027	37,647,401	30,856,073	(2)(3)(4)
FREMF 21K-F106 CD Mortgage Trust Multifamily C	SOFR	10.53%	6.00%	2/25/2031	4,336,146	4,384,091	(1)(2)(4)
FREMF 2018-KF86 Mortgage Trust Multifamily C	SOFR	10.53%	6.00%	8/25/2027	14,369,970	15,408,962	(1)(2)(4)
FREMF 2018-KF37 Mortgage Trust Multifamily C	SOFR	8.53%	4.00%	6/25/2027	23,969,770	23,639,731	(1)(2)(4)
FREMF 2024-K525 Mortgage Trust Multifamily C	FIXED RATE	9.00%		5/25/2029	31,429,239	27,600,843	(2)(4)
FREMF 2024-K514 Mortgage Trust Multifamily C	FIXED RATE	9.06%		12/25/2028	8,082,916	7,277,712	(2)(4)
Total Commercial Mortgage Backed Securities (cost $187,668,143)						$200,799,200

Total Investments in securities, at fair value (cost $202,783,839)						$209,779,776

*Investments in private investment companies, at fair value (23.8%)
PFMP-KF96, LLC (invested through PFMP-KF96 Investors, LLC)	SOFR	10.53%	6.00%		$9,837,891	$9,837,891	(1)(2)(5)
PFMP-Origin Investments, LLC (invested through PFMP-Origin, L.P.)	FIXED RATE	10.00%			$25,277,734	29,405,850	(2)(5)
PFMP-Origin Investments II, LLC (invested through PFMP-Origin, L.P.)	SOFR	12.68%	8.15%		$9,273,920	5,422,407	(1)(2)(5)

Total Investments in private investment companies, at fair value (cost $44,297,286)						$44,666,148

Total Investments, at fair value (cost $247,081,125)						$254,445,924

See accompanying Independent Auditor’s Report

Origin Multifamily Credit Fund, LLC and Origin Parallel Fund, L.P.
Combined Consolidated Schedule of Investments

As of December 31, 2024

*	At December 31, 2024, the Fund’s proportionate share of ownership of the following issuers represented more than 5% of the Fund’s net assets. The Fair Value below does not include the impact of debt held by the Private Investment Companies:

Description	Fair Value	Percentage of Net Assets
Investment held by PFMP-Origin, L.P.
FREMF 2022-K747 Mortgage Trust Multifamily Pass-Through Certificates Class D, Series 2022-K747 0.00% (BEY*Yield of 8.35%), 12/25/2028	$35,833,036	19.07%

FREMF 2022-KF139 Mortgage Trust Multifamily Pass-Through Certificates Class C, Series 2022-KF139 5.25% (1ML+5.25%), 6/25/2032	$17,373,965	9.25%

Notes to Schedule

Below represent footnotes to the combined consolidated schedule of investments. All investments are within the real estate industry in the United States (in USD) and valued in accordance with the procedures described in Note 3.

(1)	This investment has a floating interest rate. Coupon rate, reference index and spread shown at December 31, 2024.

(2)	Security in which significant unobservable inputs (Level 3) were used in determining fair value. See the accompanying notes to the financial statements for an explanation of this hierarchy, as well as a list of significant unobservable inputs used in the valuation of these instruments.

(3)	Non-income producing investment. Security is accruing value and expected to yield income at maturity.

(4)	Position has been segregated as collateral for a repurchase agreement. See below and Note 5 for more discussion.

Principal Amount ($)		Interest Rate (%)	Maturity	Fair Value
	REVERSE REPURCHASE AGREEMENTS — (47.56)%
(10,278,000)	Royal Bank Canada Reverse Repo	6.708%	2/5/2025	$24,429,091
(2,743,823)	Barclays Bank PLC Reverse Repo	5.645%	3/3/2025	$3,863,091
(3,175,000)	Royal Bank Canada Reverse Repo	6.958%	2/5/2025	$4,384,091
(3,131,000)	Royal Bank Canada Reverse Repo	6.958%	2/5/2025	$6,460,754
(3,531,000)	Royal Bank Canada Reverse Repo	6.958%	2/5/2025	$7,277,712
(13,649,000)	Royal Bank Canada Reverse Repo	5.905%	1/17/2025	$27,600,843
(18,302,211)	Barclays Bank PLC Reverse Repo	5.826%	3/27/2025	$30,992,781
(7,289,000)	Royal Bank Canada Reverse Repo	6.708%	2/5/2025	$15,408,962
(12,662,946)	Barclays Bank PLC Reverse Repo	6.097%	1/13/2025	$23,639,731
(14,606,945)	Barclays Bank PLC Reverse Repo	6.097%	1/13/2025	$30,856,073

	TOTAL REVERSE REPURCHASE AGREEMENTS
	(Proceeds $(89,368,924))			$174,913,129

(5)	Investments were made as a limited partner and are subject to a joint venture agreement.

SOFR	Secured Overnight Financing Rate
LLC	Limited Liability Company
LP	Limited Partnership

See accompanying Independent Auditor’s Report

OSCF AGGREGATOR, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2024

OSCF AGGREGATOR, LLC

i

Independent Auditor’s Report

To the Managing Member of

OSCF Aggregator, LLC

Opinion

We have audited the financial statements of OSCF Aggregator, LLC, which comprise the statement of assets, liabilities and members’ equity, including the schedule of investments, as of December 31, 2024, and the related statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2024, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of OSCF Aggregator, LLC as of December 31, 2024, and the results of its operations, its changes in members’ equity and its cash flows for the period ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of OSCF Aggregator, LLC, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with the accounting principles generally accepted in the United States of America and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about OSCF Aggregator, LLC ’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether these financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

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Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on these financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of OSCF Aggregator, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about OSCF Aggregator, LLC’s ability to continue as a going concern for a reasonable period of time.

\We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Chicago, Illinois

April 16, 2025

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OSCF AGGREGATOR, LLC

STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY

DECEMBER 31, 2024

ASSETS
Investments in Securities, at fair value (cost $123,779,475)	$130,980,619
Cash and cash equivalents	16,335,911
Other assets	5,599,177
Interest receivable	364,804
Prepaid expenses	21,866
TOTAL ASSETS	$153,302,377

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES
Securities sold under agreement to repurchase	$63,577,840
Accrued interest	491,214
Accrued expenses	42,725
TOTAL LIABILITIES	64,111,779

MEMBERS’ EQUITY	89,190,598

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$153,302,377

The accompanying notes are an integral part of these financial statements

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OSCF AGGREGATOR, LLC

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2024

INVESTMENT INCOME
Investment income	$8,509,067
Interest income	356,393
TOTAL INVESTMENT INCOME	8,865,460

EXPENSES
Interest expense	3,217,332
General and administrative expenses	279,047
Professional fees	57,283
TOTAL EXPENSES	3,553,662

NET INVESTMENT INCOME	5,311,798

NET REALIZED AND UNREALIZED GAIN
Net change in unrealized gain on investments in securities	5,517,472
NET REALIZED AND UNREALIZED GAIN	5,517,472
NET INCOME	$10,829,270

The accompanying notes are an integral part of these financial statements

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OSCF AGGREGATOR, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2024

	Origin Strategic Credit Fund, LLC	Origin Strategic Credit Parallel Fund, LLC	Total
Beginning members’ equity, January 1, 2024	$85,463,914	$-	$85,463,914
Capital contributions	15,749,367	3,640,633	19,390,000
Capital distributions	(25,990,478)	(502,108)	(26,492,586)
Net income	10,593,701	235,569	10,829,270
Ending members’ equity, December 31, 2024	$85,816,504	$3,374,094	$89,190,598

The accompanying notes are an integral part of these financial statements

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OSCF AGGREGATOR, LLC

STATEMENT OF CHANGES IN CASH FLOW
YEAR ENDED DECEMBER 31, 2024

Cash flows from operating activities:
Net income	$10,829,270

Adjustments to reconcile net income to net cash used in operating activities
Purchase of investments in securities	(65,368,030)
Proceeds from principal payments on securities	23,072,162
Unrealized gain from investments in securities	(5,511,893)
Changes in other operating assets and liabilities:
Change in interest payable	491,214
Change in interest receivable	(163,120)
Change in other assets	(5,599,177)
Change in prepaid expenses	(21,866)
Change in due from related parties	230
Change in accrued expenses and other liabilities	42,723
Net cash used in operating activities	(42,228,487)

Cash flows from financing activities:
Capital contributions	19,390,000
Capital distributions	(26,492,586)
Proceeds from repo loan	117,417,665
Payments on repo loan	(53,839,825)
Net cash provided by financing activities	56,475,254

Net change in cash and cash equivalents	14,246,767

Cash and cash equivalents, beginning of year	2,089,144
Cash and cash equivalents, end of year	$16,335,911

Supplemental cash flow information
Cash paid for interest	$2,726,197

The accompanying notes are an integral part of these financial statements

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OSCF AGGREGATOR, LLC

SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

Investment Name	Geographic Location	Investment Structure	Current Face Value	Amortized Cost/Cost Basis	Fair Value	Fair Value as % of Members Equity
Interest Only Strips
FREMF 2023-K161 X2A MTGE 0.1% 10/25/33	United States	Government Bond	1,032,061,000	$6,509,209	$6,798,186	7.62%
FREMF 2023-K161 X2B MTGE 0.1% 11/25/33	United States	Government Bond	212,214,000	1,358,170	1,333,128	1.49%
FREMF 2018-K159 X2B MTG DUE 11/25/33	United States	Government Bond	29,657,071	183,864	197,101	0.22%
Total Interest Only Strips				8,051,243	8,328,415	9.34%
Commercial Mortgage Backed Securities
FREMF 2023-K161 D MTGE 0.0% 11/25/33	United States	Government Bond	62,214,000	24,656,715	27,328,122	30.64%
FREMF 2024-K521 5.81% DUE 05/25/29	United States	Government Bond	26,890,395	23,000,000	23,807,922	26.69%
FREMF 21K-F106 CD MTGE 11.56135% DUE 02/25/31	United States	Government Bond	23,011,480	23,011,480	23,265,918	26.09%
FREMF 2024-K514 C 5.9632% DUE	United States	Government Bond	22,169,224	19,000,000	19,960,770	22.38%
FREMF 2018-K159 C MTG DUE 11/25/33	United States	Government Bond	44,485,952	17,584,162	19,470,122	21.83%
FREMF 2020-KF92 C 14.4% DUE 10/25/30	United States	Government Bond	5,397,325	5,593,023	5,884,924	6.60%
Total Commercial Mortgage Backed Securities				112,845,380	119,717,778	76.89%
Debt Securities
MF1 Multifamily Housing Mortgage Loan	United States	Corporate Bond	2,900,000	2,882,852	2,934,426	3.29%
Total Debt Securities				2,882,852	2,934,426	3.29%
Total Investments in Securities at Fair Value				$123,779,475	$130,980,619	89.52%

The accompanying notes are an integral part of these financial statements

Page | 7

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 1 - Nature of Company

Organization

OSCF Aggregator, LLC (the “Company”) was formed as a limited liability company under the Delaware Act pursuant to a Certificate of Formation filed in the office of the Secretary of State of Delaware on August 16, 2023, and pursuant to that certain Limited Liability Company Agreement dated as of August 16, 2023 (the “Prior Agreement”), entered into by OIG-ICF REIT, LLC, a Delaware limited liability company (the “REIT”). The Prior Agreement was amended on January 1, 2024, pursuant to that certain Amended and Restated Limited Liability Company Agreement, by and among OIG-SCF Manager, LLC, a Delaware limited liability company (the “Managing Member”), Origin Strategic Credit Fund, LLC, a Delaware limited liability company (the “Fund”), the REIT (together with the Fund, the “Main Fund Member”) and Origin Strategic Credit Parallel Fund, LLC, a Delaware limited liability company (the “Parallel Fund Member,” and together with the Main Fund Member, the “Members”) (such amended and restated agreement, the “Operating Agreement”).

The Company’s primary investment objective is to generate current income and capital appreciation predominantly through real estate assets, including securities, whole loans, other debt-oriented instruments and other financial assets, including Agency Commercial Mortgage-Backed Securities (“CMBS”), Non-Agency CMBS, tranches of Commercial Real Estate Collateralized Loan Obligations (“CRE CLOs”) and Single Asset Single Borrower loans (“SASBs”), Commercial Whole Loans and Commercial Mezzanine Loans.

The Company shall continue indefinitely, provided however, the Company shall be dissolved upon the occurrence of any events set forth in the Operating Agreement.

Managing Member

The Managing Member has control and authority with respect to the management of the Company’s business. Members are not involved in the control, management or operation of the Company.

Origin Credit Advisers, LLC (the “Investment Manager”), in consultation with the Managing Member, is responsible for implementing the investment program of the Company, the day-to-day management of the Company, and the performance of administrative and oversight functions with respect to the Company. The Investment Manager is registered as an investment advisor under the Investment Advisors Act of 1940.

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OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company qualifies as an investment company defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services – Investment Companies and therefore is applying the specialized accounting and reporting guidance in ASC Topic 946.

Cash

The Company maintains its cash with several institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) and at times may be in excess of federally insured legal limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. At December 31, 2024, the Company had cash balances in excess of FDIC limits. The Company has not experienced any losses in such accounts. The Company held no restricted cash at December 31, 2024.

Portfolio Valuation

All investments are recorded at their estimated fair value, as described in Note 3.

The Company measures fair value in accordance with Financial Accounting Standards Board ASC 820 (“FASB ASC 820”), Fair Value Measurements, which establishes a fair value measurement framework, provides a single definition of fair value, and requires expanded disclosure summarizing fair value measurements. FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumption that market participants would use in pricing an asset or liability.

FASB ASC 820 establishes a hierarchy which groups investments measured at fair value into three levels, based on the markets in which the assets are traded, if any, and the observability of the assumptions used to determine fair value. These levels are as follows:

Level I – Fair value is based on unadjusted quoted prices for identical investments traded in active markets as of the reporting date.

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OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Level II – Pricing inputs other than quoted prices included within Level I, which are either directly or indirectly observable as of the reporting date. Fair values are obtained from third party pricing services for comparable investments, quoted prices for identical investments in markets that are not active, or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III – Pricing inputs that are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Fair values are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques.

In general, the input values used in fair value measurement are unobservable; therefore, the investments are classified as Level III under FASB ASC 820 fair value hierarchy.

Investments in Marketable Securities

The Company’s investments in securities are comprised of CMBS, CRE CLEs and Interest-Only Strips issued by real estate mortgage investment conduit securitizations of pools of Federal Home Loan Mortgage Corporation (“Freddie Mac”) multifamily mortgage loans, commonly known as “K-Deals” and are reflected in the combined statement of assets, liabilities and members’ equity at their estimated fair value.

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase (“REPO transactions”) are treated as collateralized financial transactions and are recorded at their contracted resell or repurchase amounts. In addition, interest on both types of transactions is included in interest expense and interest payable, respectively. The Fund may provide securities to counterparties to collateralize amounts borrowed under Repos on terms which may permit the counterparties to re-pledge or resell the securities to others. In the event of a counterparty default, realization of the collateral may be delayed or limited

Revenue and Expense Recognition

Investment transactions are accounted for on a trade-date basis. The specific identification basis is used to determine realized gains and losses. Interest income is recorded on an accrual basis. The Company elected not to measure an allowance for credit losses for accrued interest receivable. For nonpaying debt, interest is not accrued, and interest receivable is written off when deemed uncollectible.

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OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Income Taxes

No provision for income taxes is necessary in the financial statements of the Company because limited liability companies are generally not subject to income tax at the entity level. All income and losses accrue directly to the members and are reported by them individually for tax purposes. No income tax returns are currently under examination. The tax returns of the Company are open and subject to examination since inception.

The Company is required to determine whether its tax positions are “more likely than not” to be sustained on examination by the applicable taxing authority, based on the technical merits of the position. The company recognizes the tax benefits of uncertain tax positions only when the positions is “more likely than not” to be sustained, assuming examination by tax authorities. The tax benefit recognized is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Tax positions not deemed to meet a “more likely than not” threshold would be recorded as a tax expense in the current year.

The Company has determined there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions taken or expected to be taken as of December 31, 2024.

Professional Fees

Costs incurred in connection with operations and investments that are no longer being pursued by the Company are expensed. Additionally, any professional fees that relate to investments that are not directly related to the acquisition of the particular investment are expensed.

Concentration of Credit Risk

Financial instruments that are potentially subject to credit risk include cash and money market accounts held with major financial institutions which are insured by the FDIC and SIPC. From time to time, the Company maintains cash balances at institutions that are in excess of the maximum insured amounts. The Company mitigates this risk by depositing funds in financial institutions that management believes are financially sound.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of investments in real estate. Application of these assumptions requires the exercise of judgment as to future uncertainties. Actual results could differ from those estimates.

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OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 2 – Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

In the normal course of business, the Company encounters, or may encounter, two significant types of economic risk: credit and market. Credit risk is the risk on the Company’s investments that result from a borrower’s, derivative counterparty’s or lessee’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments due to changes in interest rates, spreads or other market factors, including the value of the collateral underlying loans and securities and held by the Company. The Managing Member believes that the fair value of the Company’s investments is reasonable taking into consideration these risks.

Note 3 – Investments

The Company’s investments are recorded at fair value and have been categorized based upon the fair value hierarchy. The table below represents information about Company’s assets measured at fair value as of December 31, 2024:

Description	Level I	Level II	Level III	Total
Assets:
Interest Only Strips	$-	$-	$8,328,415	$8,328,415
CMBS	-	-	119,717,778	119,717,778
Debt Securities	-	-	2,934,426	2,934,426
	$-	$-	$130,980,619	$130,980,619

For the year ended December 31, 2024, the Company purchased Level 3 investments for an aggregate amount of $65,365,034.

The following table shows quantitative information about significant unobservable inputs and valuation methods related to the Level 3 fair value measurements of the Company’s Level 3 investments as of December 31, 2024.

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OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 3 – Investments (continued)

Type	Asset Class	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average) {a}

Investments in Securities at Fair Value	Interest Only Strips	$8,328,415	Income approach - discounted cash flows	Discount Rate - Weighted Average Life Prepayments Rates	5.68% - 9.89% 1.87 - 9.86 0 CPY, 100 CPY, 25 CPR

Investments in Securities at Fair Value	CMBS	119,717,778	Income approach - discounted cash flows	Discount Rate - Weighted Average Life Prepayments Rates	5.68% - 9.89% 1.87 - 9.86 0 CPY, 100 CPY, 25 CPR

Investments in Debt Securities	CRE CLO	2,934,426	Income approach - discounted cash flows	Discount Rate - Weighted Average Life Prepayments Rates	5.68% - 9.89% 1.87 - 9.86 0 CPY, 100 CPY, 25 CPR

		$130,980,619

{a} CPR: Conditional Prepayment Rate: An estimate of the percentage of a loan pool’s principal that is likely to be paid off prematurely. CPY: Constant Prepayment Yield: An assumed constant rate of prepayment each month, expressed as an annual rate.

Valuation Techniques

The estimated fair value of investments is determined by the Managing Member using methods considered by the Managing Member to be most appropriate for the type of investment. These methods may include, but are not limited to, (i) purchasing cost, (ii) pricing spreads and discount rates of comparable transactions (iii) default rates (iv) conditional prepayment rates (v) recovery rates (vi) expected yields to maturity (vii) estimated cash flows from underlying investments (ix) estimated liquidated value (x) prices received in received private placements of investments of the same issuer and prices recently received by comparable companies in the same or similar industries (xi) internally prepared discounted cash flow estimates or income capitalization approach, (xii) and independent pricing service.

The estimated fair value of the bonds is based on a variety of factors including, but not limited to, economic strength of the investment, estimated present value of the discounted cash flows of its projected future benefits, valuations obtained from an independent valuation expert, and other factors.

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OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 3 – Investments (continued)

Valuation Techniques (Continued)

The fair value of investments does not reflect transaction sales costs, which may be incurred upon their disposition. The estimated fair values may vary significantly from the prices at which the investment would sell, since market prices of the investments can only be determined by negotiation between a willing buyer and seller. Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market prices.

Note 4 – Members’ Equity Transactions

Equity Contributions

Each Member admitted to the Company contributed a specific dollar amount in accordance with the terms of the Operating Agreement. As of December 31, 2024, $101,925,699 has been contributed.

Equity Distributions

Distributions shall be distributed to the Members at such amounts as the Managing Member determines in its reasonable discretion. Generally, the Managing Member expects to cause the Company to make distributions to Members as soon as practicable following the end of each month but reserves the right to make distributions at other times. For the year ended December 31, 2024, $26,492,586 was distributed by the Company.

Allocation of Profits and Losses

Pro-rata profit or loss for any fiscal period shall be initially allocated as of the end of such fiscal period to the capital accounts of all Members in proportion to their respective Company units as of the ending of such fiscal period.

Page | 14

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 5 – Securities Sold Under Agreement to Repurchase

The Company provides securities to counterparties to collateralize amounts borrowed under Repos on terms which permit the counterparties to re-pledge or resell the securities to others. In the event of a counterparty default, realization of collateral may be delayed or limited. Interest expense incurred on these transactions is recorded within the interest expense on the combined consolidated statement of operations.

The following table presents, as of December 31, 2024, the gross liability for securities sold under agreement to repurchase disaggregated by type of collateral pledged and by remaining contractual maturity of the agreements:

	As of December 31, 2024
	Remaining Contractual Maturity of the Agreement
Securities sold under agreement to repurchase	Overnight and Continuous	Up to 30 days	30-90 days	Greater than 90 days	Total
Commercial Mortgage-Backed Securities	-	$11,793,000	$48,416,202	-	$60,209,202
Interest Only Strips	-	-	$3,368,638	-	$3,368,638
Total	-	$11,793,000	$51,784,840	-	$63,577,840

At December 31, 2024, the Company pledged the following securities, which are included in investments in securities in the statement of assets, liabilities, and member’s equity as collateral for its securities sold under agreement to repurchase:

Type of Collateral	Contracted Repurchase Price	Fair Value Securities sold under agreement to repurchase
Commercial Mortgage-Backed Securities	$60,209,202	$113,832,854
Interest Only Strips	$3,368,638	$6,798,186
Total	$63,577,840	$120,631,040

At December 31, 2024, the terms of the Company’s securities sold under agreement to repurchase included interest rates of 6.10% to 6.52% and maturity dates from January 17, 2025 through February 7, 2025.

Page | 15

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 5 – Securities Sold Under Agreement to Repurchase (Continued)

The Company is required to disclose the impact of offsetting of assets and liabilities represented in the statement of assets, liabilities, and members’ equity to enable users of the financial statements to evaluate the effect or potential effect of netting arrangements on its financial position for recognized assets and liabilities. All financial instruments are recorded on a gross basis on the statement of assets, liabilities, and members’ equity. In connection with its securities sold under agreement to repurchase and related agreements, the Company and its counterparties are required to pledge collateral. Cash or other collateral is exchanged as required with each of the Company’s counterparties in connection with securities sold under agreement to repurchase. The Company maintains master netting agreements with all of its counterparties.

The following table provides disclosure regarding the potential effect of offsetting of the Company’s recognized assets and liabilities presented in the statement of assets, liabilities, and members’ equity as of December 31, 2024:

	Gross Amounts of Liabilities Presented in the Statement of Assets, Liabilities, and Members’ Equity	Financial Instruments Available for Offset	Financial Collateral Pledged/ (Received)*

December 31, 2024 Liabilities:
Securities sold under agreement to repurchase	$63,577,840	-	$120,631,040

Note 6 – Off-Balance Sheet and Other Concentration of Risks

Financial Instruments

There can be no assurance that the Investment Manager will be successful in implementing the Company’s investment strategy. This could have a material adverse effect on the Company’s operations.

In the normal course of its business, the Company enters into financial transactions where the risk of potential loss due to changes in the market (market risk) or failure of the other party to the transaction to perform (credit risk) exceeds the related amounts recorded. General risks of the property include, but are not limited to: uncertainty of cash flow to meet fixed and other obligations; adverse changes in local market conditions, population trends, general economic conditions and local unemployment conditions; changes in fiscal policies; competition from other properties; and uninsured losses and other risks that are beyond the control of the Company. There can be no assurance of profitable operations because the cost of owning the Company’s investments may exceed the income produced.

Page | 16

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 7 - Financial Highlights

Financial highlights for the year ended December 31, 2024, are as follows:

Total return	12.89%

Ratio to weighted average net assets

Total expenses	4.00%

Net investment income	5.98%

The ratios of expenses, and net investment income to average non-managing members’ equity are calculated for the Members, other than the Managing Member, as a whole, and such computation for individual Members may vary from these ratios and returns. Total returns assumes reinvestment of distributions to partners.

Note 8 – Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2024, up through April 16, 2025, the date these financial statements were available for issue. Adjustments or additional disclosures, if any, have been included in these financial statements.

Through April 16, 2025, the Company received additional contributions of $11,000,000 and made distributions of $9,055,467. The Company also purchased four new Level III securities for $28,477,736. In addition, the Company entered into a new security sold under agreement to repurchase for a gross liability of $11,100,000.

Page | 17

Independent Auditor’s Report on Supplementary Information

To the Managing Member of

OSCF Aggregator, LLC

We have audited the financial statements of OSCF Aggregator, LLC, as of and for the year ended December 31, 2024, and have issued our report thereon dated April 16, 2025, which contained an unmodified opinion on those financial statements. Our audit was performed for the purpose of forming an opinion on the financial statements as a whole. We have not performed any procedures with respect to the audited financial statements subsequent to April 16, 2025.

The supplemental schedule of investments is presented for the purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Chicago, Illinois

August 19, 2025

Page | 18

OSCF Aggregator, LLC

Schedule of Investments

As of December 31, 2024

Description of Investments

(Percentage represents the fair value of the investment category to the members’ equity of the Company)

Issuer	Reference Rate	Total Return	Spread (DM)	Maturity Date	Principal Amount	Fair Value	Footnotes
Investments in securities, at fair value (146.9%)
Debt investments
Interest Only Strips (9.3%)
FREMF 2023-K161 X2A MTGE	FIXED RATE	5.65%		10/25/2033	$1,032,061,000	$6,798,186	(2)(4)
FREMF 2023-K161 X2B MTGE	FIXED RATE	7.43%		11/25/2033	212,214,000	1,333,128	(2)
FREMF 2018-K159 X2B MTG	FIXED RATE	7.89%		11/25/2033	29,657,071	197,101	(2)
Total Interest Only Strips (cost $8,051,243)						$8,328,415

Commercial Mortgage Backed Securities (134.2%)
FREMF 2023-K161 D MTGE	FIXED RATE	9.50%		11/25/2033	$62,214,000	$27,328,122	(2)(3)(4)
FREMF 2024-K521	FIXED RATE	9.30%		5/25/2029	26,890,395	23,807,922	(2)(4)
FREMF 21K-F106 CD MTGE	SOFR	10.53%	6.00%	2/25/2031	23,011,480	23,265,918	(1)(2)(4)
FREMF 2024-K514 C	FIXED RATE	9.06%		12/25/2028	22,169,224	19,960,770	(2)(4)
FREMF 2018-K159 C MTG	FIXED RATE	9.50%		11/25/2033	44,485,952	19,470,122	(2)(3)(4)
FREMF 2020-KF92 C 14.4%	SOFR	10.53%	6.00%	10/25/2030	5,397,325	5,884,924	(1)(2)
Total Commercial Mortgage Backed Securities (cost $112,845,380)						$119,717,778

Debt securities (3.3%)
MF1 Multifamily Housing Mortgage Loan	SOFR	7.13%	2.60%	10/19/2028	$2,900,000	$2,934,426	(1)(2)
Total Debt Securities (cost $2,882,852)						$2,934,426

Total Investments in securities, at fair value (cost $123,779,475)						$130,980,619

Notes to Schedule

Below represent footnotes to the combined consolidated schedule of investments. All investments are in the real estatement industry in the United States (in USD) and valued in accordance with the procedures described in Note 3.

(1)	This investment has a floating interest rate. Coupon rate, reference index and spread shown at December 31, 2024.

(2)	Security in which significant unobservable inputs (Level 3) were used in determining fair value. See the accompanying notes to the financial statements for an explanation of this hierarchy, as well as a list of significant unobservable inputs used in the valuation of these instruments.

(3)	Non-income producing investment. Security is accruing value and expected to yield income at maturity.

(4)	Position has been segregated as collateral for a repurchase agreement. See below and Note 5 for more discussion.

Principal Amount ($)		Interest Rate (%)	Maturity	Fair Value
	REVERSE REPURCHASE AGREEMENTS — (71.28)%
(16,811,000.00)	GOLDMAN SACHS & CO. LLC Reverse Repo	6.372%	2/7/2025	$23,265,918
(4,313,532)	GOLDMAN SACHS & CO. LLC Reverse Repo	6.516%	2/7/2025	9,735,061
(4,313,532)	GOLDMAN SACHS & CO. LLC Reverse Repo	6.516%	2/7/2025	9,735,061
(9,499,509)	GOLDMAN SACHS & CO. LLC Reverse Repo	6.266%	2/7/2025	19,960,770
(3,368,638)	GOLDMAN SACHS & CO. LLC Reverse Repo	6.116%	2/7/2025	6,798,186
(13,478,629)	GOLDMAN SACHS & CO. LLC Reverse Repo	6.266%	2/7/2025	27,328,122
(11,793,000)	Royal Bank Canada Reverse Repo	6.103%	1/17/2025	23,807,922
	TOTAL REVERSE REPURCHASE AGREEMENTS
	(Proceeds $(63,577,840))			$120,631,040

SOFR - Secured Overnight Financing Rate

See accompanying Independent Auditor’s Report

Page | 19

Appendix B

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

xx

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY

SEPTEMBER 30, 2025

(Unaudited)

ASSETS
Investment in aggregator, at fair value (cost $128,413,881)	$128,413,881
Investment in real estate, at fair value (cost $93,925,732)	108,398,582
Mortgage loan investments, at fair value (cost $49,381,650)	49,381,650
Cash and cash equivalents	192,232
Interest receivable	801,936
Prepaid expenses	166,125
Due from related parties	33,164
TOTAL ASSETS	$287,387,570

LIABILITIES & MEMBERS’ EQUITY
LIABILITIES
Secured borrowings	$32,741,851
Participation liability	1,636,148
Distributions payable	1,520,499
Accrued expenses and other liabilities	1,101,273
Management fee payable	258,729
Due to related parties	21,849
TOTAL LIABILITIES	37,280,349

MEMBERS’ EQUITY	250,107,221

TOTAL LIABILITIES & MEMBERS’ EQUITY	$287,387,570

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENEDED SEPTEMBER 30, 2025

(Unaudited)

INVESTMENT INCOME
Investment income	$16,456,747
Interest income	516,867
Other income	5,754
TOTAL INVESTMENT INCOME	16,979,367
Less: Participation interest	(109,212)
TOTAL NET INVESTMENT INCOME	16,870,155

EXPENSES
Management fees	1,987,102
Interest expense	1,547,889
Professional fees	618,699
General and administrative expenses	296,706
TOTAL EXPENSES	4,450,396

NET INVESTMENT INCOME	12,419,759

NET UNREALIZED GAIN
Unrealized gain from investments in real estate	7,310,017
Less: Participation gain/loss	(10,464)
NET UNREALIZED GAIN	7,299,553

NET INCOME FROM OPERATIONS	19,719,312

Less: Net income attributable to non-controlling interest	(8,666)
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$19,710,646

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2025

(Unaudited)

	Managing Member	Members’ Equity	Controlling Interest	Non-controlling Interest	Total
MEMBERS’ EQUITY, JANUARY 1, 2025	$1,879,509	$175,264,874	$177,144,383	$62,500	$177,206,883
Capital contributions	-	63,297,957	63,297,957	-	63,297,957
Distributions reinvestments	-	9,142,976	9,142,976	-	9,142,976
Capital distributions	(1,879,509)	(16,246,897)	(18,126,406)	(8,666)	(18,135,072)
Capital redemptions	-	(1,062,334)	(1,062,334)	(62,500)	(1,124,834)
Carried interest	1,917,045	(1,917,045)	-	-	-
Net income	-	19,710,646	19,710,646	8,666	19,719,312
MEMBERS’ EQUITY, SEPTEMBER 30, 2025	$1,917,045	$248,190,176	$250,107,221	$-	$250,107,221

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN CASH FLOW

NINE MONTHS ENDED SEPTEMBER 30, 2025

(Unaudited)

Cash flows from operating activities:
Net income	$19,719,312

Adjustments to reconcile net income to net cash used in operating activities
Purchase of investments in real estate	(29,203,679)
Purchase of investments in mortgage loans	(10,152,811)
Contributions to investment in Aggregator	(41,000,000)
Return of capital from Aggregator	8,901,422
Change in unrealized gain from investments in real estate	(7,310,017)
Change in unrealized gain from investments in Aggregator	(10,498,799)
Changes in other operating assets and liabilities:	115,991
Change in prepaid expenses
Change in interest receivable	(801,937)
Change in due from related parties	38,867
Change in accrued expenses and other liabilities	(677,398)
Change in management fee payable	75,303
Change in due to related parties	(15,834)

Net cash used in operating activities	(71,048,934)

Cash flows from financing activities:
Capital contributions, net of change in contributions received in advance	54,192,459
Distributions to controlling interests, net of change in distributions payable	(8,617,926)
Distributions to non-controlling interest	(8,666)
Redemptions to controlling interest	(1,062,334)
Redemptions to non-controlling interest	(62,500)
Proceeds from secured borrowings	11,409,391
Proceeds from participation liability	579,331
Proceeds from participation interest	(119,677)

Net cash provided by financing activities	56,549,430

Net change in cash and cash equivalents	(14,499,504)

Cash and cash equivalents, beginning of period	14,691,736

Cash and cash equivalents, end of period	$192,232

Non-cash operating and financing activities:
Distribution reinvestments	$9,142,976

Supplemental cash flow information
Cash paid for interest	$1,608,750

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF INVESTMENTS

SEPTEMBER 30, 2025

(Unaudited)

Issuer	Asset Type	Interest Rate	Maturity Date	Cost Basis	Fair Value
Investments in securities, at fair value (114.43%) Corporate Securities
*Investment in Private Investment Company
OSCF Aggregator, LLC (51.34%)(ii)	PRIVATE INVESTMENT COMPANY			$128,413,881	$128,413,881
Total investment in Private Investment Company (cost $128,413,881)					$128,413,881
Preferred Equity (43.34%)
Ava Jodeco(i)	PREFERRED EQUITY	14.0%	2028-10-18	$6,700,000	$8,433,662
Walnut Crest(i)	PREFERRED EQUITY	14.0%	2028-09-22	7,850,000	10,081,904
Culebra Commons(i)	PREFERRED EQUITY	14.0%	2027-12-22	19,000,000	20,785,075
Mariposa(i)	PREFERRED EQUITY	14.0%	2030-12-11	15,680,996	19,864,045
Nola Sol(i)	PREFERRED EQUITY	15.0%	2027-12-21	9,800,000	11,216,338
Tuscany Village(i)	PREFERRED EQUITY	14.0%	2027-10-12	18,000,000	20,402,362
Solace at Cimmaron(i)	PREFERRED EQUITY	14.0%	2026-11-06	6,500,000	6,919,015
Elux at Ocotillo(i)	PREFERRED EQUITY	14.0%	2028-05-16	5,046,444	5,255,728
Benton(i)	PREFERRED EQUITY	15.0%		5,348,292	5,440,403
Total Preferred Equity (cost $93,925,732)					$108,398,582
Debt securities (19.74%)
Nola Sol(i)(iii)	SENIOR DEBT	11.75%	2026-06-21	$49,381,650	$49,381,650
Total Debt Securities (cost $49,381,650)					$49,381,650
Total Investments in securities, at fair value (cost $271,721,263)					$286,194,113

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF INVESTMENTS SEPTEMBER 30, 2025

(Unaudited)

Below represent footnotes to the combined consolidated schedule of investments. All investments are in the real estatement industry in the United States (in USD) and valued in accordance with the procedures described in Note 3.

i.	Security in which significant unobservable inputs (Level 3) were used in determining fair value. See the accompanying notes to the financial statements for an explanation of this hierarchy, as well as a list of significant unobservable inputs used in the valuation of these instruments.

ii.	“The fair value of the investment in the Aggregator has been estimated using the net asset value (“NAV”) as the practical expedient of the Company’s ownership interest in the members’ capital of the Aggregator. In accordance with authoritative guidance on fair value measurement and disclosures under

U.S. GAAP, as a practical expedient, an entity holding member interests in another entity that calculates net asset value per share or its equivalent (NAV) for which the fair value is not readily determinable, is permitted to measure the fair value of such interests on the basis of that asset value per share or its equivalent without adjustment.”

iii.	As of 9/30/2025, the Company has funded a principal amount of $49,381,650 for the mortgage loan secured by the Nola Sol property. This amount represents the total disbursed principal and excludes any accrued interest or fees.

*	At September 30, 2025, the Company’s proportionate share of ownership of the following issuers represented more than 5% of the Fund’s net assets:

Description	Fair Value	Percentage of Net Assets
Investment held by OSCF Aggregator, LLC
Commercial Mortgage Backed Securities (65.0%)
FREMF 2017-KW02 0.00% DUE 01/25/27	32,073,811	12.8%
FREMF 2023-K161 D MTGE 0.0% 11/25/33	28,562,134	11.4%
FREMF 2025-K759 D 0.00% DUE 2/25/62	24,154,432	9.7%
FREMF 2024-K521 5.81% DUE 05/25/29	24,028,403	9.6%
FREMF 21K-F106 CD MTGE 11.56135% DUE 02/25/31	20,359,183	8.1%
FREMF 2024-K514 C 5.9632% DUE	20,067,643	8.0%
FREMF 2018-KF43 8.99143%	19,829,060	7.9%

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 1 - Nature of Company

Organization

Origin Strategic Credit Fund, LLC (the “Company”) was formed as a limited liability company, pursuant to the Delaware Limited Liability Company Act on March 27, 2023, between OIG-SCF Manager, LLC (the “Managing Member”), a Delaware limited liability company, and Origin Credit Advisers, LLC (the “Investment Manager”), a Delaware limited liability company and SEC-registered investment adviser. Investment Members are admitted to the Company at the discretion of the Managing Member. The Company’s primary investment objective is to generate current income and capital appreciation predominantly through real estate assets, whole loans, other debt-oriented instruments and other financial assets, including Single Asset Single Borrower loans (“SASBs”), Commercial Whole Loans and Commercial Mezzanine Loans.

On March 22, 2023, the Company formed a subsidiary, OIG-ICF REIT, LLC (the “REIT”), a Delaware limited liability company. The Company is the sole member of the REIT at formation. See Preferred Equity in Note 4 related to the admittance of preferred equity shareholders into the REIT post formation. The REIT’s common stock is wholly owned by the Company and was created to hold interests in special purpose entities which invest in real estate assets. Investor Members are admitted to the Company at the discretion of the Investment Manager.

On August 16, 2023, the Company formed a subsidiary, OSCF Aggregator, LLC (the “Aggregator”), a Delaware limited liability company, and amended on January 1,2024, by and among the Managing Member, OIG-ICF REIT, LLC, a Delaware limited liability company, and Origin Strategic Credit Parallel Fund, LLC (the “Parallel”), a Delaware limited liability company, as the sole members (including any person or entity admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company, the “Members”).

On February 8, 2024, the Company formed a subsidiary, SCF REIT Seller, LLC (the “REIT Seller”), a Delaware limited liability company. The REIT is the sole member of the REIT Seller at formation.

Managing Member

The Managing Member has control and authority with respect to the management of the Company’s business. The Investor Members are not involved in the control, management or operation of the Company.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 1 - Nature of Company (Continued)

Managing Member (Continued)

The Investment Manager, in consultation with the Managing Member, is responsible for implementing the investment program of the Company, the day-to-day management of the Company, and the performance of administrative and oversight functions with respect to the Company. The Investment Manager is registered as an investment advisor under the Investment Advisors Act of 1940.

Concentration of members’ equity

Investments made by the Company are purchased by the REIT, a real estate investment trust and the Aggregator. The REIT’s common stock is wholly-owned by the Company and was created to hold interests in special purpose entities which invest in real estate assets which consists of preferred equity and loan investments. The Aggregator investments consist of investments in securities, primarily bond holdings. Investor Members are admitted to the Company at the discretion of the Investment Manager.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company qualifies as an investment company defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services – Investment Companies and therefore is applying the specialized accounting and reporting guidance in ASC Topic 946.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for entities that report investments at fair value. The accompanying financial statements include the accounts of the Company, the REIT, and the REIT Seller. All significant inter-company balances and transactions have been eliminated in consolidation.

The Company’s results of operations for the nine months ended September 30, 2025 are not necessarily indicative of the results that may ultimately be realized for the full fiscal year ending December 31, 2025.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Cash

The Company maintains its cash with several institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) and at times may be in excess of federally insured legal limits.

The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. At September 30, 2025, the Company had cash balances in excess of FDIC limits.

The Company has not experienced any losses in such accounts. The Company held no restricted cash at September 30, 2025.

Portfolio Valuation

All investments are recorded at their estimated fair value, as described in Note 3.

The Company measures fair value in accordance with Financial Accounting Standards Board ASC 820 (“FASB ASC 820”), Fair Value Measurements, which establishes a fair value measurement framework, provides a single definition of fair value, and requires expanded disclosure summarizing fair value measurements. FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumption that market participants would use in pricing an asset or liability.

FASB ASC 820 establishes a hierarchy which groups investments measured at fair value into three levels, based on the markets in which the assets are traded, if any, and the observability of the assumptions used to determine fair value. These levels are as follows:

Level I – Fair value is based on unadjusted quoted prices for identical investments traded in active markets as of the reporting date.

Level II – Pricing inputs other than quoted prices included within Level I, which are either directly or indirectly observable as of the reporting date. Fair values are obtained from third party pricing services for comparable investments, quoted prices for identical investments in markets that are not active, or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III – Pricing inputs that are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Fair values are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Portfolio Valuation (Continued)

In general, the input values used in fair value measurement are unobservable; therefore, the investments are classified as Level III under FASB ASC 820 fair value hierarchy.

INVESTMENTS

The Company’s investments are reflected in the consolidated statement of assets, liabilities and members’ equity at their estimated fair values.

The real estate market is cyclical in nature. Investment values are affected by, among other things, the availability of capital, vacancy rates, rental rates, interest rates and inflation rates. Determining real estate values involves many assumptions, which may be subjective in nature. As a result, amounts ultimately realized from the real estate investments may vary significantly from the estimates of fair values presented, and the differences could be material to the consolidated financial statements.

The fair value of the investment in the Aggregator has been estimated using the net asset value (“NAV”) as the practical expedient of the Company’s ownership interest in the members’ capital of the Aggregator. In accordance with authoritative guidance on fair value measurement and disclosures under U.S. GAAP, as a practical expedient, an entity holding member interests in another entity that calculates net asset value per share or its equivalent (NAV) for which the fair value is not readily determinable, is permitted to measure the fair value of such interests on the basis of that asset value per share or its equivalent without adjustment.

Revenue and Expense Recognition

Investment transactions are accounted for on a trade-date basis. The specific identification basis is used to determine realized gains and losses. Interest income is recorded on an accrual basis. The Company elected not to measure an allowance for credit losses for accrued interest receivable. For nonpaying debt, interest is not accrued, and interest receivable is written off when deemed uncollectible.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue and Expense Recognition (continued)

Revenue from real estate investments is recognized and recorded when earned in accordance with the terms of the underlying preferred equity. Expenses are recognized when incurred. Dividend income is recorded on the ex-dividend dates. The Company determines realized gain/(loss) by comparing net proceeds from the sale or disposition of the investment to the cost of the investment sold or disposed of. Changes in unrealized gain/(loss) on investments is recognized on the consolidated statement of operations as a component of the change in unrealized gain/(loss) on the investment.

Earnings from the investment in Aggregator are reflected in the consolidated statement of operations which reflect the Company’s allocable share of cash distributions of income received by the Company from Aggregator. The Company’s share of income earned but not distributed, or losses incurred from Aggregator are taken into consideration in the recognition of any unrealized gain or loss on the investment in Aggregator. Investment in Aggregator reflects the Company’s allocable share of fair value of the underlying entities’ investment interests pursuant to the distribution provisions provided for in the applicable underlying operating agreements.

Income Taxes

No provision for income taxes is necessary in the financial statements of the Company because limited liability companies are generally not subject to income tax at the entity level. All income and losses accrue directly to the members and are reported by them individually for tax purposes.

The REIT subsidiary is taxed as a real estate investment trust under section 856(c) of the Internal Revenue Code. REITs are generally not subject to Federal and state income taxes. To maintain qualification as a REIT, the REIT subsidiary must distribute at least 90% of their taxable income to their shareholders and meet certain other requirements. As REITs, the REIT subsidiary will be permitted to deduct dividends paid to their shareholders, eliminating the Federal taxation of income represented by such dividends paid to the shareholders at the REIT subsidiary level. REITs are subject to a number of organizational and operational requirements. If the REIT subsidiary fails to qualify as a REIT in any taxable year, they will be subjected to Federal and state income tax on their taxable income at regular corporate rates. The REIT subsidiary may also be subject to certain state, local and franchise taxes. Under certain circumstances, Federal income and excise taxes may be due on the REIT subsidiary undistributed taxable income.

The tax returns of the Company and the REIT subsidiary are open and subject to examination since inception.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Professional Fees

Costs incurred in connection with operations and investments that are no longer being pursued by the Company are expensed. Additionally, any professional fees that relate to investments that are not directly related to the acquisition of the particular investment are expensed.

Distributions and Withdrawals

The Managing Member may, in its sole discretion, cause the Company to make such distributions at such times and in such amounts as the Managing Member will determine in its sole discretion. The Company is not required to make distributions to the Members. However, the Managing Member intends to distribute the Company’s income on a quarterly or other periodic basis, after payment of Company expenses as determined by the Managing Member, in such amounts as determined by the Managing Member in its sole discretion. Each Member will initially receive distributions in the form of cash, unless the Managing Member decides to offer, and such Member elects to receive, additional Shares in lieu of cash distributions.

No Member shall be entitled to withdrawal from the Company on demand. The Managing Member from time to time shall cause the Company to repurchase units pursuant to a written tender offer. The Company intends to issue tender offers no less than once per quarter; however, the Managing Member may suspend tender offers in certain circumstances set forth in the Agreement. A Member may not tender units on any tender date occurring within twelve months from the date of the capital contribution received by the Company to purchase the units. As of September 30, 2025, the Company had withdrawals of $1,062,334 incurred from Investor Members.

Organization Costs

The Company bears all organizational expenses incurred in the formation of the Company up to a maximum amount equal to $500,000; provided that, the Managing Member shall be responsible for organization expenses related to the Company more than $500,000. For the nine months ended September 30, 2025, the Company incurred no organization costs.

Concentration of Credit Risk

Financial instruments that are potentially subject to credit risk include cash and money market accounts held with major financial institutions which are insured by the FDIC and SIPC. From time to time, the Company maintains cash balances at institutions that are in excess of the maximum insured amounts. The Company mitigates this risk by depositing funds in financial institutions that management believes are financially sound.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Participation Interest

The Company accounts for transfers of originated loans in accordance with ASC 860 “Transfers and Servicing”. The Company had net transfers of $699,007 of participation interest during the nine months ended September 30, 2025, which did not meet the criteria for a sale and are included in participation interest on the accompanying consolidated statement of assets, liabilities and members’ equity. The balance was $1,636,148 as of September 30, 2025.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases of members’ capital during the reporting period. The most significant assumptions and estimates relate to the valuation of investments in real estate. Application of these assumptions requires the exercise of judgment as to future uncertainties. Actual results could differ from those estimates.

Risks and Uncertainties

In the normal course of business, the Company encounters, or may encounter, two significant types of economic risk: credit and market. Credit risk is the risk on the Company’s investments that result from a borrower’s, derivative counterparty’s or lessee’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments due to changes in interest rates, spreads or other market factors, including the value of the collateral underlying loans and securities and held by the Company. The Managing Member believes that the fair value of the Company’s investments is reasonable taking into consideration these risks.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 3 – investments

The Company’s investments are recorded at fair value and have been categorized based upon the fair value hierarchy. The table below represents information about Company’s assets measured at fair value as of September 30, 2025:

Description	Level I	Level II	Level III	Total
Assets:
Investment in real estate	-	-	108,398,582	108,398,582
Mortgage loan investments	-	-	49,381,650	49,381,650
Total investments in the fair value hierarchy	$-	$-	$157,780,232	$157,780,232
Investment measured at net asset value {a}				$128,413,881
				$286,194,113

{a} In accordance with Subtopic 820-10, certain investments that were measured at net asset value per share (or its equivalent) have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the line items presented in the combined consolidated statement of assets, liabilities and members’ equity.

For the nine months ended September 30, 2025, the Company purchased Level 3 investment for $39,476,167.

The following table shows quantitative information about significant unobservable inputs and valuation methods related to the Level 3 fair value measurements of the Company’s Level 3 investments as of September 30, 2025.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 3 – investments (Continued)

Type	Asset Class	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)

Preferred Equity	Multi-family	$108,398,582	Principle + Accrued Preferred Return	N/A – See Footnote 6	N/A – See Footnote 6

Mortgage Loan Investments	Multi-family	$49,381,650	Income approach – discounted cash flows	Remaining Maturity	18 months
		$157,780,232

Valuation Techniques

The estimated fair value of investments is determined by the Managing Member using methods considered by the Managing Member to be most appropriate for the type of investment. These methods may include, but are not limited to, (i) purchasing cost, (ii) pricing spreads and discount rates of comparable transactions (iii) default rates (iv) conditional prepayment rates (v) recovery rates (vi) expected yields to maturity (vii) estimated cash flows from underlying investments (ix) estimated liquidated value (x) prices received in received private placements of investments of the same issuer and prices recently received by comparable companies in the same or similar industries (xi) internally prepared discounted cash flow estimates or income capitalization approach, (xii) and independent pricing service.

The fair value of investments does not reflect transaction sales costs, which may be incurred upon their disposition. The estimated fair values may vary significantly from the prices at which the investment would sell, since market prices of the investments can only be determined by negotiation between a willing buyer and seller. Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market prices and aggregate estimated value of investments are fairly presented as of September 30, 2025.

The investment in a private investment company is valued, as a practical expedient, utilizing the NAV’s provided by the underlying investee fund, without adjustment, when the NAV of the investment is calculated in a manner consistent with U.S. GAAP for investment companies. The Company applies the practical expedient to its investment in the limited liability company on an investment-by-investment basis, and consistently with the Company’s entire position in a particular investment. The underlying investment of the investee fund is accounted for at fair value as described in the investee fund’s financial statements, all of which are subject to third-party annual audit.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 4– Members’ Equity Transactions

Equity Contributions

Each Investor Member admitted to the Company committed a specific dollar amount to be drawn down in accordance with the terms of the Operating Agreement. As of September 30, 2025, the Company had total capital commitments of $255,757,455, of which $227,108,608 has been contributed as of September 30, 2025. Investor Members shall be issued an amount of units based on the net asset value (“NAV”) at the time of such capital contribution.

Equity Distributions

Distributions shall be distributed to the Investor Members at such amounts as the Managing Member determines in its reasonable discretion. Generally, the Managing Member expects to cause the Company to make distributions to Investor Members as soon as practicable following the end of each month but reserves the right to make distributions at other times. For the nine months ended September 30, 2025, $16,246,897 was distributed by the Company, of which

$9,142,976 were reinvested in the Company. Distributions payable of $1,520,499 at September 30, 2025, includes $1,194,670 that was retained for reinvestment.

Preferred equity shareholders in the REIT are entitled to receive distributions semi-annually at a per annum rate equal to 12.0% of the liquidation value of $500 per unit. For the nine months ended September 30, 2025, $8,666 was distributed by the REIT.

Allocation of Profits and Losses

Pro-rata profit or loss for any fiscal period shall be initially allocated as of the end of such fiscal period to the capital accounts of all Investor Members in proportion to their respective Company units as of the ending of such fiscal period, and then further adjusted, to the extent required for performance allocations.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 4– Members’ Equity Transactions (Continued)

Company Units

Company units’ transactions for the nine months ended September 30, 2025 are summarized as follows:

	Managing Member	Investor Members	Total
Beginning units outstanding	-	17,538,813	17,538,813
Units issued	-	6,332,121	6,332,121
Units redeemed	-	(106,270)	(106,270)
Dividend reinvestments	-	910,788	910,788
Ending units outstanding	-	24,665,452	24,665,452

Performance Allocation

At the end of each calendar year, the Managing Member shall be allocated and paid an amount equal to the lesser of ten percent (10%) above nine percent (6%) (the “Hurdle”), plus 10% of the Hurdle of each Investor Member’s profit amount, or fifty percent (50%) of the Investor Member’s excess profit that exceeds the Hurdle. The profit amount is equal to the excess of an Investor Member’s ending NAV minus the beginning NAV, plus any distributions, minus any additional capital contributions. Excess profits is an amount equal to the profit over a nine percent (6%) preferred return. The Hurdle is non-cumulative and resets to zero at the end of each year. For the nine months ended September 30, 2025, the Managing Member was allocated a performance allocation of $1,917,045, and was paid $1,879,509 in the current period, which is represented on the consolidated statement of changes in members’ equity.

Preferred Equity

All outstanding preferred equity units were redeemed on September 25, 2025 for an aggregate redemption price of $62,500 at $500/share, with an additional $25 premium paid per investor. As of September 30, 2025, the Company had $0 in preferred equity represented by shares of cumulative non-voting preferred stock of the REIT subsidiary held by outside shareholders of the Company. The preferred equity shareholders in the REIT subsidiary do not participate in the operations of the REIT; rather they are paid a preferred annual return.

Non-controlling interests in financial statements require that ownership interests in subsidiaries held by parties other than the parent (i.e. non-controlling interests) be accounted for and presented as equity, rather than as a liability.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 5 - Related Party Transactions

DUE TO AFFILIATE

Origin Investments Group, LLC, is an affiliate of the Company, paid certain expenses on behalf of the Company for the nine months ended September 30, 2025. At September 30, 2025, $21,849 is included in due to affiliate in the accompanying statement of assets, liabilities and members’ equity.

MEMBERS

Certain Investor Members are affiliated with the Managing member. The aggregate value of the affiliated investor members’ share of members’ equity at September 30, 2025 is approximately $12,997,496 comprising 5.22% of total equity.

MANAGEMENT FEES

Pursuant to the Agreement, the Investment Manager shall be entitled to a management fee equal to 1.25% of the net asset value per unit for all of such Member’s units, after taking into account any capital contributions, as of the beginning of each calendar month. The management fee shall be debited directly from the applicable Member’s capital account and the Member’s ownership of units shall be adjusted as required as outlined in the Agreement.

The Managing Member with consent of the Investment Manager may, in its sole discretion, reduce the Management Fee paid by the Company and charged against capital accounts of certain Investor Members to reflect the reduction or waiver of the management fee with respect to any such Investor Members for whom the Managing Member, in its sole and absolute discretion, reduces or waives the management fee, provided, however, that any such waiver shall not result in an increase in the management fee assessed on any other Member’s capital account.

For the nine months ended September 30, 2025, the Investment Manager earned $1,987,102 of management fees; and $1,718,373 were paid. As of September 30, 2025, $258,729 remained payable.

Note 6 – Preferred Equity

The REIT serves as the investor member for all special purpose entities, that in turn, serve as the investor member of a joint venture entity with our sponsor. These entities were formed to invest in preferred equity stakes in multi-family properties. As of September 30, 2025, total preferred equity commitments amounted to $97,558,651, of which $93,925,733 had been contributed. The remaining unfunded commitment was $3,632,918. As of September 30, 2025, current accrued preferred return is $14,472,850 and is included in investments in real estate at fair value on the accompanying consolidated statement of assets, liabilities and members’ equity.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 7 – Secured borrowings

The Company entered into a Master Repurchase Agreement and Securities Contract (“MRA”) with Churchill MRA Funding I LLC (the “Buyer”) for the purpose of leveraging the Company’s mortgage loan investments. The MRA was executed on September 13, 2024. As stipulated in the agreement, the parties may enter into transactions in which the Company agrees to sell all rights, title and interest (including servicing rights) in a mortgage loan investment to the Buyer in exchange for the transfer of funds by the Buyer to the Company, with a simultaneous agreement by the Buyer to transfer to the Company such mortgage loan investment at a date certain, in exchange for the transfer of funds by the Company to the Buyer (“Transaction”).

A mutual indemnification agreement exists between Parallel and REIT, whereby each party indemnifies the other for its proportionate share of any repurchase obligation. The obligation to cover Parallel’s portion of a repurchase is considered a remote contingent obligation.

Monthly cash flow from the underlying Transaction is deposited into a Buyer controlled cash account. On a monthly basis any and all excess cash flow is swept to the Company’s operating cash account after the Buyer has paid itself any outstanding advances related to loans that paid off the applicable financing rate during the period. As stipulated in the Pricing Side Letter dated September 13, 2024, the Buyer’s financing rate is 3M SOFR + 3% (7.17% as of September 30, 2025).

Note 8 – Off-Balance Sheet and Other Concentration of Risks

Financial Instruments

There can be no assurance that the Investment Manager will be successful in implementing the Company’s investment strategy. This could have a material adverse effect on the Company’s operations.

Limited Liability Company investments are illiquid, and the Company may not be able to sell its investment as planned or in response to changes in economic or other conditions. If income from investments declines while the related Company expenses do not decline, the Company’s income and cash available for distribution to Members would be adversely affected.

In the normal course of its business, the Company enters into financial transactions where the risk of potential loss due to changes in the market (market risk) or failure of the other party to the transaction to perform (credit risk) exceeds the related amounts recorded. General risks of the property include, but are not limited to: uncertainty of cash flow to meet fixed and other obligations; adverse changes in local market conditions, population trends, general economic conditions and local unemployment conditions; changes in fiscal policies; competition from other properties; and uninsured losses and other risks that are beyond the control of the Company. There can be no assurance of profitable operations because the cost of owning the Company’s investments may exceed the income produced.

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 9 – guarantees

In the normal course of its operations, the Company enters into contracts and agreements that contain indemnifications and warranties. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. As of September 30, 2025, there were unfunded commitments of $3,632,918.

Note 10 - Financial Highlights

Financial highlights for the nine months ended September 30, 2025 are as follows for Class A investors:

US GAAP
Class A
Per unit operating performance:

Net asset value, beginning of period Contributions	$9.98

Income from investment operations
Net investment income (loss)	0.09
Net unrealized and realized gain (loss)	0.86
Incentive allocation to Managing Member	(0.09)
Total from investment operations	0.86
Distributions to partners	(0.77)

Net asset value, end of period	$10.07

Weighted average number of units outstanding	21,093,046

Total return, before incentive allocation to Managing Member	9.64%
Incentive allocation to Managing Member	-0.91%
Total return, after incentive allocation to Managing Member	8.73%

Ratio to weighted average net assets:
Total expenses	2.12%
Incentive allocation	0.90%
Total expense and incentive allocation	3.03%

Net investment income (loss)	8.47%

ORIGIN STRATEGIC CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 10 - Financial Highlights (Continued)

The ratios of expenses, incentive allocation, total expense/incentive allocation, and net investment income to average non-managing members’ equity are calculated for the Investor Members, other than the Managing Member, as a whole, inclusive of incentive allocation, and such computation for individual Investor Members may vary from these ratios and returns. Total returns assumes reinvestment of distributions to partners.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after September 30, 2025 up through December 24, 2025, the date these consolidated financial statements were available for issue. Adjustments or additional disclosures, if any, have been included in these consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT

FUND, LLC SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

SEPEMBER 30, 2025

(Unaudited)

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND SUBSIDIARIES

i

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY

SEPTEMBER 30, 2025

(Unaudited)

ASSETS:

Investments in Private Investment Companies at Fair Value (cost $44,286,339)	$45,159,057
Investments in Securities at Fair Value (cost $130,942,484)	134,087,727
Cash	4,986,945
Interest Receivable	354,032
Other Assets	522,241

TOTAL ASSETS	$185,110,002

LIABILITIES AND MEMBERS’ EQUITY:

LIABILITIES:

Securities Sold Under Agreement to Repurchase	$73,945,010
Interest Payable on Repo Loans	232,818
Management Fee Payable	97,660
Accounts Payable and Accrued Expenses	767,881
Due to Affiliate	295,569

TOTAL LIABILITIES:	75,338,938

MEMBERS’ EQUITY:

Controlling Interest	106,505,719
Managing Member	3,265,345
Non-controlling Interest	-

TOTAL MEMBERS’ EQUITY:	109,771,064

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$185,110,002

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2025

(Unaudited)

INVESTMENT INCOME:

Interest Income	$13,555,804
Investment Income	1,696,021
Other Income	49,260

TOTAL INVESTMENT INCOME	15,301,085

EXPENSES:

Management Fees	1,239,991
Interest Expense	3,058,551
Administration Fees	204,090
Professional Fees	271,905
Other Expenses	150,531
Legal Expenses	5,614

TOTAL EXPENSES	4,930,682

NET INVESTMENT INCOME	10,370,403

NET REALIZED AND UNREALIZED GAIN (LOSS) :

Net Realized Gain on Investments in Securities	670,136
Net Change in Unrealized Loss on Investments in Private Investment Companies	(1,086,387)
Net Change in Unrealized Loss on Investments in Securities	(2,260,451)

NET REALIZED AND UNREALIZED LOSS	(2,676,702)

NET INCOME	7,693,701

LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	580,804

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$7,112,897

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2025

(Unaudited)

	Managing Member	Members	Controlling Interest	Non-controlling Interest	Total Equity
Members’ Equity December 31, 2024	$3,779,780	169,361,850	$173,141,630	$14,865,173	$173,141,630
Distributions	(1,201,827)	(69,281,636)	(70,483,463)	(15,445,977)	(70,483,463)
Incentive Allocation	687,392	(687,392)	-	-	-
Net Income	-	7,112,897	7,112,897	580,804	7,112,897
Members’ Equity September 30, 2025	$3,265,345	$106,505,719	$109,771,064	$-	$109,771,064

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2025

(Unaudited)

Cash Flows from Operating Activities:
Net Income	$7,693,701
Adjustments to Reconcile Net Income
Net Cash Used in Operating Activities:
Proceeds from Principal Payments on Securities	10,279,759
Proceeds from Disposition of Securities	62,231,731
Return on Capital from Private Investment Companies	10,947
Net Realized Gain on Investment in Securities	(670,136)
Net Change in Unrealized Loss on Investments in Private Investment Companies	1,086,387
Net Change in Unrealized Loss on Investments in Securities	2,260,451
Changes in Assets and Liabilities:
Interest Receivable	441,032
Other Assets	(262,578)
Management Fee Payable	(45,130)
Due to Affiliate	289,565
Accounts Payable and Accrued Expenses	257,832
Interest Payable on Securities Sold Under Agreement to Repurchase	(195,630)

Net Cash Provided by Operating Activities	83,377,931

Cash Flows from Financing Activities:
Distributions to Controlling Interests	(70,483,463)
Distributions to Non-controlling Interests	(15,445,977)
Proceeds from Securities Sold Under Agreement to Repurchase	(15,423,914)

Net Cash Provided by Financing Activities	(101,353,354)

Net Increase in Cash	(17,975,423)

Cash Beginning - January 1, 2025	22,962,368

Cash Ending - September 30, 2025	$4,986,945

Supplemental disclosure of cash flow data
Cash paid during the year for interest	$3,254,181

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF INVESTMENTS

SEPTEMBER 30, 2025

(Unaudited)

Description of Investments

(Percentage represents the fair value of the investment category to the members’ equity of the Company)

Issuer	Reference Rate	Total Return	Spread (DM)	Maturity Date	Principal Amount	Fair Value	Footnotes
Investments in securities, at fair value (163.3%)
FHMS KLU3 Mortgage Trust Multifamily X1	FIXED RATE		4.84%	11/25/2028	133,224	9,583	(2)
FRESB 2021-SB89 Mortgage Trust Multifamily X1	SOFR	13.12%	9.37%	6/25/2041	3,570,369	72,797	(1)(2)
FRESB 2021-SB85 Mortgage Trust Multifamily X1	SOFR	5.29%	1.54%	3/25/2041	2,653,268	72,675	(1)(2)
FRESB 2021-SB92 Mortgage Trust Multifamily X1	SOFR	11.42%	7.67%	8/25/2041	1,444,809	40,529	(1)(2)
Total Interest Only Securities (cost $195,584)						$195,584

Debt investments

FHMS MSC Mortgage Trust Multifamily X1	SOFR	7.47%	3.72%	5/25/2052	10,000,000	11,246,440	(1)(2)
FREMF 2020-KF92 Mortgage Trust Multifamily C	SOFR	10.38%	6.63%	10/25/2030	7,700,990	7,690,218	(1)(2)
FHMS 21K-KF114 Mortgage Trust Multifamily CS	SOFR	10.03%	6.28%	5/25/2031	30,503,685	29,836,493	(1)(2)(4)
FREMF 2024-K521 Mortgage Trust Multifamily C	FIXED RATE	9.30%		5/16/2024	7,297,244	6,826,314	(2)(4)
FREMF 21K-F106 CD Mortgage Trust Multifamily C	SOFR	10.03%	6.28%	2/25/2031	4,025,075	4,016,238	(1)(2)(4)
FREMF 2018-KF86 Mortgage Trust Multifamily C	SOFR	13.27%	9.52%	8/25/2027	14,369,970	14,263,508	(1)(2)(4)
FREMF 2018-KF37 Mortgage Trust Multifamily C	SOFR	7.92%	4.17%	6/25/2027	23,969,770	23,826,834	(1)(2)(4)
FREMF 2024-K525 Mortgage Trust Multifamily C	FIXED RATE	8.57%		5/25/2029	31,429,239	28,526,365	(2)(4)
FREMF 2024-K514 Mortgage Trust Multifamily C	FIXED RATE	9.06%		12/25/2028	8,082,916	7,659,733	(2)(4)
Total Commercial Mortgage Backed Securities (cost $133,892,143)						$133,892,143
Total Investments in securities, at fair value (cost $134,087,727)						$134,087,727

*Investments in private investment companies, at fair value (25.19%)
PFMP-KF96, LLC (invested through PFMP-KF96 Investors, LLC)	SOFR	8.73%	4.98%		$9,734,685	$9,861,538	(1)(2)(5)
PFMP-Origin Investments, LLC (invested through PFMP-Origin, L.P.)	FIXED RATE	10.51%			$25,277,734	30,961,499	(2)(5)
PFMP-Origin Investments II, LLC (invested through PFMP-Origin, L.P.)	SOFR	15.10%	11.35%		$9,273,920	4,336,020	(1)(2)(5)
Total Investments in private investment companies, at fair value (cost $45,159,057)						$45,159,057
Total Investments, at fair value (cost $179,246,784)						$179,246,784

The accompanying notes are an integral part of these consolidated financial statements.

*At September 30, 2025, the Fund’s proportionate share of ownership of the following issuers represented more than 5% of the Fund’s net assets. The Fair Value below does not include the impact of debt held by the Private Investment Companies:

Description	Fair Value	Percentage of Net Assets
Investment held by PFMP-KF96,LLC. FREMF 2021-KF96 CS Mortgage Trust Multifamily Pass-Through Certificates Class CS, Series2021-KF96, CL 8.68% (Libor+8.60%),12/25/30	$5,848,567	5.33%

Investment held by PFMP-Origin, L.P. FREMF 2022-K747 Mortgage Trust Multifamily Pass-Through Certificates Class D, Series 2022-K747 0.00% (BEY*Yield of 8.35%), 12/25/2028	$40,765,700	37.14%

FREMF 2022-KF139 Mortgage Trust Multifamily Pass-Through Certificates Class C, Series 2022-KF139 5.25% (1ML+5.25%), 6/25/2032	$13,596,469	12.39%

Notes to Schedule

Below represent footnotes to the combined consolidated schedule of investments. All investments are within the real estate industry in the United States (in USD) and valued in accordance with the procedures described in Note 3.

(1)	This investment has a floating interest rate. Coupon rate, reference index and spread shown at September 30, 2025.

(2)	Security in which significant unobservable inputs (Level 3) were used in determining fair value. See the accompanying notes to the financial statements for an explanation of this hierarchy, as well as a list of significant unobservable inputs used in the valuation of these instruments.

(3)	Non-income producing investment. Security is accruing value and expected to yield income at maturity.

(4)	Position has been segregated as collateral for a repurchase agreement. See below and Note 5 for more discussion.

Principal Amount ($)		Interest Rate %)	Maturity	Fair Value
	REVERSE REPURCHASE AGREEMENTS — (34.87)%
$(7,721,000)	Royal Bank Canada Reverse Repo	5.569%	10/3/2025	$11,246,440
(1,994,000)	Royal Bank Canada Reverse Repo	6.169%	11/5/2025	4,016,238
(3,375,000)	Royal Bank Canada Reverse Repo	6.169%	11/5/2025	6,826,314
(3,800,000)	Royal Bank Canada Reverse Repo	6.169%	11/5/2025	7,659,733
(4,613,000)	Royal Bank Canada Reverse Repo	5.969%	11/4/2025	7,690,218
(13,999,000)	Royal Bank Canada Reverse Repo	5.894%	12/15/2025	28,526,365
(17,899,082)	Barclays Bank PLC Reverse Repo	5.490%	12/29/2025	29,836,493
(7,289,000)	Royal Bank Canada Reverse Repo	5.863%	10/4/2025	14,263,508
(13,254,928)	Barclays Bank PLC Reverse Repo	5.863%	10/20/2025	23,826,834

	TOTAL REVERSE REPURCHASE AGREEMENTS (Proceeds $(73,945,010))			$133,892,143

(5)	Investments were made as a limited partner and are subject to a joint venture agreement.

SOFR	Secured Overnight Financing Rate

LLCH	Limited Liability Company

LP	Limited Partnership

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 1 - Nature of Company

Organization

Origin Multifamily Credit Fund (“MCF”) was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act on March 21, 2021 and operated pursuant to an Operating Agreement, dated as of April 23, 2021, between Origin MCF Manager, LLC, a Delaware limited liability company (the “Initial Managing Member”), Origin MCF Investco, LLC, a Delaware limited liability company (the “Initial Investment Manager”), and those Persons identified as members in and pursuant to that certain Operating Agreement dated as of April 23, 2021 (the “Original Agreement”). On July 7, 2021, the then-current members of MCF enter into an Amended and Restated Operating Agreement (“First A&R Agreement”) to permit the admission of additional members and to amend and restate the Original Agreement. On September 30, 2021, the then-current members of MCF entered into the Second Amended and Restated Operating Agreement (“Second A&R Agreement”), which amended and restated the First A&R Agreement. MCF operates pursuant to the Second A&R Agreement, as amended pursuant to that certain First Amendment to the Second Amended and Restated Operating Agreement, dated as of March 1, 2023, by and among Initial Managing Member, OIG-MCF Manager, LLC, a Delaware limited liability company (“Managing Member”) as successor-in-interest to Initial Managing Member, Initial Investment Manager, Origin Credit Advisors, LLC, a Delaware limited liability company (“Investment Manager”) as successor-in-interest to Initial Investment Manager, and those Persons identified as members set forth in the books and records of MCF from time to time (as amended, the “MCF Agreement”). Investment Members are admitted to MCF at the discretion of the Managing Member.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 1 - Nature of Company (continued)

Organization (Continued)

The Company’s primary investment objective is to generate current income and capital appreciation predominantly through B-Piece Certificates of Commercial Mortgage-Backed Securities (“CMBS”) and Interest-Only Strips. B-Piece Certificates generally represent the most subordinated tranche of debt within certificates issued by real estate mortgage investment conduit securitizations of pools of Federal Home Loan Mortgage Corporation (“Freddie Mac” or “FM”) multifamily mortgage loans (the “Investments”), commonly known as “K-Deals.” Interest-Only Strips consist of interest-only tranches of Freddie Mac K-Deal certificates.

The Company formed a subsidiary, Origin MCF REIT, LLC (the “REIT”), a Delaware limited liability company. The Company was the sole member of the REIT at formation. See Preferred Equity in Note 4 related to the admittance of preferred equity shareholders into the REIT post formation.

Origin MCF Manager, LLC formed a subsidiary, Origin MCF Holding, LLC (“Holding”), a Delaware limited liability company. Both REIT and Origin MCF Parallel Fund, LP (“Parallel”), an affiliated fund were admitted to Holding, as the sole Investment Members. Holding’s primary investment objective is acquiring, directly or indirectly, holding for investment, converting and distributing or otherwise disposing of investments and engaging in such additional acts and activities and conducting such other businesses related or incidental to the foregoing as the Managing Member shall reasonably deem necessary or advisable.

The Company shall continue indefinitely, provided however, the Company shall be dissolved upon the occurrence of any events set forth in the Operating Agreement (the “Agreement”).

The Company is not registered as an investment company and is not subject to the investment restrictions limitations on transactions with affiliates and other provisions of the Investment Company Act of 1940, as amended (the “Company Act”), in reliance upon an exemption from such registration provided in Section 3(c)(7) of the Company Act. All Investor Members in the Company are qualified purchasers.

Parallel a minority owner of Holdings and is included in the consolidated financial statements of the Company as a non-controlling interest.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 1 - Nature of Company (continued)

Organization (Continued)

Managing Member

The Managing Member has control and authority with respect to the management of the Company’s business.

OIG-MCF Manager, LLC (the “Investment Manager”), a Delaware limited liability company, and an affiliate of the Managing Member serves as the investment manager of the Company pursuant to an investment management agreement (the “Investment Management Agreement”). The Investment Manager, in consultation with the Managing Member, is responsible for implementing the investment program of the Company, the day-to-day management of the Company, and the performance of administrative and oversight functions with respect to the Company. The Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company qualifies as an investment company defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services – Investment Companies and therefore is applying the specialized accounting and reporting guidance in ASC Topic 946.

The accompanying financial statements include the accounts of the Company, the REIT, and the Holding. All significant inter-company balances and transactions have been eliminated in consolidation. Non-controlling interests in financial statements require that ownership interests in subsidiaries held by parties other than the parent (i.e. non-controlling interests) be accounted for and presented as equity, rather than as a liability. The non- controlling interest represents Parallel’s investment in Holdings.

Cash

The Company maintains its cash with several institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) and at times may be in excess of federally insured legal limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. At September 30, 2025, the Company had cash balances in excess of FDIC limits. The Company has not experienced any losses in such accounts.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Portfolio Valuation

All investments are recorded at their estimated fair value, as described in Note 3.

Investments

The Company’s investments are comprised of equity in underlying limited liability companies (“Private Investment Companies”), CMBS, and Interest-Only Strips issued by real estate mortgage investment conduit securitizations of pools of Federal Home Loan Mortgage Corporation (“Freddie Mac”) multifamily mortgage loans, commonly known as “K-Deals” and are reflected in the consolidated statement of assets, liabilities and members’ equity at their estimated fair values. The Company capitalizes all direct third party costs that are related to the acquisition of limited liability company investments as part of the original investment cost.

The Company measures fair value in accordance with Financial Accounting Standards Board ASC 820 (“FASB ASC 820”), Fair Value Measurements, which establishes a fair value measurement framework, provides a single definition of fair value, and requires expanded disclosure summarizing fair value measurements. FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumption that market participants would use in pricing an asset or liability.

FASB ASC 820 establishes a hierarchy which groups investments measured at fair value into three levels, based on the markets in which the assets are traded, if any, and the observability of the assumptions used to determine fair value. These levels are as follows:

Level I – Fair value is based on unadjusted quoted prices for identical investments traded in active markets as of the reporting date.

Level II – Pricing inputs other than quoted prices included within Level I, which are either directly or indirectly observable as of the reporting date. Fair values are obtained from third party pricing services for comparable investments, quoted prices for identical investments in markets that are not active, or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III – Pricing inputs that are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Fair values are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Investments (Continued)

In general, the input values used in fair value measurement are unobservable; therefore, the CMBS and Interest-Only Strip investments are classified as Level III under FASB ASC 820 fair value hierarchy.

The fair value of the investment in an underlying limited liability company has been estimated using the net asset value (“NAV”) as the practical expedient of the Company’s ownership interest in the members’ capital of the Private Investment Companies. In accordance with the authoritative guidance on fair value measurement and disclosures under U.S. GAAP, as a practical expedient, an entity holding member interests in another entity that calculates net asset value per share or its equivalent (NAV) for which the fair value is not readily determinable, is permitted to measure the fair value of such interests on the basis of that asset value per share or its equivalent without adjustment.

The realized gain or loss on investments is measured as the excess of net sales proceeds over the cost of the investment. The realized gain or loss on investments and the change in unrealized gain or loss on investments represents the difference between the fair value and the cost of the investments. Both accounts are reflected as separate components of income and loss in the consolidated statement of operations.

Earnings from investments in private investment companies are reflected in the consolidated statement of operations which reflect the Company’s allocable share of cash distributions of income received by the Company from investments in private investment companies. The Company’s share of income earned but not distributed, or losses incurred from investments in private investment companies are taken into consideration in the recognition of any unrealized gain or loss on the investment in private investment companies. Investments in private investment companies reflect the Company’s allocable share of fair value of the underlying entities’ investment interests pursuant to the distribution provisions provided for in the applicable underlying operating agreements.

The value of the Company’s investments may be impacted by factors affecting the securities markets generally such as adverse economic conditions, changes in industrial and international conditions, changes in taxes, prices and costs, supply and demand for particular investments, fluctuations in interest rates, significant government policy announcements, the confidence of investors generally, and other factors of a general nature that are beyond the control of the Company. As a result, amounts ultimately realized from the investments may vary significantly from the estimates of fair values presented, and the differences could be material to the consolidated financial statements.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue and Expense Recognition

Investment transactions are accounted for on a trade-date basis. The specific identification basis is used to determine realized gains and losses. Interest income is recorded on an accrual basis. The Company elected not to measure an allowance for credit losses for accrued interest receivable.

Income Taxes

No provision for income taxes is necessary in the financial statements of the Company because limited liability companies are generally not subject to income tax at the entity level. All income and losses accrue directly to the members and are reported by them individually for tax purposes.

The REIT subsidiary is taxed as a real estate investment trust under section 856(c) of the Internal Revenue Code. REITs are generally not subject to Federal and state income taxes. To maintain qualification as a REIT, the REIT subsidiary must distribute at least 90% of their taxable income to their shareholders and meet certain other requirements. As REITs, the REIT subsidiary will be permitted to deduct dividends paid to their shareholders, eliminating the Federal taxation of income represented by such dividends paid to the shareholders at the REIT subsidiary level. REITs are subject to a number of organizational and operational requirements. If the REIT subsidiary fails to qualify as a REIT in any taxable year, they will be subjected to Federal and state income tax on their taxable income at regular corporate rates. The REIT subsidiary may also be subject to certain state, local and franchise taxes. Under certain circumstances, Federal income and excise taxes may be due on the REIT subsidiary undistributed taxable income.

The Company is required to determine whether its tax positions are “more likely than not” to be sustained on examination by the applicable taxing authority, based on the technical merits of the position. The Company recognizes the tax benefits of uncertain tax positions only when the position is “more likely than not” to be sustained, assuming examination by tax authorities. The tax benefit recognized is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Tax positions not deemed to meet a “more likely than not” threshold would be recorded as a tax expense in the current year.

The tax returns of the Company and the REIT subsidiary are open and subject to examination since inception.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Securities Sold Under Agreements To Repurchase

Securities sold under agreements to repurchase (“Repo”) transactions are treated as collateralized financial transactions. In addition, interest is included in interest expense and interest payable, respectively. The Fund may provide securities to counterparties to collateralize amounts borrowed under Repos on terms which may permit the counterparties to re-pledge or resell the securities to others. In the event of a counterparty default, realization of the collateral may be delayed or limited.

Professional Fees

Costs incurred in connection with operations and investments that are no longer being pursued by the Company are expensed. Additionally, any professional fees that relate to investments that are not directly related to the acquisition of the particular investment are expensed.

Distributions and Withdrawals

The Managing Member may, in its sole discretion, cause the Company to make such distributions at such times and in such amounts as the Managing Member will determine in its sole discretion. The Company is not required to make distributions to the Members. However, the Managing Member intends to distribute the Company’s income on a quarterly or other periodic basis, after payment of Company expenses as determined by the Managing Member, in such amounts as determined by the Managing Member in its sole discretion. Each Member will initially receive distributions in the form of cash, unless the Managing Member decides to offer, and such Member elects to receive, additional Shares in lieu of cash distributions.

No Member shall be entitled to withdrawal from the Company on demand. The Managing Member from time to time shall cause the Company to repurchase shares pursuant to a written tender offer. Following the second anniversary after the date the last Investor Member is admitted to the Company, the Company intends to issue redemption offers from time to time, but no more than once per year, as set forth in the Operating Agreement.

Concentration of Credit Risk

Financial instruments that are potentially subject to credit risk include cash and money market accounts held with major financial institutions which are insured by the FDIC and SIPC. From time to time, the Company maintains cash balances at institutions that are in excess of the maximum insured amounts.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates, and those differences may be material.

Risks and Uncertainties

In the normal course of business, the Company encounters, or may encounter, two significant types of economic risk: credit and market. Credit risk is the risk on the Company’s investments that result from a borrower’s, derivative counterparty’s or lessee’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments due to changes in interest rates, spreads or other market factors, including the value of the collateral underlying loans and securities and held by the Company. The Managing Member believes that the fair value of the Company’s investments is reasonable taking into consideration these risks.

Note 3 – fair value measurments

The Company’s investments are recorded at fair value and have been categorized based upon the fair value hierarchy. The table below represents information about the Company’s assets measured at fair value as of September 30, 2025:

Description	Level I	Level II	Level III	Total
Assets:
Investments in Securities at Fair Value	$-	$-	$134,087,727	$134,087,727
Total investments in the fair value hierarchy	$-	$-	$134,087,727	134,087,727
Investment measured at net asset value {a}				45,159,057
				$179,246,784

{a} In accordance with Subtopic 820-10, certain investments that were measured at net asset value per share (or its equivalent) have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the line items presented in the combined consolidated statement of assets, liabilities and members’ equity.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 3 – fair value measurments (continued)

The following table shows quantitative information about significant unobservable inputs and valuation methods related to the Level 3 fair value measurements of the Company’s Level 3 investments as of September 30, 2025.

Asset Class	Fair Value at September 30, 2025	Valuation Technique	Unobservable Inputs	Range of Inputs

Controlling Class Certificates-Assets	133,892,143	Income approach discounted cash flows	Discount Rate Weighted Average Life Prepayment Rates	7.47% - 15.10% 1.08% - 26.42% 21.16 CPR - 27.40 CPR {b}

Interest-Only Strips	195,584	Income approach discounted cash flows	Discount Rate Weighted Average Life Prepayment Rates	5.29% - 13.12% 2.92% - 15.67% 3/3/25 CPR, 100 CPY {b}

	$134,087,727

{b}	CPR: Conditional Prepayment Rate: An estimate of the percentage of a loan pool’s principal that is likely to be paid off prematurely.
CPY: Constant Prepayment Yield: An assumed constant rate of prepayment each month, expressed as an annual rate.

For the year ended September 30, 2025, the Company made no purchases in Level 3 investments in securities

Valuation Techniques

The estimated fair value of investments is determined by the Managing Member using methods considered by the Managing Member to be most appropriate for the type of investment. These methods may include, but are not limited to, (i) purchasing cost, (ii) pricing spreads and discount rates of comparable transactions (iii) default rates (iv) conditional prepayment rates (v) recovery rates (vi) expected yields to maturity (vii) estimated cash flows from underlying investments (ix) estimated liquidated value (x) prices received in received private placements of investments of the same issuer and prices recently received by comparable companies in the same or similar industries (xi) internally prepared discounted cash flow estimates or income capitalization approach, (xii) and independent pricing service.

The estimated fair value of the CMBS and Interest-Only Strips is based on a variety of factors including, but not limited to, economic strength of the investment, estimated present value of the discounted cash flows of its projected future benefits, valuations obtained from an independent valuation expert, and other factors.

The fair value of investments does not reflect transaction sales costs, which may beincurred upon their disposition. The estimated fair values may vary significantly from the prices at which the investment would sell, since market prices of the investments can only be determined by negotiation between a willing buyer and seller. Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 3 – fair value measurments (continued)

The investment in a private investment company is valued, as a practical expedient, utilizing the NAV’s provided by the underlying investee fund, without adjustment, when the NAV of the investment is calculated in a manner consistent with U.S. GAAP for investment companies. The Company applies the practical expedient to its investment in the limited liability company on an investment-by-investment basis, and consistently with the Company’s entire position in a particular investment. The underlying investment of the investee fund is accounted for at fair value as described in the investee fund’s financial statements, all of which are subject to third party annual audit.

Note 4 – Members’ Equity Transactions

Equity Contributions

Each Investor Member admitted to the Company committed a specific dollar amount to be drawn down in accordance with the terms of the Operating Agreement. As of September 30, 2025, the Company had total capital commitments of $181,448,284, of which $107,987,831 (100%) had been contributed, resulting in no aggregate remaining capital commitments. In connection with the initial contribution and during the first fiscal year of the Company, an Investor Member shall be issued an amount of units. For each subsequent capital contribution after the first fiscal year of the Company, an Investor Member may be issued an additional amount of units.

Equity Distributions

Distributions shall be distributed to the Investor Members at such amounts as the Managing Member determines in its reasonable discretion. Generally, the Managing Member expects to cause the Company to make distributions to Investor Members as soon as practicable following the end of each quarter, but reserves the right to make distributions at other times. For the nine month ended September 30, 2025, $85,934,981 was distributed by the Company, of which $1,201,827 was incentive allocation distributed to the Managing Member.

Preferred equity shareholders in the REIT are entitled to receive distributions semi-annually at a per annum rate equal to 12.0% of the liquidation value of $500 per unit. As of September 30,2025, $5,541 was distributed by the REIT.

Allocation of Profits and Losses

Pro-rata profit or loss for any fiscal period shall be initially allocated as of the end of such fiscal period to the capital accounts of all Investor Members in proportion to their respective Company units as of the ending of such fiscal period, and then further adjusted, to the extent required for incentive allocations.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 4 – Members’ Equity Transactions (continued)

Incentive Allocation

Each Member’s share of any distribution shall be divided between such Member and the Managing Member as follows: (i) first, 100% to such Member until the unreturned Capital Contributions of such Member have been reduced to zero; (ii) second, 100% to such Member until the cumulative amount distributed to such Member is equal to a preferred return equal to seven percent (7%) on such Member’s aggregate unreturned Capital Contributions (“Preferred Return”); (iii) third, (A) 50% to the Managing Member and (B) 50% to such Member, until the Managing Member has received cumulative distributions pursuant to this clause (iii) equal to ten percent (10%) of the aggregate amount of distributions under clause (ii) above and this clause (iii); and (iv) thereafter, (A) ten percent (10%) to the Managing Member and (B) ninety percent (90%) to such Member. For the nine month ended September 30, 2025, the Managing Member was allocated $687,392 of incentive allocation. From inception through September 30, 2025, $5,287,943 of incentive allocation has been allocated to the Managing Member.

Non-controlling Interst

As of September 30, 2025, the Company had a preferred equity represented by shares of cumulative non-voting preferred stock of the REIT subsidiary held by outside shareholders of the Company. The preferred equity shareholders in the REIT subsidiary do not participate in the operations of the REIT; rather they are paid a preferred annual return.

The non-controlling interest attributable to Parallel Fund is presented separately in the accompanying consolidated financial statements in accordance with GAAP. As of September 9, 2025, the Company distributed $15,377,936 to Parallel. Accordingly, at September 30, 2025, there is $0 of non-controlling shareholders’ interests presented as a component of members’ equity on the Company’s consolidated statement of assets, liabilities, and members’ equity and consolidated statement of changes in members’ equity.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 5 – Securities Sold Under Agreement to Repurchase

The Company provides securities to counterparties to collateralize amounts borrowed under Repos on terms which permit the counterparties to re-pledge or resell the securities to others. In the event of a counterparty default, realization of the collateral may be delayed or limited. Interest expense incurred on these transactions is recorded within the interest expense on the consolidated statement of operations.

The following table presents, as of September 30, 2025, the gross liability for securities sold under agreement to repurchase disaggregated by type of collateral pledged and by remaining contractual maturity of the agreements:

	As of September 30, 2025 Remaining Contractual Maturity of the Agreement
	Overnight and Continuous	Up to 30 days	30-90 days	Greater than 90 days	Total
Securities sold under agreement to repurchase
Commercial Mortgage-Backed Securities —	-	$28,264,928	$45,680,082	-	$73,945,010
Total	-	$28,264,928	$45,680,082	-	$73,945,010

At September 30, 2025, the Company pledged the following securities, which are included in investments in securities in the consolidated statement of assets, liabilities, and members’ equity as collateral for its securities sold under agreement to repurchase:

Type of Collateral	Contracted Repurchase Price	Fair Value
Securities sold under agreement to repurchase
Commercial Mortgage-Backed Securities — Total	$73,945,010	$133,892,143

At September 30, 2025, the terms of the Company’s securities sold under agreement to repurchase included interest rates of 5.57% to 6.16% and maturity dates from 10/3/2025 through 12/29/2025.

The Company is required to disclose the impact of offsetting of assets and liabilities represented in the consolidated statement of assets, liabilities, and members’ equity to enable users of the financial statements to evaluate the effect or potential effect of netting arrangements on its financial position for recognized assets and liabilities. All financial instruments are recorded on a gross basis on the consolidated statement of assets, liabilities, and members’ equity. In connection with its securities sold under agreement to repurchase and related agreements, the Company and its counterparties are required to pledge collateral. Cash or other collateral is exchanged as required with each of the Company’s counterparties in connection with securities sold under agreement to repurchase. The Company maintains master netting agreements with all of its counterparties.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 5 – Securities Sold Under Agreement to Repurchase (CONTINUED)

The following table provides disclosure regarding the potential effect of offsetting of the Company’s recognized assets and liabilities presented in the consolidated statement of assets, liabilities, and members’ equity as of September 30, 2025:

September 30, 2025	Gross Amounts of Liabilities Presented in the Combined Consolidated Statement of Assets, Liabilities, and Members’ Equity	Financial Instruments Available for Offset	Financial Collateral Pledged/(Received)*	Net Amount
Liabilities:
Securities sold under agreement to repurchase	$73,945,010	-	$133,892,143	-

Note 6 - Related Party Transactions

Due to Affiliate

Origin Investments Group LLC, an affiliate of the Company, paid certain expenses on behalf of the Company for the year ended September 30, 2025. At September 30, 2025, $5,791 is included is due to affiliate in the accompanying statement of assets, liabilities and members’ equity.

Members

Certain Investor Members are affiliated with the Managing Member. The aggregate value of the affiliated investor members’ share of members’ equity at September 30, 2025, is approximately $1,333,080 comprising 1.21% of total equity.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 6 - Related Party Transactions (continued)

Management Fees

Pursuant to the Operating Agreement, the Investment Manager shall be entitled to a management fee for each Class of Interests, as outlined below, equal to the management fee multiplied by: (i) until the end of the Commitment Period, the aggregate Commitments to the Company of such Class of Interests as of the first day of that calendar quarter; and (ii) all of such Member’s units, after taking into account any capital contributions, as of the beginning of each calendar quarter. The management fee shall be debited directly from the applicable Member’s capital accounts outlined in the Operating Agreement.

The management fee percentage applicable is based on each Member’s Capital Commitment, calculated as follows:

●	1.35% per annum with respect to an aggregate Commitment greater than or equal to $100,000 and less than or equal to $999,999; and

●	1.15% per annum with respect to an aggregate Commitment greater than or equal to $1 million and less than or equal to $4,999,999; and

●	0.95% per annum with respect to an aggregate Commitment greater than or equal to $5 million and less than or equal to $14,999,999; and

●	0.85% per annum with respect to an aggregate Commitment greater than $15 million

The Managing Member with consent of the Investment Manager may, in its sole discretion, reduce the Management Fee paid by the Company and charged against capital accounts of certain Investor Members to reflect the reduction or waiver of the management fee with respect to any such Investor Members for whom the Managing Member, in its sole and absolute discretion, reduces or waives the management fee, provided, however, that any such waiver shall not result in an increase in the management fee assessed on any other Member’s capital account.

For the nine month ended September 30, 2025, the Company incurred $1,239,991 in management fees payable to the Investment Manager. As of September 30, 2025, $97,660 remained payable and is included in management fee payable on the accompanying consolidated statement of assets, liabilities and members’ equity. For the nine month ended September 30, 2025, $1,285,121 in management fees were paid.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 7 – Off-Balance Sheet and Other Concentration of Risks

Financial Instruments

There can be no assurance that the Investment Manager will be successful in implementing the Company’s investment strategy. This could have a material adverse effect on the Company’s operations.

Limited Liability Company investments are illiquid, and the Company may not be able to sell its investment as planned or in response to changes in economic or other conditions. If income from investments declines while the related Company expenses do not decline, the Company’s income and cash available for distribution to Members would be adversely affected.

In the normal course of its business, the Company enters into financial transactions where the risk of potential loss due to changes in the market (market risk) or failure of the other party to the transaction to perform (credit risk) exceeds the related amounts recorded. General risks of the property include, but are not limited to: uncertainty of cash flow to meet fixed and other obligations; adverse changes in local market conditions, population trends, general economic conditions and local unemployment conditions; changes in fiscal policies; competition from other properties; and uninsured losses and other risks that are beyond the control of the Company. There can be no assurance of profitable operations because the cost of owning the Company’s investments may exceed the income produced.

Note 8 – Guarantees

In the normal course of its operations, the Company enters into contracts and agreements that contain indemnifications and warranties. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

ORIGIN MULTIFAMILY CREDIT FUND, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 9 - Financial Highlights

Financial highlights for the period ended September 30, 2025 are as follows:

Internal rate of return (“IRR”)
December 31, 2024	8.94%
September 30, 2025	8.26%
Total expenses	3.09%
Incentive allocation	0.43%
Total expenses and incentive allocation	3.52%
Net investment income (1)	6.50%

Internal Rate of Return

This IRR was computed based on the actual dates of the cash inflows (equity contributions), outflows (distributions) and the ending net assets at the end of the period (residual value) of the Non-Managing Members’ equity accounts.

(1)	The income and expense percentages are calculated for the Non-Managing Member class taken as a whole. The computation of such percentages is based on the amount of income recognized and expenses assessed with respect to the participating Non- Managing Member class over the average Non-Managing Member month end equity.

The net investment income (loss) ratio does not reflect the effect of incentive allocation to the General Partner.

Note 10 - Subsequent Events

The Company evaluated all events and transactions that occurred after September 30, 2025 up through December 24, 2025, the date these consolidated financial statements were available for issue. Adjustments or additional disclosures, if any, have been included in these consolidated financial statements.

OSCF AGGREGATOR, LLC

FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

OSCF AGGREGATOR, LLC

OSCF AGGREGATOR, LLC

STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY

SEPTEMBER 30, 2025

(Unaudited)

ASSETS
Investments in Securities, at fair value (cost $183,538,242)	$194,133,027
Cash and cash equivalents	1,087,465
Interest receivable	633,720
Other assets	250,000
TOTAL ASSETS	$196,108,028

LIABILITIES AND MEMBERS’ EQUITY LIABILITIES
Securities sold under agreement to repurchase	$61,413,941
Accrued interest	194,564
Accrued expenses	60,296
Due to related parties	3,817
TOTAL LIABILITIES	61,673,247

MEMBERS’ EQUITY	134,434,781

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$196,108,028

The accompanying notes are an integral part of these financial statements

Page | 1

OSCF AGGREGATOR, LLC

STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2025

(Unaudited)

INVESTMENT INCOME
Investment income	$6,140,635
Interest income	449,115
Other income	122,052
TOTAL INVESTMENT INCOME	6,711,802

EXPENSES
Interest expense	2,937,791
General and administrative expenses	417,777
Professional fees	105,246
TOTAL EXPENSES	3,460,814

NET INVESTMENT INCOME	3,250,988

NET REALIZED AND UNREALIZED GAIN
Net change in realized gain on investments in securities	4,447,085
Net change in unrealized gain on investments in securities	3,401,577
NET REALIZED AND UNREALIZED GAIN	7,848,662

NET INCOME	$11,099,650

The accompanying notes are an integral part of these financial statements

Page | 2

OSCF AGGREGATOR, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2025

(Unaudited)

	Origin Strategic Credit Fund, LLC	Origin Strategic Credit Parallel Fund, LLC	Total
Beginning members’ equity, January 1, 2025	$85,816,504	$3,374,094	$89,190,598
Capital contributions	41,000,000	2,500,000	43,500,000
Capital distributions	(8,889,540)	(465,927)	(9,355,467)
Net income	10,498,798	600,852	11,009,650
Ending members’ equity, September 30, 2025	$128,425,762	$6,009,019	$134,434,781

The accompanying notes are an integral part of these financial statements

Page | 3

OSCF AGGREGATOR, LLC

STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2025

(Unaudited)

Cash flows from operating activities:
Net income	$11,099,650
Adjustments to reconcile net income to net cash used in operating activities
Purchase of investments in securities	(85,042,351)
Proceeds from principal payments on securities	4,616,824
Proceeds from sale of securities	25,105,903
Change in unrealized gain from investments in securities	(3,385,698)
Change in realized gain from investments in securities	(4,447,085)
Changes in other operating assets and liabilities:	(296,649)
Change in interest payable
Change in interest receivable	(268,917)
Change in other assets	5,349,177
Change in prepaid expenses	21,866
Change in accrued expenses and other liabilities	18,200

Net cash used in operating activities	(47,229,080)

Cash flows from financing activities:
Capital contributions	43,500,000
Capital distributions	(9,355,467)
Proceeds from securities sold under agreement to repurchase	14,068,910
Payments on securities sold under agreement to repurchase	(16,232,809)
Net cash provided by financing activities	31,980,634

Net change in cash and cash equivalents	(15,248,446)

Cash and cash equivalents, beginning of period	16,335,911

Cash and cash equivalents, end of period	$1,087,465

Supplemental cash flow information
Cash paid for interest	$3,312,857

The accompanying notes are an integral part of these financial statements

Page | 4

OSCF AGGREGATOR, LLC

SCHEDULE OF INVESTMENTS

SEPTEMBER 30, 2025

(Unaudited)

Issuer	Reference Rate	Total Return	Spread (DM)	Maturity Date	Principal Amount	Fair Value

Investments in securities, at fair value (144.41%)
Debt investments
Interest Only Strips (8.02%)
FREMF 2023-K161 X2A MTGE{ii}{iv}	FIXED RATE		8.36%	2033-10-25	$1,032,061,000	$5,752,398
FREMF 2023-K161 X2B MTGE{ii}	FIXED RATE		9.57%	2033-11-25	212,214,000	1,161,447
FREMF 2025-K759 X2A{ii}	FIXED RATE		8.88%	2032-01-26	158,640,891	731,223
FREMF 2025-K759 X2B{ii}	FIXED RATE		9.39%	2032-02-25	698,753,703	3,140,479
Total Interest Only Strips (cost $12,106,143)						$10,785,547

Commercial Mortgage Backed Securities (133.48%)
FREMF 2023-K161 D MTGE{ii}{iii}{iv}	FIXED RATE		9.24%	2033-11-25	$62,214,000	$29,901,318
FREMF 2024-K521{ii}{iv}	FIXED RATE		7.81%	2029-05-25	26,890,395	25,155,015
FREMF 21K-F106 CD MTGE{i}{ii}{iv}	SOFR	10.03%	6.28%	2031-02-25	21,354,797	21,313,757
FREMF 2024-K514 C{ii}{iv}	FIXED RATE		7.81%	2028-12-25	22,169,224	21,008,549
FREMF 2020-KF92 C 14.4%{i}{ii}	SOFR	10.38%	6.63%	2030-10-25	2,442,823	2,439,406
FREMF 2025-K759 D {ii}{iv}	FIXED RATE		8.42%	2032-02-25	42,875,891	25,286,953
FREMF 2018-KF43 Mortgage Trust Multifamily C{ii}	SOFR	10.27%	6.52%	2028-02-25	23,017,627	20,758,779
FREMF 2017-KW02 Mortgage Trust Multifamily C{ii}{iii}	FIXED RATE		8.95%	2027-01-25	37,647,401	33,577,645
Total Commercial Mortgage Backed Securities (cost $168,924,599)						$179,441,422

Debt securities (2.91%)
MF1 2024-FL16 E{i}{ii}	SOFR	8.65%	4.30%	2029-10-15	$2,000,000	$1,971,761
MF1 2025 FL-19 E{i}{ii}	SOFR	8.28%	3.93%	2030-05-20	500,000	500,398
BDS 2025-FL14 E 144A{i}{ii}	SOFR	7.95%	3.60%	2030-03-15	1,500,000	1,433,899
Total Debt securities (cost $2,507,500)						$3,906,058

Total Investments in securities, at fair value (183,538,242)						$194,133,027

The accompanying notes are an integral part of these financial statements

Page | 5

OSCF AGGREGATOR, LLC

Below represent footnotes to the combined consolidated schedule of investments. All investments are in the real estatement industry in the United States (in USD) and valued in accordance with the procedures described in Note 3.

{i}	This investment has a floating interest rate. Coupon rate, reference index and spread shown at September 30, 2025.

{ii}	Security in which significant unobservable inputs (Level 3) were used in determining fair value. See the accompanying notes to the financial statements for an explanation of this hierarchy, as well as a list of significant unobservable inputs used in the valuation of these instruments.
{iii}	Non-income producing investment. Security is accruing value and expected to yield income at maturity.
{iv}	Position has been segregated as collateral for a repurchase agreement. See below and Note 5 for more discussion.

Principal Amount ($)	Asset Class	Interest Rate (%)	Maturity	Fair Value
REVERSE REPURCHASE AGREEMENTS - (66.15%)
(10,487,000)	GOLDMAN SACHS & CO. LLC Reverse Repo	6.16%	2025-10-11	$21,313,757
(9,885,254)	GOLDMAN SACHS & CO. LLC Reverse Repo	5.91%	2025-10-11	21,008,549
(2,933,108)	GOLDMAN SACHS & CO. LLC Reverse Repo	5.96%	2025-10-11	5,752,398
(14,937,578)	GOLDMAN SACHS & CO. LLC Reverse Repo	5.96%	2025-10-11	29,901,318
(12,071,000)	ROYAL BANK OF CANADA Reverse Repo	5.93%	2025-12-15	25,155,015
(11,100,000)	ROYAL BANK OF CANADA Reverse Repo	5.90%	2025-12-06	25,286,953
TOTAL REVERSE REPURCHASE AGREEMENTS Proceeds ($ 61,413,940)				$128,417,990

SOFR - Secured Overnight Financing Rate

The accompanying notes are an integral part of these financial statements

Page | 6

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 1 - Nature of Company

Organization

OSCF Aggregator, LLC (the “Company”) was formed as a limited liability company under the Delaware Act pursuant to a Certificate of Formation filed in the office of the Secretary of State of Delaware on August 16, 2023, and pursuant to that certain Limited Liability Company Agreement dated as of August 16, 2023 (the “Prior Agreement”), entered into by OIG-ICF REIT, LLC, a Delaware limited liability company (the “REIT”). The Prior Agreement was amended on January 1, 2024, pursuant to that certain Amended and Restated Limited Liability Company Agreement, by and among OIG-SCF Manager, LLC, a Delaware limited liability company (the “Managing Member”), Origin Strategic Credit Fund, LLC, a Delaware limited liability company (the “Fund”), the REIT (together with the Fund, the “Main Fund Member”) and Origin Strategic Credit Parallel Fund, LLC, a Delaware limited liability company (the “Parallel Fund Member,” and together with the Main Fund Member, the “Members”) (such amended and restated agreement, the “Operating Agreement”).

The Company’s primary investment objective is to generate current income and capital appreciation predominantly through real estate assets, including securities, whole loans, other debt-oriented instruments and other financial assets, including Agency Commercial Mortgage-Backed Securities (“CMBS”), Non-Agency CMBS, tranches of Commercial Real Estate Collateralized Loan Obligations (“CRE CLOs”) and Single Asset Single Borrower loans (“SASBs”), Commercial Whole Loans and Commercial Mezzanine Loans.

The Company shall continue indefinitely, provided however, the Company shall be dissolved upon the occurrence of any events set forth in the Operating Agreement.

Managing Member

The Managing Member has control and authority with respect to the management of the Company’s business. Members are not involved in the control, management or operation of the Company.

Origin Credit Advisers, LLC (the “Investment Manager”), in consultation with the Managing Member, is responsible for implementing the investment program of the Company, the day- to-day management of the Company, and the performance of administrative and oversight functions with respect to the Company. The Investment Manager is registered as an investment advisor under the Investment Advisors Act of 1940.

Page | 7

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company qualifies as an investment company defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services – Investment Companies and therefore is applying the specialized accounting and reporting guidance in ASC Topic 946.

The Company’s results of operations for the nine months ended September 30, 2025 are not necessarily indicative of the results that may ultimately be realized for the full fiscal year ending December 31, 2025.

Cash

The Company maintains its cash with several institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) and at times may be in excess of federally insured legal limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. At September 30, 2025, the Company had cash balances in excess of FDIC limits. The Company has not experienced any losses in such accounts. The Company held no restricted cash at September 30, 2025.

Portfolio Valuation

All investments are recorded at their estimated fair value, as described in Note 3.

The Company measures fair value in accordance with Financial Accounting Standards Board ASC 820 (“FASB ASC 820”), Fair Value Measurements, which establishes a fair value measurement framework, provides a single definition of fair value, and requires expanded disclosure summarizing fair value measurements. FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumption that market participants would use in pricing an asset or liability.

FASB ASC 820 establishes a hierarchy which groups investments measured at fair value into three levels, based on the markets in which the assets are traded, if any, and the observability of the assumptions used to determine fair value. These levels are as follows:

Level I – Fair value is based on unadjusted quoted prices for identical investments traded in active markets as of the reporting date.

Page | 8

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Level II – Pricing inputs other than quoted prices included within Level I, which are either directly or indirectly observable as of the reporting date. Fair values are obtained from third party pricing services for comparable investments, quoted prices for identical investments in markets that are not active, or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III – Pricing inputs that are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Fair values are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques.

In general, the input values used in fair value measurement are unobservable; therefore, the investments are classified as Level III under FASB ASC 820 fair value hierarchy.

INVESTMENTS IN MARKETABLE SECURITIES

The Company’s investments in securities are comprised of CMBS, CRE CLEs and Interest- Only Strips issued by real estate mortgage investment conduit securitizations of pools of Federal Home Loan Mortgage Corporation (“Freddie Mac”) multifamily mortgage loans, commonly known as “K-Deals” and are reflected in the combined statement of assets, liabilities and members’ equity at their estimated fair value.

Securities sold under agreements to repurchase

Securities sold under agreements to repurchase (“REPO transactions”) are treated as collateralized financial transactions and are recorded at their contracted resell or repurchase amounts. In addition, interest on both types of transactions is included in interest expense and interest payable, respectively. The Fund may provide securities to counterparties to collateralize amounts borrowed under Repos on terms which may permit the counterparties to re-pledge or resell the securities to others. In the event of a counterparty default, realization of the collateral may be delayed or limited

Revenue and Expense Recognition

Investment transactions are accounted for on a trade-date basis. The specific identification basis is used to determine realized gains and losses. Interest income is recorded on an accrual basis. The Company elected not to measure an allowance for credit losses for accrued interest receivable. For nonpaying debt, interest is not accrued, and interest receivable is written off when deemed uncollectible.

Page | 9

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Income Taxes

No provision for income taxes is necessary in the financial statements of the Company because limited liability companies are generally not subject to income tax at the entity level. All income and losses accrue directly to the members and are reported by them individually for tax purposes. No income tax returns are currently under examination. The tax returns of the Company are open and subject to examination since inception.

The Company is required to determine whether its tax positions are “more likely than not” to be sustained on examination by the applicable taxing authority, based on the technical merits of the position. The company recognizes the tax benefits of uncertain tax positions only when the positions is “more likely than not” to be sustained, assuming examination by tax authorities. The tax benefit recognized is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Tax positions not deemed to meet a “more likely than not” threshold would be recorded as a tax expense in the current period.

The Company has determined there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions taken or expected to be taken as of September 30, 2025.

Professional Fees

Costs incurred in connection with operations and investments that are no longer being pursued by the Company are expensed. Additionally, any professional fees that relate to investments that are not directly related to the acquisition of the particular investment are expensed.

Concentration of Credit Risk

Financial instruments that are potentially subject to credit risk include cash and money market accounts held with major financial institutions which are insured by the FDIC and SIPC. From time to time, the Company maintains cash balances at institutions that are in excess of the maximum insured amounts. The Company mitigates this risk by depositing funds in financial institutions that management believes are financially sound.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of investments in real estate. Application of these assumptions requires the exercise of judgment as to future uncertainties. Actual results could differ from those estimates.

Page | 10

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

In the normal course of business, the Company encounters, or may encounter, two significant types of economic risk: credit and market. Credit risk is the risk on the Company’s investments that result from a borrower’s, derivative counterparty’s or lessee’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments due to changes in interest rates, spreads or other market factors, including the value of the collateral underlying loans and securities and held by the Company. The Managing Member believes that the fair value of the Company’s investments is reasonable taking into consideration these risks.

Note 3– investments

The Company’s investments are recorded at fair value and have been categorized based upon the fair value hierarchy. The table below represents information about Company’s assets measured at fair value as of September 30, 2025:

Description	Level I	Level II	Level III	Total
Assets:
Interest Only Strips	$-	$-	$10,785,547	$10,785,547
CMBS	-	-	179,441,422	179,441,422
Debt Securities	-	-	3,906,058	3,906,058
	$-	$-	$194,133,027	$194,133,027

For the nine months ended September 30, 2025, the Company purchased Level 3 investments for an aggregate amount of $85,042,351.

The following table shows quantitative information about significant unobservable inputs and valuation methods related to the Level 3 fair value measurements of the Company’s Level 3 investments as of September 30, 2025.

Page | 11

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 3 – investments (continued)

Type	Asset Class	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average) {a}
Investments in Securities at Fair Value	Interest Only Strips	$10,785,547	Income approach - discounted cash flows	Discount Rate - Weighted Average Life Prepayments Rates	8.36% -9.57% 6.25 – 8.08 100 CPY{a}

Investments in Securities at Fair Value	CMBS	179,441,422	Income approach - discounted cash flows	Discount Rate - Weighted Average Life Prepayments Rates	7.81% - 10.38% 1.25 – 8.08 0 CPR - 25 CPR{a}

Investments in Debt Securities	CRE CLO	3,906,058	Income approach - discounted cash flows	Discount Rate - Weighted Average Life Prepayments Rates	7.67% - 8.69% 4.00 – 4.58 0 CPR - 25 CPR{a}
		$194,133,027

{a}	CPR: Conditional Prepayment Rate: An estimate of the percentage of a loan pool’s principal that is likely to be paid off prematurely.
CPY: Constant Prepayment Yield: An assumed constant rate of prepayment each month, expressed as an annual rate.

Valuation Techniques

The estimated fair value of investments is determined by the Managing Member using methods considered by the Managing Member to be most appropriate for the type of investment. These methods may include, but are not limited to, (i) purchasing cost, (ii) pricing spreads and discount rates of comparable transactions (iii) default rates (iv) conditional prepayment rates (v) recovery rates (vi) expected yields to maturity (vii) estimated cash flows from underlying investments (ix) estimated liquidated value (x) prices received in received private placements of investments of the same issuer and prices recently received by comparable companies in the same or similar industries (xi) internally prepared discounted cash flow estimates or income capitalization approach, (xii) and independent pricing service.

The estimated fair value of the bonds is based on a variety of factors including, but not limited to, economic strength of the investment, estimated present value of the discounted cash flows of its projected future benefits, valuations obtained from an independent valuation expert, and other factors.

The fair value of investments does not reflect transaction sales costs, which may be incurred upon their disposition. The estimated fair values may vary significantly from the prices at which the investment would sell, since market prices of the investments can only be determined by negotiation between a willing buyer and seller. Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market prices.

Page | 12

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 4 – Members’ Equity Transactions

Equity Contributions

Each Member admitted to the Company contributed a specific dollar amount in accordance with the terms of the Operating Agreement. As of September 30, 2025, $145,425,699 has been contributed.

Equity Distributions

Distributions shall be distributed to the Members at such amounts as the Managing Member determines in its reasonable discretion. Generally, the Managing Member expects to cause the Company to make distributions to Members as soon as practicable following the end of each month but reserves the right to make distributions at other times. For the nine months ended September 30, 2025, $9,355,467 was distributed by the Company.

Allocation of Profits and Losses

Pro-rata profit or loss for any fiscal period shall be initially allocated as of the end of such fiscal period to the capital accounts of all Members in proportion to their respective Company units as of the ending of such fiscal period.

Page | 13

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 5 – Securities Sold Under Agreement to Repurchase

The Company provides securities to counterparties to collateralize amounts borrowed under Repos on terms which permit the counterparties to re-pledge or resell the securities to others. In the event of a counterparty default, realization of collateral may be delayed or limited. Interest expense incurred on these transactions is recorded within the interest expense on the combined consolidated statement of operations.

The following table presents, as of September 30, 2025, the gross liability for securities sold under agreement to repurchase disaggregated by type of collateral pledged and by remaining contractual maturity of the agreements:

	As of September 30, 2025 Remaining Contractual Maturity of the Agreement
	Overnight and Continuous	Up to 30 days	30-90 days	Greater than 90 days	Total
Securities sold under agreement to repurchase
Commercial Mortgage-Backed Securities	-	$35,309,832	$23,171,000	-	$58,480,832
Interest Only Strips	-	2,933,108	-	-	$2,933,108
Total	-	$38,242,940	$23,171,000	-	$61,413,940

At September 30, 2025, the Company pledged the following securities, which are included in investments in securities in the statement of assets, liabilities, and member’s equity as collateral for its securities sold under agreement to repurchase:

Type of Collateral	Contracted Repurchase Price	Fair Value
Securities sold under agreement to repurchase
Commercial Mortgage-Backed Securities	$58,480,832	$122,665,591
Interest Only Strips	$2,933,108	$5,752,399
Total	$61,413,940	$128,417,990

At September 30, 2025, the terms of the Company’s securities sold under agreement to repurchase included interest rates of 5.90% to 6.16% and maturity dates from October 11, 2025, through December 15, 2025.

Page | 14

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 5 – Securities Sold Under Agreement to Repurchase (Continued)

The Company is required to disclose the impact of offsetting of assets and liabilities represented in the statement of assets, liabilities, and members’ equity to enable users of the financial statements to evaluate the effect or potential effect of netting arrangements on its financial position for recognized assets and liabilities. All financial instruments are recorded on a gross basis on the statement of assets, liabilities, and members’ equity. In connection with its securities sold under agreement to repurchase and related agreements, the Company and its counterparties are required to pledge collateral. Cash or other collateral is exchanged as required with each of the Company’s counterparties in connection with securities sold under agreement to repurchase. The Company maintains master netting agreements with all of its counterparties.

The following table provides disclosure regarding the potential effect of offsetting of the Company’s recognized assets and liabilities presented in the statement of assets, liabilities, and members’ equity as of September 30, 2025:

	Gross Amounts of Liabilities Presented in the Statement of Assets, Liabilities, and Members’ Equity	Financial Instruments Available for Offset	Financial Collateral Pledged/ (Received)*

September 30, 2025 Liabilities:

Securities sold under agreement to repurchase	$61,413,940	-	$128,417,990

Note 6 – Off-Balance Sheet and Other Concentration of Risks

Financial Instruments

There can be no assurance that the Investment Manager will be successful in implementing the Company’s investment strategy. This could have a material adverse effect on the Company’s operations.

In the normal course of its business, the Company enters into financial transactions where the risk of potential loss due to changes in the market (market risk) or failure of the other party to the transaction to perform (credit risk) exceeds the related amounts recorded. General risks of the property include, but are not limited to: uncertainty of cash flow to meet fixed and other obligations; adverse changes in local market conditions, population trends, general economic conditions and local unemployment conditions; changes in fiscal policies; competition from other properties; and uninsured losses and other risks that are beyond the control of the Company. There can be no assurance of profitable operations because the cost of owning the Company’s investments may exceed the income produced.

Page | 15

OSCF AGGREGATOR, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Note 7 - Financial Highlights

Financial highlights for the nine months ended September 30, 2025, are as follows:

Total return	11.58%
Ratio to weighted average net assets
Total expenses	3.44%
Net investment income	3.23%

The ratios of expenses, and net investment income to average non-managing members’ equity are calculated for the Members, other than the Managing Member, as a whole, and such computation for individual Members may vary from these ratios and returns. Total returns assumes reinvestment of distributions to partners.

Note 8 – Subsequent Events

The Company evaluated all events and transactions that occurred after September 30, 2025, up through December 24, 2025, the date these financial statements were available for issue. Adjustments or additional disclosures, if any, have been included in these financial statements.

Page | 16

Appendix C

Origin Real Estate Credit Fund

Statement of Assets and Liabilities

As of July 18, 2025

Assets:
Cash	$100,000
Deferred offering costs	266,060
Receivable from Adviser for reimbursement of organizational costs	70,549
Total Assets	436,609

Liabilities:
Accrued offering costs	266,060
Accrued organizational costs	70,549
Total Liabilities	336,609

Net assets for shares of beneficial interest outstanding	$100,000

Net assets consist of:
Paid-in capital	$100,000

Class O Shares of beneficial interest outstanding (unlimited number of authorized shares, no par value common stock authorized)	10,000

Net asset value, offering and redemption price per share
$10.00

The accompanying notes are an integral part of these financial statements.

Origin Real Estate Credit Fund

Statement of Operations

For the One Day ended July 18, 2025

Expenses:
Organizational costs (Note 2)	$70,549
Less: Expense reimbursement by Adviser (Note 3)	(70,549)
Net Expenes	-

Net Investment Income	$-

Net Increase (Decrease) from Operations	$-

The accompanying notes are an integral part of these financial statements.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of July 18, 2025

(1) ORGANIZATION

Origin Real Estate Credit Fund (the “Fund”) was organized as a Delaware statutory trust on March 31, 2025 and is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund. Origin Credit Advisers, LLC (the “Adviser”) serves as the Fund’s investment adviser. The Fund’s primary investment objectives are to maximize current income and preserve investor capital, with a secondary focus on long-term capital appreciation. The Fund has no operations to date other than those relating to organizational matters, including the issuance of 10,000 Class O shares at $10.00 per share to its initial investor, the Adviser.

The Fund intends to offer four separate classes (each, a “Class”) of shares of beneficial interest (“Shares”) designated as Class A Shares, Class E Shares, Class I Shares and Class O Shares. Each Class of Shares is subject to different fees and expenses. The Fund may offer additional Classes of Shares in the future. Currently, only the Class O Shares are available for purchase. The Fund has applied for an exemptive order from the SEC with respect to the Fund’s multi-class structure. Class A Shares, Class E Shares and Class I Shares will not be offered to investors until the Fund has received an exemptive order permitting the multi-class structure. There is no assurance that the SEC will grant the exemptive relief requested by the Fund.

(2) SIGNIFICANT ACCOUNTING POLICIES

The Fund follows accounting and reporting guidance under Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services – Investment Companies. The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Share Valuation

The net asset value (“NAV”) will be calculated each day the New York Stock Exchange (the “NYSE”) is open by dividing the total value of the Fund’s assets, less liabilities, by the number of shares outstanding for the Fund.

Federal Income Taxes

The Fund intends to continue to qualify and elect to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, the Fund must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Fund’s annual REIT taxable income to the shareholders of the Fund (“Shareholders”) (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net investment income as calculated in accordance with U.S. GAAP). As a REIT, the Fund generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its Shareholders. Even if the Fund qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of July 18, 2025

Organizational and Offering Costs

Organization and offering costs shall mean all third-party charges and out-of -pocket costs and expenses incurred by the Fund and the Adviser in connection with the formation of the Fund, the offering of the Fund’s shares, and the admission of investors in the Fund, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of the interests in the Fund.

The Fund’s offering costs of $266,060 have been recorded as a deferred asset. These offering costs are accounted for as a deferred charge until Fund shares are offered to the public and will thereafter, be amortized to expense over twelve months on a straight-line basis. The Fund’s organizational costs of $70,549 consist primarily of costs to establish the Fund and enable it to legally conduct business. The Fund expenses organizational costs as incurred. Organizational costs incurred by the Fund will be reimbursed by the Adviser, some of which may be subject to recoupment by the Adviser, in accordance with the Fund’s Expense Limitation Agreement discussed in Note 3.

(3) FEES AND TRANSACTIONS WITH RELATED PARTIES

Investment Adviser

Under the terms of the Investment Management Agreement between the Fund and the Adviser, the Adviser is responsible for overseeing the management of the Fund’s activities, including investment strategies, asset allocation, leverage limitations, reporting requirements and other guidelines, in addition to the general monitoring of the Fund’s portfolio, subject to the oversight of the Board of Trustees (the “Board”). The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory services provided by the Adviser to the Fund. The Investment Management Fee is accrued daily and payable monthly and calculated at the annual rate of 1.25% of the Fund’s average daily net assets.

The Fund will also pay to the Adviser an incentive fee (the “Incentive Fee”) calculated and payable monthly in arrears in amount equal to 10% of the Fund’s realized “pre-incentive fee net investment income” for the immediately preceding month. “Pre-incentive fee net investment income” is defined as interest income, dividend income and any other income accrued during the calendar month, minus the Fund’s operating expenses for the month (including the Management Fee, expenses payable to the Administrator, any interest expense and dividends paid on any issued and outstanding preferred shares but excluding the Incentive Fee, any realized gains, realized capital losses or unrealized capital appreciation or depreciation).

The Adviser and the Fund have entered into an Expense Limitation Agreement (“ELA”) under which The Adviser agrees with the Fund to waive the Investment Management Fee and other fees and other fees, and to pay or absorb expenses of the Fund (a “Waiver”) so that the Total Annual Expenses of the Fund (excluding any (i) acquired fund fees and expenses, (ii) transactional costs, including legal costs and brokerage commissions, associated with the acquisition, monitoring and disposition of investments (including broken-deal expenses), (iii) interest payments incurred on borrowings by the Fund, (iv) fees and expenses incurred in connection with a line of credit or other credit facility, if any, obtained by the Fund, (v) distribution and/or shareholder servicing fees, as applicable, (vi) taxes, (vii) dividend and interest expenses on short sales, (vii) loan servicing fees, (ix) incentive fees and (x) extraordinary expenses, including those incurred in connection with any merger or reorganization) will not exceed, on an annualized basis: 3.75%, 4.25%, 3.60% and 3.50% of the net assets of Class A Shares, Class E Shares, Class I Shares and Class O Shares, respectively.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of July 18, 2025

Any amount reimbursed pursuant to the ELA is subject to recoupment by the Adviser (an “ELA Recoupment”) within the three years following the date that the expense was reimbursed by the Adviser, so long as such recoupment does not cause the Fund’s expense ratio (after the recoupment is taken into account) to exceed either: (1) the Annual Limit in place at the time such amounts were paid by the Adviser; or (2) the Fund’s current Annual Limit. If the ELA is terminated or expires pursuant to its terms, our Adviser maintains its right to recoupment, subject to the aforementioned limitations. As of July 18, 2025, $67,049 of the $70,549 waived organization costs, are subject to possible recoupment by the Adviser. The remaining $3,500 was voluntarily reimbursed by the Adviser and is not subject to recoupment.

The ELA will have an initial term of one year from the date of commencement of the Fund’s operations, and during such term this Agreement may not be terminated by the Adviser or the Fund. This Agreement will automatically renew for consecutive one-year terms thereafter. Subject to the initial sentence of this paragraph, any party may terminate this Agreement upon thirty (30) days’ written notice to the other party.

Administrator, Accounting Agent and Transfer Agent

Ultimus Fund Solutions, LLC (“Ultimus”) provides the Fund with administration, fund accounting and transfer agent services, including all regulatory reporting. Under the terms of a Master Services Agreement, Ultimus receives fees for these services from the Fund.

Compliance Services

Northern Lights Compliance Services, LLC (“NLCS”), an affiliate of Ultimus, provides a Chief Compliance Officer to the Trust, as well as related compliance services, pursuant to a consulting agreement between NLCS and the Trust. Under the terms of such agreement, NLCS receives fees from the Funds, which are approved annually by the Board.

Chief Financial Officer (“CFO”) Services

Employees of PINE Advisors LLC (“PINE”) serve as officers of the Fund. In consideration for these services, the Fund pays PINE an annual fee, paid monthly. The Fund also reimburses PINE for certain out-of-pocket expenses.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of July 18, 2025

Distributor

Under the terms of a Distribution Agreement with the Fund, Ultimus Fund Distributors, LLC (the “Distributor”) serves as principal underwriter to the Fund and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions. The Distributor is a wholly-owned subsidiary of Ultimus. The Distributor is compensated by the Adviser (not the Fund) for acting as principal underwriter.

Shareholder Servicing Plan

Subject to the receipt of an exemptive order from the SEC, the Fund will operate under a Shareholder Servicing Plan with respect to Class E Shares, and Class I Shares, under which the Fund is permitted to pay as compensation to qualified recipients 0.25% on an annualized basis of the average daily net assets of the Fund attributable to Class E Shares and 0.10% on an annualized basis of the average daily net assets of the Fund attributable to Class I Shares (the “Shareholder Servicing Fee”). The Shareholder Servicing Fee is paid out of the Class E Shares’ or Class I Shares’ assets (as applicable) and decreases the net profits or increases the net losses of such Class (as applicable). Class A Shares and Class O Shares are not subject to the Shareholder Servicing Fee.

Distribution and Shareholder Service Plan

The Fund has adopted a Distribution and Service Plan (the “Plan”) with respect to Class A Shares and Class E Shares consistent with the requirements of Rule 12b-1 under the 1940 Act. Subject to receipt of exemptive relief from the SEC, under the Plan, the Fund will be permitted to pay to the Distributor, or to other qualified recipients under the Plan, 0.25% or 0.50% on an annualized basis of the average daily net assets of the Fund attributable to Class A Shares and Class E Shares, respectively (the “Distribution and Service Fee”) as compensation for sale of Class A Shares and Class E Shares or the provision of certain shareholder services. The Distribution and Service Fee is paid out of the Class A Shares’ or Class E Shares’ assets and will decrease the net profits or increase the net losses of the Class A Shares or Class E Shares. Class I Shares and Class O Shares are not subject to the Distribution and Service Fee. The Distribution and Service Plan is a compensation plan, which means that the Distributor is compensated regardless of its expenses, as opposed to a reimbursement plan which reimburses only for expenses incurred. The Distributor does not retain any of the Distribution and Service Fee for profit. All Distribution and Service Fees are held in a retention account by the Distributor to pay for and/or reimburse the Advisor for distribution-related expenditures.

(4) REPURCHASE OF SHARES

To provide shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of the Fund’s outstanding shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is possible that the Fund may offer to repurchase only the minimum amount of 5% of the Fund’s outstanding shares. Quarterly repurchases will occur in the months of March, June, September and December. The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice will be sent to shareholders at least 21 calendar days before the Repurchase Request Deadline, which is ordinarily on the third Friday of the month in which the repurchase occurs. Shareholders may withdraw or change a repurchase request with a proper instruction submitted to the Fund in good form at any point before the Repurchase Request Deadline. The Fund determines the NAV applicable to repurchases on the Repurchase Request Deadline. However, the NAV will be calculated no later than the Repurchase Pricing Date. The Fund distributes payments to shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. The Fund’s shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for the Fund’s shares. Accordingly, shareholders may not be able to sell shares when and/or in the amount that is desired. Thus, the shares are appropriate only as a long-term investment. In addition, the repurchase offers may subject the Fund and shareholders to special risks.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of July 18, 2025

(5) BENEFICIAL OWNERSHIP OF FUND SHARES

The beneficial ownership, either directly or indirectly, of more than 25% of the voting securities of the Fund creates a presumption of control under Section 2(a)(9) of the 1940 Act. As of July 18, 2025, the Adviser owned 100% of the Fund.

(6) INDEMNIFICATIONS

The Fund indemnifies the Fund’s officers and Board for certain liabilities that might arise from their performance of their duties to the Fund. Additionally, in the normal course of business the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

(7) SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in the Fund’s financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Origin Real Estate Credit Fund:

Opinion on the Financial Statements

We have audited the financial statements of Origin Real Estate Credit Fund (the “Fund”), which comprise of the statement of assets and liabilities as of July 18, 2025, and the related statement of operations for the one-day period then ended, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Origin Real Estate Credit Fund as of July 18, 2025, and the results of its operations for the one-day period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as auditor of Origin Real Estate Credit Fund since 2025.

Chicago, Illinois

September 23, 2025

APPENDIX D

Origin Real Estate Credit Fund

Statement of Assets and Liabilities

As of November 30, 2025 (Unaudited)

Assets:
Cash	$100,000
Deferred offering costs	346,334
Receivable from Adviser for reimbursement of organizational costs	147,388
Total Assets	593,722
Liabilities:
Accrued offering costs	346,334
Accrued organizational costs	147,388
Total Liabilities	493,722

Net assets for shares of beneficial interest outstanding	$100,000

Net assets consist of:
Paid-in capital	$100,000

Class O Shares of beneficial interest outstanding (unlimited number of authorized shares, no par value common stock authorized)	10,000

Net asset value, offering and redemption price per share	$10.00

The accompanying notes are an integral part of these financial statements.

Origin Real Estate Credit Fund

Statement of Operations

For the Period July 18, 2025 through November 30, 2025 (Unaudited)

Expenses:
Organizational costs (Note 2)	$147,388
Less: Expense reimbursement by Adviser (Note 3)	(147,388)
Net Expenes	-

Net Investment Income	$-

Net Increase (Decrease) from Operations	$-

The accompanying notes are an integral part of these financial statements.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of November 30, 2025 (Unaudited)

(1) ORGANIZATION

Origin Real Estate Credit Fund (the “Fund”) was organized as a Delaware statutory trust on March 31, 2025 and is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund. Origin Credit Advisers, LLC (the “Adviser”) serves as the Fund’s investment adviser. The Fund’s primary investment objectives are to maximize current income and preserve investor capital, with a secondary focus on long-term capital appreciation. The Fund has no operations to date other than those relating to organizational matters, including the issuance of 10,000 Class O shares at $10.00 per share to its initial investor, the Adviser.

The Fund intends to offer four separate classes (each, a “Class”) of shares of beneficial interest (“Shares”) designated as Class A Shares, Class E Shares, Class I Shares and Class O Shares. Each Class of Shares is subject to different fees and expenses. The Fund may offer additional Classes of Shares in the future. Currently, only the Class O Shares are available for purchase. The Fund has applied for an exemptive order from the SEC with respect to the Fund’s multi-class structure. Class A Shares, Class E Shares and Class I Shares will not be offered to investors until the Fund has received an exemptive order permitting the multi-class structure. There is no assurance that the SEC will grant the exemptive relief requested by the Fund.

(2) SIGNIFICANT ACCOUNTING POLICIES

The Fund follows accounting and reporting guidance under Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services – Investment Companies. The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Share Valuation

The net asset value (“NAV”) will be calculated each day the New York Stock Exchange (the “NYSE”) is open by dividing the total value of the Fund’s assets, less liabilities, by the number of shares outstanding for the Fund.

Federal Income Taxes

The Fund intends to continue to qualify and elect to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, the Fund must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Fund’s annual REIT taxable income to the shareholders of the Fund (“Shareholders”) (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net investment income as calculated in accordance with U.S.GAAP). As a REIT, the Fund generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its Shareholders. Even if the Fund qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of November 30, 2025 (Unaudited)

Organizational and Offering Costs

Organization and offering costs shall mean all third-party charges and out-of-pocket costs and expenses incurred by the Fund and the Adviser in connection with the formation of the Fund, the offering of the Fund’s shares, and the admission of investors in the Fund, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of the interests in the Fund.

The Fund’s offering costs of $346,334 have been recorded as a deferred asset. These offering costs are accounted for as a deferred charge until Fund shares are offered to the public and will thereafter, be amortized to expense over twelve months on a straight-line basis. The Fund’s organizational costs of $147,388 consist primarily of costs to establish the Fund and enable it to legally conduct business. The Fund expenses organizational costs as incurred. Organizational costs incurred by the Fund will be reimbursed by the Adviser, some of which may be subject to recoupment by the Adviser, in accordance with the Fund’s Expense Limitation Agreement discussed in Note 3.

(3) FEES AND TRANSACTIONS WITH RELATED PARTIES

Investment Adviser

Under the terms of the Investment Management Agreement between the Fund and the Adviser, the Adviser is responsible for overseeing the management of the Fund’s activities, including investment strategies, asset allocation, leverage limitations, reporting requirements and other guidelines, in addition to the general monitoring of the Fund’s portfolio, subject to the oversight of the Board of Trustees (the “Board”). The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory services provided by the Adviser to the Fund. The Investment Management Fee is accrued daily and payable monthly and calculated at the annual rate of 1.25% of the Fund’s average daily net assets.

The Fund will also pay to the Adviser an incentive fee (the “Incentive Fee”) calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s realized “Pre- incentive fee net investment income” (as defined below) for the immediately preceding calendar quarter. However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. Specifically, no Incentive Fee on pre-incentive fee net investment income will be payable in any calendar quarter in which the Fund did not achieve a 1.25% return on the average “Adjusted Capital” (as defined below) (the “Hurdle Rate”) (prorated for any period less than a calendar quarter). The Incentive Fee shall be payable on the entirety of the Pre-Incentive Fee Net Investment Income for that quarter once the Hurdle Rate is achieved. The Hurdle Rate is non-cumulative and resets each quarter. “Pre-incentive fee net investment income” is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Investment Management Fee, expenses reimbursed to the Adviser, if any, and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the Incentive Fee, distribution and servicing fees, any realized gains, realized capital losses or unrealized capital appreciation or depreciation). “Adjusted Capital” is defined as cumulative gross proceeds received by the Fund from the sale of Shares (including proceeds from the Fund’s dividend reinvestment plan), reduced by amounts paid in connection with purchases of Shares pursuant to the Fund’s share repurchase program.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of November 30, 2025 (Unaudited)

The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise have been paid, and or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Fund Operating Expenses (excluding any (i) taxes, (ii) fees and expenses incurred in connection with borrowings by the Fund, including interest payments and expenses incurred in connection with a line of credit or other credit facility, if any, obtained by the Fund, (iii) transactional costs, including legal costs and brokerage commissions, associated with the acquisition, monitoring and disposition of investments, (iv) dividend and interest expenses on short sales, if any (v) Incentive Fees, (vi) distribution and/or shareholder servicing fees, as applicable, (vii) acquired fund fees and expenses,(viii) expenses incurred in connection with any merger or reorganization after commencement of Fund operations, and (ix) extraordinary expenses, such as litigation expenses (collectively, “Outside Cap Expenses”)) do not exceed 3.50% of the average daily net assets of each Class of Shares (the “Expense Limit”).

Any amount reimbursed pursuant to the ELA is subject to recoupment by the Adviser (an “ELA Recoupment”) within the three years following the date that the expense was reimbursed by the Adviser, so long as such recoupment does not cause the Fund’s expense ratio (after the recoupment is taken into account) to exceed either: (1) the Annual Limit in place at the time such amounts were paid by the Adviser; or (2) the Fund’s current Annual Limit. If the ELA is terminated or expires pursuant to its terms, our Adviser maintains its right to recoupment, subject to the aforementioned limitations. As of November 30, 2025, $143,888 of the $147,388 waived organization costs, are subject to possible recoupment by the Adviser. The remaining $3,500 was voluntarily reimbursed by the Adviser and is not subject to recoupment.

The ELA will have an initial term of one year from the date of commencement of the Fund’s operations, and during such term this Agreement may not be terminated by the Adviser or the Fund. This Agreement will automatically renew for consecutive one-year terms thereafter. Subject to the initial sentence of this paragraph, any party may terminate this Agreement upon thirty (30) days’ written notice to the other party.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of November 30, 2025 (Unaudited)

Administrator, Accounting Agent and Transfer Agent

Ultimus Fund Solutions, LLC (“Ultimus”) provides the Fund with administration, fund accounting and transfer agent services, including all regulatory reporting. Under the terms of a Master Services Agreement, Ultimus receives fees for these services from the Fund.

Compliance Services

Northern Lights Compliance Services, LLC (“NLCS”), an affiliate of Ultimus, provides a Chief Compliance Officer to the Trust, as well as related compliance services, pursuant to a consulting agreement between NLCS and the Trust. Under the terms of such agreement, NLCS receives fees from the Funds, which are approved annually by the Board.

Chief Financial Officer (“CFO”) Services

Employees of PINE Advisors LLC (“PINE”) serve as officers of the Fund. In consideration for these services, the Fund pays PINE an annual fee, paid monthly. The Fund also reimburses PINE for certain out-of-pocket expenses.

Distributor

Under the terms of a Distribution Agreement with the Fund, Ultimus Fund Distributors, LLC (the “Distributor”) serves as principal underwriter to the Fund and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions. The Distributor is a wholly-owned subsidiary of Ultimus. The Distributor is compensated by the Adviser (not the Fund) for acting as principal underwriter.

Shareholder Servicing Plan

Subject to the receipt of an exemptive order from the SEC, the Fund will operate under a Shareholder Servicing Plan with respect to Class A Shares, Class E Shares and Class I Shares, under which the Fund is permitted to pay as compensation to qualified recipients 0.10% on an annualized basis of the average daily net assets of the Fund attributable to Class I Shares and 0.25% on an annualized basis of the average daily net assets of the Fund attributable to Class A Shares and Class E Shares (the “Shareholder Servicing Fee”). The Shareholder Servicing Fee is paid out of the Class A Shares’, Class E Shares’ or Class I Shares’ assets (as applicable) and decreases the net profits or increases the net losses of such Class (as applicable). Class O Shares are not subject to the Shareholder Servicing Fee.

Distribution and Shareholder Service Plan

The Fund has adopted a Distribution and Service Plan (the “Plan”) with respect to Class A Shares and Class E Shares consistent with the requirements of Rule 12b-1 under the 1940 Act. Subject to receipt of exemptive relief from the SEC, under the Plan, the Fund will be permitted to pay to the Distributor, or to other qualified recipients under the Plan, 0.25% or 0.50% on an annualized basis of the average daily net assets of the Fund attributable to Class A Shares and Class E Shares, respectively (the “Distribution and Service Fee”) as compensation for sale of Class A Shares and Class E Shares or the provision of certain shareholder services. There is no assurance that the Fund will be granted the exemptive order. The Distribution and Service Fee is paid out of the Class A Shares’ or Class E Shares’ assets and will decrease the net profits or increase the net losses of the Class A Shares or Class E Shares. Class I Shares and Class O Shares are not subject to the Distribution and Service Fee. The Distribution and Service Plan is a compensation plan, which means that the Distributor is compensated regardless of its expenses, as opposed to a reimbursement plan which reimburses only for expenses incurred. The Distributor does not retain any of the Distribution and Service Fee for profit. All Distribution and Service Fees are held in a retention account by the Distributor to pay for and/or reimburse the Advisor for distribution-related expenditures.

Origin Real Estate Credit Fund

Notes to the Financial Statements

As of November 30, 2025 (Unaudited)

(4) REPURCHASE OF SHARES

To provide shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of the Fund’s outstanding shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is possible that the Fund may offer to repurchase only the minimum amount of 5% of the Fund’s outstanding shares. Quarterly repurchases will occur in the months of March, June, September and December. The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice will be sent to shareholders at least 21 calendar days before the Repurchase Request Deadline, which is ordinarily on the third Friday of the month in which the repurchase occurs. Shareholders may withdraw or change a repurchase request with a proper instruction submitted to the Fund in good form at any point before the Repurchase Request Deadline. The Fund determines the NAV applicable to repurchases on the Repurchase Request Deadline. However, the NAV will be calculated no later than the Repurchase Pricing Date. The Fund distributes payments to shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. The Fund’s shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for the Fund’s shares. Accordingly, shareholders may not be able to sell shares when and/or in the amount that is desired. Thus, the shares are appropriate only as a long-term investment. In addition, the repurchase offers may subject the Fund and shareholders to special risks.

(5) BENEFICIAL OWNERSHIP OF FUND SHARES

The beneficial ownership, either directly or indirectly, of more than 25% of the voting securities of the Fund creates a presumption of control under Section 2(a)(9) of the 1940 Act. As of November 30, 2025, the Adviser owned 100% of the Fund.

(6) INDEMNIFICATIONS

The Fund indemnifies the Fund’s officers and Board for certain liabilities that might arise from their performance of their duties to the Fund. Additionally, in the normal course of business the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

(7) SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in the Fund’s financial statements.

APPENDIX E—PROXY VOTING POLICY AND PROCEDURES

Origin Real Estate Credit Fund

Proxy Voting Policy and Procedures

Origin Real Estate Credit Fund (the “Fund”) has adopted the following Proxy Voting Policy and Procedures as set forth below, in recognition of the fact that proxy voting is an important component of investment management and must be performed in a dutiful and purposeful fashion in order to advance the best interests of the Fund’s shareholders. Since proxy voting is a matter relating to the investment decision-making process, the Board of Trustees of the Fund (the “Board”) has delegated proxy voting discretion to Origin Credit Advisers, LLC, the Fund’s investment adviser (the “Adviser”) and therefore, the Fund defers to and relies on the Adviser to make decisions on casting proxy votes. Based on the nature of the Fund’s investments, proxy voting procedures may not be applicable. If required, the following procedures would be utilized.

Shareholders of the Fund expect the Fund to vote proxies received from issuers whose voting securities are held by the Fund. The Fund exercises its voting responsibilities with the goal of maximizing the value of the Fund and its shareholders’ investments. The Adviser will seek to ensure that proxies are voted in the best interests of the Fund and its shareholders except where the Fund may be required by law to vote proxies in the same proportion as the vote of all other shareholders (i.e., “echo vote”).

Delegation of Proxy Voting to the Adviser

The Adviser shall vote all proxies relating to securities held by the Fund and, in that connection, subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by the Adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

It is the Adviser’s policy to (i) stay apprised of developments that affect the securities in which the Fund invests, (ii) carefully review matters submitted to the Fund for a vote, if any, as a holder of fund interests or operating company securities and (iii) vote on those matters on a case-by-case basis in a manner that the Adviser believes is in the best interests of the Fund.

Disclosure of Proxy Voting Policy and Procedures in the Fund’s Statement of Additional Information (“SAI”) and Annual Report to Shareholders

The Fund shall include in its annual report to shareholders on Form N-CSR, and in any SAI filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with a registration statement on Form N-2, a summary of its proxy voting policy and procedures. In lieu of including a summary of the policy, the Fund may include the policy in full.

Material Conflicts of Interest

If (i) the Adviser knows that a vote presents a material conflicts of interest between the interests of: (a) shareholders of the Fund, and (b) the Adviser or any of its affiliated persons; and (ii) the Adviser proposes to vote on the particular issue in the manner not prescribed by its proxy voting policy, then the Adviser will follow the material conflict of interest procedures set forth in the Adviser’s proxy voting policy when voting such proxies.

Adviser and Fund CCO Responsibilities

The Fund has delegated proxy voting authority with respect to the Fund’s portfolio securities to the Adviser, as set forth above. Consistent with this delegation, the Adviser is responsible for the following:

●	Implementing written policies and procedures, in compliance with Rule 206(4)-6 under the Advisers Act, reasonably designed to ensure that the Adviser votes portfolio securities in the best interest of shareholders of the Fund owning the portfolio securities voted.

●	Providing to the Fund’s Chief Compliance Officer (“CCO”) a summary of the material changes to its proxy voting policy and procedures during the period covered by the CCO’s annual compliance report to the Board, and redlined copy of such proxy voting policy as applicable.

The CCO shall review all proxy voting policies and procedures at least annually to ensure that they are in compliance with Rule 206(4)-6 under the Advisers Act and appear reasonably designed to ensure that the Adviser votes portfolio securities in the best interest of shareholders of the Fund owning the portfolio securities voted.

Review Responsibilities

The Adviser may retain a proxy voting service to coordinate, collect, and maintain all proxy-related information.

If the Adviser retains a proxy voting service, the Adviser will review the Fund’s proxy voting records maintained by the service provider, select a sample of proxy votes from those submitted, and examine them against the proxy voting service files for accuracy of the votes at least annually in regard to adhering to the foregoing policy guidelines.

Preparation and Filing of Proxy Voting Record on Form N-PX

The Fund will file Form N-PX with the SEC annually by August 31 of each year to report its complete proxy voting record, if any, or to report that it did not have any proxy votes to report.

The Fund’s administrator, Ultimus Fund Solutions, LLC (the “Administrator”), will be responsible for the oversight and completion of the filing of Form N-PX with the SEC. The Administrator will file Form N-PX for each twelve-month period ended June 30, and the filing for each year will be made with the SEC on or before August 31 of that year.

Recordkeeping

Documentation of all votes for the Fund will be maintained by the Adviser and/or through a third-party proxy voting service.